Exhibit 99.1

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE.

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

In re: FORBES ENERGY SERVICES LTD., et al.,[1] Debtors.	§ § § § § §	Chapter 11 Case No. 17-_____ (___) Joint Administration Requested
DISCLOSURE STATEMENT FOR DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION

Dated: December 21, 2016
SNOW SPENCE GREEN LLP
Phil Snow (TX Bar No. 18812600)
Kenneth Green (TX Bar No. 24036677)
2929 Allen Parkway, Ste. 2800
Houston, TX 77019
Telephone: 713/335-4800
Facsimile: 713/335-4902
Email: philsnow@snowspencelaw.com
   kgreen@snowspencelaw.com

-and-

PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski (CA Bar No. 90073)
Ira D. Kharasch (CA Bar No. 109084)
Maxim B. Litvak (TX Bar No. 24002482)
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA 90067
Telephone: 310/277-6910
Facsimile: 310/201-0760
E-mail: rpachulski@pszjlaw.com
    ikharasch@pszjlaw.com
    mlitvak@pszjlaw.com
Proposed Counsel for the Debtors

ARTICLE I. EXECUTIVE SUMMARY		11
A.	An Overview of the Chapter 11 Process	12
B.	SUMMARY OF THE PLAN	12
C.	PURPOSE AND EFFECT OF THE PLAN	14
1	Plan of Reorganization Under Chapter 11 of the Bankruptcy Code	14
2	Financial Restructurings in Connection With the Plan	14
3	Plan Overview	15
4	Who May Vote on the Plan	16
5	Summary of Solicitation Package and Voting Instructions	16
6	Confirmation of the Plan	18
7	Confirming and Consummating the Plan	19
8	Rules of Interpretation	19
9	The Voting Record Date	20
10	Other Restructuring Documents	20
11	Distribution of Confirmation Hearing Notice to Holders of Claims and Equity Interests in Non-Voting Classes and Holders of Disputed Claims	20
12	Filing of the Plan Supplement	21
13	The Confirmation Hearing	21
14	The Deadline for Objecting to Confirmation of the Plan	21
15	Notice Parties	22
16	Effect of Confirmation of the Plan	22
D.	CONSUMMATION OF THE PLAN	22
E.	RISK FACTORS	23
ARTICLE II. BACKGROUND TO THE CHAPTER 11 CASES		23
A.	THE DEBTORS’ ORGANIZATIONAL STRUCTURE	23
B.	Overview of the Circumstances Affecting the Oil and Gas Market	23
C.	OVERVIEW OF THE DEBTORS’ BUSINESS	24
D.	SUMMARY OF THE DEBTORS’ PREPETITION DEBT	25
1	Senior Secured Loan Agreement	25
2	Senior Unsecured Notes	25
3	Other Prepetition Obligations	26
E.	LITIGATION CLAIMS	26
F.	INTENDED COMMENCEMENT OF THE DEBTORS’ CHAPTER 11 CASES	26
G.	RESTRUCTURING SUPPORT AGREEMENT	27
H.	Proposed Use of Cash Collateral	29
I.	ANTICIPATED BANKRUPTCY FILINGS	30
1	Employment of Advisors	30
2	First Day Motions for Relief to Enable the Debtors to Continue Operating Their Business	30
J.	REORGANIZATION STRATEGY	31
1	Enhancing the Debtors’ Business Operations	31
2	Appropriate Capital Structure and Conversion of Noteholder Debt	31
K.	EXCLUSIVE PERIOD FOR FILING A PLAN AND SOLICITING VOTES	32

i

L.	DEADLINE TO ASSUME OR REJECT LEASES OF NONRESIDENTIAL REAL PROPERTY	32
M.	SUMMARY OF THE EXIT FACILITY	32
N.	SUMMARY OF BACKSTOP AGREEMENT	33
O.	SUMMARY OF MANAGEMENT EMPLOYMENT AGREEMENTS	34
P.	SUMMARY OF MANAGEMENT INCENTIVE PLAN	35
Q.	SUMMARY OF THE NEW COMMON STOCK OF REORGANIZED PARENT / SHAREHOLDERS AGREEMENT and registration rights agreement	36
ARTICLE III. SUMMARY OF THE PLAN		40
A.	ADMINISTRATIVE AND PRIORITY TAX CLAIMS	41
1	Administrative Expense Claims	41
2	Priority Tax Claims	42
B.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	42
1	Summary	42
2	Separate Classification of Other Secured Debt Claims	43
3	Elimination of Vacant Classes	43
4	Voting; Presumptions; Solicitation in Good Faith	43
5	Cramdown	43
6	Classification and Treatment of Claims and Equity Interests	44
7	Special Provision Governing Unimpaired Claims	49
8	Discharge of Claims	49
9	Subordinated Claims	49
C.	ACCEPTANCE OR REJECTION OF THE PLAN	49
1	Presumed Acceptance of Plan	50
2	Presumed Rejection of Plan	50
3	Voting Class	50
4	Acceptance by Impaired Classes of Claims	50
5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	50
D.	MEANS FOR IMPLEMENTATION OF THE PLAN	50
1	General Settlement of Claims	50
2	Corporate Existence	50
3	Vesting of Assets in the Reorganized Debtors	51
4	Exit Facility and Sources of Cash for Plan Distributions	52
5	Treatment of Vacant Classes	53
6	Management Incentive Plan / Management Employment Agreements	53
7	Issuance of New Securities and Related Documentation	54
8	Substantive Consolidation for Plan Purposes	56
9	Release of Liens, Claims and Equity Interests	56
10	Certificate of Incorporation and Bylaws	57
11	Directors and Officers of Reorganized Parent	57
12	Corporate Action	58
13	Cancellation of Notes, Certificates and Instruments	58
14	Cancellation of Instruments Governing Security Interests	59

ii

15	Equity Interests in Subsidiaries; Corporate Reorganization	60
16	Restructuring Transactions	60
17	Plan Supplement, Other Documents and Orders and Consents Required Under the Restructuring Support Agreement	60
18	Release of Termination Provisions	61
E.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	61
1	Assumption and Rejection of Executory Contracts and Unexpired Leases	61
2	Assignment of Executory Contracts or Unexpired Leases	62
3	Rejection of Executory Contracts or Unexpired Leases	62
4	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	62
5	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	63
6	Assumption of Director and Officer Insurance Policies	64
7	Indemnification Provisions	64
8	Compensation and Benefit Programs	64
9	Workers’ Compensation Benefits	65
10	Insurance Policies	65
F.	PROVISIONS GOVERNING DISTRIBUTIONS	65
1	Dates of Distributions	65
2	Distribution Agent	66
3	Cash Distributions	66
4	Rounding of Payments	66
5	Distributions on Account of Claims Allowed After the Effective Date	67
6	General Distribution Procedures	67
7	Address for Delivery of Distributions	67
8	Undeliverable Distributions and Unclaimed Property	67
9	Withholding Taxes	68
10	Setoffs	68
11	Surrender of Cancelled Instruments or Securities	68
12	Lost, Stolen, Mutilated or Destroyed Securities	69
G.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS	69
1	No Filing of Proofs of Claim	69
2	Disputed Claims	70
3	Procedures Regarding Disputed Claims	70
4	Allowance of Claims	71
H.	CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN	72
1	Conditions Precedent to Consummation	72
2	Waiver of Conditions	74
3	Effect of Non Occurrence of Conditions to Consummation	74
I.	DEBTORS’ RELEASES	74
J.	RELEASE, INJUNCTION AND RELATED PROVISIONS	74
1	General	74
2	Release	75
K.	Third Party Release BY HOLDERS OF CLAIMS	76

iii

1	Discharge of Claims	78
2	Exculpation	78
3	Preservation of Rights of Action	79
4	Injunction	80
L.	BINDING NATURE OF PLAN	80
M.	CONFIRMATION PROCEDURES	80
1	Confirmation Hearing	81
2	Filing Objections to the Plan	81
N.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN	81
1	Best Interests of Creditors Test/Liquidation Analysis	83
2	Feasibility	84
3	Valuation	85
4	Acceptance by Impaired Classes	86
5	Confirmation Without Acceptance by Impaired Classes	87
6	No Unfair Discrimination	87
7	Fair and Equitable Test	87
O.	CONSUMMATION OF THE PLAN	88
ARTICLE IV. RISK FACTORS		88
A.	CERTAIN BANKRUPTCY LAW CONSIDERATIONS	89
1	Parties in Interest May Object to the Debtors’ Classification of Claims and Equity Interests.	89
2	The Conditions Precedent to the Effective Date of the Plan May Not Occur.	89
3	The Debtors May Fail to Satisfy the Vote Requirement.	89
4	The Debtors May Not Be Able to Secure Confirmation of the Plan.	89
5	Non-Consensual Confirmation of the Plan May Be Necessary.	90
6	Continued Risk Upon Confirmation.	91
7	The Debtors May Object to the Amount or Classification of a Claim or Equity Interest.	91
8	Risks of Not Obtaining the Funding Under the Exit Facility and of Termination of the Backstop Agreement.	91
9	The Effective Date May Not Occur.	92
10	The Restructuring Support Agreement May Terminate.	92
11	The Chapter 11 Cases May Be Converted to Cases Under Chapter 7 of the Bankruptcy Code	92
12	Releases, Injunctions, and Exculpations Provisions May Not Be Approved	92
B.	RISK FACTORS THAT MAY AFFECT THE VALUE OF SECURITIES TO BE ISSUED UNDER THE PLAN AND/OR RECOVERIES UNDER THE PLAN	93
1	There May Be a Lack of a Trading Market for the New Common Stock.	93
2	To Service the Reorganized Debtors’ Indebtedness and Meet Their Operational Needs, the Reorganized Debtors Will Require a Significant Amount of Cash. Their Ability to Generate Cash Depends on Many Factors Beyond Their Control.	93
3	The Estimated Valuation of the Reorganized Debtors and the New Common Stock and the Estimated Recoveries to Holders of Allowed Claims Are Not Necessarily Representative of the Private or Public Sale Values of the New Common Stock.	94
4	Large Holders of the Senior Unsecured Notes May Control Reorganized Parent.	94
5	The Issuance of Equity Interests to Reorganized Parent’s Management May Dilute the Equity Ownership Interest of Other Holders of the New Common Stock.	95

iv

6	It is Unlikely That Reorganized Parent Will Pay Dividends in the Foreseeable Future.	95
7	Tax Implications of the Plan.	95
C.	MARKET AND ECONOMIC RISKS	95
1	The Company May Be Adversely Affected by Uncertainty in the Global Financial Markets and Any Significant Softening in the Already Limited Worldwide Economic Recovery.	95
2	The Industry in Which the Company Operates is Highly Volatile and Dependent on Domestic Spending by the Oil and Natural Gas Industry, and Continued and Prolonged Reductions in Oil and Natural Gas Prices and in the Overall Level of Exploration and Development Activities May Further Reduce the Company’s Levels of Utilization, Demand for Its Services, or Pricing for Its Services.	96
3	The Market for Oil and Natural Gas May Be Adversely Affected by Global Demands to Curtail Use of Such Fuels.	97
4	Activity in the Oilfield Services Industry is Seasonal and May Affect the Company’s Revenues During Certain Periods.	97
5	The Company Extends Credit to Its Customers Which Presents a Risk of Non-Payment	98
D.	OPERATIONAL RISKS	98
1	The Industry in Which the Company Operates is Highly Competitive.	98
2	The Company May Be Unable to Maintain or Increase Pricing on Its Core Services.	99
3	The Company May Not Be Able to Compete Effectively Against Competitors in the Oil and Gas Industry.	99
4	The Company is Highly Dependent on Certain of Its Officers and Key Employees.	99
5	Impairment of the Company’s Long-Term Assets May Adversely Impact Its Financial Position and Results of Operations.	100
6	The Company is Subject to the Risk of Technological Obsolescence.	100
7	The Company Engages in Transactions with Related Parties and Such Transactions Present Possible Conflicts of Interest That Could Have an Adverse Effect on the Company.	100
8	The Company Relies Heavily on Its Suppliers and Does Not Maintain Written Agreements with Any Suppliers.	101
9	The Company Does Not Maintain Current Written Agreements with Respect to Some of Its Salt Water Disposal Wells.	101
10	Legal Proceedings Could Adversely Affect the Company and Its Operations.	102
11	The Company’s Operations are Inherently Risky, and Insurance May Not Always Be Available at Commercially Justifiable Rates or in Amounts Sufficient to Fully Protect the Company.	102
12	The Company May Not Be Able to Fully Integrate Future Acquisitions.	102
13	The Exit Facility Imposes Significant Operating and Financial Restrictions on the Company that May Prevent It From Pursuing Certain Business Opportunities and Restrict or Limit Its Ability to Operate Its Business.	103
14	The Company Expects It Will Continue to Incur Costs as a Result of Continuing to Prepare Periodic Reports.	103
15	Capital Restructurings by the Company’s Competitors May Provide Them Financial Flexibility Greater Than the Company’s.	103
E.	REGULATORY RISKS	104
1	The Company is Subject to Extensive Governmental Regulation.	104
2	The Company is Subject to Environmental Laws and Regulations, Which May Increase Costs.	104
3	Climate-Change Legislation or Regulations Restricting Emissions of “Greenhouse Gases” Could Result in Increased Operating Costs and Reduced Demand for the Company’s Services.	105

v

4	Significant Physical Effects of Climatic Change, if They Should Occur, Have the Potential to Damage Oil and Natural Gas Facilities, Disrupt Production Activities and Could Cause the Company or Its Customers to Incur Significant Costs in Preparing For or Responding to Those Effects.	105
5	Increasing Trucking Regulations May Increase the Company’s Costs and Negatively Affect the Company’s Results of Operations.	105
6	Federal and State Legislative and Regulatory Initiatives Relating to Hydraulic Fracturing Could Result in Increased Cost and Additional Operating Restrictions or Delays.	106
F.	OTHER RISKS	107
1	The Company May Not Be Able to Benefit From Net Operating Loss Carry Forwards.	107
2	Future Terrorist Attacks Against the United States or Increased Domestic or International Instability Could Have an Adverse Effect on the Company’s Operations.	107
G.	RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS	107
1	The Financial Information Contained Herein is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit was Performed.	107
2	Financial Projections and Other Forward Looking Statements Are Not Assured, Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based and, as a Result, Actual Results May Vary.	108
H.	DISCLOSURE STATEMENT DISCLAIMER	108
1	The Information Contained Herein is for Soliciting Votes Only.	108
2	This Disclosure Statement was Not Approved by the Securities and Exchange Commission.	109
3	The Debtors Relied on Certain Exemptions From Registration Under the Securities Act.	109
4	This Disclosure Statement Contains Forward Looking Statements.	109
5	No Legal or Tax Advice is Provided to You by This Disclosure Statement.	109
6	No Admissions Are Made by This Disclosure Statement.	110
7	No Reliance Should Be Placed on Any Failure to Identify Litigation Claims or Projected Objections.	110
8	Nothing Herein Constitutes a Waiver of Any Right to Object to Claims or Equity Interests or Recover Transfers and Assets.	110
9	The Information Used Herein was Provided by the Debtors and was Relied Upon by the Debtors’ Advisors.	110
10	The Potential Exists for Inaccuracies and the Debtors Have No Duty to Update.	111
11	No Representations Made Outside the Disclosure Statement Are Authorized.	111
ARTICLE V. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		111
A.	LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE	111
B.	FILING OF AN ALTERNATIVE PLAN OF REORGANIZATION	111
ARTICLE VI. ISSUANCE AND RESALE OF NEW COMMON STOCK UNDER THE PLAN		112
A.	EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BLUE SKY LAWS	112
1	Section 3(a)(9) and Section 4(a)(2) of the Securities Act (Solicitation of the Plan)	112
2	Section 1145 of the Bankruptcy Code (Distribution to Holders of Senior Unsecured Notes)	113
3	Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, and Rule 701 Under the Securities Act (Distribution Pursuant to Management Incentive Plan)	113
B.	Resales of SHARES of New Common Stock	114
1	Resales of the 1145 Securities	114
2	Resales of the MIP Securities	115

vi

3	Rule 144	116
C.	Listing of new common stock	117
D.	Legend on MIP securities	117
ARTICLE VII. SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		117
A.	Definition of U.S. Person and Non-U.S. Person	118
B.	Treatment of a debt instrument as a “security”	119
C.	Tax Consequences for U.S. Persons Holding Allowed Senior Unsecured Notes Claims	120
1	Exchange of Senior Unsecured Notes Claims for New Common Stock and Cash	120
2	Distributions in Discharge of Accrued Interest	121
3	Limitations on the Use of Capital Losses	122
4	Tax Consequences for U.S. Person Holding Stock of Reorganized Parent	123
5	Medicare Tax	123
D.	Tax Consequences for Non-U.S. Persons Holding Allowed Senior Unsecured Notes Claims	124
1	Gain Recognition	124
2	Distributions in Discharge of Accrued Interest	124
3	Non-U.S. Person Holding New Common Stock	125
E.	Information Reporting AND BACKUP WITHHOLDING	127
1	Information Reporting	127
2	Backup Withholding	127
F.	Tax Consequences for the Debtors and the Reorganized Debtors	128
1	Cancellation of Debt	128
2	Net Operating Losses	129
3	Section 382 Limitation	130
4	Alternative Minimum Tax	132
G.	General disclaimer	132
ARTICLE VIII. RECOMMENDATION		132

vii

Forbes Energy Services Ltd. (“Parent” or “FES Ltd.”) and its debtor subsidiaries (collectively, the “Debtors” or the “Company”) are sending you this document and the accompanying materials (the “Disclosure Statement”) because you are a creditor entitled to vote to approve the Debtors’ Prepackaged Joint Plan of Reorganization; dated December 21, 2016, as the same may be amended from time to time (the “Plan”). The Company is soliciting your vote to approve the Plan (the “Solicitation”) BEFORE the filing of voluntary reorganization cases under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”). Because the chapter 11 cases have not yet been commenced, this Disclosure Statement has not been approved by the Bankruptcy Court as containing adequate information within the meaning of section 1125(a) of the Bankruptcy Code. Following the commencement of the chapter 11 cases, the Debtors expect to promptly seek orders of the Bankruptcy Court (I) approving this Disclosure Statement as containing adequate information, (II) approving the solicitation of votes as being in compliance with sections 1125 and 1126(b) of the Bankruptcy Code, and (III) confirming the Plan.
A copy of the Plan is attached hereto as Exhibit A. The Plan has the support of the Supporting Noteholders, as defined therein, pursuant to the terms of the Restructuring Support Agreement (as defined below) attached hereto as Exhibit B.
ONLY HOLDERS OF SENIOR UNSECURED NOTES CLAIMS (CLASS 4) ARE ENTITLED TO VOTE ON THE PLAN AND ARE BEING SOLICITED UNDER THIS DISCLOSURE STATEMENT.

THE VOTING DEADLINE IS 4:00 P.M. PREVAILING CENTRAL TIME ON JANUARY 18, 2017
(UNLESS THE DEBTORS EXTEND THE VOTING DEADLINE).
BENEFICIAL HOLDERS RECEIVING BENEFICIAL HOLDER
BALLOTS MUST RETURN SUCH BENEFICIAL HOLDER BALLOTS
TO THEIR RESPECTIVE INTERMEDIARY RECORD OWNERS AS SOON
AS POSSIBLE TO ALLOW SUFFICIENT TIME FOR INTERMEDIARY
RECORD OWNERS TO VALIDATE AND INCLUDE THEIR VOTES
ON A MASTER BALLOT AND RETURN SUCH MASTER BALLOTS
TO THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE.
IN ORDER FOR YOUR VOTE TO BE COUNTED,
THE MASTER BALLOT SUBMITTED ON YOUR BEHALF
TO YOUR NOMINEE MUST BE ACTUALLY RECEIVED BY
THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE.

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT FOR YOU TO READ

1

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR THE PURPOSE OF SOLICITING VOTES TO ACCEPT OR REJECT THE DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IV HEREIN.
THE PLAN IS SUPPORTED BY THE DEBTORS AND THE SUPPORTING NOTEHOLDERS REPRESENTING APPROXIMATELY 65.40% OF THE ALLOWED SENIOR UNSECURED NOTES CLAIMS. THE DEBTORS URGE HOLDERS OF SENIOR UNSECURED NOTES CLAIMS TO VOTE TO ACCEPT THE PLAN.
UPON CONFIRMATION OF THE PLAN, CERTAIN OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. §§ 77A–77AA, TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN LAWS, IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE. OTHER SECURITIES MAY BE ISSUED PURSUANT TO OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS. TO THE EXTENT EXEMPTIONS FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR APPLICABLE FEDERAL SECURITIES LAW DO NOT APPLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A VALID EXEMPTION OR UPON REGISTRATION UNDER THE SECURITIES ACT.
THE NEW COMMON STOCK TO BE ISSUED UNDER THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY. THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NEITHER THIS SOLICITATION NOR THIS DISCLOSURE STATEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES

2

IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.
THIS DISCLOSURE STATEMENT CONTAINS “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS TO BE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS MAY INCLUDE STATEMENTS ABOUT:

•	BUSINESS STRATEGY;

•	COMPETITION;

•	TECHNOLOGY AND TECHNOLOGICAL OBSOLESCENCE OF OPERATING EQUIPMENT;

•	DEPENDENCE ON CERTAIN KEY EMPLOYEES;

•	CONCENTRATION OF CUSTOMERS;

•	FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

•	LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

•	FINANCIAL STRATEGY, BUDGET, PROJECTIONS, AND OPERATING RESULTS;

•	VARIATION FROM PROJECTED OPERATING AND FINANCIAL DATA;

•	THE DEBTORS’ ABILITY TO MAINTAIN STABLE PRICING;

•	POSSIBLE IMPAIRMENT OF THE DEBTORS’ LONG-LIVED ASSETS;

•	POTENTIAL FOR EXCESS CAPACITY;

•	OIL AND NATURAL GAS PRICES AND THE OVERALL HEALTH OF THE OIL AND NATURAL GAS INDUSTRY;

•	CAPITAL BUDGETS AND SPENDING BY THE OIL AND NATURAL GAS INDUSTRY;

•	SUPPLY AND DEMAND FOR OILFIELD SERVICES AND INDUSTRY ACTIVITY LEVELS;

3

•	MARKET RESPONSE TO GLOBAL DEMANDS TO CURTAIL USE OF OIL AND NATURAL GAS;

•	THE VOLATILITY OF GLOBAL FINANCIAL MARKETS;

•	SUBSTANTIAL CAPITAL REQUIREMENTS;

•	THE AMOUNT, NATURE, AND TIMING OF CAPITAL EXPENDITURES;

•	VARIATION FROM BUDGETED AND PROJECTED CAPITAL EXPENDITURES;

•	AVAILABILITY AND TERMS OF CAPITAL;

•	SUCCESSFUL RESULTS FROM THE DEBTORS’ OPERATIONS;

•	THE INTEGRATION AND BENEFITS OF ASSET AND PROPERTY ACQUISITIONS;

•	EFFECTS OF ASSET AND PROPERTY ACQUISITIONS OR DISPOSITIONS;

•	CASH POSITION AND LEVELS OF INDEBTEDNESS;

•	COSTS OF CONDUCTING THE DEBTORS’ OTHER OPERATIONS;

•	GENERAL ECONOMIC AND BUSINESS CONDITIONS;

•	SUBSTANTIAL ADDITIONAL COSTS OF COMPLIANCE WITH REPORTING OBLIGATIONS, THE SARBANES-OXLEY ACT AND DEBT COVENANTS;

•	SEASONALITY OF OILFIELD SERVICES ACTIVITY;

•	COLLECTION OF ACCOUNTS RECEIVABLE;

•	EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

•	ENVIRONMENTAL LIABILITIES;

•	COUNTERPARTY CREDIT RISK;

•	THE OUTCOME OF PENDING AND FUTURE LITIGATION;

•	OIL AND NATURAL GAS PRODUCTION LEVELS BY NON-OPEC COUNTRIES;

•	THE ABILITY OR WILLINGNESS OF THE ORGANIZATION OF PETROLEUM EXPORTING COUNTRIES, OR OPEC, TO SET AND MAINTAIN PRODUCTION LEVELS FOR OIL;

4

•	DEVELOPMENTS IN OIL-PRODUCING AND NATURAL GAS-PRODUCING COUNTRIES;

•	UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

•	PLANS, OBJECTIVES, AND EXPECTATIONS;

•	THE ADEQUACY OF THE DEBTORS’ CAPITAL RESOURCES AND LIQUIDITY;

•	RISKS IN CONNECTION WITH ACQUISITIONS;

•	RISKS INHERENT IN THE DEBTORS’ OPERATIONS;

•	ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION AND TAXATION, INCLUDING POTENTIAL CLIMATE CHANGE LEGISLATION;

•	THE POTENTIAL DISRUPTION OF BUSINESS ACTIVITIES CAUSED BY THE PHYSICAL EFFECTS, IF ANY, OF CLIMATE CHANGE; AND

•	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS AND ENVIRONMENTAL COSTS.
STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS’ FUTURE PERFORMANCE. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN. THE READER IS CAUTIONED THAT ALL FORWARD LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD LOOKING STATEMENTS. THE LIQUIDATION ANALYSIS, PROJECTIONS AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE VALUE OF THE PROPERTY DISTRIBUTED TO HOLDERS OF ALLOWED CLAIMS OR EQUITY INTERESTS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.
HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS WILL NOT BE IMPAIRED BY THE PLAN AND, AS A RESULT, THE RIGHT TO RECEIVE PAYMENT IN FULL ON ACCOUNT OF EXISTING OBLIGATIONS IS NOT ALTERED BY THE PLAN. DURING THE CHAPTER 11 CASES, THE DEBTORS

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INTEND TO OPERATE THEIR BUSINESS IN THE ORDINARY COURSE AND WILL SEEK AUTHORIZATION FROM THE BANKRUPTCY COURT TO MAKE PAYMENT IN FULL ON A TIMELY BASIS TO ALL TRADE CREDITORS, CUSTOMERS, AND EMPLOYEES OF ALL AMOUNTS DUE PRIOR TO AND DURING THE CHAPTER 11 CASES.
THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016 AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THE SHARES OF NEW COMMON STOCK DESCRIBED HEREIN WILL BE ISSUED TO CREDITORS WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”).

THE DEBTORS INTEND TO RELY ON SECTIONS 3(A)(9) AND/OR 4(A)(2) AND 18(B)(4)(E) OF THE SECURITIES ACT TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND BLUE SKY LAWS THE OFFER OF SHARES OF NEW COMMON STOCK (EXCLUDING SHARES OF THE NEW COMMON STOCK ISSUED TO OFFICERS AND OTHER KEY EMPLOYEES OF THE COMPANY PURSUANT TO THE MANAGEMENT INCENTIVE PLAN) TO HOLDERS OF SENIOR UNSECURED NOTES CLAIMS PRIOR TO THE FILING OF THE CHAPTER 11 CASES, INCLUDING IN CONNECTION WITH THE SOLICITATION. THE DEBTORS INTEND TO RELY ON SECTION 1145 OF THE BANKRUPTCY CODE TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT THE ISSUANCE OF SHARES OF THE NEW COMMON STOCK (EXCLUDING SHARES OF THE NEW COMMON STOCK ISSUED TO OFFICERS AND OTHER KEY EMPLOYEES OF THE COMPANY PURSUANT TO THE MANAGEMENT INCENTIVE PLAN) TO HOLDERS OF SENIOR UNSECURED NOTES CLAIMS. THE DEBTORS INTEND TO RELY ON SECTION 4(A)(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D AND/OR RULE 701 UNDER THE SECURITIES ACT TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND BLUE SKY LAWS THE OFFER AND THE ISSUANCE OF SHARES OF THE NEW COMMON STOCK TO OFFICERS AND OTHER KEY EMPLOYEES OF THE DEBTORS PURSUANT TO THE MANAGEMENT INCENTIVE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF ANY SHARES OF NEW COMMON STOCK PURSUANT TO THE PLAN CONSULT THEIR OWN LEGAL COUNSEL CONCERNING THE SECURITIES LAWS GOVERNING THE TRANSFERABILITY OF ANY SUCH SHARES OF NEW COMMON STOCK.
NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED

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THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURES CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN OR A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN.
PACHULSKI STANG ZIEHL & JONES LLP (“PSZ&J”) IS GENERAL INSOLVENCY COUNSEL TO THE DEBTORS AND SNOW SPENCE GREEN LLP (“SNOW”) IS LOCAL INSOLVENCY COUNSEL TO THE DEBTORS. PSZ&J AND SNOW HAVE RELIED UPON INFORMATION PROVIDED BY THE DEBTORS IN CONNECTION WITH PREPARATION OF THIS DISCLOSURE STATEMENT. PSZ&J AND SNOW HAVE NOT INDEPENDENTLY VERIFIED THE INFORMATION CONTAINED HEREIN.
THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE OR THAT MAY BE FILED LATER WITH THE PLAN SUPPLEMENT. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN AND CONTROL FOR ALL PURPOSES. EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED, FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.
IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED (UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN) AND NO

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REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS AND ITS FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.
THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER. RATHER, THIS DISCLOSURE STATEMENT SHALL CONSTITUTE A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO POTENTIAL CONTESTED MATTERS, POTENTIAL ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.
NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR LITIGATION CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM OR EQUITY INTEREST IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT. EXCEPT AS PROVIDED UNDER THE PLAN, THE DEBTORS OR THE REORGANIZED DEBTORS MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE CLAIMS AND CAUSES OF ACTION AND MAY OBJECT TO CLAIMS OR EQUITY INTERESTS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR EQUITY INTERESTS OR OBJECTIONS TO CLAIMS OR EQUITY INTERESTS ON THE TERMS SPECIFIED IN THE PLAN.
THE DEBTORS ARE GENERALLY MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF WHERE FEASIBLE, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DISCLOSURE STATEMENT WAS SENT. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE RESTRUCTURING SUPPORT AGREEMENT.
THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS

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HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.
HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSES OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. IMPORTANTLY, PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD REVIEW THE PLAN IN ITS ENTIRETY AND CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT AND ANY EXHIBITS HERETO, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL IN ARTICLE IV HEREIN, “RISK FACTORS.”
THE DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (CENTRAL TIME) ON JANUARY 18, 2017, UNLESS EXTENDED BY THE DEBTORS IN THEIR DISCRETION.
IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF EQUITY INTERESTS IN (INCLUDING THOSE HOLDERS OF CLAIMS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN), THE DEBTORS WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.
NOTWITHSTANDING ANY RIGHTS OF APPROVAL PURSUANT TO THE RESTRUCTURING SUPPORT AGREEMENT OR OTHERWISE AS TO THE FORM OR SUBSTANCE OF THIS DISCLOSURE STATEMENT, THE PLAN OR ANY OTHER DOCUMENT RELATING TO THE TRANSACTIONS CONTEMPLATED THEREUNDER, NEITHER THE SUPPORTING NOTEHOLDERS, NOR THEIR RESPECTIVE REPRESENTATIVES, MEMBERS, FINANCIAL OR LEGAL ADVISORS OR AGENTS, HAS INDEPENDENTLY VERIFIED THE INFORMATION CONTAINED HEREIN OR TAKES ANY RESPONSIBILITY THEREFOR  AND NONE OF THE FOREGOING ENTITIES OR PERSONS MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE INFORMATION CONTAINED HEREIN.
THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE IX OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO BECOME EFFECTIVE WILL BE SATISFIED (OR WAIVED).

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ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

EXHIBITS
EXHIBIT A – Plan of Reorganization
EXHIBIT B – Restructuring Support Agreement (without exhibits)
EXHIBIT C – Organizational Chart of the Debtors
EXHIBIT D – Liquidation Analysis
EXHIBIT E – Financial Projections
EXHIBIT F – Valuation Analysis

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH EXHIBIT ATTACHED TO THIS DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN.

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ARTICLE I.
EXECUTIVE SUMMARY
Only Holders of Senior Unsecured Notes Claims (Class 4) are entitled to vote on the Plan and are being solicited under this Disclosure Statement.
This Executive Summary is being provided to Holders of Senior Unsecured Notes Claims as an overview of the material items addressed in the Disclosure Statement and the Plan, which is qualified by reference to the entire Disclosure Statement and by the actual terms of the Plan (and including all exhibits attached hereto and to the Plan), and should not be relied upon for a comprehensive discussion of the Disclosure Statement and/or the Plan. Prior to soliciting votes on a proposed plan of reorganization, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance or rejection of the plan of reorganization. As such, this Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code. This Disclosure Statement includes, without limitation, information about:

•	the Debtors’ operating and financial history;

•	the significant events that have occurred to date;

•	the solicitation procedures for voting on the Plan;

•	the Confirmation process and the voting procedures that Holders of Claims who are entitled to vote on the Plan must follow for their votes to be counted;

•
the terms and provisions of the Plan, including certain effects of Confirmation of the Plan, certain risk factors relating to the Debtors or the Reorganized Debtors, the Plan and the securities to be issued under the Plan and the manner in which distributions will be made under the Plan; and

•	the proposed organization, operations and financing of the Reorganized Debtors if the Plan is confirmed and becomes effective.
The Plan contemplates deemed substantive consolidation of the Debtors for voting and Plan distribution purposes only with respect to the Claims. If, however, the Plan cannot be confirmed as to some or all of the Debtors, then, in the Debtors’ sole discretion, but without prejudice to the respective parties’ rights under the Restructuring Support Agreement, (a) the Plan may be revoked as to all of the Debtors, or (b) the Debtors may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted to a chapter 7 liquidation, continued or dismissed in the Debtors’ sole discretion) and confirm the Plan as to the remaining Debtors to the extent required. The Debtors reserve the right to seek confirmation of the Plan pursuant to the “cram down” provisions contained in section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class of Claims.

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In connection with developing the Plan, the Company reviewed its current business operations and compared its prospects as an ongoing business enterprise with the estimated recoveries in various liquidation scenarios. As a result, the Company concluded that the Company’s enterprise value would be maximized by continuing to operate as a going concern. The Company believes that its business and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part. Consistent with the liquidation analysis described herein, the value of the Company’s assets would be considerably greater if the Company operates as a going concern instead of liquidating. Moreover, the Company believes that any alternative to Confirmation of the Plan, such as an out-of-court restructuring, liquidation, or attempts by another party in interest to file a plan of reorganization, would result in significant delays, litigation, and additional costs, and ultimately would diminish the Company’s enterprise value. Accordingly, the Company strongly recommends that all Holders of Senior Unsecured Notes Claims (Class 4) vote to accept the Plan.

A.	AN OVERVIEW OF THE CHAPTER 11 PROCESS
Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11 of the Bankruptcy Code, a debtor may remain in possession of its assets and business and attempt to reorganize its business for the benefit of such debtor, its creditors and other parties in interest.
The commencement of a reorganization case creates an estate comprised of all of the legal and equitable interests of a debtor in property as of the date that the bankruptcy petition is filed. Sections 1107 and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession,” unless the bankruptcy court orders the appointment of a trustee. The filing of a bankruptcy petition also triggers the automatic stay provisions of section 362 of the Bankruptcy Code which provide, among other things, for an automatic stay of all attempts to collect prepetition claims from a debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay generally remains in full force and effect until the effective date of a plan of reorganization, following confirmation of such plan of reorganization.
The Bankruptcy Code provides that upon commencement of a chapter 11 bankruptcy case, the Office of the United States Trustee may appoint a committee of unsecured creditors and may, in its discretion, appoint additional committees of creditors or of equity interest holders if necessary to assure adequate representation.
Upon the commencement of a chapter 11 bankruptcy case, all creditors and equity interest holders have standing to be heard on any issue in the chapter 11 proceedings pursuant to section 1109(b) of the Bankruptcy Code.
The formulation and confirmation of a plan of reorganization is the principal objective of a chapter 11 case. The plan of reorganization sets forth the means of satisfying the claims against and equity interests in the debtor.

B.	SUMMARY OF THE PLAN

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After months of active and arm’s-length negotiations, the Company, in consultation with its advisors, reached agreement on the terms of the Plan with the Supporting Noteholders, representing a substantial majority by principal amount of the Holders of Senior Unsecured Notes Claims. The Company believes that the Plan is the best restructuring alternative reasonably available to the Company. Because Holders of Senior Unsecured Notes Claims are the only impaired creditor Class under the Plan, only such Holders are entitled to vote on the Plan.
The Plan represents a significant achievement for the Company and should greatly enhance the Company’s ability to reorganize successfully and expeditiously. The Plan will also provide an efficient restructuring through the prepackaged process, which is designed to minimize disruption to the Company’s business endeavors, stabilize the Company’s balance sheet, and provide a platform for renewed success. Through confirmation of the Plan, the Company will restructure and substantially deleverage its balance sheet; obtain new exit financing on advantageous terms; reduce its cash interest expense to a level that is aligned with its expected future cash flows; and retain additional flexibility to invest in growth initiatives to maximize enterprise value. For all of these reasons, the Company believes that it will have sufficient liquidity during the course of the Chapter 11 Cases and will be well-positioned going forward.
As of the date hereof, the Debtors had outstanding debt having a principal amount of over $300 million. Upon emergence from chapter 11, the Reorganized Debtors expect to have outstanding debt primarily consisting of obligations under a contemplated $50 million term loan Exit Facility. Accordingly, the Reorganized Debtors will have a significantly deleveraged and improved balance sheet and a more appropriate capital structure.
Pursuant to the Restructuring Support Agreement, subject to the terms and conditions set forth therein, the Debtors have obtained the agreement of Holders of approximately 65.40% in principal amount of the Senior Unsecured Notes to vote in support of the Plan. The Senior Unsecured Notes represent $280 million in principal obligations owed by the Debtors, plus projected accrued interest of approximately $32 million as of January 23, 2017. Under the Plan, the Senior Unsecured Notes will be exchanged for $20 million in cash and 100% of the New Common Stock in Reorganized Parent, subject to dilution on account of shares issued or available for issuance under the Management Incentive Plan. Allowed Secured Claims either will be reinstated or paid in full under the Plan. Holders of General Unsecured Claims also will receive payment in full and are unimpaired under the Plan. Equity Interests in FES Ltd., inclusive of the Existing Preferred Stock, will be extinguished.
The Plan is feasible and will be implemented with existing cash-on-hand and $50 million of funding under the Exit Facility to be made available to the Reorganized Debtors by participating Holders of the Senior Unsecured Notes who become Exit Facility lenders. Such Exit Facility will be backstopped by certain of the largest Holders of the Senior Unsecured Notes.
This Disclosure Statement contains descriptions of the material terms of the Exit Facility and other Plan-related documentation. The definitive documents are in the process of being

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finalized and will be filed with the Bankruptcy Court as part of the Plan Supplement at a later date.
The Debtors have a forbearance agreement in place with the Senior Secured Lenders through December 28, 2016. The Debtors are negotiating an extension of such forbearance through January 31, 2017, which the Debtors expect to execute in the near future. In the event that agreement on a forbearance extension is not reached, the Debtors may be required to repay the revolving advances under the Senior Secured Loan Agreement, or to commence a bankruptcy case prior to the conclusion of the solicitation period on the Plan. A modification of the Plan may be required in the event that the revolving portion of the Senior Secured Debt Claims are paid prior to the Effective Date. In any event, any such change to the treatment of the Senior Secured Debt Claims will not materially impact the treatment of other creditors under the Plan.

C.	PURPOSE AND EFFECT OF THE PLAN

1.	Plan of Reorganization Under Chapter 11 of the Bankruptcy Code
The Debtors are reorganizing pursuant to chapter 11 of the Bankruptcy Code, which is the principal business reorganization chapter of the Bankruptcy Code. As a result, the confirmation of the Plan means that the Reorganized Debtors will continue to operate their business going forward and does not mean that the Debtors will be liquidated or forced to go out of business. Additionally, a bankruptcy court’s confirmation of a plan binds the debtor, any entity acquiring property under the plan, any holder of a claim or an equity interest in a debtor and all other entities as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code to the terms and conditions of the confirmed plan, whether or not such Entity voted on the plan or affirmatively voted to reject the plan.

2.	Financial Restructurings in Connection With the Plan
The Plan contemplates certain transactions, including, without limitation, the following (described in greater detail in Article III herein):

•
Holders of Allowed Senior Unsecured Notes Claims totaling approximately $280 million in principal amount (plus approximately $32 million of projected accrued interest) will receive, on account of such Claims, (i) $20 million in Cash, and (ii) 100% of the New Common Stock of Reorganized Parent (FES Ltd.), subject to dilution on account of shares issued or available for issuance under the Management Incentive Plan. The Cash and New Common Stock will be distributed to the Holders of Senior Unsecured Notes Claims on a Pro Rata basis;

•
An Exit Facility with participating Holders of Senior Unsecured Notes Claims who become Exit Facility lenders will be consummated, consisting of a four-year term loan in the maximum principal amount of $50 million that will be secured on a first lien basis by substantially all of the Reorganized Debtors’ assets. All Holders of the Senior Unsecured Notes that are accredited investors and own in

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excess of $5.6 million of the Senior Unsecured Notes (i.e., 2%) will have the opportunity to subscribe for such Holders’ Pro Rata portion of the Exit Facility term loan and become a lender thereunder. Certain of the Supporting Noteholders have agreed to backstop the Exit Facility to ensure sufficient funding availability;

•
Reorganized FES Ltd. will adopt and implement the Management Incentive Plan, which will, subject to certain terms and conditions, provide for the issuance of shares of the New Common Stock to the officers and other key employees of Reorganized Parent in an amount equal to 12.2% of the Aggregate Equity in Reorganized Parent (increasing ratably after the first eighteen (18) months following the Effective Date to 12.5% over the period that the Exit Facility is still outstanding);

•
The existing revolving debt in the principal amount of $15 million under the Senior Secured Loan Agreement will be paid in full, and the obligations with respect to certain outstanding letters of credit totaling approximately $9 million and other bank products and services will be reinstated and cash collateralized;

•	Holders of General Unsecured Claims will receive full payment on account of their Allowed Claims; and

•	The Equity Interests in FES Ltd., inclusive of the Existing Preferred Stock, will be cancelled, and Reorganized FES Ltd. will issue the New Common Stock pursuant to the Plan.

3.	Plan Overview
The Plan provides for the classification and treatment of Claims against and Equity Interests in the Debtors. For classification and treatment of Claims and Equity Interests, the Plan designates Classes of Claims and Classes of Equity Interests. These Classes and Plan treatments take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.
The following chart briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. Amounts listed below are estimated.
In accordance with section 1122 of the Bankruptcy Code, the Plan provides for eight (8) Classes of Claims against and/or Equity Interests in the Debtors.
THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS OR EQUITY INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN AND THE RISK FACTORS DESCRIBED IN ARTICLE IV BELOW. THE TABLE IS INTENDED FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR A REVIEW OF THE PLAN AND THE

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DISCLOSURE STATEMENT IN THEIR ENTIRETY. FOR CERTAIN CLASSES OF CLAIMS, THE ACTUAL AMOUNT OF ALLOWED CLAIMS COULD BE MATERIALLY DIFFERENT THAN THE ESTIMATED AMOUNTS SHOWN IN THE TABLE BELOW.

Class	Type of Claim or Interest	Estimated Claim Amount	Impairment	Entitled to Vote	Estimated Recovery Under Plan
1	Other Priority Claims	$0	No	No	100%
2	Other Secured Claims	$1,000,000 - $1,500,000	No	No	100%
3	Senior Secured Debt Claims	$24,012,097	No	No	100%
4	Senior Unsecured Notes Claims	$312,329,176	Yes	Yes	44% - 51% (approx.)
5	General Unsecured Claims	$4,0000,000 - $8,000,000 (approx.)	No	No	100%
6	Intercompany Claims	N/A	No	No	100%
7	Equity Interests in Parent (inclusive of the Existing Preferred Stock)	N/A	Yes	No	0%
8	Equity Interests in Subsidiaries	N/A	No	No	100%

4.	Who May Vote on the Plan
Each Holder of an Allowed Claim in Class 4 is entitled to vote either to accept or to reject the Plan. Only those votes cast by Holders of Allowed Claims in Class 4 shall be counted in determining whether acceptances have been received sufficient in number and amount to obtain Confirmation. An Impaired Class of Claims shall have accepted the Plan if: (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. Classes 1, 2, 3, 5, 6 and 8 are Unimpaired under the Plan, are each deemed to accept the Plan by operation of law, and are not entitled to vote on the Plan. Class 7 is Impaired under the Plan and deemed to reject the Plan by operation of law. Holders of Claims in Class 7 are not entitled to vote on the Plan. Without limiting the foregoing, in the event that any Class of Claims entitled to vote on the Plan fails to accept the Plan as required by section 1129(a) of the Bankruptcy Code, the Plan may be amended and, in any event, the Debtors reserve the right to seek confirmation of the Plan over such rejection pursuant to section 1129(b) of the Bankruptcy Code.

5.	Summary of Solicitation Package and Voting Instructions

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The following materials constitute the solicitation package with respect to the Plan enclosed herewith (the “Solicitation Package”):

•	a solicitation cover letter from the Company addressed to the voting creditor;

•	the appropriate form of Ballot and instructions for completing the Ballot;

•	this Disclosure Statement with all exhibits; and

•	the Plan (as an exhibit hereto).
As described further below, a separate mailing will be provided to Holders of Senior Unsecured Notes Claims with respect to participation in the Exit Facility (i.e., the Subscription Option as defined below).
Only Holders of Senior Unsecured Notes Claims (Class 4) are entitled to vote to accept or reject the Plan and shall be served by email or with paper copies of this Disclosure Statement and the Plan. All parties entitled to vote to accept or reject the Plan shall receive by email, or a paper copy of, each appropriate Ballot. Any party who desires additional paper copies of these documents may request copies from Kurtzman Carson Consultants LLC (the “Voting Agent”) at no charge by: (i) accessing the Debtors’ restructuring website at http://www.kccllc.net/forbes; (ii) calling the Voting Agent at (877) 634-7165 (toll free) or +1 (424) 236-7221 (international); or (iii) emailing ForbesEnergyInfo@kccllc.com.
The Voting Agent will, among other things, answer questions, provide additional copies of all Solicitation Package materials, and generally oversee the solicitation process.
Only the Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan. To be counted, Ballots cast by Holders must be received by the Voting Agent by 4:00 p.m. (prevailing Central Time) on January 18, 2017, the Voting Deadline. Voting instructions are attached to each Ballot.
If you are a Beneficial Holder of Class 4 Senior Unsecured Notes Claims, you must deliver your Ballot to your broker, bank, dealer, agent, or other nominee (each of the foregoing, a “Nominee”). Please return your Ballot to your Nominee in order to allow for sufficient time to permit your Nominee to deliver a Master Ballot including your vote to the Debtors’ Voting Agent by the Voting Deadline.
Unless the Company in its discretion decides otherwise, any Ballot received after the Voting Deadline shall not be counted. The Voting Agent will process and tabulate received Ballots and will File a voting report as soon as practicable on or after the Petition Date.
Parties may contact the Voting Agent with any questions related to the solicitation procedures applicable to their Claims.
The Plan Supplement will be Filed by the Debtors no later than five (5) Business Days (unless otherwise ordered by the Bankruptcy Court) before the date fixed by the Bankruptcy

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Court to consider confirmation of the Plan. When Filed, the Plan Supplement will be available in both electronic and hard copy form.
All Beneficial Holders of Class 4 Senior Unsecured Notes that are accredited investors and own, together with their Affiliates, in excess of $5,600,000 of the Senior Unsecured Notes (i.e., 2% of the Senior Unsecured Notes outstanding) (each, an “Eligible Offeree”) will have the opportunity to subscribe for such holder’s Pro Rata portion of the $50,000,000 Exit Facility (the “Subscription Option”). Each Eligible Offeree must subscribe for all, but not less than all, of such holder’s Pro Rata portion of the Exit Facility. The right to fund the Exit Facility will be nontransferable.
Under separate cover, each Eligible Offeree will receive a Notice and Instruction Form (the “Subscription Form”), whereby each Eligible Offeree may exercise its Subscription Option. The Subscription Option may be exercised during a specified period set forth in the Subscription Form. In order to exercise the Subscription Option, each Eligible Offeree will, prior to the designated expiration time, return a duly executed Subscription Form (along with other required accompanying documents) to Wilmington Trust, National Association, the subscription agent selected by the Debtors. The Subscription Form will detail the requirements and deadlines applicable to the Subscription Option.
Any Ballot that is properly executed by the Holder of a Claim but fails to clearly indicate an acceptance or rejection, or that indicates both an acceptance and a rejection of the Plan, shall not be counted.
All Ballots are accompanied by voting instructions. It is important to follow the specific instructions provided with the Ballot. Voting tabulation procedures are set forth in the Ballots.
The Company intends to rely on sections 3(a)(9) and/or 4(a)(2) and 18(b)(4)(E) of the Securities Act to exempt from registration under the Securities Act and Blue Sky Laws the offer of shares of New Common Stock (excluding shares of the New Common Stock issued to officers and other key employees of the Company pursuant to the Management Incentive Plan) on account of the treatment of Claims in connection with the Solicitation and the Plan. The Company intends to rely on section 1145 of the Bankruptcy Code to exempt from registration under the Securities Act and Blue Sky Laws the issuance of shares of the New Common Stock (excluding shares of the New Common Stock issued to officers and other key employees of the Company pursuant to the Management Incentive Plan) on account of the treatment of Claims in connection with the Plan. The Company intends to rely on section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Rule 701 under the Securities Act to exempt from registration under the Securities Act and Blue Sky Laws the offer and the issuance of shares of the New Common Stock to officers and other key employees of the Company pursuant to the Management Incentive Plan.

6.	Confirmation of the Plan

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(a)	Generally
“Confirmation” is the technical term for the Bankruptcy Court’s approval of a plan of reorganization or liquidation. The timing, standards and factors considered by the Bankruptcy Court in deciding whether to confirm a plan of reorganization are discussed below.
The confirmation of a plan of reorganization by the Bankruptcy Court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the Bankruptcy Court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

(b)	The Confirmation Hearing
Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.
Following commencement of the Chapter 11 Cases, the Company intends to promptly schedule a Confirmation Hearing and will provide notice of the Confirmation Hearing to all necessary parties. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing of any adjournment thereof.

7.	Confirming and Consummating the Plan
It is a condition to Confirmation of the Plan that the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors. Certain other conditions contained in the Plan must be satisfied or waived pursuant to the provisions of the Plan.

8.	Rules of Interpretation
The following rules for interpretation and construction shall apply to this Disclosure Statement: (1) capitalized terms used in the Disclosure Statement and not otherwise defined shall have the meaning ascribed to such terms in the Plan; (2) unless otherwise specified, any reference in this Disclosure Statement to a contract, instrument, release, indenture, or other agreement or document shall be a reference to such document in the particular form or substantially on such terms and conditions described; (3) unless otherwise specified, any reference in this Disclosure Statement to an existing document, schedule, or exhibit, whether or not filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to an entity as a Holder of a Claim or Equity Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all

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references in this Disclosure Statement to Sections are references to Sections of this Disclosure Statement; (6) unless otherwise specified, all references in this Disclosure Statement to exhibits are references to exhibits in this Disclosure Statement; (7) unless otherwise set forth in this Disclosure Statement, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (8) any term used in capitalized form in this Disclosure Statement that is not otherwise defined in this Disclosure Statement or the Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

9.	The Voting Record Date
The Voting Record Date is December 19, 2016. Only Holders of Allowed Claims in the Voting Class on the Voting Record Date received the Solicitation Package and are allowed to vote to accept or reject the Plan.

10.	Other Restructuring Documents
Holders of Senior Unsecured Notes Claims (Class 4) on the Voting Record Date will receive the Solicitation Package, which will be delivered by the Company via its Voting Agent.
In addition to the Solicitation Package, Holders of Senior Unsecured Notes Claims on the Voting Record Date will receive, after the commencement of the Chapter 11 Cases and as ordered by the Bankruptcy Court, the following supplemental materials (the “Supplemental Materials”):

(i)	a notice of the Confirmation Hearing approved by the Bankruptcy Court for transmission to Holders of Claims and other parties in interest (the “Confirmation Hearing Notice”); and

(ii)	such other materials as the Bankruptcy Court may direct.

11.	Distribution of Confirmation Hearing Notice to Holders of Claims and Equity Interests in Non-Voting Classes and Holders of Disputed Claims
As set forth above, certain Holders of Claims and Equity Interests are not entitled to vote on the Plan. As a result, such parties will not receive Solicitation Packages or Supplemental Materials but, instead, will only receive the Confirmation Hearing Notice, after the commencement of the Chapter 11 Cases, that explains, among other things, (i) that Classes 1, 2, 3, 5 and 6 and Equity Interests in Class 8 are Unimpaired under the Plan, and therefore, are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, (ii) that Holders of Class 7 Equity Interests in Parent are Impaired and shall receive no distribution under the Plan on account of Equity Interests in Parent and are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, (iii) instructions for Holders of Claims and Equity Interests in Classes 1, 2, 3, 5, 6, 7 and 8 on how they may obtain a copy of the Plan and this Disclosure Statement, (iv) the deadline by which to object to confirmation of the Plan; and (v) the Confirmation Hearing date and time.

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Contract and Lease Counterparties. Parties to certain of the Debtors’ executory contracts and unexpired leases may not have Claims pending the disposition of their contracts or leases by assumption or rejection under the Plan. Such parties nevertheless will receive the Confirmation Hearing Notice after the Debtors’ chapter 11 cases are filed, as well as notice of the projected disposition of their contracts and/or lease and the scheduled Confirmation Hearing.

12.	Filing of the Plan Supplement
The Debtors will file the Plan Supplement no later than five (5) Business Days before the Confirmation Hearing. The Debtors will transmit a copy of the Plan Supplement to the “Distribution List,” as defined below. Additionally, parties may request (and obtain at the Debtors’ expense) a copy of the Plan Supplement by: (i) accessing the Debtors’ restructuring website at http://www.kccllc.net/forbes; (ii) calling the Voting Agent at (877) 634-7165 (toll free) or +1 (424) 236-7221 (international); or (iii) emailing ForbesEnergyInfo@kccllc.com.
As used herein, the term “Distribution List” means (a) the Office of the United States Trustee, (b) counsel for the Committee, if any is appointed, (c) counsel to the Senior Secured Agent, (d) counsel to the Supporting Noteholders, (e) counsel to the Senior Unsecured Notes Trustee, (f) the Securities and Exchange Commission, (g) the Internal Revenue Service, (h) all parties that, as of the filing of the Plan Supplement, have filed requests for notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002, and (i) any parties affected by an addition to Plan Schedules.

13.	The Confirmation Hearing
The Bankruptcy Court has not yet scheduled a Confirmation Hearing Date. Once scheduled, the Confirmation Hearing may be continued from time to time by the Bankruptcy Court or the Debtors without further notice other than by such adjournment being announced in open court or by a notice of adjournment filed with the Bankruptcy Court and served on such parties as the Bankruptcy Court may order. Moreover, the Plan may be modified or amended, if necessary, pursuant to section 1127 of the Bankruptcy Code, prior to, during or as a result of the Confirmation Hearing, without further notice to parties-in-interest.

14.	The Deadline for Objecting to Confirmation of the Plan
The Bankruptcy Court has not yet scheduled a Confirmation Objection Deadline. Subject to order of the Bankruptcy Court, any objection to confirmation of the Plan must: (i) be in writing; (ii) conform to the Bankruptcy Rules and the Local Rules; (iii) state the name of the applicable Debtor, the name of the objecting party and the amount and nature of the Claim of such Entity in each applicable Chapter 11 Case or the amount of Equity Interests held by such Entity in each applicable Chapter 11 Case; (iv) state with particularity the legal and factual bases and nature of any objection to the Plan and, if practicable, a proposed modification to the Plan that would resolve such objection; and (v) be filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so that it is actually received no later than the Confirmation Objection Deadline by the parties set forth below (the “Notice Parties”).

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CONFIRMATION OBJECTIONS NOT TIMELY FILED AND SERVED IN THE MANNER SET FORTH HEREIN MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT AND MAY BE OVERRULED WITHOUT FURTHER NOTICE. INSTRUCTIONS WITH RESPECT TO THE CONFIRMATION HEARING AND DEADLINES WITH RESPECT TO CONFIRMATION WILL BE INCLUDED IN THE NOTICE OF CONFIRMATION HEARING TO BE APPROVED BY THE BANKRUPTCY COURT.

15.	Notice Parties

(a)	The Debtors, Forbes Energy Services, Corporate Office, 3000 South Business Highway 281, Alice, TX 78332 (Attn: L. Melvin Cooper, Senior Vice President and Chief Financial Officer);

(b)
Counsel to the Debtors, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Boulevard, 13th Floor, Los Angeles, CA 90067-4100 (Attn: Richard M. Pachulski, Ira D. Kharasch and Maxim B. Litvak), and Snow Spence Green LLP, 2929 Allen Parkway, Ste. 2800, Houston, TX 77019 (Attn: Phil Snow and Kenneth Green);

(c)
Counsel to the Supporting Noteholders, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 (Attn: Brad Eric Scheler and Matthew M. Roose), and McKool Smith PC, 600 Travis Street, Suite 7000, Houston, Texas (Attn: Hugh M. Ray and Christopher D. Johnson); and

(d)	The Office of the United States Trustee for the Southern District of Texas, 606 N. Carancahua St., Suite 1107, Corpus Christi, TX 78401;

16.	Effect of Confirmation of the Plan
The Plan contains certain provisions relating to (a) the compromise and settlement of Claims and Equity Interests, (b) the release of the Released Parties by the Debtors and the Holders of Claims or Equity Interests, and each of their respective Related Persons, and (c) exculpation of certain parties.

THE PLAN SHALL BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (A) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (B) HAS FILED A PROOF OF CLAIM IN THE CHAPTER 11 CASES (IF ANY ARE FILED), OR (C) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR VOTED TO REJECT THE PLAN.

D.	CONSUMMATION OF THE PLAN

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It will be a condition to confirmation of the Plan that all provisions, terms and conditions of the Plan are approved in the Confirmation Order unless otherwise satisfied or waived pursuant to the provisions of Article IX of the Plan. Following confirmation, the Plan will be consummated on the Effective Date.

E.	RISK FACTORS
PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM OR AN EQUITY INTEREST IN A VOTING CLASS HAS BEEN URGED TO CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IV HEREIN TITLED, “RISK FACTORS.”
ARTICLE II.
BACKGROUND TO THE CHAPTER 11 CASES

A.	THE DEBTORS’ ORGANIZATIONAL STRUCTURE
An organizational chart showing the Debtors is attached hereto as Exhibit C. Debtor FES Ltd. was initially organized as a Bermuda company on April 9, 2008. On August 12, 2011, FES Ltd. discontinued its existence as a Bermuda entity and converted into a Texas corporation. FES Ltd. has been and is the holding company for all of the Debtors’ operations. Forbes Energy Services LLC (“FES LLC”), a Delaware limited liability company, is a wholly-owned subsidiary of FES Ltd. that acts as an intermediate holding company for the Debtors’ wholly-owned operating companies: C.C. Forbes, LLC (“CCF”), TX Energy Services, LLC (“TES”), and Forbes Energy International, LLC (“FEI”). Effective July 1, 2015, the Debtors’ former subsidiary, Superior Tubing Testers, LLC, merged with and into CCF.

B.	OVERVIEW OF THE CIRCUMSTANCES AFFECTING THE OIL AND GAS MARKET

    Over the course of the last several years, the oil and gas industry has been adversely impacted by a severe and pervasive downturn in oil and commodities prices. As such, the industry has experienced significant declines in oil exploration and production activities that began in late 2014 and have continued to date. This slump has caused dozens of companies engaged in the oil and gas industry to commence chapter 11 proceedings, including several in this District. The financial slump in the oil and gas industry has particularly impacted the well site and fluid logistic servicers, such as the Debtors, that depend on oil and natural gas producers to whom these services are provided.
Demand for well servicing, fluid logistics, and related services is generally a function of the willingness of oil and natural gas companies to make operating and capital expenditures to explore for, develop, and produce oil and natural gas, which in turn is affected by current and anticipated levels of oil and natural gas prices. Thus, as oil and gas exploration companies reduce or altogether eliminate these operating and capital expenditures, the demand for the Debtors’ services is reduced or eliminated. In addition to the decline in products and services

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needed from the Debtors, the Debtors’ customers have requested price reductions, which has further reduced margins.

C.	OVERVIEW OF THE DEBTORS’ BUSINESS

The Debtors are a publicly-traded independent oilfield services business that provides a wide range of well site services to oil and natural gas drilling and production companies to help develop and enhance the production of oil and natural gas. These services include fluid hauling, fluid disposal, well maintenance, completion services, workovers, and recompletions, plugging and abandonment, and tubing testing. The Debtors’ operations are concentrated in the major onshore oil and natural gas producing regions of Texas, with an additional location in Pennsylvania, which is currently used as a well service rig storage location. Prior to its closure in August 2015, the Debtors had one location in Mississippi. The Debtors believe that their broad range of services, which extends from initial drilling, through production, to eventual abandonment, is fundamental to establishing and maintaining the flow of oil and natural gas throughout the life cycle of customers’ wells.
The Debtors currently provide services to a diverse group of over 700 customers. John E. Crisp and Charles C. Forbes, Jr., members of the Debtors’ senior management team, have cultivated deep and ongoing relationships with customers during their average of over 39 years of experience in the oilfield services industry. For the year ended December 31, 2015, the Debtors generated total revenues of approximately $244.1 million.
The Debtors currently conduct operations through the following two business segments:

•
Well Servicing. The well servicing segment operated through Debtor CCF comprised 61.8% of the Debtors’ total revenues for the year ended December 31, 2015. At December 31, 2015, the Debtors’ well servicing segment utilized a fleet of well servicing rigs comprised of 159 workover rigs and 14 swabbing rigs, six coiled tubing spreads, and related assets and equipment. These assets are used to provide (a) well maintenance, including remedial repairs and removal and replacement of downhole production equipment, (b) well workovers, including significant downhole repairs, re-completions and re-perforations, (c) completion and swabbing activities, (d) plugging and abandonment services, and (e) testing of oil and natural gas production tubing.

•
Fluid Logistics. The fluid logistics segment operated through Debtor TES comprised 38.2% of the Debtors’ total revenues for the year ended December 31, 2015. The Debtors’ fluid logistics segment utilizes a fleet of owned or leased fluid transport trucks and related assets, including specialized vacuum, high-pressure pump and tank trucks, frac tanks, water wells, salt water disposal wells and facilities, and related equipment. These assets are used to provide, transport, store, and dispose of a variety of drilling and produced fluids used in, and generated by, oil and natural gas production. These services are required in most workover and completion projects and are routinely used in the daily operation of producing wells.

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The Debtors believe that their two business segments are complementary and create synergies in terms of selling opportunities. The Debtors’ dual lines of service are designed to capitalize on their existing customer base to grow within existing markets, generate more business from existing customers, and increase operating performance. By offering customers the ability to reduce the number of vendors that they use, the Debtors believe that they can help improve their customers’ efficiency, which is demonstrated by the fact that 83.5% of the Debtors’ total revenues for the year ended December 31, 2015 were from customers that utilized services of both of the Debtors’ business segments. Further, by having service offerings that span the life cycle of the well, the Debtors believe that they have a competitive advantage over smaller competitors offering more limited services.

D.	SUMMARY OF THE DEBTORS’ PREPETITION DEBT
The Debtors are parties to certain financing arrangements, as summarized below:

1.	Senior Secured Loan Agreement
FES LLC, CCF, TES, FEI, as borrowers; FES Ltd., as guarantor; Regions Bank, as agent and a lender; and certain other lenders thereto, entered into that certain Loan and Security Agreement dated September 9, 2011, as amended (the “Senior Secured Loan Agreement”). The Senior Secured Loan Agreement provides for an asset-based revolving credit facility secured by substantially all of the Debtors’ assets. The Debtors’ obligations under the Senior Secured Loan Agreement total $15.0 million in outstanding principal amounts of revolving advances and approximately $9.0 million in outstanding letters of credit and bank product obligations, plus any applicable accrued interest and fees.
The Debtors have pledged approximately $9.6 million in restricted cash to secure the letters of credit and bank product obligations, and are negotiating with the Senior Secured Agent regarding an additional $17.5 million that would be pledged as restricted cash to secure the outstanding revolving advances.
The Debtors have a forbearance agreement in place with the Senior Secured Lenders through December 28, 2016. The Debtors are negotiating an extension of such forbearance through January 31, 2017, which the Debtors expect to execute in the near future. In the event that agreement on a forbearance extension is not reached, the Debtors may be required to repay the revolving advances under the Senior Secured Loan Agreement, or to commence a bankruptcy case prior to the conclusion of the solicitation period on the Plan. A modification of the Plan may be required in the event that the revolving portion of the Senior Secured Debt Claims are paid prior to the Effective Date. In any event, any such change to the treatment of the Senior Secured Debt Claims will not materially impact the treatment of other creditors under the Plan.

2.	Senior Unsecured Notes
FES Ltd., as issuer; the remaining Debtors, as guarantors; and Wells Fargo Bank, National Association, as indenture trustee, entered into an Indenture dated as of June 7, 2011.

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Pursuant to the Indenture, FES Ltd. issued 9% senior notes due 2019 (the “Senior Unsecured Notes”) to certain bondholders. The Senior Unsecured Notes are unsecured obligations of the Debtors that are pari passu with other unsecured debt. The Debtors’ obligations under the Senior Unsecured Notes total $280 million in outstanding principal amounts, plus projected accrued interest of approximately $32 million as of January 23, 2017. The Debtors did not make the semi-annual interest payment on the Senior Unsecured Notes in the amount of $12,600,000 that was due on each of June 15, 2016 and December 15, 2016, respectively, and do not intend to make any additional payments on the Senior Unsecured Notes outside of the proposed Plan.

3.	Other Prepetition Obligations
The Debtors lease or finance certain personal property in the ordinary course of business. The Debtors estimate that there are approximately $1.0 million to $1.5 million in outstanding capital lease obligations.
The Debtors also incur general unsecured trade debt in the ordinary course of business, which the Debtors intend to continue to pay in the ordinary course. The Debtors anticipate that certain rejection damages claims may be asserted against these estates and, as addressed below, the Debtors are the subject of various litigation claims, which are disputed. The Debtors estimate that such rejection and litigation claims ultimately could total in the range of $4.0 million to $8.0 million.

E.	LITIGATION CLAIMS
The Company is involved in various claims and litigation arising principally in the ordinary course of business. These claims generally involve personal injuries, in which cases the Debtors usually file claims against the other parties involved, including trade vendors that may be legally responsible. In addition, the Company is occasionally involved in employer related litigation, contract, and insurance matters.

F.	INTENDED COMMENCEMENT OF THE DEBTORS’ CHAPTER 11 CASES
The Debtors intend to file for chapter 11 bankruptcy protection in order to effectuate an orderly restructuring of the Debtors’ capital structure.
As noted above, the Debtors operate in an oil and gas industry that is generally depressed in the current environment. The Debtors’ customers have significantly reduced their capital budgets, which has caused drilling and production-related activity to substantially decline across most U.S. oil and gas regions.
In light of current market conditions and operating results, the Debtors cannot continue to service their existing debt load, particularly with reference to the Senior Unsecured Notes, without jeopardizing their business. Several months ago, the Debtors commenced discussions with the largest holders of the Senior Unsecured Notes regarding a capital restructuring and were successful in reaching agreement.

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On December 21, 2016, the Debtors and the Supporting Noteholders representing approximately 65.40% of the Senior Unsecured Notes entered into that certain Restructuring Support Agreement (the “Restructuring Support Agreement”). The terms of the Restructuring Support Agreement are incorporated in the Plan. Pursuant to the Restructuring Support Agreement, the Debtors are now soliciting votes on the Plan prior to the commencement of their bankruptcy cases.
The Debtors intend to move promptly towards confirmation of the Plan, consistent with the terms of the Restructuring Support Agreement, and to exit bankruptcy as quickly as possible in order to minimize any potential adverse impact of the bankruptcy filing on the Debtors’ business. The Debtors believe that the proposed Plan is in the best interests of the Debtors’ creditors and will maximize the value of these estates.

G.	RESTRUCTURING SUPPORT AGREEMENT
Pursuant to the Restructuring Support Agreement, each Supporting Noteholder agreed to exercise all votes to which it is entitled with respect to the principal amount of Senior Unsecured Notes to accept the Plan.
While the Restructuring Support Agreement is in effect, each Supporting Noteholder also agreed not to transfer any Senior Unsecured Notes held by it that are subject to the Restructuring Support Agreement, except to a transferee who agrees to be bound by the Restructuring Support Agreement.
The Restructuring Support Agreement requires the Debtors to proceed with the solicitation of the Plan and then to commence bankruptcy cases in order to obtain confirmation of the Plan.
The Restructuring Support Agreement may be terminated upon the occurrence of certain events consisting of the following:
(a)Notwithstanding Section 6(a)(iv) of the Restructuring Support Agreement, the occurrence of any default or event of default under the Indenture (other than under sections 4.23(d), 6.01(1), 6.01(8) or 6.01(9) of the Indenture, and any default or event of default resulting from the delay in the delivery of the officer’s certificate required under section 4.06(b) of the Indenture for any default or event of default under sections 4.23(d), 6.01(1), 6.01(8) or 6.01(9) of the Indenture) or the Loan Agreement (other than any default or event of default under sections 10.6 and 10.8 of the Loan Agreement);
(b)the Company shall have failed to commence the solicitation of the Plan on or before December 22, 2016;
(c)the Petition Date shall not have occurred on or before January 23, 2017;
(d)the Company shall have failed to file the Plan and the Disclosure Statement on the Petition Date or within one (1) Business Day thereafter;

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(e)the Bankruptcy Court declines to approve the Restructuring Support Agreement and/or the Backstop Agreement at or before the time of entry of the Confirmation Order;
(f)the Disclosure Statement shall not have been approved by the Bankruptcy Court and the Confirmation Order shall not been entered by the Bankruptcy Court on or before March 9, 2017;
(g)the definitive documents are not in form and substance reasonably acceptable to the Required Supporting Noteholders on or prior to the commencement of the Confirmation Hearing;
(h)the Company shall have withdrawn the Plan without the consent of the Required Supporting Noteholders;
(i)the Company files, propounds or otherwise supports any plan of reorganization or restructuring transaction other than the Plan;
(j)the Company files any motion or application seeking authority to sell all or a material portion of its assets; the termination of the consensual use of cash collateral as provided in the Cash Collateral Order;
(k)termination of the Backstop Agreement;
(l)the amendment, modification of, or the filing of a pleading seeking to amend or modify, the Plan, the Disclosure Statement or any Definitive Documents, by the Company, which amendment, modification or filing is materially inconsistent with the Restructuring Support Agreement or the Definitive Documents in a manner that is not reasonably acceptable to the Required Supporting Noteholders, provided, that amendments or modifications to the Plan Disclosure Statement and Confirmation Order must be acceptable to the Required Supporting Noteholders in their sole discretion;
(m)the filing by the Company of any motion or other request for relief seeking (A) voluntary dismissal of any of the Chapter 11 Cases, (B) conversion of any of the Chapter 11 Cases to chapter 7 of the Bankruptcy Code, or (C) appointment of a trustee or an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases;
(n)the entry of an order by the Bankruptcy Court or any other court with appropriate jurisdiction (A) dismissing any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (C) appointing a trustee or an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code with respect to any of the Chapter 11 Cases (D) making a finding of fraud, dishonesty, or material misconduct by any officer or director of the Company or (E) that would have the effect of providing consummation of the Restructuring;

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(o)the Bankruptcy Court entering an order avoiding, disallowing, subordinating or recharacterizing any Claim, lien, or interest held by any Supporting Noteholder arising under the Indenture;
(p)a material breach by the Company of any of the commitments, representations, warranties, or covenants of the Company under the Restructuring Support Agreement or the definitive documents, and any such breach by the Company is not cured within five (5) Business Days after receipt of written notice and opportunity to cure, if such breach is curable, from the Required Supporting Noteholders;
(q)any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, or prohibiting the restructuring in a manner that cannot be reasonably remedied by the Company or the Supporting Noteholders;
(r)the Effective Date shall not have occurred by the Outside Date of March 24, 2017;
(s)the exclusive right of the Company to file and solicit a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code shall have terminated; or
(t)the filing of any motion or pleading by the Company in the Chapter 11 Cases that is materially inconsistent with the terms and conditions of the Restructuring Support Agreement or the definitive documents in a manner that is not reasonably acceptable to the Required Supporting Noteholders.

H.	PROPOSED USE OF CASH COLLATERAL
A critical goal of the Debtors’ business stabilization efforts has been to ensure that the Debtors maintain sufficient liquidity to operate their business over the long term. Fortunately, the Debtors have adequate cash on hand in order to fund operations and administer the contemplated Chapter 11 Cases. The Debtors have negotiated an agreement with the Senior Secured Agent as to the terms of a consensual cash collateral order, which is incorporated as part of the Restructuring Support Agreement. The proposed cash collateral order was negotiated in good faith and at arm’s length with the Senior Secured Agent. The Debtors believe that the proposed terms of such consensual cash collateral use are fair and reasonable in light of current market conditions and will be in the best interests of the Debtors’ Estates.
On the Petition Date, the Debtors intend to file a motion seeking approval of the consensual form of cash collateral order. By this motion, the Debtors will seek permission to grant adequate protection liens and superpriority claims in favor of the Senior Secured Agent to the extent of any diminution in the collateral position of such creditor.
The proposed use of cash collateral will allow the Debtors to, among other things: (a) continue to operate their business in an orderly manner; (b) maintain their valuable relationships with vendors, shippers, suppliers, customers and employees; (c) pay various administrative professionals fees to be incurred in the Chapter 11 Cases; and (d)  support the Debtors’ working

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capital, general corporate and overall operational needs – all of which are necessary to preserve and maintain the going concern value of the Debtors’ business and, ultimately, help ensure a successful reorganization under the Plan.

I.	ANTICIPATED BANKRUPTCY FILINGS
Aside from the Plan, this Disclosure Statement, and related documentation and the use of cash collateral described in the foregoing section, the Debtors intend to seek the relief described below following the commencement of the Chapter 11 Cases.

1.	Employment of Advisors
To assist the Debtors in carrying out their duties as debtors in possession and to otherwise represent the Debtors’ interests in the contemplated Chapter 11 Cases, the Debtors will file applications seeking authorization to retain and employ certain advisors, whose terms of retention will be subject to approval by the Bankruptcy Court including:  (a) Alvarez & Marsal North America, LLC as financial advisors to the Debtors; (b) Jefferies LLC as investment banker to the Debtors (“Jefferies”), (c) Pachulski Stang Ziehl & Jones LLP as general insolvency counsel to the Debtors; (d) Snow Spence Greene LLP as Texas insolvency counsel to the Debtors: and (e) Winstead PC as corporate and securities counsel.

2.	First Day Motions for Relief to Enable the Debtors to Continue Operating Their Business
The Debtors intend to file the “first day” motions listed below:
(a)Motion to Provide Utilities “Adequate Assurance” of Payment;
(b)Motion for Authorization to: (1) Pay Employee Wages, (2) Reimburse Business Expenses, and (3) Honor Employee Benefits;
(c)Motion for Authorization to Pay Certain Prepetition Claims in the Ordinary Course of Business;
(d)Motion for Authorization to Continue Use of Cash Management System/Use of Existing Business Forms;
(e)Motion for Authorization to Use Cash Collateral;
(f)Motion to Pay Prepetition Use and Sales Taxes;
(g)Motion to Pay Insurance Premiums and Maintain Policies;
(h)Motion to Honor Customer Programs and Prepetition Deposits;
(i)Motion to Employ Ordinary Course Professionals;

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(j)Motion for Joint Administration of Chapter 11 Cases;
(k)Motion to Employ Claims Agent;
(l)Employment Applications for Professionals;
(m)Motion to Schedule Combined Hearing to Consider Approval of Disclosure Statement and Confirmation of Plan; and
(n)Motion for Waiver of Requirement for Debtors to File Schedules and Statements of Financial Affairs.
These motions, if granted, will enable the Debtors, among other things, to;

•	pay prepetition obligations to ordinary course trade creditors and employees so that the Debtors’ business operations may continue in the ordinary course;

•	determine adequate assurance for future utility service and establish procedures for utility providers to object to such assurance;

•	pay prepetition insurance obligations and to continue insurance coverage;

•	maintain customer care programs;

•	maintain existing bank accounts, continue operation of their existing cash management system; and

•	remit and pay certain prepetition taxes and fees.

J.	REORGANIZATION STRATEGY

1.	Enhancing the Debtors’ Business Operations
With the assistance of their advisors, the Debtors have been focused on developing and executing a reorganization strategy to (a) maximize the value of their Estates, (b) address the factors that led to the bankruptcy filing, and (c) enable the Debtors to emerge from chapter 11 as a stronger, more viable company. Specifically, this reorganization strategy is primarily (though not exclusively) focused on:

•	restructuring the Debtors’ balance sheet and emerging from chapter 11 with a long-term capital structure conducive to future profitability; and

•	managing the Debtors’ business to enhance its financial and operating performance, including utilizing the unique powers and opportunities afforded to a chapter 11 debtor in possession.

2.	Appropriate Capital Structure and Conversion of Noteholder Debt

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The Debtors currently have over $300 million of outstanding debt, primarily consisting of $280 million of principal obligations under the Senior Unsecured Notes, plus projected accrued interest of approximately $32 million as of January 23, 2017. Upon emergence from chapter 11 under the Plan, the Reorganized Debtors expect to have outstanding debt primarily consisting of obligations under the contemplated Exit Facility. Accordingly, the Reorganized Debtors will have a substantially improved balance sheet and more appropriate capital structure. These improvements will result from the conversion of the Senior Unsecured Notes into 100% of the New Common Stock, subject to dilution only by shares issued or available for issuance under the Management Incentive Plan. In addition to the reduction of leverage of the Reorganized Debtors upon emergence from chapter 11, the Reorganized Debtors also expect to benefit from an annual decrease in cash interest obligations associated with the conversion to equity of the Senior Unsecured Notes and repayment of the Senior Secured Debt Claims, offset by interest accruing on the Exit Facility.

K.	EXCLUSIVE PERIOD FOR FILING A PLAN AND SOLICITING VOTES
Under the Bankruptcy Code, a debtor has the exclusive right to file and solicit acceptance of a plan or plans of reorganization for an initial period of 120 days from the date on which the debtor filed for voluntary relief. If a debtor files a plan within this exclusive period, then the debtor has the exclusive right for 180 days from the Petition Date to solicit acceptances to the plan. During these exclusive periods, no other party in interest may file a competing plan of reorganization; however, a court may extend these periods upon request of a party in interest and “for cause.”

L.	DEADLINE TO ASSUME OR REJECT LEASES OF NONRESIDENTIAL REAL PROPERTY
Pursuant to section 365(d)(4) of the Bankruptcy Code, the time within which the Debtors must assume or reject unexpired leases of nonresidential real property is 120 days from the Petition Date, unless extended by order of the Bankruptcy Court.

M.	SUMMARY OF THE EXIT FACILITY
On the Effective Date, Reorganized FES LLC, as borrower, and the remaining Debtors, as guarantors, will consummate the Exit Facility, which will consist of a first lien term loan in the aggregate principal amount of $50,000,000. The lenders under the Exit Facility will be participating Holders of the Senior Unsecured Notes. The proposed definitive credit agreement governing the Exit Facility, in substantially final form, may be obtained by: (i) accessing the Debtors’ restructuring website at http://www.kccllc.net/forbes; (ii) calling the Voting Agent at (877) 634-7165 (toll free) or +1 (424) 236-7221 (international); or (iii) emailing ForbesEnergyInfo@kccllc.com.
The Exit Facility will have a four-year maturity date and will accrue interest at the rate of 5.00% per annum, which shall be payable in Cash, plus an additional 7.00% per annum, which shall be payable in Cash or in-kind at the election of the Reorganized Parent, provided, that the latter rate of interest shall increase by 2% per annum every twelve (12) months. The Exit

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Facility shall have a first lien on substantially all of the assets of the Debtors, excepting among other things the Senior Secured Obligations Cash Collateral, which shall be subject solely to the lien of Regions after the Effective Date.
The proceeds of the Exit Facility shall be used by the Debtors as follows:

•	for payment of $20 million on account of the Senior Unsecured Notes;

•	for payment of all fees and expenses related to the Exit Facility then due and payable; and

•	subject to the satisfaction of certain Release Conditions (as defined below), for general, operating working capital and other general corporate purposes.

Any funds remaining after the payments described in the first two bullet points above shall be deposited into a deposit account (the “Master Account”) subject to the control of the agent under the Exit Facility. Such agent will have sole dominion and control over the Master Account pursuant to a control agreement, which shall provide that the funds from the Master Account may only be released upon receiving written confirmation from the Required Lenders of the satisfaction of the Release Conditions.
“Release Conditions” shall mean: (i) delivery of the borrowing request, (ii) accuracy of representation and warranties under the Exit Facility loan documents, (iii) absence of a default or an event of default, (iv) the Reorganized Debtors have less than $7,000,000 of available unrestricted cash, and (v) the funds are to be used for general corporate purposes in compliance with an approved budget.
All Beneficial Holders of the Senior Unsecured Notes that are accredited investors and own in excess of $5,600,000 of the Senior Unsecured Notes (i.e., 2% of the Senior Unsecured Notes outstanding) (each, an “Eligible Offeree”) shall have the opportunity to subscribe for such holder’s Pro Rata portion of the Exit Facility. Each Eligible Offeree must subscribe for all, but not less than all, of such holder’s Pro Rata portion of the Exit Facility. The right to fund the Exit Facility will be nontransferable.
On the Effective Date, the lenders under the Exit Facility will receive a fee, payable in cash, of $3,000,000 (the “Funding Fee”). The Funding Fee shall be payable in Cash to each lender proportionally based on such lender’s Pro Rata portion of the Exit Facility.

N.	SUMMARY OF BACKSTOP AGREEMENT
On December 21, 2016, FES Ltd. and certain large holders of the Senior Unsecured Notes consisting of certain funds and accounts advised or sub-advised by Ascribe Capital LLC (“Ascribe”), Courage Capital Management, LLC; Pacific Investment Management Company LLC; Phoenix Investment Adviser LLC; and Solace Capital Partners, L.P. (“Solace”) (together, the “Backstop Lenders”), executed that certain Backstop Agreement (the “Backstop Agreement”), pursuant to which the Backstop Lenders agreed to backstop, subject to the terms

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thereof, the Exit Facility to ensure that the entire term loan is funded. The Backstop Agreement may be obtained by: (i) accessing the Debtors’ restructuring website at http://www.kccllc.net/forbes; (ii) calling the Voting Agent at (877) 634-7165 (toll free) or +1 (424) 236-7221 (international); or (iii) emailing ForbesEnergyInfo@kccllc.com.
In consideration of such backstop commitment, on the Effective Date, the Backstop Lenders shall receive a nonrefundable premium, payable in Cash of $2,000,000 (the “Backstop Put Premium”). The Backstop Put Premium shall be payable to each Backstop Lender in cash proportionally based on such Backstop Lender’s backstop commitment.

O.	SUMMARY OF MANAGEMENT EMPLOYMENT AGREEMENTS
On the Effective Date, Reorganized FES LLC, as employer, and Reorganized FES Ltd., as guarantor, will execute and implement the Management Employment Agreements with the following employees: (i) John E. Crisp, the Chairman of the New Board, President and Chief Executive Officer & Director; (ii) Charles C. Forbes, Executive Vice President, Chief Operating Officer & Director; and (iii) L. Melvin Cooper, Senior Vice President, Chief Financial Officer & Assistant Secretary, and Reorganized CCF, as employer, and Reorganized FES Ltd., as guarantor, will execute and implement the Management Employment Agreement with Steve Macek, Executive Vice President, Well Servicing (collectively, the “Key Senior Managers”). The Management Employment Agreements shall generally be in a form substantially similar to the existing management agreements currently in place with Messrs. Crisp, Forbes, and Cooper, subject to the following principal modifications:

•	The basic annualized salary shall be $650,000 for each of Messrs. Crisp and Forbes, $425,000 for Mr. Cooper, and $325,000 for Mr. Macek, consistent with the salaries currently in effect.

•
The term of employment under the Management Employment Agreements for the Key Senior Managers shall commence on the Effective Date of the Plan and shall continue for four years thereafter (such four year period, the “Initial Term”), provided, however, that beginning on the first day after the Initial Term and on every anniversary of such date thereafter (each, a “Renewal Date”), the then-existing term of the Management Employment Agreements shall automatically be extended one additional year unless either party gives the other written notice of non-renewal at least one hundred and eighty (180) days prior to any such Renewal Date.

•
Severance shall be co-terminous with the restricted period under the noncompetition provision of the Management Employment Agreements and shall not exceed the greater of (i) the remaining term of the applicable Management Employment Agreement and (ii) one year following termination of employment following notice of non-renewal.

•
The definition of Change in Control shall not include the transactions implemented in connection with the Plan and shall only apply to any applicable transaction occurring after the Plan is substantially consummated.

•	Rights under previous existing awards made pursuant to the Debtors’ prepetition incentive compensation plan shall be extinguished through the Plan.

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•
The restricted period under the noncompetition provision shall be revised from the term of employment plus one year thereafter to the greater of (i) the remaining term of the applicable Management Employment Agreement, and (ii) one year following termination of employment following notice of non-renewal.

•
Section 8(d) of the Management Employment Agreements (which contain double trigger termination provisions following a change of control) shall be amended so that whether the second trigger has occurred will be determined in all cases based on an objective determination and not on the basis of a good faith determination of the Key Senior Manager.

•
Key Senior Managers shall not be precluded from engaging in those activities that are specified in the Management Employment Agreements (such specification to include a list of those board positions and related party investments and activities disclosed in the Debtors’ SEC filings), other board positions, ownership of less than 5% of any public company, and other permitted activities as presently provided in the current employment agreements.

•	Consistent with the prior award agreements, immediately prior to closing of a change of control, vesting of all equity awards will be accelerated.

P.	SUMMARY OF MANAGEMENT INCENTIVE PLAN
Upon the Effective Date, Reorganized Parent will adopt and implement the Management Incentive Plan, which will provide for the issuance of shares of the New Common Stock to the officers and other key employees of Reorganized Parent in an amount equal to 12.2% (increasing ratably after the first eighteen (18) months following the Effective Date up to 12.5% over the period that the Exit Facility is still outstanding) of the Aggregate Equity (as defined below). The Management Incentive Plan will provide for grants of 8.5% of the Aggregate Equity in the form of restricted stock units on the Effective Date, the distribution of which shall be determined by the Chairman of the New Board (John E. Crisp) in consultation with the New Board, subject to the following: (i) 1% of the Aggregate Equity will vest upon the achievement of certain performance metrics as provided in the applicable award agreements, (ii) 7.2% of the Aggregate Equity will vest as follows: one-fifth shall vest on the Effective Date and one-fifth shall vest on each of the first, second, third, and fourth anniversaries of the Effective Date and (iii) if the Exit Facility has not been repaid or otherwise discharged within eighteen (18) months following the Effective Date, an additional number of shares shall be allocated, such number to be 0.3% of the Aggregate Equity determined ratably over the period that the Exit Facility remains outstanding after the first eighteen (18) months following the Effective Date and such allocated shares shall vest as follows: two-fifths on the first day following the date that is eighteen (18) months following the Effective Date and one-fifth on each of the second, third and fourth anniversaries of the Effective Date. The remaining pool (the “Remaining Pool”) of 4% of the Aggregate Equity under the Management Incentive Plan shall be reserved for distribution as determined by the New Board in consultation with the Chairman of the New Board (John E. Crisp); provided, however, that if a change of control of the Reorganized Parent should occur and any unallocated Aggregate Equity under the Management Incentive Plan shall not have been distributed prior to such change of control, then, if at the effective time of the change of control, the equity of Reorganized Parent (as defined in the Management Incentive Plan) is (i) $283,000,000 or more

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but less than $354,000,000, all of the remaining undistributed portion of the Remaining Pool (up to 2% of the Aggregate Equity) or (ii) $354,000,000 or more, all of the remaining undistributed portion of the Remaining Pool (or such 4% of the Aggregate Equity), shall in either such event be deemed to have been granted ratably to the persons who received a portion of the 7.2% of the Aggregate Equity contemplated in clause (ii) above immediately prior to such change of control and such Remaining Pool awards shall immediately vest prior to such change of control.
The “Aggregate Equity” means the sum of (i) the number of shares of the New Common Stock issued to the Holders of Allowed Senior Unsecured Notes Claims and (ii) the number of shares of New Common Stock issued or available for issuance under the Management Incentive Plan.

Q.	SUMMARY OF THE NEW COMMON STOCK OF REORGANIZED PARENT / SHAREHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT
The New Common Stock of Reorganized Parent shall constitute a single class of Equity Security in Reorganized Parent and, other than as contemplated under the Management Incentive Plan, there shall exist no other Equity Securities, warrants, options, or other agreements to acquire any equity interest in Reorganized Parent.
On the Effective Date, all holders of the New Common Stock and holders of awards under the Management Incentive Plan shall be deemed bound to (1) the Shareholders Agreement that will be filed with the Plan Supplement and that shall contain customary terms including transfer restrictions, preemptive rights, right of first offer, tag-along rights, drag-along rights, and certain information rights, including quarterly financial and operating reporting and (2) the Registration Rights Agreement that will be filed with the Plan Supplement and that shall contain customary terms including providing certain parties with certain demand registration rights and with piggyback registration rights.  The Shareholders Agreement and the Registration Rights Agreement shall be binding on Reorganized Parent and all parties receiving, and all holders of, the New Common Stock (whether received under the Plan or the Management Incentive Plan) regardless of whether such parties execute the Shareholders Agreement or the Registration Rights Agreement.
The material terms of the Shareholders Agreement are summarized below:
Reorganized Parent shall be organized in Delaware. The business and affairs of Reorganized FES Ltd. shall be managed and directed by or on behalf of the New Board initially consisting of five (5) members:

•	Initially, and for so long as he shall remain the Chief Executive Officer, the Chief Executive Officer (John E. Crisp) as Chairman of the New Board;

•	Ascribe shall have the right to designate one (1) member of the New Board for so long as it owns at least 10% of the outstanding Common Stock;

•	Solace shall have the right to designate one (1) member of the New Board for so long as it owns at least 10% of the outstanding Common Stock;

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•	Ascribe and Solace shall have the right to jointly designate one (1) member of the New Board for so long as each of Ascribe and Solace own at least 10% of the outstanding Common Stock; and

•	The remaining one (1) member of the New Board shall be selected by the Supporting Noteholders.

Ascribe, Solace and the remaining Supporting Noteholders shall take into consideration input from the Chairman of the New Board, which input the Supporting Noteholders will consider reasonably and in good faith.

The New Board (or a duly appointed nominating and corporate governance committee of the New Board) shall be responsible for:

•	developing and recommending a set of corporate governance principles;

•	identifying individuals qualified to become directors, consistent with the criteria approved by the New Board and recommending director nominees;

•	overseeing the evaluation of the New Board and management;

•	recommending members of the New Board to serve on committees and evaluating the operations and performance of such committees; and

•	other customary board activities.

Compensation for board service to be determined, provided, that no member of the New Board that is also an employee of the Company shall receive compensation for board service.
Non-employee shareholders shall have no obligation to present corporate opportunities to the Company.
No shareholder shall transfer any New Common Stock:

•
if such transfer would (a) violate any applicable securities or other laws, (b) unless the New Common Stock is registered pursuant to Sections 12(b) or 12(g) of the Exchange Act, result in the Company having shareholders of record exceeding in number either (i) 2000 or more accredited investors or (ii) 500 or more persons who are not accredited investors; or (c) limit, impair or eliminate the Company’s net operating losses;

•	if the transferee is (a) a competitor, customer or supplier of the Company, and (b) such transfer would be adverse to the Company, in each case as determined by the New Board; or

•	if the transferee creates a foreign ownership, control or influence (FOCI) issue.
Subject to the above transfer restrictions, shareholders shall be permitted to transfer New Common Stock to Affiliates (a “Permitted Affiliate Transfer”).

“Affiliate” (a) shall mean, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with, such Person or any

37

immediate family member of such Person; and (b) shall also include, with respect to any Person who is an individual, a trust the beneficiaries of which, or a corporation or partnership the stockholders or limited or general partners of which, include only such individual and/or such individual’s immediate family members.
Any transfer by any shareholder of any New Common Stock to a person other than its Affiliate shall be subject to the right of first offer and tag-along rights described below and the requirement that any transferee shall have agreed to be bound by all of the terms and conditions of the Shareholders Agreement.
Each member of management who is a shareholder and each shareholder who is an accredited investor holding together with its Affiliates 5% or more of the outstanding shares of New Common Stock (a “Significant Shareholder”) shall have the right to purchase a Pro Rata portion (based on the New Common Stock owned by each such Significant Shareholder as a percentage of all such Significant Shareholders) of New Common Stock (or securities convertible or exchangeable into or exercisable for New Common Stock) issued by the Company, subject to customary exceptions, which exceptions would include issuances under the Management Incentive Plan and issuances in connection with acquisitions, certain financings and other strategic transactions.
Significant Shareholders (the “ROFO Shareholders”) will have a right of first offer at a purchase price per share determined by the selling shareholder in connection with any proposed sale of shares of New Common Stock by that shareholder (other than in connection with a Permitted Affiliate Transfer or any initial public offering). In the event that the ROFO Shareholders decline to purchase all the shares of New Common Stock so offered (with such right to purchase being allocated on a pro rata basis with one successive reoffer right for any remaining shares), any shares not purchased by the ROFO Shareholders will become subject to a right of first offer of the Company at the same price. If the Company declines to purchase all remaining shares that are proposed to be sold, then the selling shareholder may offer such shares to third parties at a price not less than what was offered in connection with the right of first offer during a sixty (60) day period. After that sixty (60) day period, the right of first offer as to the remaining shares shall be reinstated. The right of first offer shall be subject to customary terms and exceptions.
Other than in the case of a Permitted Affiliate Transfer, if any shareholder or group of shareholders proposes to transfer at least 30% of the then outstanding New Common Stock (each, a “Tag-Along Seller”), then (a) a Tag-Along Seller shall provide notice to all other Significant Shareholders (each, a “Tag Shareholder”); and (b) each Tag Shareholder shall have the right to require the proposed transferee to purchase a number of such Tag Shareholder’s shares of New Common Stock equal to (i) the total number of shares of New Common Stock that the proposed transferee has agreed or committed to purchase in such Tag-Along sale multiplied by (ii) a fraction, the numerator of which is the aggregate number of shares of New Common Stock owned by the Tag Shareholder and the denominator of which is the aggregate number of shares of New Common Stock owned by (a) all Tag Shareholders and (b) the Tag-Along Seller, on the same terms and conditions as such Tag-Along Sellers. Each Tag Shareholder exercising

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its Tag-Along Rights shall make all representations and warranties in connection with such transfer as made by the Tag-Along Seller.
Other than in the case of a Permitted Affiliate Transfer, if any shareholder or group of shareholders who holds no less than 50% of the outstanding New Common Stock receives a bona fide offer from a third party to purchase in a single transaction or series of transactions all of the outstanding New Common Stock, such shareholder or shareholders (each, a “Drag-Along Seller”) shall have the right to require all other shareholders to transfer their shares of New Common Stock on the same terms and conditions proposed by such Drag-Along Seller. Drag-Along Sellers also will be entitled to require other shareholders, if applicable, to vote all their shares in favor of any transaction proposed in connection with the transfer and to waive all rights of appraisal.
The Reorganized Company shall not take any of the following actions without the prior written consent of more than 50% of the outstanding New Common Stock held by all holders (“Majority Consent”):

(i)
sell the Company or its material subsidiaries whether through sale of stock, sale of substantially all of the assets of the Company or its subsidiaries (on a consolidated basis), merger, consolidation or otherwise, but excluding any acquisition of assets (including equity securities) by the Company or any of its subsidiaries of another person in which the stockholders of the Company become the majority holders of the surviving entity;

(ii)	liquidate, dissolve or wind-up the business and affairs of the Company or its subsidiaries (on a consolidated basis);

(iii)	amend, alter or repeal any provision of the certificates of incorporation of the Company;

(iv)	enter into any Affiliate Transactions (defined below); or

(v)	agree or consent to any of the foregoing.
“Affiliate Transaction” means any payment to, or sale, lease, transfer or other disposition of any of the properties or assets of the Company or its subsidiaries to, or the purchase of any property or assets from, or the entering into, making, amending, renewing or extending of any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (other than the Company and its subsidiaries); provided, however, that “Affiliate Transactions” shall not include (i) employment arrangements (and any activity approved under the employment agreements), (ii) payment of any fees incurred in connection with service as a member of the New Board or any board of directors or similar governing body of any subsidiary of the Company and (iii) arrangements with an employee’s permitted activities (as defined in the Management Employment Agreements).

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The Shareholders Agreement shall terminate upon the consummation of a qualified public offering, which is defined as a bona fide public offering of common stock that yields gross proceeds in an amount of at least $50 million.
Upon request, the Company shall provide to any Significant Shareholder all information, other than material, non-public information, provided to the Company’s lenders under any credit agreements, indentures or similar documents.

The Company shall permit, and shall cause each subsidiary to permit, each Significant Shareholder to visit and inspect the Company’s or any subsidiary’s properties, to examine its books of account and records and to discuss the Company’s or any subsidiary’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested; provided, that such access does not materially interfere with the operations of the Company’s or any subsidiary’s business.

To the extent a holder of New Common Stock determines to receive material, non-public information, such holder shall enter into confidentiality agreement reasonably acceptable to the Company.
The Reorganized Company shall provide shareholders with quarterly and annual financial reports as if the Company was a public filer, including consolidated balance sheets and the consolidated statement of income, cash flows and changes in stockholders’ equity and comparison to prior years along with a management discussion and analysis, and shall continue to receive an annual audit from a nationally recognized public accounting firm. BDO USA, LLP shall be deemed an acceptable public accounting firm for the Company.

The Company shall also:

•	provide an investor portal with customary access restrictions;

•	provide copies of all press releases and other statements made by the Company concerning material developments regarding the Company and its businesses; and

•	for Significant Shareholders, upload to the investor portal the Company’s annual budget after such budget has been approved by the New Board.
Amendments to the Shareholders Agreement will require the supermajority consent of the shareholders. The Shareholders Agreement will be governed by Delaware law.

ARTICLE III.
SUMMARY OF THE PLAN

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THIS ARTICLE III IS INTENDED ONLY TO PROVIDE A SUMMARY OF THE MATERIAL TERMS OF THE PLAN AND IS QUALIFIED BY REFERENCE TO THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN AND SHOULD NOT BE RELIED ON FOR A COMPREHENSIVE DISCUSSION OF THE PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES OR CONFLICTS BETWEEN THIS ARTICLE III AND THE PLAN, THE TERMS AND CONDITIONS SET FORTH IN THE PLAN SHALL CONTROL AND GOVERN.

A.	ADMINISTRATIVE AND PRIORITY TAX CLAIMS

1.	Administrative Expense Claims
On the later of the Effective Date or the date on which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Expense Claim will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim; or (ii) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder; provided, however, that Administrative Expense Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Debtors or Reorganized Debtors in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. All statutory fees payable under 28 U.S.C. § 1930(a) shall be paid as such fees become due.
Professional Fee Claims. Professionals or other Entities asserting a Professional Fee Claim for services rendered through the Effective Date must File, within sixty (60) days after the Effective Date, and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claim; provided that the Reorganized Debtors will pay Professionals in the ordinary course of business, for any work performed after the Effective Date, including those fees and expenses incurred by Professionals in connection with the implementation and consummation of the Plan, in each case without further application or notice to or order of the Bankruptcy Court in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order(s) relating to or allowing any such Fee Claim; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order.
Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) ninety (90) days after the Effective Date and (b) thirty (30) days after the Filing of the applicable request for payment of the Professional Fee Claim. Each Holder of an Allowed Professional Fee Claim will be paid by the Reorganized

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Debtors in Cash within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim.
Restructuring Expenses, Secured Lenders’ Fees and Expenses, and Senior Unsecured Notes Trustee’s Fees and Expenses. The fees and expenses incurred by the Supporting Noteholder Professionals, the Senior Secured Agent’s professionals, and the Senior Unsecured Notes Trustee and its professionals will be paid in connection with the Plan or any applicable orders entered by the Bankruptcy Court on the Effective Date or as soon as reasonably practicable thereafter. Nothing in the Plan shall require such professionals (or the Senior Unsecured Notes Trustee) to file applications with, or otherwise seek approval of, the Bankruptcy Court as a condition to the payment of such fees and expenses.

2.	Priority Tax Claims
On or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or Reorganized Debtors: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; or (b) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder. Payment of statutory fees due pursuant to 28 U.S.C. § 1930(a)(6) will be made at all appropriate times until the entry of a final decree or order converting or dismissing the Chapter 11 Cases provided, however, that the Debtors may prepay any or all such Claims at any time, without premium or penalty.

B.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

1.	Summary
All Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified as described in Article III, Section B of the Plan.
The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes including, without limitation, voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

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Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Debt Claims	Unimpaired	Deemed to Accept
3	Senior Secured Debt Claims	Unimpaired	Deemed to Accept
4	Senior Unsecured Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Deemed to Accept
6	Intercompany Claims	Unimpaired	Deemed to Accept
7	Equity Interests in Parent	Impaired	Deemed to Reject
8	Equity Interests in Subsidiaries	Unimpaired	Deemed to Accept

2.	Separate Classification of Other Secured Debt Claims
Although all Other Secured Debt Claims have been placed in one Class for purposes of nomenclature within the Plan, each Other Secured Claim, to the extent secured by a Lien on Collateral different from the Collateral securing a different Other Secured Claim, shall be treated as being in a separate sub-Class for the purposes of voting to accept or reject the Plan and receiving Plan Distributions.

3.	Elimination of Vacant Classes
Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

4.	Voting; Presumptions; Solicitation in Good Faith
Only holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan. An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. Holders of Claims in Class 4 will receive ballots containing detailed voting instructions.
The Debtors have, and upon the Effective Date the Reorganized Debtors shall be deemed to have, solicited votes on the Plan from the Voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Accordingly, the Debtors and the Reorganized Debtors and each of their respective Related Persons shall be entitled to, and upon the Confirmation Date are hereby granted, the protections of section 1125(e) of the Bankruptcy Code.

5.	Cramdown

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If any Class of Claims is deemed to reject the Plan or is entitled to vote on the Plan and does not vote to accept the Plan, the Debtors may (i) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify the Plan in accordance with the terms hereof and the Bankruptcy Code. If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

6.	Classification and Treatment of Claims and Equity Interests

(a)	Class 1 - Other Priority Claims

◦	Classification: Class 1 consists of the Other Priority Claims.

o
Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. With respect to each Allowed Class 1 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors or Reorganized Debtors: (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 1 Claim will have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.

o
Impairment and Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

(b)	Class 2 - Other Secured Debt Claims

o
Classification: Each Class 2 Claim is an Other Secured Debt Claim against the applicable Debtors. With respect to each applicable Debtor, this Class will be further divided into subclasses designated by letters of the alphabet (Class 2A, Class 2B and so on), so that each holder of any Allowed Other Secured Debt Claim against such Debtor is in a Class by itself, except to the extent that there are Other Secured Debt Claims that are substantially similar to each other and may be included within a single Class.

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o
Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by the Plan. With respect to each Allowed Class 2 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors or Reorganized Debtors: (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 2 Claim will have agreed upon in writing; (C) any defaults shall be cured and shall be paid or satisfied in accordance with and pursuant to the terms of the applicable agreement between the Debtors and the Holder of the Allowed Class 2 Claim; or (D) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code. Each Holder of an Allowed Other Secured Debt Claim will retain the Liens securing its Allowed Other Secured Debt Claim as of the Effective Date until full and final payment of such Allowed Other Secured Debt Claim is made as provided in the Plan. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Other Secured Debt Claim will be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

o
Impairment and Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

(c)	Class 3 – Senior Secured Debt Claims

o	Classification: Class 3 consists of the Senior Secured Debt Claims.

o
Allowance: The Senior Secured Debt Claims will be deemed Allowed in an aggregate amount equal to: (a) $15,000,000 on account of the Revolving Advances (as defined in the Senior Secured Loan Agreement) as of the Effective Date, (b) $9,012,097 on account of outstanding letters of credit as of November 1, 2016, subject to adjustment as of the Effective Date, (c) any outstanding fees, interest, and Bank Product Obligations (as defined in the Senior Secured Loan Agreement), and (d) all other Obligations under (and as defined in) the Senior Secured Loan Agreement

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(including, without limitation, the reasonable fees and expenses of counsel for the Senior Secured Agent).

o	Treatment:

(i)
On the Effective Date, each holder of an Allowed Senior Secured Debt Claim will receive, as applicable, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, (a) Cash in an amount equal to the amount of such Allowed Class 3 Claim to satisfy all outstanding Obligations (as defined in the Senior Secured Loan Agreement) with respect to the Revolving Advances and all interest, fees, and other charges due and payable under the Senior Secured Loan Agreement relating to the Revolving Advances, and (b) as to the Issuer and Bank Product Provider (as each term is defined in the Senior Secured Loan Agreement), Cash (and a pledge thereof) in the amounts required under the Senior Secured Loan Agreement to cash collateralize all letters of credit and Bank Product Obligations. The Cash to be pledged to the Issuer and Bank Product Provider under clause (b) may be transferred from the Senior Secured Obligations Cash Collateral Account or, in the sole discretion of the Issuer and Bank Product Provider, be maintained in the same Senior Secured Obligations Cash Collateral Account, subject to the terms of, and security interests and liens granted under, the Senior Secured Obligations Cash Collateral Agreement.

(ii)
Further, on the Effective Date, the Debtors shall execute and deliver to Regions the Regions Letter of Credit Agreement and Regions shall deposit into the cash collateral account established thereunder the cash received under clause (b) above to be governed by such agreement.

(iii)
From and after the Effective Date and payment and deposit of the amounts set forth in subsections (i) and (ii) above, the outstanding letters of credit shall remain outstanding in accordance with their terms, except as may be modified pursuant to the Regions Letter of Credit Agreement.

(iv)
The liens of the Senior Secured Agent in the cash collateral currently held by the Senior Secured Agent and to be deposited with and pledged to Regions under the Regions Letter of Credit Agreement shall continue in full force and effect and shall not be released or discharged under the Plan.

(v)	Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be deemed to release, extinguish, or discharge any

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indemnity or other obligations of the Debtors that survive termination of the Senior Secured Loan Agreement pursuant to the terms thereof.

o
Impairment and Voting: Class 3 is an Unimpaired Class, and the Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 3 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

(d)	Class 4 – Senior Unsecured Notes Claims

o	Classification: Class 4 consists of the Senior Unsecured Notes Claims.

o
Allowance: Notwithstanding any provisions of Article VIII of the Plan to the contrary, the Senior Unsecured Notes Claims will be deemed Allowed, without offset, counterclaim or defense of any kind, in the aggregate principal amount of $280,000,000, plus accrued interest as of the Petition Date.

o
Treatment: On the Effective Date, each and every Holder of an Allowed Senior Unsecured Notes Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive its Pro Rata share of (a) $20,000,000 in Cash, and (b) 100% of the New Common Stock of Reorganized Parent, subject to dilution only on account of shares issued or available for issuance under the Management Incentive Plan.

o	Impairment and Voting: Class 4 is an Impaired Class, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.

(e)	Class 5 – General Unsecured Claims

o	Classification: Class 5 consists of the General Unsecured Claims.

o
Treatment: Each holder of an Allowed Class 5 Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim shall receive Cash in an amount equal to such Allowed Class 5 Claim on the later of: (a) the Effective Date, or as soon as practicable thereafter; or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Class 5 Claim. Notwithstanding anything to the contrary in the Plan, after the Effective Date and subject to the other provisions of the Plan, the Reorganized Debtors will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtors had with respect to any General Unsecured Claim, except with respect to any General Unsecured Claim Allowed by orders of the Bankruptcy Court.

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Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date, no General Unsecured Claim will become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest.

o
Impairment and Voting: Class 5 is an Unimpaired Class, and the Holders of Class 5 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 5 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

(f)	Class 6 – Intercompany Claims

o	Classification: Class 6 consists of the Intercompany Claims.

o	Treatment: On the Effective Date, all Class 6 Intercompany Claims will be Reinstated.

o
Impairment and Voting: Class 6 is an Unimpaired Class, and the Holders of Class 6 Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, Therefore, Holders of Class 6 Claims are not entitled to vote to accept or reject the Plan and will not be solicited.

(g)	Class 7 – Equity Interests in Parent

o	Classification: Class 7 consists of the Equity Interests in Parent.

o
Treatment: All Class 7 Equity Interests in Parent will be deemed cancelled upon the Effective Date and will be of no further force and effect, whether surrendered for cancellation or otherwise. The Holders of Class 7 Equity Interests in Parent will receive no distributions under the Plan.

o	Impairment and Voting: Class 7 is Impaired and the Holders of Class 7 Equity Interests in Parent are deemed to reject the Plan and will not be solicited.

(h)	Class 8 – Equity Interests in Subsidiaries

o	Classification: Class 8 consists of the Equity Interests in Subsidiaries.

o	Treatment: On the Effective Date, Reorganized Parent will own 100% of the Equity Interests in Subsidiaries, directly or indirectly.

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o
Impairment and Voting: Class 8 is an Unimpaired Class, and the Holders of Class 8 Equity Interests in Subsidiaries will be conclusively deemed to have accepted the Plan. Therefore, Holders of Class 8 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.

7.	Special Provision Governing Unimpaired Claims
Except as otherwise provided in the Plan, nothing under the Plan will affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims, including the right to cure any arrears or defaults that may exist with respect to contracts to be assumed under the Plan and the right to apply any available statutory cap to such Unimpaired Claims.

8.	Discharge of Claims

    Except as otherwise provided in the Plan and effective as of the Effective Date: (i) the rights afforded in the Plan and the treatment of all Claims and Equity Interests will be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including (except in the case of postpetition interest comprising part of the Senior Secured Debt Claim) any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (ii) the Plan will bind all Holders of Claims and Equity Interests, notwithstanding whether any such Holders abstained from voting to accept or reject the Plan or voted to reject the Plan; (iii) all Claims and Equity Interests will be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto will be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (iv) all Entities will be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, each of their successors and assigns, and each of their assets and properties, any other Claims or Equity Interests based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

9.	Subordinated Claims

    The allowance, classification, and treatment of all Claims under the Plan shall take into account and conform to the contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors, with the consent of the Supporting Noteholders, reserve the right to re-classify, or to seek to subordinate, any Claim in accordance with any contractual, legal, or equitable subordination relating thereto, and the treatment afforded any Claim under the Plan that becomes a subordinated Claim at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, no distributions under the Plan shall be made on account of any subordinated Claim.

C.	ACCEPTANCE OR REJECTION OF THE PLAN

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1.	Presumed Acceptance of Plan
Classes 1, 2, 3, 5, 6 and 8 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

2.	Presumed Rejection of Plan
Class 7 is Impaired and Holders of Equity Interests in Parent shall receive no distribution under the Plan on account of the Equity Interests in Parent and are, therefore, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

3.	Voting Class
Each Holder of an Allowed Claim as of the applicable Voting Record Date in the Voting Class (Class 4) will be entitled to vote to accept or reject the Plan.

4.	Acceptance by Impaired Classes of Claims
Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

5.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors (subject to any consents that may be required under the Restructuring Support Agreement) reserve the right to modify the Plan or any Exhibit thereto or Plan Schedule in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

D.	MEANS FOR IMPLEMENTATION OF THE PLAN

1.	General Settlement of Claims
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan.

2.	Corporate Existence
The Debtors will continue to exist after the Effective Date as separate legal entities, with all of the powers of corporations, limited liability companies, memberships and partnerships pursuant to the applicable law in their states of incorporation or organization and, with respect to FES Ltd., pursuant to the Shareholders Agreement and the Amended Organizational Documents.

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On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and the Shareholders Agreement, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.
On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

3.	Vesting of Assets in the Reorganized Debtors
Except as otherwise provided in the Plan or the Confirmation Order, on or after the Effective Date, all property and assets of the Estates (including, without limitation, Causes of Action and, unless otherwise waived or released pursuant to an order of the Bankruptcy Court or the Plan, Avoidance Actions) and any property and assets acquired by the Debtors pursuant to the Plan will vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges or other encumbrances, except that the Senior Secured Obligations Cash Collateral shall remain subject to the valid, fully perfected, first priority security interest therein and lien thereupon in favor of the Senior Secured Agent and Regions. Except as may be otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors will pay the charges that they incur after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including reasonable fees relating to the preparation of Professional fee applications) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court.

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4.	Exit Facility and Sources of Cash for Plan Distributions
On the Effective Date, Reorganized FES LLC, as borrower, and the remaining Debtors, as guarantors, will consummate the Exit Facility, which will consist of a first lien term loan in the aggregate principal amount of $50,000,000. The lenders under the Exit Facility will be participating Holders of the Senior Unsecured Notes.
The Exit Facility will have a four-year maturity date and will accrue interest at the rate of 5.00% per annum, which shall be payable in Cash, plus an additional 7.00% per annum, which shall be payable in Cash or in-kind at the election of the Reorganized Parent, provided, that the latter rate of interest shall increase by 2% per annum every twelve (12) months. The Exit Facility shall have a first lien on all of the assets of the Debtors except (i) certain equity interests of any subsidiary of FES Ltd. that is a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) those assets leased pursuant to a capital lease or other similar leasing arrangement in which liens are placed to secure a portion of the purchase price or financing of such assets, (iii) real estate interests held in a leasehold estate, (iv) cash pledged to secure outstanding letters of credit or other bank product obligations (including, without limitation, the Senior Secured Obligations Cash Collateral, which shall be subject solely to the lien of Regions after the Effective Date), or (v) certain trademark applications. The Exit Facility documents shall contain provisions satisfactory to the Senior Secured Agent and Regions, or a separate writing from the Exit Facility lenders in form and substance satisfactory to the Senior Secured Agent and Regions, affirmatively disclaiming any lien, security interest or any other interest in or to the Senior Secured Obligations Cash Collateral and confirming and acknowledging that the Senior Secured Obligations Cash Collateral is and shall be subject solely to the lien of Regions from and after the Effective Date.
All Beneficial Holders of the Senior Unsecured Notes that are accredited investors and own, together with their Affiliates, in excess of $5,600,000 of the Senior Unsecured Notes (i.e., 2% of the Senior Unsecured Notes outstanding) (each, an “Eligible Offeree”) shall have the opportunity to subscribe for such holder’s Pro Rata portion of the Exit Facility (the “Subscription Option”). Each Eligible Offeree must subscribe for all, but not less than all, of such holder’s Pro Rata portion of the Exit Facility. The right to fund the Exit Facility will be nontransferable.
The Debtors will provide, or cause to be provided, to each Eligible Offeree a subscription form (the “Subscription Form”), whereby each Eligible Offeree may exercise its Subscription Option. The Subscription Option may be exercised during a specified period. In order to exercise the Subscription Option, each Eligible Offeree shall, prior to the designated expiration time, (i) return a duly executed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to Wilmington Trust, National Association, the subscription agent selected by the Debtors (the “Subscription Agent”); (ii) return a duly executed signature page to the Exit Facility; (iii) return a duly completed and executed administrative agent questionnaire, (iv) such other documents as the Subscription Agent may reasonably require ((i)-(iv) collectively, together with the Subscription Form, referred to as the “Subscription Documents”); and (v) fund an amount equal to the portion of the Exit Facility elected to be funded by such Eligible Offeree pursuant to its Subscription Option (net of fees), by wire transfer

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of immediately available funds prior to the expiration time to an account established by the Subscription Agent. The portion of Exit Facility funded by an Eligible Offeree who elects to fund such Exit Facility shall be rounded down to the nearest ten thousand dollar increment.
If the Subscription Agent for any reason does not receive from an Eligible Offeree both timely and duly executed Subscription Documents and a timely payment for the Exit Facility being funded by such Eligible Offeree, unless otherwise approved by the Debtors and the Required Backstop Lenders, such Eligible Offeree shall be deemed to have relinquished and waived its right to participate in the Subscription Option.
On the Effective Date, the lenders under the Exit Facility will receive a fee, payable in Cash, of $3,000,000 (the “Funding Fee”). The Funding Fee shall be payable in Cash to each lender proportionally based on such lender’s Pro Rata portion of the funded Exit Facility.
The Backstop Lenders have executed the Backstop Agreement pursuant to which they agreed to backstop, subject to the terms thereof, the Exit Facility to ensure that the entire Exit Facility is funded. In consideration of such backstop commitment, on the Effective Date, the Backstop Lenders shall receive a nonrefundable premium, payable in Cash of $2,000,000 (the “Backstop Put Premium”). The Backstop Put Premium shall be payable to each Backstop Lender in Cash proportionally based on such Backstop Lender’s backstop commitment.
On the Effective Date, the applicable Reorganized Debtors will be authorized to execute and deliver the Exit Facility Documents, and any related loan documents, and will be authorized to execute, deliver, file, record and issue any other notes, guarantees, deeds of trust, security agreements, documents (including UCC financing statements), amendments to the foregoing, or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity, subject to the lien limitations set forth in the Plan.
Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments required pursuant to the Plan will be obtained from the Exit Facility and the Reorganized Debtors’ Cash balances (which may include, with respect to the deposit of the Senior Secured Obligations Cash Collateral, cash collateral currently held by the Senior Secured Agent as cash collateral for the letters of credit and Bank Product Obligations), including Cash from operations. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.

5.	Treatment of Vacant Classes

    Any Claim or Interest in a Class is considered vacant under Article III, Section C of the Plan shall receive no Plan Distribution.

6.	Management Incentive Plan / Management Employment Agreements

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Upon the Effective Date, Reorganized Parent will adopt and implement the Management Incentive Plan, which will provide for the issuance of shares of the New Common Stock to the officers and other key employees of Reorganized Parent in an amount equal to 12.2% (increasing ratably after the first eighteen (18) months following the Effective Date up to 12.5% over the period that the Exit Facility is still outstanding) of the Aggregate Equity. The Management Incentive Plan will provide for grants of 8.5% of the Aggregate Equity in the form of restricted stock units on the Effective Date, the distribution of which shall be determined by the Chairman of the New Board (John E. Crisp) in consultation with the New Board, subject to the following: (i) 1% of the Aggregate Equity will vest upon the achievement of certain performance metrics as provided in the applicable award agreements, (ii) 7.2% of the Aggregate Equity will vest as follows: one-fifth shall vest on the Effective Date and one-fifth shall vest on each of the first, second, third, and fourth anniversaries of the Effective Date and (iii) if the Exit Facility has not been repaid or otherwise discharged within eighteen (18) months following the Effective Date, an additional number of shares shall be allocated, such number to be 0.3% of the Aggregate Equity determined ratably over the period that the Exit Facility remains outstanding after the first eighteen (18) months following the Effective Date and such allocated shares shall vest as follows: two-fifths on the first day following the date that is eighteen (18) months following the Effective Date and one-fifth on each of the second, third and fourth anniversaries of the Effective Date. The remaining pool (the “Remaining Pool”) of 4% of the Aggregate Equity under the Management Incentive Plan shall be reserved for distribution as determined by the New Board in consultation with the Chairman of the New Board (John E. Crisp); provided, however, that if a change of control of the Reorganized Parent should occur and any unallocated Aggregate Equity under the Management Incentive Plan shall not have been distributed prior to such change of control, then, if at the effective time of the change of control, the equity of Reorganized Parent (as defined in the Management Incentive Plan) is (i) $283,000,000 or more but less than $354,000,000, all of the remaining undistributed portion of the Remaining Pool (up to 2% of the Aggregate Equity) or (ii) $354,000,000 or more, all of the remaining undistributed portion of the Remaining Pool (or such 4% of the Aggregate Equity), shall in either such event be deemed to have been granted ratably to the persons who received a portion of the 7.2% of the Aggregate Equity contemplated in clause (ii) above immediately prior to such change of control and such Remaining Pool awards shall immediately vest prior to such change of control.
Further, on the Effective Date, Reorganized FES LLC, as employer (and as to Steve Macek, Reorganized CCF) and Reorganized Ltd., as guarantor, shall execute and implement the Management Employment Agreements; provided, that without in any way modifying the Debtors’ rights and remedies thereunder, the Debtors shall cause all existing employment agreements (collectively, the “Employment Agreements”) to be amended, in each case where applicable, to provide and clarify that the consummation of the Restructuring itself will not be treated as a “change in control.”

7.	Issuance of New Securities and Related Documentation
On the Effective Date, the Reorganized Debtors will be authorized to and will issue the New Common Stock without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of

54

any Entity. It is anticipated that, from and after the Effective Date, Reorganized Parent will cease to be a reporting company under the Securities Act. Reorganized Parent shall continue to prepare quarterly and annual financial reports as if the Reorganized Parent were a public filer and shall continue to receive an annual audit from a nationally recognized public accounting firm, BDO USA, LLP being acceptable.
The shares of New Common Stock of Reorganized Parent issued pursuant to the Plan and delivered to Holders of Senior Unsecured Notes Claims will be exempt from any registration requirements under any securities laws to the fullest extent permitted by section 3(a)(9) or section 4(a)(2) of the Securities Act and Section 1145 of the Bankruptcy Code. The shares of New Common Stock of Reorganized Parent issued to officers and other key employees of the Reorganized Debtors pursuant to the Management Incentive Plan shall be exempt from any registration requirements under any securities laws to the fullest extent permitted by section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Rule 701 under the Securities Act. Without limiting the effects of section 3(a)(9) and section 4(a)(2) of the Securities Act, Rules 506 and 701 under the Securities Act and section 1145 of the Bankruptcy Code, all financing documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the Exit Facility Documents, the New Common Stock and any other agreement or document related to or entered into in connection with any of the foregoing, will become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
The New Common Stock of Reorganized Parent shall constitute a single class of Equity Security in Reorganized Parent and, other than as contemplated under the Management Incentive Plan, there shall exist no other Equity Securities, warrants, options, or other agreements to acquire any equity interest in Reorganized Parent. Upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of Reorganized Parent will be that number of shares of New Common Stock as may be designated in the Amended Organizational Documents. In connection with the distribution of New Common Stock to current or former employees of the Debtors, Reorganized Parent will take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including, when applicable, withholding from distributions a portion of the New Common Stock to satisfy tax withholding obligations including, without limitation, income, social security and Medicare taxes, and Reorganized Parent shall pay such withheld taxes to the appropriate Governmental Unit.
On the Effective Date, all holders of the New Common Stock and holders of awards under the Management Incentive Plan shall be deemed bound to (1) the Shareholders Agreement that will be filed with the Plan Supplement and that shall contain customary terms including transfer restrictions, preemptive rights, right of first offer, tag-along rights, drag-along rights, and certain information rights, including quarterly financial and operating reporting and (2) the Registration Rights Agreement that will be filed with the Plan Supplement and that shall contain

55

customary terms including providing certain parties with certain demand registration rights and with piggyback registration rights.  The Shareholders Agreement and the Registration Rights Agreement shall be binding on Reorganized Parent and all parties receiving, and all holders of, the New Common Stock (whether received under the Plan or the Management Incentive Plan) regardless of whether such parties execute the Shareholders Agreement or the Registration Rights Agreement.

8.	Substantive Consolidation for Plan Purposes
The Plan serves as a motion by the Debtors seeking entry, pursuant to section 105 of the Bankruptcy Code, of an order authorizing, on the Effective Date, the substantive consolidation of the Estates of all of the Debtors for purposes of classifying and treating all Claims under the Plan, including for voting, confirmation, and distribution purposes only. Substantive consolidation will not (i) alter the state of incorporation of any Debtor for purposes of determining applicable law of any of the Causes of Action, (ii) alter or impair the legal and equitable rights of the Debtors to enforce any of the Causes of Action, or (iii) otherwise impair, release, discharge, extinguish or affect any of the Causes of Action or issues raised as a part thereof.
If substantive consolidation is ordered, then on and after the Effective Date, all Assets and liabilities of the Debtors shall be treated as though they were merged into a single estate for purposes of treatment of and distributions on Claims. All duplicative Claims (identical in both amount and subject matter) Filed against more than one of the Debtors shall automatically be expunged so that only one Claim survives against the consolidated Debtors. All guarantees by any Debtor of the obligations of any other Debtor shall be eliminated so that any Claim and any guarantee thereof by any other Debtor, as well as any joint and/or several liability of any Debtor with respect to any other Debtor, shall be treated as one collective obligation of the Debtors. Any alleged defaults under any applicable agreement with the Debtors arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date.

9.	Release of Liens, Claims and Equity Interests
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, and excluding the security interests and liens of the Senior Secured Agent in and to Senior Secured Obligations Cash Collateral, which shall remain in full force and effect after the Effective Date, and will not be discharged, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Estates will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Any Entity holding such Liens or Interests will, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

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10.	Certificate of Incorporation and Bylaws
The Amended Organizational Documents shall amend or succeed the certificates or articles of incorporation, by-laws and other organizational documents of Reorganized Parent to satisfy the provisions of the Plan and the Bankruptcy Code, and will (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan; (iii) to the extent necessary or appropriate, include restrictions on the Transfer of New Common Stock; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated in the Plan. After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation and by-laws, and other applicable organizational documents, as permitted by applicable law.

11.	Directors and Officers of Reorganized Parent
The New Board will be comprised initially of five (5) directors, who will consist of: (i) John E. Crisp, the Chief Executive Officer of the Reorganized Debtors, as Chairman of the New Board, for so long as he shall remain the Chief Executive Officer; (ii) one member designated by Ascribe, for so long as Ascribe owns at least 10% of the New Common Stock, (iii) one member designated by Solace, for so long as Solace owns at least 10% of the New Common Stock; (iv) one member designated jointly by Ascribe and Solace so long as each of Ascribe and Solace own at least 10% of the New Common Stock; and (v) one director designated by the Supporting Noteholders. Ascribe, Solace and the remaining Supporting Noteholders shall take into consideration input from the Chairman of the New Board, which input the Supporting Noteholders will consider reasonably and in good faith.
As of the Effective Date, the initial officers of the Reorganized Debtors will be the officers of the Debtors existing immediately prior to the Effective Date. As of the Effective Date, the Reorganized Parent shall be the sole member and manager of FES LLC, and FES LLC shall be the sole member and manager of the Reorganized Debtors, other than Reorganized Parent and FES LLC. Except as set forth in the Plan, any other directors or managers of the Debtors shall be deemed removed as of the Effective Date.
Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors or as an officer of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a director or officer, the nature of any compensation for such Person. Each such director and each officer will serve from and after the Effective Date pursuant to applicable law and the terms of the Amended Organizational Documents and the other constituent and organizational documents of the Reorganized Debtors. The existing board of directors of Parent will be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of the Bankruptcy Court, act or

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action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

12.	Corporate Action
Each of the Debtors and the Reorganized Debtors, as applicable, may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant hereto in the name of and on behalf of the Reorganized Debtors and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors and as applicable or by any other Person (except for those expressly required pursuant to the Plan).
Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the stockholders, directors, managers or members of any Debtor (as of prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or members of such Debtors, or the need for any approvals, authorizations, actions or consents of any Person.
All matters provided for in the Plan involving the legal or corporate structure of any Debtor or any Reorganized Debtor, as applicable, and any legal or corporate action required by any Debtor or any Reorganized Debtor as applicable, in connection with the Plan, will be deemed to have occurred and will be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of any Debtor or any Reorganized Debtor, as applicable, or by any other Person. On the Effective Date, the appropriate officers of each Debtor and each Reorganized Debtor, as applicable, are authorized to issue, execute, deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtor and each Reorganized Debtor, as applicable, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. The secretary and any assistant secretary of each Debtor and each Reorganized Debtor, as applicable, will be authorized to certify or attest to any of the foregoing actions.

13.	Cancellation of Notes, Certificates and Instruments
Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, on the Effective Date, all agreements, instruments, Securities and

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other documents evidencing any prepetition Claim or Interest and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect, including any relating to the Equity Interests in Parent. The holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to the Plan and the obligations of the Debtors thereunder or in any way related thereto will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person (except for the security interests and liens of the Senior Secured Agent in and to the Senior Secured Obligations Cash Collateral, which shall remain in full force and effect after the Effective Date, and will not be discharged). Notwithstanding such cancellation and discharge, each of the Senior Unsecured Notes Indenture and the Senior Secured Loan Agreement shall continue in effect to the extent necessary to: (1) allow holders of Claims under such agreements to receive Plan Distributions; (2) allow the Reorganized Debtors and Senior Secured Agent to make distributions pursuant to the Plan; (3) allow the Senior Unsecured Notes Trustee to receive distributions under the Plan on account of the Senior Unsecured Notes Claims for further distribution in accordance with the Senior Unsecured Notes Indenture; (4) allow the Senior Unsecured Notes Trustee and the Senior Secured Agent to seek compensation and/or reimbursement of fees and expenses in accordance with the Plan; and (5) preserve any rights of the Senior Unsecured Notes Trustee and the Senior Secured Agent to payment of fees, expenses, and indemnification obligations as against any parties other than the Debtors or the Reorganized Debtors, and any money or property distributable to the Beneficial Holders under the relevant instrument, including any rights to priority of payment or to exercise charging liens (including the Senior Unsecured Notes Charging Lien). Except as provided pursuant to the Plan, each of the Senior Unsecured Notes Trustee and the Senior Secured Agent, and their respective agents, successors, and assigns shall be discharged of all of their obligations associated with the Senior Unsecured Notes Indenture and the Senior Secured Loan Agreement, respectively. The commitments and obligations (if any) of the Senior Secured Lenders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the Senior Secured Loan Agreement shall fully terminate and be of no further force or effect on the Effective Date.

14.	Cancellation of Instruments Governing Security Interests

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    Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents (except for the security interests and liens of the Senior Secured Agent in and to the Senior Secured Obligations Cash Collateral, which shall remain in full force and effect after the Effective Date, and will not be discharged).

15.	Equity Interests in Subsidiaries; Corporate Reorganization

    On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Equity Interests in Subsidiaries shall be deemed to be in full force and effect.

16.	Restructuring Transactions
On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with the Plan and the Restructuring Support Agreement as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan.

17.	Plan Supplement, Other Documents and Orders and Consents Required Under the Restructuring Support Agreement
So long as the Restructuring Support Agreement has not been terminated, the documents to be Filed as part of the Plan Supplement and the other documents and orders referenced in the Plan, or otherwise to be executed in connection with the transactions contemplated hereunder, shall be subject to the consents and the approval rights, as applicable, of the Supporting Noteholders as set forth in the Restructuring Support Agreement. To the extent that there is any inconsistency between the Restructuring Support Agreement, on the one hand, and the Plan, on the other hand, as to such consents and the approval rights and the Restructuring Support Agreement has not been terminated, then the consents and the approval rights required in the Restructuring Support Agreement shall govern. For the avoidance of doubt, the consent rights of the Supporting Noteholders set forth in the Restructuring Support Agreement with respect to the form and substance of the Plan, the Plan Supplement, the other Plan Documents, and any other Definitive Documents (as defined in the Restructuring Support Agreement), including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated in the Plan (including to the applicable definitions in Article I of the Plan) and fully enforceable as if stated in full therein.

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18.	Release of Termination Provisions
Prior to Consummation of the Plan, each of the Debtors shall have been released from, fully and finally waived from, and shall not owe any payment triggered by any “change of control,” acceleration payment provision, termination payment provision or like or similar payment provision or claim that may be asserted by any party, including, without limitation, any employee, officer, manager, director or any affiliate thereof, including any family member of any employee, officer, manager or director, in any such case arising as a result of the Restructuring Transactions under, arising from, in connection with, or related to any contract, lease or agreement, including without limitation, the Employment Agreements, to which any such person and any of the Debtors are a party.

E.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases
On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts (including, without limitation, employment agreements) and Unexpired Leases that:

o	have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto;

o	have been rejected by order of the Bankruptcy Court;

o	are the subject of a motion to reject pending on the Effective Date;

o	are identified in the Plan Supplement; or

o	are rejected pursuant to the terms of the Plan.
Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

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2.	Assignment of Executory Contracts or Unexpired Leases
In the event of an assignment of an Executory Contract or Unexpired Lease, at least ten (10) days prior to the Confirmation Hearing, the Debtors will serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption and assignment that will: (a) list the applicable cure amount, if any; (b) identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court; additionally, the Debtors will file with the Bankruptcy Court a list of such Executory Contracts and Unexpired Leases to be assigned and the proposed cure amounts. Any applicable cure amounts will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.
Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assignment or any related cure amount must be Filed, served and actually received by the Debtors at least three (3) Business Days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or cure amount will be deemed to have consented to such assignment of its Executory Contract or Unexpired Lease. The Confirmation Order will constitute an order of the Bankruptcy Court approving any proposed assignments of Executory Contracts or Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.
In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assigned or (c) any other matter pertaining to assignment, the applicable cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assignment. If an objection to assignment or cure amount is sustained by the Bankruptcy Court, the Reorganized Debtors, in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming and assigning it.

3.	Rejection of Executory Contracts or Unexpired Leases
All Executory Contracts and Unexpired Leases identified in the Plan Supplement as rejected contracts will be deemed rejected as of the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in the Plan Supplement and the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

4.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases
All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be

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Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. The Debtor or Reorganized Debtor, as the case may be, will provide notice of such rejection and specify the appropriate deadline for the filing of such Proof of Claim.
Any Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so will be forever barred, estopped and enjoined from asserting such Claim, and such Claim will not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and property will be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims will, as of the Effective Date, be subject to the permanent injunction set forth in Article XII, Section D of the Plan. All claims arising from the rejection of any Executory Contract or Unexpired Lease shall be treated as General Unsecured Claims, subject to any applicable limitation or defense under the Bankruptcy Code and applicable law.

5.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof, by payment of the default amount in Cash as and when due in the ordinary course or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Following the Petition Date, the Debtors may serve a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with the Plan and setting forth the proposed Cure Amount (if any). If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable intend to assume does not receive such a notice, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).
Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption must be Filed, served and actually received by the Debtors at least five (5) Business Days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have assented and will be deemed to have forever released and waived any objection to the proposed assumption other than with respect to any alleged cure amount, which may be asserted at any time. In the event of a dispute regarding (1) the amount of any payments to cure a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. If an objection to cure is sustained by the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, in

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their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it.

6.	Assumption of Director and Officer Insurance Policies
The Debtors and, upon the Effective Date, the Reorganized Debtors, will assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under the D&O Liability Insurance Policies.
Further, the Reorganized Debtors shall be authorized and required to purchase tail coverage with a term of at least six (6) years from and after the termination of any existing director and officers’ liability insurance policies and containing the same coverage that exists under such policies as of the Effective Date.

7.	Indemnification Provisions
All Indemnification Provisions currently in place (whether in the by-laws, certificate of incorporation, board resolutions, contracts, or otherwise) for the following:  (i) Senior Secured Agent; (ii) Senior Secured Lenders; (iii) Senior Unsecured Notes Trustee; and (iv) directors, officers and employees of the Debtors who served in such capacity as of the Petition Date with respect to or based upon any act or omission taken or omitted in such capacities, for or on behalf of the Debtors, will be Reinstated (or assumed, as the case may be), and will survive effectiveness of the Plan.  No such Reinstatement or assumption shall in any way extend the scope or term of any Indemnification Provision beyond that contemplated in the underlying contract or document as applicable.

8.	Compensation and Benefit Programs
Except as otherwise provided in the Plan, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to its employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans (other than equity incentive plans that will be replaced by the Management Incentive Plan), life, and accidental death and dismemberment insurance plans, are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Any payment obligations under any assumed employment contracts and

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benefit plans that have been or purport to have been accelerated as a result of the commencement of the Chapter 11 Cases or the consummation of any transactions contemplated by the Plan will be Reinstated and such acceleration will be rescinded and deemed not to have occurred.

9.	Workers’ Compensation Benefits
Except as otherwise provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors will continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, and any other policies, programs, and plans regarding or relating to workers’ compensation and workers’ compensation insurance. All such contracts and agreements are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under any such contracts, agreements, policies, programs or plans regarding or relating to workers’ compensation or workers’ compensation insurance.

10.	Insurance Policies
Other than the insurance policies otherwise discussed herein or in the Plan, all other insurance policies to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.

F.	PROVISIONS GOVERNING DISTRIBUTIONS

1.	Dates of Distributions
Except as otherwise provided in the plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided in the Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions provided in the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for therein, regardless of whether distributions are delivered on or at any time after the Effective Date.

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Upon the Effective Date, all Debts of the Debtors shall be deemed fixed and adjusted pursuant to the Plan and the Reorganized Debtors shall have no liability on account of any Claims or Interests except as set forth in the Plan and in the Confirmation Order. All payments and all distributions made by the Distribution Agent under the Plan shall be in full and final satisfaction, settlement and release of all Claims against the Reorganized Debtors.
At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Unsecured Notes shall be closed, and there shall be no further changes in the record holders of such indebtedness. The Reorganized Debtors, the Distribution Agent, the Senior Unsecured Notes Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize the transfer of any Senior Unsecured Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

2.	Distribution Agent
Except as provided therein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent, or by such other Entity designated by the Debtors as a Distribution Agent on the Effective Date or thereafter. The Reorganized Debtors, or such other Entity designated by the Debtors to be the Distribution Agent, shall not be required to give any bond or surety or other security for the performance of such Distribution Agent’s duties unless otherwise ordered by the Bankruptcy Court.
The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

3.	Cash Distributions
Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

4.	Rounding of Payments
Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar or zero if the amount is less than one dollar. To the extent that Cash or New Common Stock to be distributed under the Plan remains undistributed as a result of the rounding of such fraction to the nearest whole dollar, such Cash or stock shall be treated as “Unclaimed Property” under the Plan.

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Whenever payment of a fraction of a dollar would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar. To the extent that Cash or New Common Stock to be distributed under the Plan remains undistributed as a result of the rounding of such fraction to the nearest whole dollar, such Cash or stock shall be treated as “Unclaimed Property” under the Plan.
No fractional shares shall be issued or distributed under the Plan. Each Person entitled to receive shares of New Common Stock shall receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of shares of New Common Stock, the actual distribution of shares of such stock shall be rounded to the next lower whole number.

5.	Distributions on Account of Claims Allowed After the Effective Date
Except as otherwise agreed by the Holder of a particular Claim or as provided in the Plan, all distributions shall be made pursuant to the terms of the Plan and the Confirmation Order. Distributions to any Holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, as determined for U.S. federal income tax purposes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising accrued but unpaid interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim). Whenever any payment of a fraction of a dollar would otherwise be called for, the actual distribution shall reflect a rounding of such fraction down to the nearest dollar.

6.	General Distribution Procedures
The Reorganized Debtors, or any other duly appointed Distribution Agent, shall make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise. All Cash and other property held by the Reorganized Debtors for distribution under the Plan shall not be subject to any claim by any Person, except as provided under the Plan.

7.	Address for Delivery of Distributions
Distributions to Holders of Allowed Claims, to the extent provided for under the Plan, shall be made (1) at the address set forth on any proofs of claim Filed by such Holders (to the extent such proofs of claim are Filed in the Chapter 11 Cases), (2) at the addresses set forth in any written notices of address change delivered to the Debtors, or (3) at the addresses in the Debtors’ books and records. Notwithstanding the foregoing, distributions to Beneficial Holders of Senior Unsecured Notes Claims shall be made to the Senior Unsecured Notes Trustee or its designee for further distribution in accordance with the Senior Unsecured Notes Indenture.

8.	Undeliverable Distributions and Unclaimed Property
If the distribution to the Holder of any Allowed Claim is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder, and the Reorganized Debtors shall have no obligation to make any further distribution to the Holder,

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unless and until the Reorganized Debtors is notified in writing of such Holder’s then current address.
Any Entity that fails to claim any Cash or New Common Stock within one year from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan. Entities that fail to claim Cash shall forfeit their rights thereto and shall have no claim whatsoever against the Debtors or the Reorganized Debtors or against any Holder of an Allowed Claim to whom distributions are made by the Reorganized Debtors.

9.	Withholding Taxes
In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. The Reorganized Debtors shall be entitled to deduct any U.S. federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. As a condition to receiving any distribution under the Plan, the Reorganized Debtors may require that the Holder of an Allowed Claim entitled to receive a distribution pursuant to the Plan provide such Holder’s taxpayer identification number and such other information and certification as may be deemed necessary for the Reorganized Debtors to comply with applicable tax reporting and withholding laws. Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. In connection with the distribution of the New Common Stock to each Holder of an Allowed Claim, the Reorganized Debtors may take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including, after consultation with each such Holder of an Allowed Claim, either withholding from distributions a portion of the New Common Stock and selling such securities or requiring such Holder of an Allowed Claim to contribute the necessary cash to satisfy the tax withholding obligations.

10.	Setoffs
The Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights and causes of action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with the Plan; provided, however, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims, rights and causes of action that the Reorganized Debtors possesses against such Holder.

11.	Surrender of Cancelled Instruments or Securities
As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities, notes, or other documentation canceled pursuant to Article V, Section M or Section N of the Plan, the Holder of such Claim will

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tender the applicable instruments, securities, notes or other documentation evidencing such Claim (or a sworn affidavit identifying the instruments, securities, notes or other documentation formerly held by such Holder and certifying that they have been lost), to Reorganized Parent or another applicable Distribution Agent unless waived in writing by the Debtors or the Reorganized Debtors, as applicable. The Senior Unsecured Notes Trustee will send such notices and take such other actions as are reasonably requested by the Debtors to effect the cancellation of the Senior Unsecured Notes held by Cede & Co.
Notwithstanding anything in the Plan to the contrary, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors and the Reorganized Debtors, as applicable, will be entitled to recognize and deal for all purposes under the Plan with holders of New Common Stock in a manner consistent with the customary practices of DTC used in connection with such distributions. All New Common Stock to be distributed under the Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures; provided, that such New Common Stock is permitted to be held through DTC’s book-entry system; and provided, further, that to the extent the New Common Stock is not eligible for distribution in accordance with DTC’s customary practices, Reorganized Parent will take all such reasonable actions as may be required to cause distributions of the New Common Stock under the Plan.

12.	Lost, Stolen, Mutilated or Destroyed Securities
In addition to any requirements under any applicable agreement and applicable law, any Holder of a Claim or Equity Interest evidenced by a security or note that has been lost, stolen, mutilated, or destroyed will, in lieu of surrendering such security or note to the extent required by the Plan, deliver to Reorganized Parent and other applicable Distribution Agent: (x) evidence reasonably satisfactory to Reorganized Parent and other applicable Distribution Agent of such loss, theft, mutilation, or destruction; and (y) such security or indemnity as may be required by Reorganized Parent and other applicable Distribution Agent to hold such party harmless from any damages, liabilities, or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Equity Interest. Upon compliance with Article VII, Section K of the Plan as determined by the Debtors or Reorganized Debtors by a Holder of a Claim or Equity Interest evidenced by a security or note, such Holder will, for all purposes under the Plan, be deemed to have surrendered such security or note to Reorganized Parent and other applicable Distribution Agents.

G.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS

1.	No Filing of Proofs of Claim
Except as otherwise provided under the Plan, specifically with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, Holders of Claims shall not be required to file a Proof of Claim and no parties should file a Proof of Claim. Unless disputed by the Holder of a Claim, the amount set forth in the applicable Debtor’s books and records, subject

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to any limitations on allowance imposed by section 502 of the Bankruptcy Code, shall constitute the Allowed amount of such Holder’s Claim. If the Holder of a Claim disagrees with the Debtors’ books and records with respect to the Allowed Amount of such Holder’s Claim, such Holder must advise the Reorganized Debtors in writing, in which event the Claim will become a Disputed Claim. Except as otherwise provided in the Plan, specifically with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

2.	Disputed Claims
The Reorganized Debtors intend to attempt to resolve Disputed Claims consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Reorganized Debtors may, in their discretion, file with the Bankruptcy Court an objection to the allowance of any Disputed Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order, provided, however, that the Reorganized Debtors, may compromise, settle, withdraw or resolve any objections to Claims without further order of the Bankruptcy Court. Unless otherwise provided in the Confirmation Order, the Reorganized Debtors are authorized to settle, or withdraw any objections to, any Disputed Claim following the Effective Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of the Plan. Under no circumstances will any distributions be made on account of Disallowed Claims.

3.	Procedures Regarding Disputed Claims
No payment or other distribution or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such Allowed Claim is determined by a Final Order or by stipulation between the Debtors and the Holder of the Claim. No distribution or other payment or treatment shall be made on account of a Disallowed Claim at any time.
The Debtors (prior to the Effective Date) or the Reorganized Debtors (after the Effective Date) may, at any time and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously Filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to such objection. Any Final Order of the Bankruptcy Court that estimates a Disputed Claim pursuant to the Plan shall irrevocably constitute and be a conclusive and final determination of the maximum allowable amount of Claim, should it become an Allowed Claim. Accordingly, the Holder of a Disputed Claim that is estimated by the Bankruptcy Court pursuant to the Plan will not be entitled to any subsequent reconsideration or upward adjustment of the maximum allowable amount of such Claim as a

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result of any subsequent adjudication or actual determination of the allowed amount of such Disputed Claim or otherwise, and the Holder of such Claim shall not have recourse to the Debtors or the Reorganized Debtors in the event the allowed amount of the Claim of such Holder is at any time later determined to exceed the estimated maximum allowable amount.

4.	Allowance of Claims
Following the date on which a Disputed Claim becomes an Allowed Claim after the Distribution Date, the Reorganized Debtors shall pay directly to the Holder of such Allowed Claim the amount provided for under the Plan, as applicable, and in accordance therewith.

(a)	Allowance of Claims
Notwithstanding anything to the contrary in the Plan, after the Effective Date and subject to the other provisions of the Plan, the Reorganized Debtors will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtors had with respect to any Claim or Equity Interest, except with respect to any Claim or Equity Interest deemed Allowed under the Plan or by orders of the Bankruptcy Court. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim or Equity Interest will become an Allowed Claim unless and until such Claim or Equity Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Equity Interest.

(b)	Prosecution of Objections to Claims and Equity Interests
After the Confirmation Date but before the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors, will have the exclusive authority to File objections to Claims and settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims or Equity Interests are in an Unimpaired Class or otherwise. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors will have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

(c)	Estimation
After the Confirmation Date but before the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim or Equity Interest pursuant to applicable law and (b) any contingent or unliquidated Claim or Equity Interest pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court will retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim or Equity Interest, contingent Claim or Equity Interest or unliquidated Claim or Equity Interest, including during

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the litigation concerning any objection to any Claim or Equity Interest or during the pendency of any appeal relating to any such objection. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation proceeding.

H.	CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

1.	Conditions Precedent to Consummation
Consummation of the Plan will be conditioned upon the satisfaction or waiver pursuant to the provisions of Article IX, Section B of the Plan of the following:

•
The Bankruptcy Court will have entered a Final Order in form and in substance satisfactory to the Debtors and the Supporting Noteholders approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Confirming the Plan.

•	The Plan and Plan Supplement and all schedules, documents, supplements and exhibits to the Plan will have been Filed in form and substance acceptable to the Debtors and the Supporting Noteholders.

•	The proposed Confirmation Order will be in form and substance acceptable to the Debtors and the Supporting Noteholders.

•	The board of directors of Reorganized Parent will have been selected.

•
Any payment or claim triggered by any “change of control,” acceleration payment provision, termination payment provision or like or similar payment provision or claim, that may be asserted by any party, including, without limitation, any employee, officer, manager, director or any affiliate thereof, including any family member of any employee, officer, manager or director, in any such case arising as a result of the Restructuring Transactions under, arising from, in connection with, or related to any contract, lease or agreement, including without limitation, the Employment Agreements to which any such person and any Debtor is a party, shall have been released and fully and finally waived and shall not be due and owing by any of the Debtors.

•
The Confirmation Order shall have been entered and shall be a Final Order. The Confirmation Order will provide that, among other things, (a) the Debtors or the Reorganized Debtors, as appropriate, are authorized to take all actions necessary or appropriate to consummate the Plan and the Restructuring Transactions, including, without limitation, (i) entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or

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documents created in connection with or described in the Plan, (ii) distributing the New Common Stock pursuant to the exemptions from registration under section 3(a)(9) and/or section 4(a)(2) of the Securities Act, Rule 701 et seq. under the Securities Act or section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements, (iii) making all distributions and issuances as required under the Plan, including Cash and the New Common Stock; and (iv) entering into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the Exit Facility and the Management Incentive Plan and the awards contemplated thereunder; (b) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent; (c) the implementation of the Plan in accordance with its terms is authorized; and (d) pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of Assets contemplated under the Plan, shall not be subject to any Stamp or Similar Tax.

•
The Bankruptcy Court will have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated in the Plan and the Plan Supplement.

•
All documents and agreements necessary to implement the Plan, including without limitation, the Exit Facility Documents, and the New Common Stock, in each case in form and substance acceptable to the Debtors and the Supporting Noteholders, will have (a) been tendered for delivery, and (b) been effected by, executed by, or otherwise deemed binding upon, all Entities party thereto. All conditions precedent to such documents and agreements will have been satisfied or waived pursuant to the terms of such documents or agreements.

•
All consents, actions, documents, certificates and agreements necessary to implement the Plan, including, without limitation, the Amended Organizational Documents, will have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

•	The Agreement Termination Date has not occurred under the Restructuring Support Agreement and the Restructuring Support Agreement shall be in full force and effect.

•	The Confirmation Date will have occurred.

•
The Exit Facility Documents shall have been executed and delivered by all of the parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility, if

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applicable, shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility, if applicable, shall be deemed to occur concurrently with the occurrence of the Effective Date.

•	The Restructuring Expenses and the reasonable fees and expenses of the Senior Unsecured Notes Trustee (and its counsel) shall have been paid in full.

•
The Debtors shall have implemented the Restructuring Transactions in a manner consistent with the Restructuring Support Agreement and the Plan pursuant to the documentation acceptable to the Debtors and the Supporting Noteholders.

2.	Waiver of Conditions
The conditions to Consummation of the Plan set forth in Article IX of the Plan may be waived by the Debtors with the consent of the Required Supporting Noteholders without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.  To the extent that a condition to Consummation of the Plan requires the consent of the Required Supporting Noteholders, such conditions may only be waived by the Debtors with the consent of the Required Supporting Noteholders.  The failure to satisfy or waive a condition to Consummation may be asserted by the Debtors or the Reorganized Debtors or the Required Supporting Noteholders regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtors or Reorganized Debtors or the Required Supporting Noteholders to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each right will be deemed an ongoing right that may be asserted at any time.

3.	Effect of Non Occurrence of Conditions to Consummation
If the Consummation of the Plan does not occur, the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement will: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (c) constitute an Allowance of any Claim or Equity Interest; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

I.	DEBTORS’ RELEASES
Notwithstanding anything to the contrary in the Plan, the failure of the Bankruptcy Court to approve any or all of the provisions set forth in Article XI or Article XII of the Plan shall not constitute a failure of any condition to either confirmation or the effectiveness of the Plan, but shall be subject to the respective parties’ rights under the Restructuring Support Agreement.

J.	RELEASE, INJUNCTION AND RELATED PROVISIONS

1.	General

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Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments under the Plan shall take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise.
In accordance with the provisions of the Plan and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against them and (2) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Causes of Action against other Entities.

2.	Release
EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED AND CONFIRMED, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION (COLLECTIVELY, THE “RELEASING PARTIES”) WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER PROVIDED A FULL DISCHARGE, WAIVER AND RELEASE TO THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THE PLAN OR THE SOLICITATION OF VOTES ON THE PLAN THAT SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS, THEIR ESTATES OR THE REORGANIZED DEBTORS (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR THE PLAN SUPPLEMENT; (II) ANY CAUSES OF ACTION ARISING FROM

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FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (III) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT. THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THIS RELEASE. NOTWITHSTANDING THE FOREGOING, THE DEBTORS ARE NOT RELEASING THE DEBTORS (BUT THEY ARE RELEASING THE RELATED PERSONS TO THE DEBTORS PURSUANT TO THIS PARAGRAPH).
The Released Parties are, collectively, each in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Senior Secured Agent; (d) the Senior Secured Lenders; (e) the Senior Unsecured Notes Trustee; (f) the Supporting Noteholders; (g) the Backstop Lenders; (h) the Holders of the Senior Unsecured Notes Claims who vote in favor of the Plan; (i) each lender under the Exit Facility; (j) the Subscription Agent; and/or (k) the Related Persons of each of (a) through (j) of the foregoing.
The Debtors believe that the Releases by each of the Releasing Parties of each of the Released Parties as described above are integral to the Plan for the reasons set forth below.

K.	THIRD PARTY RELEASE BY HOLDERS OF CLAIMS
AS OF AND SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS THAT REMAIN IN EFFECT FROM AND AFTER THE EFFECTIVE DATE TO ENFORCE THE PLAN AND THE PLAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, CLAIMS AGAINST AND LIABILITIES OF THE DEBTORS RELATING TO OUTSTANDING LETTERS OF CREDIT AND BANK PRODUCT OBLIGATIONS ISSUED UNDER OR IN CONNECTION WITH THE SENIOR SECURED LOAN AGREEMENT OR THE REGIONS LETTER OF CREDIT AGREEMENT AND THE LIENS SECURING SUCH OBLIGATIONS), FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING, WITHOUT LIMITATION, THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING AND THE RESTRUCTURING TRANSACTIONS, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE RELEASED PARTIES ARE DEEMED FOREVER RELEASED AND

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DISCHARGED BY THE (I) THE HOLDERS OF ALL CLAIMS WHO VOTE TO ACCEPT THE PLAN, (II) HOLDERS OF CLAIMS THAT ARE UNIMPAIRED UNDER THE PLAN, (III) HOLDERS OF CLAIMS WHOSE VOTE TO ACCEPT OR REJECT THE PLAN IS SOLICITED BUT WHO DO NOT VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN, (IV) HOLDERS OF CLAIMS WHO VOTE TO REJECT THE PLAN BUT DO NOT OPT OUT OF GRANTING THE RELEASES SET FORTH HEREIN, (V) THE SENIOR UNSECURED NOTES TRUSTEE, (VI) THE SENIOR SECURED AGENT AND (VII) THE SENIOR SECURED LENDERS FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, LOSSES, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT SUCH HOLDERS OR, EXCEPT IN THE CASE OF THE SENIOR SECURED AGENT OR THE HOLDERS OF THE SENIOR SECURED DEBT CLAIMS, THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING TRANSACTIONS, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, THE EXIT FACILITY DOCUMENTS AND RELATED AGREEMENTS, INSTRUMENTS, AND OTHER DOCUMENTS (INCLUDING THE PLAN DOCUMENTS), THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN, THE BACKSTOP AGREEMENT, OR THE SUBSCRIPTION OPTION, OR ANY OTHER ACT OR OMISSION, OTHER THAN CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATED TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT IS A CRIMINAL ACT OR CONSTITUTES INTENTIONAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.
The Debtors believe that the Releases by each of the Releasing Parties and by creditors of each of the Released Parties as described above are integral to the Plan. Moreover, the Debtors have received substantial contributions to the Plan from the Released Parties. The Released Parties have played a critical role in the formulation of the Plan and have expended a significant amount of time and resources analyzing and negotiating the complex issues presented by the Debtors’ capital structure. The Plan reflects the settlement and resolution of these complex issues.

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Absent the tireless efforts of the various constituencies, including the Supporting Noteholders, who negotiated the terms of the Plan aimed at resolving the Chapter 11 Cases, the Debtors and their creditors would likely remain mired in complex and contentious litigation for years to come, threatening to materially delay and reduce distributions to all creditors. Further, the Supporting Noteholders are agreeing that the Debtors or Reorganized Debtors, as the case may be, may provide for certain consideration to Holders of General Unsecured Claims if the Plan is confirmed. Additionally, the Backstop Lenders are agreeing to provide financing to the Debtors. The willingness of these creditors to take such risks and provide such benefits to the Debtors and the other Holders of Claims against the Estates is a substantial contribution to the Plan and to the Chapter 11 Cases; absent such willingness, the Plan would not have been possible, and the Debtors may have been unable to reorganize. The substantial and extensive contributions by the Released Parties—both monetary and nonmonetary—further justify the non-Debtor releases set forth in the Plan.
Finally, an identity of interest may exist between the Debtors and certain non-Debtor Released Parties, such that the non-Debtor releases are appropriate in that they eliminate effectively additional unknown claims against the Estates. For example, the Debtors’ directors and officers are parties to and beneficiaries of certain Indemnification Provisions, whereby the Debtors are obligated to indemnify them. Under these agreements, any claim asserted against a Released Party whom the Debtors are obligated to indemnify may essentially be a claim against the Debtors. Any such claim, even if ultimately unsuccessful, could further deplete finite estate resources. As of the date hereof, and after due diligence, the Debtors are not aware of any claims or causes of action against, or that could be asserted against, a Released Party and do not believe any such claims or causes of action exist.

1.	Discharge of Claims
To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order (including, without limitation, claims against and liabilities of the Debtors relating to outstanding letters of credit and Bank Product Obligations issued under or in connection with the Senior Secured Loan Agreement or the Regions Letter of Credit Agreement and the liens securing such obligations), all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtors or any of their Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

2.	Exculpation

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The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or confirmation or Consummation of the Plan; provided, however, that the foregoing provisions will have no effect on (a) any Allowed Class 3 Claim relating to letters of credit or Bank Product Obligations continuing in force after the Effective Date or any liabilities at any time outstanding under the Regions Letter of Credit Agreement, or (b) the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions will not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Plan or the Plan Supplement.
The Exculpated Parties are, collectively: (a) the Debtors, (b) the Reorganized Debtors, (c) the Supporting Noteholders, (d) the Backstop Lenders, (e) the lenders under the Exit Facility and the respective Related Persons of each of the foregoing Entities.

3.	Preservation of Rights of Action

(a)	Maintenance of Causes of Action
Except as otherwise provided in Article XI or elsewhere in the Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors will retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, and will have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims without notice to or approval from the Bankruptcy Court.

(b)	Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action or Litigation Claim against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Cause of Action or Litigation Claim for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or that may

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arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such Causes of Action or Litigation Claims upon or after the confirmation of the Plan or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Causes of Action or Litigation Claims have been expressly released in the Plan (including, without limitation, and for the avoidance of doubt, the Release contained in Article XI of the Plan) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor is a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

4.	Injunction
EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER PROCEEDING, OR CREATING, PERFECTING OR ENFORCING ANY LIEN OF ANY KIND, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, EXCULPATED OR TO BE EXCULPATED, OR DISCHARGED OR TO BE DISCHARGED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THIS INJUNCTION. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, WILL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

L.	BINDING NATURE OF PLAN
ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR AFFIRMATIVELY VOTED TO REJECT THE PLAN.

M.	CONFIRMATION PROCEDURES

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1.	Confirmation Hearing
The date has not yet been set for the Confirmation Hearing. Once scheduled, the Confirmation Hearing may be continued from time to time by the Bankruptcy Court or the Debtors without further notice other than by such adjournment being announced in open court or by a notice of adjournment filed with the Bankruptcy Court and served on such parties as the Bankruptcy Court may order. Moreover, the Plan may be modified or amended, if necessary, pursuant to section 1127 of the Bankruptcy Code, prior to, during or as a result of the Confirmation Hearing, without further notice to parties-in-interest.
The date has not yet been set for the Confirmation Objection Deadline.
All Confirmation Objections must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in accordance with the Disclosure Statement Order on or before the Confirmation Objection Deadline once it is set.

CONFIRMATION OBJECTIONS NOT TIMELY FILED AND SERVED IN THE MANNER SET FORTH HEREIN MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT AND MAY BE OVERRULED WITHOUT FURTHER NOTICE.

2.	Filing Objections to the Plan
Any objection to confirmation of the Plan must: (i) be in writing; (ii) conform to the Bankruptcy Rules and the Local Rules; (iii) state the name of the objecting party and the amount and nature of the Claim or the amount of Equity Interests held by such Entity; (iv) state with particularity the basis and nature of any objection to the Plan and, if practicable, a proposed modification to the Plan that would resolve such objection; and (v) be filed, contemporaneously with a proof of service, with the Bankruptcy Court and served so that it is actually received no later than the Confirmation Objection Deadline (once set) by the Notice Parties, as defined in Article I.C.15 herein.

N.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN
At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (i) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (ii) the Debtors have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and (iii) the Plan has been proposed in good faith. Specifically, the Debtors believe that the Plan satisfies or will satisfy the applicable confirmation requirements of section 1129 of the Bankruptcy Code set forth below.

•	The Plan complies with the applicable provisions of the Bankruptcy Code;

•	The Debtors have complied and will comply with the applicable provisions of the Bankruptcy Code;

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•	The Plan has been proposed in good faith and not by any means forbidden by law;

•
Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been or will be disclosed to the Bankruptcy Court, and any such payment: (a) made before the confirmation of the Plan is reasonable; or (b) is subject to the approval of the Bankruptcy Court as reasonable if it is to be fixed after confirmation of the Plan;

•
The Debtors will disclose the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, an affiliate of the Debtors participating in the plan with the Debtors, or a successor to the Debtors under the Plan. The appointment to, or continuance in, such office by such individual, will be consistent with the interests of creditors and equity security holders and with public policy and the Debtors will have disclosed the identity of any insider that the Reorganized Debtors will employ or retain, and the nature of any compensation for such insider;

•
Either each Holder of an Impaired Claim against the Debtors or Equity Interest in the Parent will (A) have accepted the Plan or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code, or (B) if section 1111 (b)(2) applies to such Claim, receive or retain under the Plan on account of such Claim property of a value, as of the Effective Date of the Plan, that is not less than the value of such Holder’s interest in the estate’s interest in the property that secures such claims;

•
Each Class of Claims or Equity Interests that is entitled to vote on the Plan will either have accepted the Plan or will not be Impaired under the Plan, or the Plan can be confirmed without the approval of such voting Class pursuant to section 1129(b) of the Bankruptcy Code;

•
Except to the extent that the Holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Administrative Expense Claims and Priority Claims will be paid in full in Cash on the Effective Date, or as soon thereafter as is reasonably practicable;

•	At least one Class of Impaired Claims will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in that Class;

•	Confirmation of the Plan will not likely be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor thereto under the Plan;

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•	The Debtors have paid or will pay all fees payable under section 1930 of title 28, and the Plan provides for the payment of all such fees on the Effective Date; and

•	The Plan provides for the continuation after the Effective Date of payment of all retiree benefits.

1.	Best Interests of Creditors Test/Liquidation Analysis
Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that the bankruptcy court find, as a condition to confirmation of a chapter 11 plan, that each holder of a claim or equity interest in each impaired class: (i) has accepted the plan; or (ii) among other things, will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such Person would receive if each of the debtors were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (1) estimate the Cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee would generate if each Debtor’s Chapter 11 Case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor’s Estate were liquidated; (2) determine the distribution (the “Liquidation Distribution”) that each non-accepting Holder of a Claim or Equity Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and (3) compare each Holder’s Liquidation Distribution to the distribution under the Plan (“Plan Distribution’”) that such Holder would receive if the Plan were confirmed and consummated.
To assist the Bankruptcy Court in making the findings required under section 1129(a)(7) of the Bankruptcy Code, the Debtors’ management, together with the Debtors’ financial advisors, prepared a Liquidation Analysis, a copy of which is attached hereto as Exhibit D.
The Liquidation Analysis presents “High” and “Low” estimates of Liquidation Proceeds, thus representing a range of management’s assumptions relating to the costs incurred during a liquidation and the proceeds realized as a result thereof. The “High” and “Low” estimates of Liquidation Proceeds for the Chapter 11 Cases are $119.1 million and $92.7 million, respectively. For additional detail with respect to such estimates, refer to the Liquidation Analysis attached hereto as Exhibit D. It is assumed that the liquidation would occur over a period of four to seven months. The projected date of conversion to a hypothetical chapter 7 liquidation (the “Assumed Effective Date”) is February 28, 2017. In each case, it is assumed that the chapter 7 trustee would enter into an agreement with the Debtors’ Senior Secured Lenders, as applicable, to wind-down operations and sell the remainder of the Debtors’ assets on a piecemeal basis.
THE STATEMENTS IN THE LIQUIDATION ANALYSIS, INCLUDING ESTIMATES OF ALLOWED CLAIMS, WERE PREPARED SOLELY TO ASSIST THE BANKRUPTCY COURT IN MAKING THE FINDINGS REQUIRED UNDER SECTION 1129(a)(7) AND MAY NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE.
THE DEBTORS BELIEVE THAT ANY ANALYSIS OF A HYPOTHETICAL LIQUIDATION IS NECESSARILY SPECULATIVE. THERE ARE A NUMBER OF

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ESTIMATES AND ASSUMPTIONS UNDERLYING THE LIQUIDATION ANALYSIS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE AND OPERATIONAL UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR A CHAPTER 7 TRUSTEE. NEITHER THE LIQUIDATION ANALYSIS, NOR THE FINANCIAL INFORMATION ON WHICH IT IS BASED, HAS BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH STANDARDS PROMULGATED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WOULD NOT VARY MATERIALLY FROM THE HYPOTHETICAL RESULTS PRESENTED IN THE LIQUIDATION ANALYSIS.

2.	Feasibility
Section 1129(a)(11) of the Bankruptcy Code requires that the bankruptcy court find that confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization, unless the plan contemplates such liquidation. For purposes of demonstrating that the Plan meets this “feasibility” standard, the Debtors have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their business.
The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code. In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. The Debtors’ management, with the assistance of the Debtors’ financial advisors, developed a business plan and prepared financial projections for fiscal years 2017 through 2021 (the “Financial Projections”). The Financial Projections, together with the assumptions on which they are based, are attached hereto as Exhibit E.
In general, as illustrated by the Financial Projections, the Debtors believe that with the significantly de-leveraged capital structure provided under the Plan and the added funding availability under the Exit Facility, the Reorganized Debtors should have sufficient Cash flow and Cash on hand to make all payments required pursuant to the Plan while conducting ongoing business operations. The Debtors believe that confirmation and Consummation is, therefore, not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.
THE FINANCIAL PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN. WHILE DEBTORS’ MANAGEMENT BELIEVES THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. THE DEBTORS MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS.

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The Financial Projections have not been examined or compiled by independent accountants. The Debtors make no representation as to the accuracy of the Financial Projections or their ability to achieve the projected results. Many of the assumptions on which the projections are based are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the five-year period of the Financial Projections may vary from the projected results and the variations may be material. All Holders of Claims and Equity Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

3.	Valuation
In order to provide information to parties in interest regarding the possible range of values of their distributions under the Plan, it is necessary to ascribe an estimated value, or range of values, to the Company. The Debtors have been advised by Jefferies, their investment banker, with respect to the estimated value of the Company on a going-concern basis. Jefferies estimated the total enterprise value of the Reorganized Debtors to be approximately $149 million to $173 million, with a mid-point of $161 million. Based on assumed pro forma total debt of $57 million and excess available cash (net of transaction costs) of $36 million as of an assumed Effective Date, the total enterprise value implies an equity value range of $129 million to $153 million, with a midpoint of $141 million. Based on the foregoing, Holders of Senior Unsecured Notes Claims are projected to recover (i) a cash distribution of $20 million and (ii) an implied equity value of $118 million to $140 million after taking into account the dilutive effect of the Management Incentive Plan. A summary of the valuation analysis performed by Jefferies is set forth in Exhibit F attached hereto. The estimates of the enterprise value contained therein do not reflect values that could be attainable in public or private markets, and are not a prediction or guarantee of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan.
Depending on the results of the Reorganized Debtors’ operations, changes in the financial markets and/or other economic conditions, the value of the Reorganized Debtors may change significantly. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Debtors’ history in the Chapter 11 Cases, conditions affecting generally the industry in which the Debtors participate and by other factors not capable of accurate prediction. Accordingly, the reorganization enterprise value estimated by Jefferies does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be

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materially different from the reorganization equity value ranges described in Jefferies’ valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock. The estimated reorganization enterprise value depends highly upon achieving the future financial results set forth in the Financial Projections, as well as the realization of certain other assumptions that are not guaranteed. The valuations set forth therein represent estimated reorganization enterprise values and do not necessarily reflect values that could be attainable in public or private markets. The estimated equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such a market trading value, if any, may differ materially from the estimated reorganization equity value associated with the valuation analysis.

4.	Acceptance by Impaired Classes
The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is “impaired” unless the plan: (1) leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default— (A) cures any such default that occurred before or after the commencement of the Chapter 11 Cases, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (B) reinstates the maturity of such claim or interest as such maturity existed before such default; (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; (D) if such claim or such interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensates the holder of such claim or such interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure; and (E) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.
Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan and are not insiders. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance. Section 1126(d) of the Bankruptcy Code, except as otherwise provided in section 1126(e) of the Bankruptcy Code, defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of equity interests in that class actually voting to accept or to reject the plan.

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Classes 1, 2, 3, 5, 6 and 8 are not Impaired under the Plan, and, as a result, the Holders of such Claims and Equity Interests are deemed to have accepted the Plan.
Claims in Class 4 are Impaired under the Plan, and as a result, the Holders of Claims in such Class are entitled to vote on the Plan. Class 7 is impaired, but deemed to reject.
Pursuant to section 1129 of the Bankruptcy Code, the Holders of Claims in the Voting Class must accept the Plan for the Plan to be confirmed without application of the “fair and equitable test” to such Class, and without considering whether the Plan “discriminates unfairly” with respect to such Class, as both standards are described herein. As stated above, Class 4 will have accepted the Plan if the Plan is accepted by at least two-thirds in amount and a majority in number of the Claims of such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan.

5.	Confirmation Without Acceptance by Impaired Classes
Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if less than all impaired classes entitled to vote on the plan have accepted it, provided that the plan has been accepted by at least one impaired class of claims. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired Class’s rejection or deemed rejection of the Plan, the Plan will be confirmed, at the Debtors’ request, in a procedure commonly known as “cram down,” so long as the Plan does not “discriminate unfairly” and is “fair and equitable” with respect to each Class of Claims or Equity Interests that is impaired under, and has not accepted, the Plan.

6.	No Unfair Discrimination
This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

7.	Fair and Equitable Test
This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to the dissenting class, the test sets different standards depending on the type of claims or equity interests in such class:
The condition that a plan be “fair and equitable” to a non-accepting Class of Secured Claims includes the requirements that: (a) the Holders of such Secured Claims retain the liens securing such Claims to the extent of the Allowed amount of the Claims, whether the property subject to the liens is retained by the debtors or transferred to another entity under the Plan; and

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(b) each Holder of a Secured Claim in the Class receives deferred Cash payments totaling at least the Allowed amount of such Claim with a present value, as of the Effective Date of the Plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.
The condition that a plan be “fair and equitable” with respect to a non-accepting Class of unsecured Claims includes the requirement that either: (a) the plan provides that each Holder of a Claim of such Class receive or retain on account of such Claim property of a value, as of the Effective Date of the plan, equal to the allowed amount of such Claim; or (b) the Holder of any Claim or Equity Interest that is junior to the Claims of such Class will not receive or retain under the plan on account of such junior Claim or Equity Interest any property.
The condition that a plan be “fair and equitable” to a non accepting Class of Equity Interests includes the requirements that either: (a) the plan provides that each Holder of an Equity Interest in that Class receives or retains under the plan, on account of that Equity Interest, property of a value, as of the Effective Date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such Holder is entitled, (ii) any fixed redemption price to which such Holder is entitled, or (iii) the value of such interest; or (b) if the Class does not receive such an amount as required under (a), no Class of Equity Interests junior to the non-accepting Class may receive a distribution under the plan.
To the extent that any class of Claims or Class of Equity Interests either reject the Plan or are deemed to have rejected the Plan, the Debtors reserve the right to seek (a) confirmation of the Plan under section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan in accordance with Article XV.D of the Plan.
Notwithstanding the rejection of any Class that votes to reject the Plan, the Debtors do not believe that the Plan discriminates unfairly against any Impaired Class of Claims or Equity Interests. The Debtors believe that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for non-consensual confirmation of the Plan.

O.	CONSUMMATION OF THE PLAN
The Plan will be consummated on the Effective Date. For a more detailed discussion of the conditions precedent to the consummation of the Plan and the impact of failure to meet such conditions, see Article IX.B of the Plan.
ARTICLE IV.
RISK FACTORS

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PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS THAT ARE IMPAIRED SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESS OR THE PLAN AND ITS IMPLEMENTATION.

A.	CERTAIN BANKRUPTCY LAW CONSIDERATIONS

1.	Parties in Interest May Object to the Debtors’ Classification of Claims and Equity Interests.
Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Conditions Precedent to the Effective Date of the Plan May Not Occur.
As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Effective Date will not take place.

3.	The Debtors May Fail to Satisfy the Vote Requirement.
If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims or Equity Interests as those proposed in the Plan.

4.	The Debtors May Not Be Able to Secure Confirmation of the Plan.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan and requires, among other things, findings by the bankruptcy court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of Claims

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within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtor was liquidated under chapter 7 of the Bankruptcy Code.
There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim or Equity Interest might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement, the balloting procedures and voting results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes, or the Plan contains other terms disapproved of by the Bankruptcy Court.
Confirmation of the Plan is also subject to certain conditions as described in Article IX.A of the Plan. If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims or Equity Interests would receive with respect to their Allowed Claims or Equity Interests.
The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for confirmation. Any such modifications could result in less favorable treatment of any non-accepting Class, as well as any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan. Such less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan. Section 1127 of the Bankruptcy permits the Debtors to modify the Plan at any time before confirmation, but not if such modified Plan fails to meet the requirements for confirmation. The Debtors or the Reorganized Debtors may modify the Plan at any time after confirmation of the Plan and before substantial consummation of the Plan if circumstances warrant such modification and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, but not if such modified Plan fails to meet the requirements for confirmation. The Debtors will comply with the disclosure and solicitation requirements set forth in section 1125 of the Bankruptcy Code with respect to the modified Plan. Any Holder of a Claim or Equity Interest that has accepted or rejected the Plan is deemed to have accepted or rejected, as the case may be, the Plan as modified, unless, within the time fixed by the Bankruptcy Court, such Holder changes its previous acceptance or rejection.

5.	Non-Consensual Confirmation of the Plan May Be Necessary.
In the event that any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class) and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes. The Debtors believe

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that the Plan satisfies these requirements and the Debtors may request such non-consensual confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, in the event that a Voting Class does not accept the Plan, there can be no assurance that the Bankruptcy Court will reach this conclusion.

6.	Continued Risk Upon Confirmation.
Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, changes in demand for oil and natural gas (and thus demand for the services the Debtors provide), and increasing expenses. Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.
In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose the Plan and prohibits creditors and others from proposing a plan. The Debtors will have retained the exclusive right to propose the Plan upon filing their petitions. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan in order to achieve the Debtors’ stated goals.
Further, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ business after the completion of the proceedings related to the Chapter 11 Cases. Adequate funds may not be available when needed or may not be available on favorable terms

7.	The Debtors May Object to the Amount or Classification of a Claim or Equity Interest.
Except as otherwise provided in the Plan, the Debtors and Reorganized Debtors reserve the right to object to the amount or classification of any Claim or Equity Interest under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim or Equity Interest where such Claim or Equity Interest is or may become subject to an objection, counterclaim or other suit by the Debtors. Any Holder of a Claim or Equity Interest that is or may become subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

8.	Risks of Not Obtaining the Funding Under the Exit Facility and of Termination of the Backstop Agreement.
The Plan is predicated on, among other things, consummation of the Exit Facility. Notwithstanding the Backstop Agreement, because the Exit Facility has not yet been

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consummated, there can be no assurance that the Debtors will receive any or all of the funding contemplated under the Exit Facility. In addition, under the Backstop Agreement, the Backstop Lenders have the contractual right to terminate the Backstop Agreement if, among other reasons, the deadlines set forth in such agreement or the various conditions precedent to enforcement of the Backstop Lenders’ obligations are not satisfied.

9.	The Effective Date May Not Occur.
Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

10.	The Restructuring Support Agreement May Terminate.
As set forth herein, the Restructuring Support Agreement may terminate if, among other things, the deadlines set forth in such agreement are not met or if the conditions precedent to the respective party’s obligations to support the Plan or to confirm the Plan are not satisfied in accordance with the terms of such agreement. If the Restructuring Support Agreement terminates, the Debtors may not be able to obtain the support of the Holders of Senior Unsecured Notes Claims required to adopt the Plan. In addition, termination of the Restructuring Support Agreement constitutes a default under the Backstop Agreement. If the Backstop Agreement terminates, the Debtors likely would not be able to consummate the Exit Facility or the Plan as currently proposed.

11.	The Chapter 11 Cases May Be Converted to Cases Under Chapter 7 of the Bankruptcy Code
If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in the Plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

12.	Releases, Injunctions, and Exculpations Provisions May Not Be Approved
Articles X-XII of the Plan provide for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and

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exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan. The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties is necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganization efforts and have agreed to make further contributions, including by agreeing to convert their claims against the Debtors’ estates into equity and facilitating a critical source of post-emergence liquidity by backstopping the Exit Facility, but only if they receive the full benefit of the Plan’s release and exculpation provisions. The Plan’s release and exculpation provisions are an inextricable component of the Restructuring Support Agreement and the significant deleveraging and financial benefits embodied in the Plan.

B.	RISK FACTORS THAT MAY AFFECT THE VALUE OF SECURITIES TO BE ISSUED UNDER THE PLAN AND/OR RECOVERIES UNDER THE PLAN

1.	There May Be a Lack of a Trading Market for the New Common Stock.
The New Common Stock to be issued to the Holders of Allowed Senior Unsecured Notes Claims and management under the Management Incentive Plan will be subject to certain restrictions on transferability.
The following types of transfers are not permitted:

(A)
if such transfer would (i) violate any applicable securities or other laws, (ii) unless the New Common Stock is registered pursuant to Sections 12(b) or 12(g) of the Exchange Act, result in the Company having shareholders of record exceeding in number either (a) 2000 or more accredited investors or (b) 500 or more persons who are not accredited investors or (iii) limit, impair or eliminate the Company’s net operating losses;

(B)	if the transferee is (a) a competitor, customer or supplier of the Company and (b) such transfer would be adverse to the Company, in each case as determined by the New Board;

(C)	if the transferee creates a foreign ownership, control or influence (FOCI) issue.
There can be no assurance, however, that any market will develop or as to the liquidity of any market that may develop for any such securities.

2.
To Service the Reorganized Debtors’ Indebtedness and Meet Their Operational Needs, the Reorganized Debtors Will Require a Significant Amount of Cash. Their Ability to Generate Cash Depends on Many Factors Beyond Their Control.

The Reorganized Debtors’ ability to make payments on and to refinance their indebtedness and to fund planned capital expenditures will depend on their ability to generate

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cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond their control.
The Reorganized Debtors’ business may not generate sufficient cash flow from operations. Although the Financial Projections represent management’s view based on current known facts and assumptions about the future operations of the Reorganized Debtors, there is no guarantee that the Financial Projections will be realized. The Reorganized Debtors may not be able to meet their projected financial results or achieve projected revenues and cash flows assumed in projecting future business prospects. To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due or may not be able to meet their operational needs. A failure of the Reorganized Debtors to meet their projected financial results or achieve projected revenues and cash flows could lead to cash flow and working capital constraints, which constraints may require the Reorganized Debtors to seek additional working capital. The Reorganized Debtors may not be able to obtain such working capital when it is required.
In addition, if the Reorganized Debtors’ cash flows and capital resources are insufficient to fund their debt service obligations, the Reorganized Debtors may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional equity capital or refinance all or a portion of their indebtedness. In the absence of such operating results and resources, the Reorganized Debtors could face substantial cash flow problems and might be required to sell material assets or operations to meet their debt service and other obligations. The Reorganized Debtors will be unable to predict the timing of such asset sales or the proceeds that they could realize from such sales and that they will be able to refinance any of their indebtedness, including the Exit Facility, on commercially reasonable terms or at all.

3.
The Estimated Valuation of the Reorganized Debtors and the New Common Stock and the Estimated Recoveries to Holders of Allowed Claims Are Not Necessarily Representative of the Private or Public Sale Values of the New Common Stock.

The Debtors’ estimated recoveries to Holders of Allowed Claims are not intended to represent the private or public sale values of Reorganized Parent’s securities. The estimated recoveries are based on numerous assumptions (the realization of many of which are beyond the control of the Reorganized Debtors), including, without limitation: (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to achieve the operating and financial results included in the Financial Projections; and (d) the Debtors’ ability to maintain adequate liquidity to fund operations.

4.	Large Holders of the Senior Unsecured Notes May Control Reorganized Parent.
Implementation of the Plan will result in a small number of holders or their assignees owning a significant percentage of the shares of outstanding New Common Stock of

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Reorganized Parent. A small number of holders of the Senior Unsecured Notes or their assignees could hold a controlling percentage of the New Common Stock. These holders or their assignees could, among other things, exercise a controlling influence over the business and affairs of Reorganized Parent and the other Reorganized Debtors.

5.	The Issuance of Equity Interests to Reorganized Parent’s Management May Dilute the Equity Ownership Interest of Other Holders of the New Common Stock.
The Management Incentive Plan for officers and other key employees will be implemented on the Effective Date. Pursuant to the Management Incentive Plan, there will be issuances from time to time of shares of the New Common Stock of Reorganized Parent. If the New Board distributes equity interests, or options to acquire such equity interests, to officers and other key employees, it is contemplated that such distributions will dilute the New Common Stock issued on account of Claims under the Plan and the ownership percentage represented by the New Common Stock distributed under the Plan.

6.	It is Unlikely That Reorganized Parent Will Pay Dividends in the Foreseeable Future.
All of the Reorganized Debtors’ projected cash flow will be required to be used in the foreseeable future (a) to make payments under the Exit Facility, (b) to fund Reorganized Parent’s other obligations under the Plan, and (c) for working capital and capital expenditure purposes. In addition, the Exit Facility is expected to contain certain restrictions on Reorganized Parent’s ability to pay dividends. Accordingly, the Debtors do not anticipate that Reorganized Parent will pay cash dividends on the New Common Stock in the foreseeable future.

7.	Tax Implications of the Plan.
The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested and do not intend to seek any ruling from the IRS on the tax consequences of the Plan. Even if the Debtors decide to request a ruling, there would be no assurance that the IRS would rule favorably or that any ruling would be issued before the Effective Date. In addition, in such case, there still would be significant tax uncertainties, which would not be the subject of any ruling request. Thus, there can be no assurance that the IRS will not challenge the various positions the Debtors have taken, or intend to take, with respect to the U.S. federal income tax treatment in the Plan, or that a court would not sustain such a challenge. See “Summary of Certain U.S. Federal Income Tax Consequences of the Plan,” at Article VII herein.

C.	MARKET AND ECONOMIC RISKS

1.	The Company May Be Adversely Affected by Uncertainty in the Global Financial Markets and Any Significant Softening in the Already Limited Worldwide Economic Recovery.

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Despite the recent modest global economic recovery, the Company’s future results still may be impacted by any significant reversal as well as any further slowdown in such recovery or inflation, deflation, or other adverse economic conditions. These conditions may negatively affect the Company or parties with whom it does business. The impact on such third parties could result in their non-payment or inability to perform obligations owed to the Company, such as the failure of customers to honor their commitments or the failure of major suppliers to complete orders. Additionally, credit market conditions have changed, slowing the Company’s collection efforts as customers experience increased difficulty in obtaining requisite financing, potentially leading to lost revenue and higher than normal accounts receivable. This will result in greater expense associated with collection efforts and increased bad debt expense. Failure to collect a significant level of receivables from one or more customers could have a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows.
A deterioration of the economic recovery may cause institutional investors to respond to their customers by increasing interest rates, enacting tighter lending standards, or refusing to refinance existing debt upon its maturity or on terms similar to the expiring debt. The Company may require additional capital in the future. However, due to the above listed factors, the Company cannot be certain that additional funding will be available, if needed, and, to the extent required, on acceptable terms.

2.
The Industry in Which the Company Operates is Highly Volatile and Dependent on Domestic Spending by the Oil and Natural Gas Industry, and Continued and Prolonged Reductions in Oil and Natural Gas Prices and in the Overall Level of Exploration and Development Activities May Further Reduce the Company’s Levels of Utilization, Demand for Its Services, or Pricing for Its Services.

The oil and gas services industry continues to experience uncertainty and reduced demand, which negatively impacted the Company’s financial and operating results prior to the Petition Date. The levels of utilization, demand, pricing and terms for oilfield services in the Company’s existing or future service areas largely depend upon the level of exploration and development activity for both crude oil and natural gas in the United States. Oil and natural gas industry conditions are influenced by numerous factors over which the Company has no control, including oil and natural gas prices, expectations about future oil and natural gas prices, levels of supply and consumer demand, the cost of exploring for, producing and delivering oil and natural gas, the expected rates of current production, the discovery rates of new oil and natural gas reserves, available pipeline and other oil and natural gas transportation capacity, political instability in oil and natural gas producing countries, merger and divestiture activity among oil and natural gas producers, political, regulatory and economic conditions, and the ability of oil and natural gas companies to raise equity capital or debt financing. Any addition to, or elimination or curtailment of, government incentives for companies involved in the exploration for and production of oil and natural gas could have a significant effect on the oilfield services industry in the United States.

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Beginning in October 2014 and continuing in 2016, oil prices worldwide have dropped significantly. If the current depressed oil and natural gas prices persist for a prolonged period, or decline further, in addition to cancellations and curtailments that have already taken place, oil and gas exploration and production companies will likely cancel or curtail additional drilling programs and lower production spending on existing wells even more than they have already, thereby further reducing demand for the Company’s services. Lower oil and natural gas prices could also cause the Company’s customers to seek to terminate, renegotiate, or fail to honor its service contracts.
A continued and prolonged reduction in the overall level of exploration and development activities, whether resulting from changes in oil and natural gas prices or otherwise, could materially and adversely affect the Company negatively impacting:

•	the Company’s revenues, cash flows and profitability;

•	the fair market value of the Company’s equipment fleet;

•	the Company’s ability to maintain or increase its borrowing capacity;

•	the Company’s ability to obtain additional capital to finance its business and make acquisitions, and the cost of that capital;

•	the collectability of the Company’s receivables; and

•	the Company’s ability to retain skilled personnel that it would need in the event of an upturn in the demand for its services.
The ongoing decrease in utilization, demand for the Company’s services and pricing has had and, if it continues, will continue to have a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows.

3.	The Market for Oil and Natural Gas May Be Adversely Affected by Global Demands to Curtail Use of Such Fuels.
Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas and technological advances in fuel economy and energy generation devices could reduce the demand for oil and other liquid hydrocarbons. The Company cannot predict the effect of changing demand for oil and natural gas products, and any major changes may have a material adverse effect on its business, financial condition, results of operations and cash flows.

4.	Activity in the Oilfield Services Industry is Seasonal and May Affect the Company’s Revenues During Certain Periods.
The Company’s operations are impacted by seasonal factors. Historically, the Company’s business has been negatively impacted during the winter months due to inclement weather, fewer daylight hours and holidays. The Company’s well servicing rigs are mobile and it operates a

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significant number of oilfield vehicles. During periods of heavy snow, ice or rain, the Company may not be able to move its equipment between locations, thereby reducing its ability to generate rig or truck hours. In addition, the majority of the Company’s well servicing rigs work only during daylight hours. In the winter months as daylight time becomes shorter, the amount of time that the well servicing rigs work is shortened, which has a negative impact on total hours worked. Finally, the Company historically has experienced significant slowdown during the Thanksgiving and Christmas holiday seasons.
In addition, the oil and natural gas industry has traditionally been volatile and is influenced by a combination of long-term, short-term and cyclical trends, including the domestic and international supply and demand for oil and natural gas, current and expected future prices for oil and natural gas and the perceived stability and sustainability of those prices. Such cyclical trends also include the resultant levels of cash flows generated and allocated by exploration and production companies to their drilling, completion and workover budget. The volatility of the oil and natural gas industry and the precipitous decline in oil and natural gas prices have negatively impacted the level of exploration and production activity and capital expenditures by the Company’s customers. This has adversely affected, and in the future may adversely affect, the demand for the Company’s services, which has had, and if it continues, will continue to have, a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows.

5.	The Company Extends Credit to Its Customers Which Presents a Risk of Non-Payment
A substantial portion of the Company’s accounts receivable are with customers involved in the oil and natural gas industry, whose revenues are affected by fluctuations in oil and natural gas prices, including the recent substantial decline in oil prices.

D.	OPERATIONAL RISKS

1.	The Industry in Which the Company Operates is Highly Competitive.
The Company served in excess of 700 customers for the year ended December 31, 2015 and over 1,000 for the year ended December 31, 2014. For those same time periods, the Company’s largest customer comprised approximately 17.2% and 18.8%, respectively, of its total revenues, the Company’s five largest customers comprised approximately 48.5% and 42.7%, respectively, of its total revenues, and the Company’s top ten customers comprised approximately 67.0% and 56.6%, respectively, of its total revenues. The Company’s top 100 customers amounted to 95.4% and 91.5% for the years ended December 31, 2015 and 2014, respectively. The loss of the Company’s top customer or of several of its top customers would adversely affect the Company’s revenues and results of operations. The Company may be able to replace customers lost with other customers, but there can be no assurance that lost revenues could be replaced in a timely manner with the same margins or, perhaps, at all.

2.	The Company May Be Unable to Maintain or Increase Pricing on Its Core Services.

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The Company may periodically seek to increase the prices on its services to offset rising costs. However, the Company operates in a very competitive industry and, as a result, is not always successful in raising or maintaining its existing prices. Additionally, during periods of increased market demand, a significant amount of new service capacity may enter the market, which also puts pressure on the pricing of the Company’s services and limits its ability to increase prices.
Even when the Company is able to increase prices, it may not be able to do so at a rate that is sufficient to offset such rising costs. In periods of high demand for oilfield services, a tighter labor market may result in higher labor costs. During such periods, the Company’s labor costs could increase at a greater rate than its ability to raise prices for its services. Also, the Company may not be able to successfully increase prices without adversely affecting the Company’s activity levels. The inability to maintain or increase the Company’s pricing as costs increase could have a material adverse effect on its business, financial position, and results of operations.

3.	The Company May Not Be Able to Compete Effectively Against Competitors in the Oil and Gas Industry.
The oilfield services industry is highly competitive and the Company competes with a substantial number of companies, some of which have greater technical and financial resources than the Company. Some of the Company’s larger competitors performing both well servicing and fluid logistics are Basic Energy Services, Inc., Superior Energy Services, Inc., Key Energy Services, Inc., and C&J Energy Services, Inc. The Company’s largest competitors that compete only with its fluid logistics segment are Heckman Corporation and Stallion Oilfield Services Ltd. The Company’s ability to generate revenues and earnings depends primarily upon its ability to win bids in competitive bidding processes and to perform awarded projects within estimated times and costs. There can be no assurance that competitors will not substantially increase the resources devoted to the development and marketing of products and services that compete with the Company’s or that new or existing competitors will not enter the various markets in which the Company is active. In certain aspects of the Company’s business, the Company also competes with a number of small and medium-sized companies that, like the Company, have certain competitive advantages such as low overhead costs and specialized regional strengths. In addition, reduced levels of activity in the oil and natural gas industry have intensified competition and the pressure on competitive pricing and may result in lower revenues or margins to the Company.

4.	The Company is Highly Dependent on Certain of Its Officers and Key Employees.
The Company’s success is dependent upon the efforts and abilities of its executive officers and other key employees, many of whom have significant experience in the oil and gas services industry and in the Company’s business. In particular, the Company is dependent upon the services of the Key Senior Managers as well as the services of other personnel. The loss of the services of any of these executives or key personnel for any reason could have a material adverse effect upon the Company’s business, operating results and financial condition.

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5.	Impairment of the Company’s Long-Term Assets May Adversely Impact Its Financial Position and Results of Operations.
Long-term assets consist of property, equipment, and identifiable intangible assets. The Company makes judgments and estimates regarding the carrying value of these assets, including amounts to be capitalized, estimated useful lives, depreciation and amortization methods to be applied, and possible impairment. The Company evaluates its long-lived assets, at a minimum, annually and whenever events and changes in circumstances indicate the carrying amount of its net assets may not be recoverable due to various external or internal factors.
For property and equipment, events or circumstances indicating possible impairment may include a significant change in the business environment or a significant decline in financial results. For intangible assets, events or circumstances indicating possible impairment may include a significant change in the assessment of future operations or an adverse change in how the asset is being used.
When an indicator of possible impairment exists, the Company uses estimated future undiscounted cash flows to assess recoverability of its long-lived assets. These cash flow projections require the Company to make judgments regarding long-term forecasts of future revenue and costs related to the assets subject to review. These forecasts include assumptions related to the rates the Company bills its customers, equipment utilization, equipment additions, staffing levels, pay rates, and other expenses. These forecasts also require assumptions about demand for the Company’s products and services, future market conditions and technological developments. These assumptions considered the drop in oil and natural gas prices over the last two years and projected future pricing trends.

6.	The Company is Subject to the Risk of Technological Obsolescence.
The Company anticipates that its ability to maintain its current business and win new business will depend upon continuous improvements in operating equipment, among other things. There can be no assurance that the Company will be successful in its efforts in this regard or that it will have the resources available to continue to support this need to have its equipment remain technologically up to date and competitive. The Company’s failure to do so could have a material adverse effect on the Company. No assurances can be given that competitors will not achieve technological advantages over the Company.

7.	The Company Engages in Transactions with Related Parties and Such Transactions Present Possible Conflicts of Interest That Could Have an Adverse Effect on the Company.
The Company has entered into a significant number of transactions with related parties. Related party transactions create the possibility of conflicts of interest with regard to the Company’s management. Such a conflict could cause an individual in the Company’s management to seek to advance his or her economic interests above those of the Company. It is possible that a conflict of interest could have a material adverse effect on the Company’s business, financial condition, results of operations, and cash flows.

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8.	The Company Relies Heavily on Its Suppliers and Does Not Maintain Written Agreements with Any Suppliers.
The Company’s ability to compete and grow will be dependent on its access to equipment, including well servicing rigs, parts, and components, among other things, at a reasonable cost and in a timely manner. The Company does not maintain written agreements with any of its suppliers (other than operating leases for certain equipment), and it is, therefore, dependent on the relationships the Company maintains with them. Failure of suppliers to deliver such equipment, parts and components at a reasonable cost and in a timely manner would be detrimental to the Company’s ability to maintain existing customers and obtain new customers. No assurance can be given that the Company will be successful in maintaining its required supply of such items.
The Company relies heavily on three suppliers for potassium chloride, a principal raw material that is critical for its operations. While the materials are generally available, if the Company was to have a problem sourcing these raw materials or transporting these materials from one of these two vendors, the Company’s ability to provide some of its services could be limited. Multiple alternate suppliers exist for all other raw materials. The source and supply of materials has been consistent in the past, however, in periods of high industry activity, periodic shortages of certain materials have been experienced and costs have been affected. If current or future suppliers are unable to provide the necessary raw materials, or otherwise fail to deliver products in the quantities required, any resulting delays in the provision of services to the Company’s customers could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

9.	The Company Does Not Maintain Current Written Agreements with Respect to Some of Its Salt Water Disposal Wells.
The Company’s ability to continue to provide well maintenance services depends on its continued access to salt water disposal wells. Many of the Company’s currently active salt water disposal wells are not subject to written operating agreements or are located on the premises of third parties with whom the Company does not have a current written lease. The Company does not maintain current written surface leases or right of way agreements with these third parties and the Company is therefore dependent on the relationships that it maintains with these third parties. Failure to maintain relationships with these third parties could impair the Company’s ability to access and maintain the applicable salt water disposal wells and any well servicing equipment located on their property. If that occurred, the Company would increase the levels of fluid injection at its remaining salt water disposal wells and would need to use additional third party disposal wells at substantial additional cost. Additionally, the Company’s permits to inject fluid into the salt water disposal wells are subject to maximum pressure limitations and if multiple salt water disposal wells became unavailable, this might adversely impact the Company’s operations.

10.	Legal Proceedings Could Adversely Affect the Company and Its Operations.

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Given the nature of the Company’s business, the Company is involved in litigation from time to time in the ordinary course of business. Various lawsuits have been filed against the Company asserting claims of personal injury and property damage. No assurance can be given as to the final outcome of any legal proceedings or that the ultimate resolution of any legal proceedings will not have a material adverse effect on the Company.

11.	The Company’s Operations are Inherently Risky, and Insurance May Not Always Be Available at Commercially Justifiable Rates or in Amounts Sufficient to Fully Protect the Company.
The Company has an insurance and risk management program in place to protect its assets, operations, and employees. The Company also has programs in place to address compliance with current safety and regulatory standards. However, the Company’s operations are subject to risks inherent in the oilfield services industry, such as equipment defects, malfunctions, failures, accidents, and natural disasters. In addition, hazards such as unusual or unexpected geological formations, pressures, blow-outs, fires, or other conditions may be encountered in drilling and servicing wells, as well as in the transportation of fluids and Company assets between locations. These risks and hazards could expose the Company to substantial liability for personal injury, loss of life, business interruption, property damage or destruction, pollution, and other environmental damages.
Although the Company has obtained insurance against certain of these risks, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which the Company is exposed. In addition, no assurance can be given that such insurance will be adequate to cover the Company’s liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable or that such coverage may not require the Company to accept additional deductibles. If the Company was to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, or if the Company was to incur such liability at a time when it is not able to obtain liability insurance, the Company’s business, results of operations and financial condition could be materially adversely affected.

12.	The Company May Not Be Able to Fully Integrate Future Acquisitions.
The Company may undertake future acquisitions of businesses and assets in the ordinary course of business. Achieving the benefits of acquisitions depends in part on having the acquired assets perform as expected, successfully consolidating functions, retaining key employees and customer relationships, and integrating operations and procedures in a timely and efficient manner. Such integration may require substantial management effort, time, and resources and may divert management’s focus from other strategic opportunities and operational matters, and ultimately the Company may fail to realize anticipated benefits of acquisitions.

13.
The Exit Facility Imposes Significant Operating and Financial Restrictions on the Company that May Prevent It From Pursuing Certain Business Opportunities and Restrict or Limit Its Ability to Operate Its Business.

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The Exit Facility contains covenants and events of default that restrict or limit the Company’s ability to take various actions, such as:

•	incurring or guaranteeing additional indebtedness;

•	creating or incurring liens;

•	engaging in business other than its current business and reasonably related extensions thereof;

•	making loans and investments;

•	paying certain dividends, distributions, redeeming indebtedness for money borrowed, or making other restricted payments;

•	transferring or selling assets;

•	entering into transactions with affiliates;

•	consummating a merger, consolidation or sale of all or substantially all of its assets; and

•	consummating a change of control.
The restrictions contained in the Exit Facility could also limit the Company’s ability to plan for or react to market conditions, meet capital needs, or otherwise restrict its activities or business plans and adversely affect its ability to fund its operations that would be in its interest.

14.	The Company Expects It Will Continue to Incur Costs as a Result of Continuing to Prepare Periodic Reports.
Although it is anticipated that the Company will cease to be a reporting company under the Securities Act, the Company will continue to prepare quarterly and annual financial reports as if it were a public filer and will continue to receive an annual audit from a nationally recognized public accounting firm. The Company will incur costs related thereto.

15.	Capital Restructurings by the Company’s Competitors May Provide Them Financial Flexibility Greater Than the Company’s.
The oil and natural gas industry has experienced a significant downturn in oil exploration and production activity that began in the fourth quarter of 2014 and continued into 2016. The Company’s business is not immune to such downturn. In response to this significant downturn, many companies are taking and have taken steps to de-lever their balance sheets and complete capital restructurings in order to insure that they have the financial flexibility to continue to operate with sufficient liquidity in the longer term. To the extent the Company’s competitors successfully pursue and complete capital restructurings, including de-levering of their balance sheets, they may have greater financial flexibility than the Company under its capital structure. Should the Company’s competitors successfully complete any such capital restructurings, the enhanced financial flexibility of the Company’s competitors may enable them to compete more effectively with the Company through the downturn and beyond.

E.	REGULATORY RISKS

1.	The Company is Subject to Extensive Governmental Regulation.

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The Company’s operations are subject to a variety of other federal, state, and local laws, regulations and guidelines, including laws and regulations relating to health and safety, the conduct of operations, and the manufacture, management, transportation, storage and disposal of certain materials used in its operations. Also, the Company may become subject to such regulation in any new jurisdiction in which it may operate. The Company believes that it is in compliance with such laws, regulations and guidelines.
The Company has invested financial and managerial resources to comply with applicable laws, regulations and guidelines and expects to continue to do so in the future. Although regulatory expenditures have not, historically, been material to the Company, such laws, regulations and guidelines are subject to change. Accordingly, it is impossible for the Company to predict the cost or effect of such laws, regulations, or guidelines on its future operations.

2.	The Company is Subject to Environmental Laws and Regulations, Which May Increase Costs.
The Company’s business operations and ownership of real property are subject to numerous federal, state and local environmental and health and safety laws and regulations, including those relating to emissions to air, discharges to water, treatment, storage and disposal of regulated materials, and remediation of soil and groundwater contamination. The nature of the Company’s business, including operations at its current and former facilities by prior owners, lessors or operators, exposes the Company to risks of liability under these laws and regulations due to the production, generation, storage, use, transportation, and disposal of materials that can cause contamination or personal injury if released into the environment. Environmental laws and regulations may have a significant effect on the costs of transportation and storage of raw materials as well as the costs of the transportation, treatment, storage, and disposal of wastes. The Company believes it is in material compliance with applicable environmental and worker health and safety requirements. However, the Company may incur substantial costs, including fines, damages, criminal or civil sanctions, remediation costs, or experience interruptions in its operations for violations or liabilities arising under these laws and regulations. Although the Company may have the benefit of insurance maintained by its customers or by other third parties or by the Company, such insurances may not cover every expense. Further, the Company may become liable for damages against which it cannot adequately insure, or against which it may elect not to insure, because of high costs or other reasons.
The Company’s customers are subject to similar environmental laws and regulations, as well as limits on emissions to the air and discharges into surface and sub-surface waters. Although regulatory developments that may occur in subsequent years could have the effect of reducing industry activity, the Company cannot predict the nature of any new restrictions or regulations that may be imposed. The Company may be required to increase operating expenses or capital expenditures in order to comply with any new restrictions or regulations.

3.	Climate-Change Legislation or Regulations Restricting Emissions of “Greenhouse Gases” Could Result in Increased Operating Costs and Reduced Demand for the Company’s Services.

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Continued political attention to issues concerning climate change, the role of human activity in it, and potential mitigation through regulation could have a material impact on the Company’s operations and financial results. International agreements and national or regional legislation and regulatory measures to limit greenhouse emissions are currently in various stages of discussion or implementation. These and other greenhouse gas emissions-related laws, policies, and regulations may result in substantial capital, compliance, operating and maintenance costs. Material price increases or incentives to conserve or use alternative energy sources could reduce demand for services that the Company currently provides and adversely affect its operations and financial results. The ultimate financial impact associated with compliance with these laws and regulations is uncertain and is expected to vary depending on the laws enacted in each jurisdiction, the Company’s activities in those jurisdictions and market conditions.

4.
Significant Physical Effects of Climatic Change, if They Should Occur, Have the Potential to Damage Oil and Natural Gas Facilities, Disrupt Production Activities and Could Cause the Company or Its Customers to Incur Significant Costs in Preparing For or Responding to Those Effects.

In an interpretative guidance on climate change disclosures, the SEC indicates that climate change could have an effect on the severity of weather (including hurricanes and floods), sea levels, the arability of farmland, and water availability and quality. If any such effects were to occur, they could have an adverse effect on the Company’s assets and operations or the assets and operations of the Company’s customers. The Company may not be able to recover through insurance some or any of the damages, losses, or costs that may result should the potential physical effects of climate change occur. Unrecovered damages and losses incurred by the Company’s customers could result in decreased demand for the Company’s services.

5.	Increasing Trucking Regulations May Increase the Company’s Costs and Negatively Affect the Company’s Results of Operations.
In connection with the services the Company provides, the Company operates as a motor carrier and, therefore, is subject to regulation by the U.S. Department of Transportation, or U.S. DOT, and by various state agencies. These regulatory authorities exercise broad powers governing activities such as the authorization to engage in motor carrier operations and regulatory safety. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment and product handling requirements. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes include increasingly stringent environmental regulations and changes in the regulations that govern the amount of time a driver may drive in any specific period, onboard black box recorder devices, or limits on vehicle weight and size.
Interstate motor carrier operations are subject to safety requirements prescribed by the U.S. DOT. To a large degree, intrastate motor carrier operations are subject to state safety

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regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations.
From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels, that may increase the Company’s costs or adversely affect the recruitment of drivers. Management cannot predict whether, or in what form, any increase in such taxes applicable to the Company will be enacted. The Company may be required to increase operating expenses or capital expenditures in order to comply with any new restrictions or regulations.

6.	Federal and State Legislative and Regulatory Initiatives Relating to Hydraulic Fracturing Could Result in Increased Cost and Additional Operating Restrictions or Delays.
Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from tight formations. Hydraulic fracturing involves the injection of water, sand, and chemicals under pressure into the formation to fracture the surrounding rock and stimulate production. Various governmental entities (within and outside the United States) are in the process of studying, restricting, regulating, or preparing to regulate hydraulic fracturing, directly and indirectly. Hydraulic fracturing operations are regulated through the underground injection control programs under the federal Safe Drinking Water Act. The EPA has adopted air emissions standards that apply to well completion activities, is developing new standards for wastewater discharges associated with hydraulic fracturing and is conducting a study on the impacts of hydraulic fracturing on groundwater. The Bureau of Land Management has also proposed regulations for hydraulic fracturing activities that would be unique to federal lands. Legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the fracturing process. In addition, many state governments now require the disclosure of chemicals used in the fracturing process and some jurisdictions have imposed an express or de facto ban on hydraulic fracturing. A law enacted by the Texas legislature and a rule enacted by The Railroad Commission of Texas in 2011 require disclosure regarding the composition of hydraulic fracturing products to certain parties, including The Railroad Commission of Texas. If new laws or regulations that significantly restrict hydraulic fracturing are adopted, such laws could make it more difficult or costly for producers to perform fracturing to stimulate production from tight formations. In addition, if hydraulic fracturing is regulated at the federal level, fracturing activities could become subject to additional permitting requirements, and also to attendant permitting delays and potential increases in costs. Increased consumer activism against hydraulic fracturing or the prohibition or restriction of hydraulic fracturing on the part of the Company’s customers could potentially result in materially reduced demand for the Company’s services and could have a material adverse effect on our business, results of operations or financial condition.

F.	OTHER RISKS

1.	The Company May Not Be Able to Benefit From Net Operating Loss Carry Forwards.

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As of October 31, 2016, the Debtors’ consolidated group had approximately $135 million to $145 million of U.S. federal net operating losses (“NOLs”). These NOLs, if not reduced or used, can be carried forward for twenty years following the taxable year of the loss. The Company’s NOL carry forwards generally may be used to offset future taxable income, reducing the Company’s tax liability in future periods.
As a result of the Plan, the Company expects to recognize significant COD Income (as defined below) that will substantially reduce its NOL carry forwards, and the Company expects any remaining NOL carry forwards will be limited under Section 382 of the Tax Code. See “Certain U.S. Federal Income Tax Consequences of the Plan – Tax Consequences for the Debtors and the Reorganized Debtors.” After taking account of the impact of the Plan on the Debtors’ NOL carry forwards, it is possible that the Debtors will not retain any significant NOL carry forwards.

2.	Future Terrorist Attacks Against the United States or Increased Domestic or International Instability Could Have an Adverse Effect on the Company’s Operations.
Adverse developments in the war on terrorism, future terrorist attacks against the United States, or any outbreak or escalation of hostilities between the United States and any foreign power may cause disruption to the economy, the Company, the Company’s employees and the Company’s customers, which could adversely affect the Company’s revenues, operating expenses, and financial condition.

G.	RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

1.	The Financial Information Contained Herein is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit was Performed.
The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement and, while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

2.
Financial Projections and Other Forward Looking Statements Are Not Assured, Are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based and, as a Result, Actual Results May Vary.

This Disclosure Statement contains various projections concerning the financial results of the Reorganized Debtors’ operations, including the Financial Projections, that are, by their nature, forward looking, and which projections are necessarily based on certain assumptions and

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estimates. Should any or all of these assumptions or estimates ultimately prove to be incorrect, the actual future experiences of the Reorganized Debtors may turn out to be different from the financial projections.
Specifically, the projected financial results contained in this Disclosure Statement reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize, including, without limitation, assumptions concerning: (a) the timing of confirmation and Consummation of the Plan in accordance with its terms; (b) the anticipated future performance of the Reorganized Debtors, including, without limitation, the Debtors’ ability to maintain or increase revenue and gross margins, control future operating expenses or make necessary capital expenditures; (c) general business and economic conditions; (d) overall industry performance and trends; (e) the Debtors’ ability to maintain market strength and receive vendor support; and (f) customer preferences continuing to support the Debtors’ business plan.
DUE TO THE INHERENT UNCERTAINTIES ASSOCIATED WITH PROJECTING FINANCIAL RESULTS GENERALLY, THE PROJECTIONS CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSIDERED ASSURANCES OR GUARANTEES OF THE AMOUNT OF FUNDS OR THE AMOUNT OF CLAIMS THAT MAY BE ALLOWED IN THE VARIOUS CLASSES. WHILE THE DEBTORS BELIEVE THAT THE FINANCIAL PROJECTIONS CONTAINED IN THIS DISCLOSURE STATEMENT ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT THEY WILL BE REALIZED.

H.	DISCLOSURE STATEMENT DISCLAIMER

1.	The Information Contained Herein is for Soliciting Votes Only.
The information contained in this Disclosure Statement is for purposes of soliciting votes on the Plan and may not be relied upon for any other purposes.

2.	This Disclosure Statement was Not Approved by the Securities and Exchange Commission.
Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

3.	The Debtors Relied on Certain Exemptions From Registration Under the Securities Act.
This Disclosure Statement has been prepared pursuant to sections 1125 and 1126, as applicable, of the Bankruptcy Code and Rule 3016(b) of the Bankruptcy Rules and is not necessarily in accordance with the requirements of federal or state securities laws or other similar laws. The offer and issuance of New Common Stock to Holders of Senior Unsecured Notes Claims has not been registered under the Securities Act or Blue Sky Laws. To the maximum

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extent permitted by section 1145 of the Bankruptcy Code, the Securities Act and other applicable nonbankruptcy law, the Solicitation, the issuance of the New Common Stock and any shares of New Common Stock reserved for issuance under the Management Incentive Plan, will be exempt from registration under the Securities Act by virtue of section 1145 of the Bankruptcy Code, section 3(a)(9) of the Securities Act, section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Rule 701 promulgated under the Securities Act.

4.	This Disclosure Statement Contains Forward Looking Statements.
This Disclosure Statement contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The liquidation analysis, distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

5.	No Legal or Tax Advice is Provided to You by This Disclosure Statement.
This Disclosure Statement is not legal or tax advice to You. The contents of this Disclosure Statement should not be construed as legal, business or tax advice, and are not personal to any person or entity. Each Holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Equity Interest. This Disclosure Statement may not be relied upon for any purpose other than as a disclosure of certain information to determine how to vote on the Plan or object to confirmation of the Plan.

6.	No Admissions Are Made by This Disclosure Statement.
The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, Holders of Allowed Claims or Equity Interests or any other parties in interest.
Notwithstanding any rights of approval, pursuant to the Restructuring Support Agreement or otherwise, as to the form of substance of this Disclosure Statement, the Plan or any other document relating to the transactions contemplated thereunder, neither the Supporting Noteholders, nor their respective representatives, members, financial or legal advisors or agents, has independently verified the information contained herein or takes any responsibility therefor

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and none of the foregoing entities or persons makes any representations or warranties whatsoever concerning the information contained herein.

7.	No Reliance Should Be Placed on Any Failure to Identify Litigation Claims or Projected Objections.
No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement. The Debtors or the Reorganized Debtors may seek to investigate, file and prosecute litigation rights and claims against any third parties and may object to Claims after the Confirmation Date or Effective Date of the Plan irrespective of whether the Disclosure Statement identifies such litigation claims or objections to Claims or Equity Interests.

8.	Nothing Herein Constitutes a Waiver of Any Right to Object to Claims or Equity Interests or Recover Transfers and Assets.
The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors or the Reorganized Debtors (or any party in interest, as the case may be) to object to that Holder’s Allowed Claim regardless of whether any Claims or Causes of Action of the Debtors or their Estates are specifically or generally identified herein.

9.	The Information Used Herein was Provided by the Debtors and was Relied Upon by the Debtors’ Advisors.
Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

10.	The Potential Exists for Inaccuracies and the Debtors Have No Duty to Update.
The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

11.	No Representations Made Outside the Disclosure Statement Are Authorized.

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No representations concerning or relating to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in or included with this Disclosure Statement should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the United States Trustee.
ARTICLE V.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE
If no chapter 11 plan can be confirmed, some or all of the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which case, a trustee would be elected or appointed to liquidate the Debtors’ assets. In performing the liquidation analysis, the Debtors have assumed that all Holders of Claims and Equity Interests will be determined to have “claims” that are entitled to share in the proceeds from any such liquidation. The Debtors believe that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of unexpired leases and executory contracts in connection with the cessation of the Debtors’ operations, and (iii) the failure to realize the greater, going-concern value of all of the Debtors’ assets.

B.	FILING OF AN ALTERNATIVE PLAN OF REORGANIZATION
If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors’ business or an orderly liquidation of the Debtors’ assets. During the negotiations prior to the filing of the Plan, the Debtors explored various alternatives to the Plan.
The Debtors believe that the Plan will enable the Debtors to emerge from chapter 11 successfully and expeditiously, preserves the Debtors’ business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative to creditors and interest holders than the Plan because the Plan provides for a greater return to creditors and interest holders.
Moreover, the prolonged continuation of the Chapter 11 Cases is likely to adversely affect the Debtors’ business and operations. So long as the Chapter 11 Cases continue, senior

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management of the Debtors will be required to spend a significant amount of time and effort dealing with the Debtors’ reorganization instead of focusing exclusively on business operations. Prolonged continuation of the Chapter 11 Cases also will make it more difficult to attract and retain management and other key personnel necessary to the success and growth of the Debtors’ business. In addition, the longer the Chapter 11 Cases continue, the more likely it is that the Debtors’ customers and suppliers will lose confidence in the Debtors’ ability to reorganize their business successfully and will seek to establish alternative commercial relationships. Further, so long as the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the proceedings. The prolonged continuation of the Chapter 11 Cases may also require the Debtors to seek additional financing in order to service their debt and other obligations. It may not be possible for the Debtors to obtain additional financing during the pendency of the Chapter 11 Cases on commercially favorable terms or at all. If the Debtors were to require additional financing during the Chapter 11 Cases and were unable to obtain the financing on favorable terms or at all, it is unlikely the Debtors could successfully reorganize.
ARTICLE VI.
ISSUANCE AND RESALE OF NEW COMMON STOCK UNDER THE PLAN

A.	EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BLUE SKY LAWS

1.	Section 3(a)(9) and Section 4(a)(2) of the Securities Act (Solicitation of the Plan)
The Debtors are relying on exemptions from the registration requirements of the Securities Act including, without limitation, section 3(a)(9), section 4(a)(2) and section 18(b)(4)(E) thereof, to exempt the offering of the shares of New Common Stock to Holders of Senior Unsecured Notes Claims pursuant to the Solicitation. Section 3(a)(9) provides an exemption from registration when an issuer issues new securities in exchange for its own outstanding securities, such exchange is made only to existing security holders, no compensation or other remuneration is paid for soliciting such exchange offer, and the existing security holders are not asked to part with anything of value except the outstanding securities. Section 18(b)(4)(E) of the Securities Act provides, among other things, that state securities laws will not apply to securities that are exempt from federal registration under section 3(a)(9) of the Securities Act. Section 4(a)(2) of the Securities Act exempts transactions by an issuer not involving any public offering, and Regulation D provides a safe harbor under section 4(a)(2) for transactions that meet certain requirements, including that the investors participating therein qualify as “accredited investors” within the meaning of U.S. securities laws.
The Debtors do not have any contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting votes to accept or reject the Plan or for soliciting any exchange of the Senior Unsecured Notes, except for reasonable, actual and necessary out-of-pocket expenses of mailing. In addition, none of its financial advisors engaged to provide financial analysis and assist the Debtors with addressing the financial aspects of the

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restructuring or any broker, dealer, salesperson, agent or any other person has been engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Solicitation or the Plan (and the transactions contemplated thereby). Further, the Debtors believe that many of the Supporting Noteholders receiving the New Common Stock under the Plan will be accredited investors.

2.	Section 1145 of the Bankruptcy Code (Distribution to Holders of Senior Unsecured Notes)
The Debtors are relying on the exemption provided by section 1145(a)(1) of the Bankruptcy Code from the registration requirements of the Securities Act to exempt the offering, issuance and distribution of the shares of New Common Stock to Holders of Senior Unsecured Notes Claims (the “Section 1145 Securities”) pursuant to the Plan. Section 1145(a)(1) of the Bankruptcy Code provides that registration requirements of Section 5 of the Securities Act and any applicable Blue Sky Laws will not apply to the offer or sale of stock, warrants or other securities by a debtor under a plan of reorganization if (i) the offer or sale occurs under a plan of reorganization, (ii) the recipients of securities hold a claim against, an interest in or claim for administrative expense against the debtor and (iii) the securities are issued in exchange for a claim against or interest in a debtor or are reissued principally in such exchange and partly for cash and property.

3.	Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, and Rule 701 Under the Securities Act (Distribution Pursuant to Management Incentive Plan)
The Debtors are relying on the exemptions provided by section 4(a)(2) and Rule 506 of Regulation D of the Securities Act and/or Rule 701 under the Securities Act from the registration requirements of the Securities Act to exempt the offering, issuance and distribution of the shares of New Common Stock to officers and other key employees of the Debtors pursuant to the Management Incentive Plan (the “MIP Securities”). As stated in Article VI.A.1. above, Section 4(a)(2) of the Securities Act exempts transactions by an issuer not involving any public offering, and Regulation D provides a safe harbor under section 4(a)(2) for transactions that meet certain requirements, including that officers and other key employees of the Debtors qualify as “accredited investors” within the meaning of U.S. securities laws. The Debtors believe that each of the officers and other key employees of the Debtors receiving the MIP Securities will be an accredited investor.
Rule 701 under the Securities Act provides a safe harbor exemption from registration under the Securities Act for equity securities issued as employee compensation. Accordingly, the Debtors believe that MIP Securities issued to officers and other key employees of the Debtors will be exempt from registration under the Securities Act and Blue Sky Laws.
In reliance upon the exemptions provided by sections 3(a)(9), 18(b)(4)(E) and 4(a)(2) of the Securities Act, Rule 506 of Regulation D, Rule 701 under the Securities Act and section 1145 of the Bankruptcy Code, as discussed in the preceding paragraphs, the Debtors believe that the anticipated offer, issuance and distribution of shares of the New Common Stock under the

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Solicitation and the Plan will be exempt from registration under the Securities Act and Blue Sky Laws.

B.	RESALES OF SHARES OF NEW COMMON STOCK

1.	Resales of the 1145 Securities
To the extent that the issuance of the Section 1145 Securities pursuant to the Plan is covered by section 1145 of the Bankruptcy Code, the Section 1145 Securities generally may be resold without registration under applicable Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Laws of the various states; however, the availability of such exemptions cannot be known unless individual states’ Blue Sky Laws are examined. In addition, the Section 1145 Securities governed by section 1145 of the Bankruptcy Code may be resold without registration under the Securities Act pursuant to an exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” (as such term is defined in Section 1145(b) of the Bankruptcy Code) with respect to the Section 1145 Securities.

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Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who, except with respect to ordinary trading transactions of an entity that is not an issuer, (i) purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received or to be received in exchange for such a claim or interest; (ii) offers to sell securities offered or sold under a plan of reorganization for the holders of those securities; (iii) offers to buy securities offered or sold under a plan of reorganization from the holders of such securities, if such offer to buy is (a) with a view to distribution of such securities and (b) under an agreement made in connection with such plan of reorganization, with the consummation of such plan of reorganization, or with the offer or sale of securities under the plan of reorganization; or (iv) is an “issuer” (as the term is defined in section 2(a)(11) of the Securities Act) with respect to such securities.
The definition of an “issuer” for purposes of whether a person is an “underwriter” under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover the entity issuing the securities and “control persons” of such issuer of the securities. “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “control person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of the securities of a reorganized debtor may be presumed to be a “control person” and, therefore, an underwriter.
Resales of the Section 1145 Securities by persons deemed to be “underwriters” (which by definition includes “control persons”) (collectively, the “Restricted Holders”) would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. However, Restricted Holders may be permitted to sell their Section 1145 Securities without registration if they are able to comply with the provisions of Rule 144 of the Securities Act (as discussed below). The Debtors express no view as to whether any Person or Entity would be deemed an “underwriter” with respect to the Section 1145 Securities and, in turn, whether any recipient of Section 1145 Securities may freely resell such securities.
The Debtors recommend that potential recipients of the Section 1145 Securities consult their own counsel concerning their ability to freely trade their Section 1145 Securities without registration under applicable federal securities laws and Blue Sky Laws.

2.	Resales of the MIP Securities
The issuance of the MIP Securities is covered by section 4(a)(2) of the Securities Act, Rule 506 of Regulation D and/or Rule 701 under the Securities Act and will not be exempt under

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section 1145 of the Bankruptcy Code. Therefore, such shares of New Common Stock will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be sold except pursuant to an effective registration statement or pursuant to an applicable exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act (as discussed below). The Debtors express no view as to whether any Person or Entity may freely resell the MIP Securities.
The Debtors recommend that potential recipients of the MIP Securities consult their own counsel concerning their ability to freely trade the MIP Securities without registration under applicable federal securities laws and Blue Sky Laws and the availability of Rule 144 for exempt resales.

3.	Rule 144
Rule 144 of the Securities Act provides a safe harbor exemption from registration under the Securities Act for the resale of “restricted securities” and “control securities.” “Restricted securities” are securities acquired in unregistered, private offerings from an issuer or an “Affiliate” of the issuer. An Affiliate of an issuer is any Person or Entity that “directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” “Control securities” are securities held by an Affiliate of the issuer regardless of how such securities were acquired (including in the open market).
The Rule 144 exemption, however, has different qualification requirements for securities held by an Affiliate and those held by a non-Affiliate. An Affiliate can utilize the Rule 144 exemption for the sale of “restricted securities” and “control securities” if (i) the issuer has made available current information through the issuer’s public filings; (ii) the Affiliate meets the applicable holding period requirement; (iii) the Affiliate meets the volume limitations; (iv) the Affiliate uses the applicable sales channels; and (v) the Affiliate files a Form 144. For a non-Affiliate of the issuer, the Rule 144 exemption can be used if the non-Affiliate meets (i) the applicable holding period requirement and (ii) if the issuer is subject to the Securities Exchange, it has made available current public information. The Debtors express no view as to whether any Person or Entity would be deemed an Affiliate.
The Debtors recommend that potential recipients of securities under the Plan consult their own counsel concerning their ability to freely trade such securities without registration under applicable federal securities laws and Blue Sky Laws.
WHETHER OR NOT ANY PARTICULAR PERSON WOULD BE DEEMED TO BE AN “UNDERWRITER” OF SHARES OF NEW COMMON STOCK TO BE ISSUED PURSUANT TO THE PLAN OR AN “AFFILIATE” OF THE REORGANIZED DEBTOR WOULD DEPEND UPON VARIOUS FACTS AND CIRCUMSTANCES APPLICABLE TO THAT PERSON. ACCORDINGLY, THE DEBTOR EXPRESSES NO VIEW AS TO WHETHER ANY SUCH PERSON WOULD BE SUCH AN “UNDERWRITER” OR AN “AFFILIATE.” IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTOR MAKES NO

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REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES OF THE REORGANIZED DEBTORS. ACCORDINGLY, THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS OF ANY SHARES OF NEW COMMON STOCK TO BE ISSUED PURSUANT TO THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SHARES OF NEW COMMON STOCK.

C.	LISTING OF NEW COMMON STOCK

There is not now and there may not be a public market for the New Common Stock and the Debtors do not intend to register the New Common Stock under the Exchange Act or seek any listing of the New Common Stock on any exchange or other trading market of any type whatsoever. Accordingly, there can be no assurance that an active trading market for the New Common Stock will ever develop or, if such market does develop, that it will be maintained.

D.	LEGEND ON MIP SECURITIES
To the extent certificated, certificates evidencing the MIP Securities should bear a legend substantially in the form below:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS’”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS COVERING SUCH SECURITIES, SUCH SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR FORBES ENERGY SERVICES LTD. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.”
ARTICLE VII.
SUMMARY OF CERTAIN U.S. FEDERAL INCOME
TAX CONSEQUENCES OF THE PLAN
The following disclosure (the “Tax Disclosure”) summarizes certain United States (“U.S.”) federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors and a Holder of Allowed Senior Unsecured Notes Claims (but not the taxation of those to whom such a Holder subsequently transfers New Common Stock). The Debtors have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to any of the tax aspects of the Plan, and the discussion below is not binding upon the IRS or the courts. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

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The Tax Disclosure summarizes only certain of the U.S. federal income tax consequences associated with the Plan’s implementation and does not address state, local or non-U.S. tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as persons who are related to the Debtors, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, expatriates, and investors in partnerships and other pass-through entities, subchapter S corporations, persons who hold Claims or who will hold the New Common Stock as part of a straddle, hedge, conversion transaction, or other integrated investments, persons using mark-to-market method of accounting, those who hold a Claim as an ordinary asset, and holders of Claims who are themselves in bankruptcy). In addition, the Tax Disclosure does not attempt to consider whether the particular circumstances of any Holder of an Equity Interest or a Claim may modify or alter the consequences described below, and assumes that all Senior Unsecured Notes Claims are held as “capital assets” within the meaning of Tax Code Section 1221 (generally, property held for investment). This Tax Disclosure does not address the specific U.S. federal income tax consequences to (i) Holders of Equity Interests in Parent, (ii) lenders under the Exit Facility, or (iii) those with a unique position with respect to their tax treatment, such as the Backstop Lenders. The remainder of the Claims and Interests are unimpaired and hence not specifically addressed.
The following summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the regulations promulgated thereunder by the U.S. Department of the Treasury (“Treasury Regulations”), judicial decisions, and published administrative rules and pronouncements of the IRS in effect on the date hereof. Changes in, or new interpretations of, such rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.
ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF A HOLDER OF AN EQUITY INTEREST OR A CLAIM. EACH HOLDER OF AN EQUITY INTEREST OR A CLAIM IS URGED TO CONSULT ITS OWN TAX ADVISOR FOR THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.	DEFINITION OF U.S. PERSON AND NON-U.S. PERSON
In this Tax Disclosure, a “U.S. Person” is any Person that is

•	an individual that is a citizen or resident of the United States for U.S. federal income tax purposes;

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•
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) one or more U.S. Persons have the authority to control all substantial decisions of the trust, and a United States court is able to exercise primary supervision over the administration of the trust; or (2) the trust is of a certain type, was in existence on August 20, 1996, was treated as a United States person on August 19, 1996 under the then-applicable Tax Code, and has made a valid election to be treated as a U.S. Person under the Tax Code.

A “Non-U.S. Person” is any Person that is not a U.S. Person and is not a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).
If a Holder of a Senior Unsecured Notes Claim is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), the treatment of a partner in the partnership will depend on whether the partner is a Non-U.S. Person and the extent of the partnership’s activities in the United States.

B.	TREATMENT OF A DEBT INSTRUMENT AS A “SECURITY”
The U.S. federal income tax consequences of the Plan to a Holder of a Senior Unsecured Notes Claim depend, in part, on whether the Holder’s Senior Unsecured Notes, which are the basis of such Senior Unsecured Notes Claim, constitute a “security” for U.S. federal income tax purposes. If a Senior Unsecured Note constitutes a security, then the receipt of New Common Stock in accordance with the Plan could be treated as part of a tax “reorganization” for U.S. federal income tax purposes. If, on the other hand, a Senior Unsecured Note does not constitute a security, then the receipt of New Common Stock in exchange therefor would be treated as a fully taxable transaction.
The term “security” is not defined in the Tax Code or in the Treasury Regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a “security” for U.S. federal income tax purposes depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended or not. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five (5) years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten (10) years or more constitute securities.

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Although the matter is not free from doubt, the Debtors believe that the Senior Unsecured Notes should be treated as “securities” for U.S. federal income tax purposes, and thus, the exchange of Senior Unsecured Notes Claims for New Common Stock and Cash should be treated as a reorganization for U.S. tax purposes. Holders of Senior Unsecured Notes Claims are urged to consult their own tax advisors regarding the appropriate status for U.S. federal income tax purposes of the Senior Unsecured Notes.

C.	TAX CONSEQUENCES FOR U.S. PERSONS HOLDING ALLOWED SENIOR UNSECURED NOTES CLAIMS

The Plan provides for the Reorganized Parent to pay $20 million in Cash and transfer New Common Stock, Pro Rata, to Holders of Allowed Senior Unsecured Notes Claims, in exchange for the full and final satisfaction, settlement, release and discharge of such Claims.

1.	Exchange of Senior Unsecured Notes Claims for New Common Stock and Cash
Whether and the extent to which a Holder of such a Claim recognizes gain or loss as a result of the exchange of its claim for the New Common Stock and Cash depends on whether the debt underlying the Claim surrendered is treated as a “security” (as discussed above) for purposes of the reorganization provisions of the Tax Code.

(a)	Fully Taxable Exchange
If the Allowed Senior Unsecured Notes Claim is not a security for U.S. federal income tax purposes, the Holder of such Claim should be treated as exchanging such Claim for New Common Stock and Cash, in a taxable exchange under Section 1001 of the Tax Code. In that case, each U.S. Person holding Allowed Senior Unsecured Notes Claims should generally recognize gain or loss equal to the difference between (1) the fair market value of the New Common Stock and Cash received (other than the value received for Accrued Interest, as discussed below), and (2) the U.S. Person’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Person, the nature of the Claim in such U.S. Person’s hands, whether the Claim was purchased at a discount (as discussed below), and whether and to what extent the U.S. Person previously has claimed a bad debt deduction with respect to its Claim. The deductibility of capital losses is subject to certain limitations as discussed below. A U.S. Person’s initial tax basis in the New Common Stock acquired in exchange for Allowed Senior Unsecured Notes Claims should equal the fair market value of such shares on the Effective Date, and its holding period in such shares should begin the day following the Effective Date.
Under the “market discount” provisions of sections 1276 through 1278 of the Tax Code, some or all of any gain recognized by a U.S. Person holding an Allowed Senior Unsecured Notes Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued market discount on such Claim. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its U.S.

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Person’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).
Any gain recognized by a U.S. Person on a taxable disposition of Allowed Senior Unsecured Notes Claims that were acquired with a market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claims were considered to be held by the U.S. Person, unless the U.S. Person elected to include the market discount in income as it accrued.

(b)	Reorganization Treatment
If the Allowed Senior Unsecured Notes Claim is treated as a security for U.S. federal income tax purposes, the exchange of such Claim for New Common Stock and Cash should be treated as a reorganization for U.S. federal income tax purposes under the applicable provisions of the Tax Code and Treasury Regulations (a “Reorganization”), and a U.S. Person holding Allowed Senior Unsecured Notes Claims should not recognize loss with respect to the exchange and generally should not recognize gain (subject to “Accrued Interest,” as discussed below). Such Holder would, however, be required to recognize any gain (but not loss) to the extent of the lesser of (a) the amount of gain realized from the exchange (generally equal to the fair market value of all of the consideration, including Cash, received minus the Holder’s adjusted basis, if any, in the Claim) or (b) the Cash and the fair market value of “other property” received in the distribution that is not permitted to be received under sections 354 and 356 of the Tax Code without the recognition of gain.
In a reorganization, a U.S. Person’s initial tax basis in the New Common Stock acquired in exchange for Allowed Senior Unsecured Notes Claims should be equal to such U.S. Person’s aggregate adjusted basis in its Allowed Senior Unsecured Notes Claims, increased by any gain or interest income, if any, realized from the exchange. A U.S. Person’s holding period in such shares should include the holding period of the exchanged Allowed Senior Unsecured Notes Claims, except to the extent of any exchange consideration received in respect of Accrued Interest. To the extent that Senior Unsecured Notes acquired with a market discount are exchanged in a tax-free reorganization for other property, any market discount that accrued on such Claims (i.e., up to the time of the exchange) but was not recognized by the U.S. Person is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, or other disposition of the property is treated as ordinary income to the extent of the accrued, but not recognized, market discount.

2.	Distributions in Discharge of Accrued Interest
A U.S. Person holding an Allowed Senior Unsecured Notes Claim who, under its accounting method, did not previously include in its income accrued but unpaid interest (“Accrued Interest”) attributable to that Allowed Claim, and who exchanges such an Allowed

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Claim for Cash or other property (including New Common Stock) pursuant to the Plan, should be treated as receiving ordinary interest income to the extent of any consideration so received allocable to such Accrued Interest, regardless of whether that U.S. Person realizes an overall gain or loss as a result of the exchange of its Allowed Claim, and regardless of whether the Person’s Allowed Claim is a capital asset in its hands. The tax basis of any property received in exchange for Allowed Claims for Accrued Interest should be the fair market value of such property. The holding period for such property should begin the day after the exchange.
A U.S. Person holding an Allowed Senior Unsecured Notes Claim generally should be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent any Accrued Interest claimed was previously included in its gross income and is not paid in full by the applicable Debtors. Such loss may be ordinary, but the tax law is unclear on this point.
Under the Plan, except as otherwise specified, distributions in respect of Allowed Senior Unsecured Notes Claims will be allocated first to the stated principal amount of such Claims, with any excess allocated to Accrued Interest. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. However, there can be no assurance that the IRS or the courts will respect the Plan allocation for U.S. federal income tax purposes.
U.S. PERSONS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE U.S. FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

3.	Limitations on the Use of Capital Losses
A U.S. Person who recognizes capital losses as a result of the distribution under the Plan will be subject to limits on the use of such capital losses. For a non-corporate U.S. Person, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of all the U.S. Person’s capital losses over all the U.S. Person’s capital gains. A non-corporate U.S. Person may carry over unused capital losses and apply them against future capital gains and a portion of their ordinary income for an unlimited number of years. For corporate U.S. Persons, capital losses may only be used to offset capital gains. A corporate U.S. Person that has more capital losses than may be used in a tax year may generally carry back unused capital losses to the three years preceding the capital loss year or may carry over unused capital losses for the five years following the capital loss year.

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4.	Tax Consequences for U.S. Person Holding Stock of Reorganized Parent

(a)	Dividends Distributed to U.S. Persons
Distributions with respect to New Common Stock that is issued or received pursuant to the Plan generally will be dividends to the extent of Reorganized Parent’s current and accumulated earnings and profits allocable to such shares as determined under the Tax Code as of the end of the taxable year in which the distribution is made. Any portion of a distribution that exceeds Reorganized Parent’s current and accumulated earnings and profits would first be treated as a non-taxable return of capital reducing the Holder’s tax basis (but not below zero) in its shares, and any excess would then be treated as gain from the disposition of the shares, the tax treatment of which is discussed below under “U.S. Person’s Sale, Exchange or Other Disposition of New Common Stock.”
Dividends paid to Holders who are U.S. Persons that are corporations generally will be eligible for the dividends-received deduction so long as the Reorganized Parent has sufficient earnings and profits. However, the dividends-received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends-received deduction may be disallowed.

(b)	U.S. Person’s Sale, Exchange or Other Disposition of New Common Stock
Upon a U.S. Person’s subsequent sale, exchange or other taxable disposition of the New Common Stock, the U.S. Person should recognize capital gain or loss in an amount equal to the difference between the amount realized and its adjusted tax basis in the transferred shares. Such capital gain will be long-term capital gain if at the time of the sale, exchange or other disposition the U.S. Person held the New Common Stock for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations as described above. If the U.S. Person took a bad debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Claim for New Common Stock, a U.S. Person may be required to treat gain recognized on the taxable disposition of the New Common Stock as ordinary income under the recapture rules of Section 108(e)(7) of the Tax Code.

5.	Medicare Tax
Certain U.S. Persons who are Holders that are individuals, estates, or trusts are required to pay an additional 3.8% tax on, among other things, dividends and gains from the sale or other disposition of capital assets. Such Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of New Common Stock.

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D.	TAX CONSEQUENCES FOR NON-U.S. PERSONS HOLDING ALLOWED SENIOR UNSECURED NOTES CLAIMS

    The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Persons that hold Allowed Senior Unsecured Notes Claims. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to non-U.S. Persons are complex. Each non-U.S. Person should consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the consummation of the Plan to such non-U.S. Persons and the ownership and disposition of the New Common Stock.
Whether a Non-U.S. Person realizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Persons.

1.	Gain Recognition
Any gain realized by a Non-U.S. Person on the exchange of its Claim for New Common Stock and Cash generally should not be subject to U.S. federal income tax unless (1) such gain is effectively connected with the conduct by such Non-U.S. Person of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Person in the United States); (2) in the case of U.S. source gains or losses derived by an individual Non-U.S. Person, such individual is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or (3) the Non-U.S. Person is subject to tax pursuant to the provisions of the Tax Code applicable to certain expatriates.
If the first exception applies, the Non-U.S. Person generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Person’s conduct of a trade or business within the United States in the same manner as a U.S. Person. In addition, if such a Non-U.S. Person is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If the second exception applies, to the extent that any gain is taxable and does not qualify for deferral pursuant to a Reorganization as described above, the Non-U.S. Person generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Person’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.

2.	Distributions in Discharge of Accrued Interest
A Non-U.S. Person holding an Allowed Senior Unsecured Notes Claim who exchanges that Claim for New Common Stock and Cash pursuant to the Plan should be treated as receiving interest income to the extent of any consideration so received allocable to Accrued Interest that was not previously taken into account for U.S. federal income tax purposes, regardless of whether such Non-U.S. Person realizes an overall gain or loss as a result of the exchange of its

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Allowed Claim, and regardless of whether the Non-U.S. Person’s Allowed Claim is a capital asset in its hands.
Under the Plan, except as otherwise specified, distributions in respect of Allowed Senior Unsecured Notes Claims will be allocated first to the stated principal amount of such Claims, with any excess allocated to Accrued Interest. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. However, there can be no assurance that the IRS or the courts will respect the Plan allocation for U.S. federal income tax purposes.
Subject to the discussion in “Backup Withholding” below, the payment to a Non-U.S. Person of interest, including Accrued Interest attributable to Senior Unsecured Notes, should not be subject to U.S. federal withholding tax pursuant to the “portfolio interest exception,” provided that the Non-U.S. Person (1) provides Reorganized Parent with the appropriate IRS Form W-8, (2) does not actually or constructively own 10% or more of stock of Reorganized Parent, as measured by voting power, (3) is not a “controlled foreign corporation” that is related to Reorganized Parent within the meaning of the Tax Code, and (4) is not a bank receiving interest described in Section 881(c)(3)(A) of the Tax Code.
If a Non-U.S. Person cannot satisfy the requirements of the portfolio interest exception described above, payments of interest, including Accrued Interest, made to such Non-U.S. Person, should be subject to a withholding tax at a rate of 30%, provided, however, that a Non-U.S. Person may be eligible to claim an exemption from or reduction in the rate of withholding under an applicable income tax treaty.
If payments of accrued untaxed interest are effectively connected with a Non-U.S. Person’s trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base) and such Non-U.S. Person provides Reorganized Parent with an IRS Form W-8ECI (or successor form), such Non-U.S. Person should generally not be subject to withholding tax but will be subject to U.S. federal income tax in the same manner as a U.S. Person (unless an applicable income tax treaty provides otherwise). A Non-U.S. Person that is a corporation for U.S. federal income tax purposes may also be subject to branch profits tax with respect to such Non-U.S. Person’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or a reduced rate or exemption from tax under an applicable income tax treaty).

3.	Non-U.S. Person Holding New Common Stock

(a)	Dividends Received by Non-U.S. Person
Distributions with respect to shares of New Common Stock that are received pursuant to the Plan generally will be dividends for U.S. federal income tax purposes to the extent of Reorganized Parent’s current and accumulated earnings and profits allocable to such shares as determined under U.S. federal income tax principles as of the end of the taxable year in which

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the distribution is made. Any portion of a distribution that exceeds Reorganized Parent’s current and accumulated earnings and profits would first be treated as a non-taxable return of capital reducing the Non-U.S. Person’s tax basis (but not below zero) in its shares, and any excess would then be treated as gain from the disposition of the shares, the tax treatment of which is discussed below under “Non-U.S. Person’s Sale, Exchange or Other Disposition of New Common Stock.”
Dividend Withholding. Dividends paid to a Non-U.S. Person holding New Common Stock should generally be subject to withholding of U.S. federal income tax at the rate of 30% (unless an applicable income tax treaty reduces or eliminates such withholding). A Non-U.S. Person generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by delivering IRS Form W-8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. Person certifies, under penalties of perjury, its status as a Non-U.S. Person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Person within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied, including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Person were a U. S. Person, unless (in the case of a Non-U.S. Person which does not have a permanent establishment in the United States) an applicable income tax treaty provides otherwise. A Non-U.S. Person that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Person’s effectively connected earnings and profits that are attributable to dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(b)	Non-U.S. Person’s Sale, Exchange or Other Disposition of New Common Stock
Subject to the discussion below regarding backup withholding, if a Non-U.S. Person owns New Common Stock, the Non-U.S. Person generally will not be subject to U.S. federal income tax with respect to any gain or loss realized on the sale, exchange or other taxable disposition, for U.S. federal income tax purposes, of such New Common Stock unless: (1) such gain or loss is effectively connected with the conduct by such Non-U.S. Person of a trade or business in the United States; (2) in the case of U.S. source gains or losses derived by an individual Non-U.S. Person, such individual is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; (3) the Reorganized Debtor is a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the Non-U.S Person’s holding period of the five year period ending on the date of disposition of the New Common Stock, unless certain exceptions apply, or (4) the Non-U.S. Person is subject to tax pursuant to the provisions of the Tax Code applicable to certain expatriates. The Debtors do not believe that they are, and do not currently anticipate that the Reorganized Debtors will be, a USRPHC for U.S. federal income tax purposes.

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(c)	FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30% on the receipt of “withholdable payments.” Such foreign entities may avoid withholding if (1) the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; or (2) specified other foreign entities unless such entity certifies that it does not have any substantial U.S. owner and such entity satisfies other specified requirements. For purposes of this paragraph, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including dividends, if any, on shares of New Common Stock), and also include gross proceeds from the sale or disposition of any property of a type which can produce U.S. source interest or dividends (which would include New Common Stock) if such sale or other disposition occurs after December 31, 2018. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

E.	INFORMATION REPORTING AND BACKUP WITHHOLDING

1.	Information Reporting
Reporting by Reorganized Parent. Reorganized Parent must report annually to the IRS and to each Non-U.S. Person holding its stock the amount of dividends paid to such Non-U.S. Person and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Person resides under the provisions of an applicable treaty.
Loss Reporting. The Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds.
Reporting by Non-U.S. Person Holding New Common Stock. Under Section 6039C of the Tax Code, the IRS is authorized to issue regulations that require United States information returns to be filed by a Non-U.S. Person who is not engaged in a trade or business in the United States. Although no such regulations have yet been issued, Non-U.S. Persons holding New Common Stock could become subject to such regulations in the future.
Holders of Claims are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holder’s tax returns.

2.	Backup Withholding

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Backup withholding of taxes will generally apply to payments in respect of an Allowed Claim under the Plan unless, in the case of a U.S. Person, such U.S. Person provides a properly executed IRS Form W-9 and, in the case of a Non-U.S. Person, such Non-U.S. Person provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Person’s eligibility for an exemption).
U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Person’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of New Common Stock, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Tax Code), or such owner otherwise establishes an exemption.

F.	TAX CONSEQUENCES FOR THE DEBTORS AND THE REORGANIZED DEBTORS

1.	Cancellation of Debt
In general, absent an exception, a debtor recognizes cancellation of debt income (“COD Income”), for U.S. federal income tax purposes, upon the satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued by the debtor, and (ii) the fair market value of any other new consideration (including stock of the debtor or a party related to the debtor) given in satisfaction of such indebtedness at the time of the exchange.
No COD Income would be realized to the extent that the payment of the debt being discharged would have given rise to a deduction, however. Accordingly, no COD Income should arise from the cancellation of interest that has accrued but has not yet been taken into account for tax purposes by the applicable Debtor under its method of accounting.
The Plan provides for Reorganized Parent to issue the New Common Stock and Cash to Holders of Senior Unsecured Notes Claims in cancellation of such Claims. Because it is anticipated the New Common Stock and Cash distributed to the Holders of Senior Unsecured Notes should have a value that is less than the adjusted issue price of the Senior Unsecured Notes (including any Accrued Interest), Reorganized Parent should realize COD Income from the cancellation. The Debtors estimate that in the aggregate they should realize approximately $150 million to $175 million of COD Income under the Plan. The amount of COD Income, however, cannot be known with certainty at this time.
Although Section 108 of the Tax Code generally requires COD Income to be included in gross income in the taxable year of discharge, under the “Bankruptcy Exception,” COD Income

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is specifically excluded from gross income when the debtor is in a case under the Bankruptcy Code and its indebtedness is cancelled pursuant to a confirmed plan. Accordingly, the Debtors believe that they should not be required to include in income any COD Income that results from the Plan in their gross income.
Section 108(b) of the Tax Code, however, requires that certain tax attributes of the Debtors be reduced by the amount of COD Income they exclude from income under the Bankruptcy Exception. Tax attributes are reduced in the following order of priority: (a) net operating losses and net operating loss carryovers; (b) general business credits; (c) minimum tax credits; (d) capital loss carryovers; (e) basis of property of the taxpayer; (f) passive activity loss or credit carryovers; and (g) foreign tax credit carryovers. Tax attributes are generally reduced by one dollar for each dollar excluded from gross income, except that general tax credits, minimum tax credits, and foreign tax credits are reduced by 33.3 cents for each dollar excluded from gross income. Any excess COD Income over the amount of available tax attributes is not subject to U.S. federal income tax and generally has no other U.S. federal income tax impact.
A debtor may elect to first reduce its basis in depreciable property held by the taxpayer in an amount not to exceed the aggregate adjusted basis of such property. When debtors are members of a consolidated group, different elections can be made with respect to different members with COD Income excluded under the Bankruptcy Exception. The Debtors presently do not intend to make this election for any member of their consolidated group. If this decision were to change, the deadline for making such election is the due date (including extensions) of their consolidated U.S. federal income tax return for the taxable year in which the COD Income arises under the Plan and is excludable under the Bankruptcy Exception.
The Treasury Regulations address the method and order for applying tax attribute reduction to an affiliated group of corporations filing a consolidated return for U.S. federal income tax purposes. Under these Treasury Regulations, the tax attributes of each member of an affiliated group that is excluding COD Income is first subject to reduction. To the extent that the debtor member’s tax basis in stock of a lower-tier member of an affiliated group is reduced, a “look through rule” requires that a corresponding reduction be made to the tax attributes of the lower-tier member. If a debtor member’s excluded COD Income exceeds its tax attributes, the excess COD Income is applied to reduce certain remaining consolidated tax attributes of the affiliated group. The Debtors believe that their consolidated NOLs will be their principal attributes to be reduced.

2.	Net Operating Losses
As of October 31, 2016, the Debtors’ consolidated group had approximately $135 million to $145 million of U.S. federal NOLs. These NOLs, if not reduced as a result of the recognition of COD Income or used, can be carried forward for twenty years following the taxable year of the loss. The NOL amounts reported in tax returns are subject to examination, and possible significant adjustment, upon such examination, by the IRS and other taxing authorities. In addition, estimates of the Reorganized Debtors’ NOLs are subject to legal and factual uncertainty. As a result of the consummation of the Plan, the Debtors expect that there will be

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material reductions in, or eliminations of, their NOL carryforwards and certain other tax attributes.
Various limitations could apply to the Reorganized Debtors’ use of NOLs to offset taxable income arising in tax years ending after the Effective Date. Such limitations could arise under the alternative minimum tax rules or the current or future suspension of NOL carryforwards for state or federal purposes. Moreover, the Debtors expect that Tax Code Section 382 may limit their use of NOL carryforwards, as discussed in the next section.

3.	Section 382 Limitation
Following the Effective Date, the Debtors anticipate that any remaining NOL carryover, capital loss carryover, tax credit carryovers, and certain other tax attributes (such as losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change) of the Reorganized Debtors allocable to periods before the Effective Date (collectively, the “Pre-Change Losses”) may be subject to limitation or elimination under Tax Code sections 382 and 383 as a result of an “ownership change” of the Reorganized Debtors by reason of the transactions consummated pursuant to the Plan. Under Tax Code section 382 (and section 383), if a corporation undergoes an “ownership change,” the amount of such corporation’s Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation (the “Section 382 Limitation”). The rules of the Section 382 Limitation are complicated, but, as a general matter, the Debtors anticipate that the distribution of the New Common Stock pursuant to the Plan will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Reorganized Debtors’ use of their Pre-Change Losses will be subject to the Section 382 Limitation unless an exception (as described below) to the general rules of section 382 of the Tax Code applies.

For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

In general, the amount of the annual limitation applicable to a corporation that undergoes an “ownership change” is equal to the product of (i) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the “ownership change” occurs; the adjusted federal long-term rate in effect for December 2016 is 1.68%).  The Section 382 Limitation may be increased to the extent that the Reorganized Debtors recognize or are treated as recognizing certain built-in gains in their assets during the

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five-year period following the ownership change. Tax Code Section 383 applies a similar limitation to capital loss carry-forwards and tax credits.  Any unused portion of the limitation may be carried forward, which would increase the annual limitation in the subsequent taxable year. However, as discussed below, special rules may apply since the anticipated ownership change would result from a bankruptcy proceeding.

Tax Code Section 382(l)(5), if applicable and elected, allows a corporation in bankruptcy to elect to undergo an ownership change without being subject to the Section 382 Limitation. To be eligible for this exception, former shareholders and “qualified creditors” of a debtor corporation in chapter 11 bankruptcy must receive, in respect of their equity interests or claims (as applicable), at least 50 percent of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “Section 382(l)(5) Exception”). A “qualified creditor” is a party that has either held the stock/debt for at least eighteen (18) months before filing of the bankruptcy or holds ordinary course of business debt. In the event the Section 382(l)(5) Exception applies, the Reorganized Debtors’ Pre-Change Losses would not be subject to the Section 382 Limitation, but their NOL carryforwards would be reduced by the amount of any interest deductions claimed during the three taxable years preceding the taxable year that includes the date of the chapter reorganization, and the portion of the taxable year up to and including the date of the chapter 11 reorganization, in respect of all debt converted into stock in the chapter 11 reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another “ownership change” within two years after the Effective Date, then the Reorganized Debtors’ Pre-Change Losses, as of the date of the subsequent “ownership change,” would be effectively eliminated. Even if however, the Reorganized Debtors qualify for the Section 382(l)(5) Exception, the Debtors or the Reorganized Debtors may decide to elect out of the Section 382(l)(5) Exception, particularly if it appears likely that another ownership change will occur within two years after emergence.
If the Section 382(l)(5) Exception is not applicable to a corporation in bankruptcy (or is not elected), a second special rule will generally apply (the “Section 382(l)(6) Exception”). Under the Section 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The Section 382(l)(6) Exception also differs from the Section 382(l)(5) Exception because, under the Section 382(l)(6) Exception, the debtor corporation is not required to reduce its NOL carry forwards by the amount of interest deductions claimed within the prior three-year period, and the debtor may undergo a change of ownership within two years without triggering the elimination of its Pre-Change Losses. The resulting limitation would be determined under the regular rules for ownership changes.
Regardless of whether the Reorganized Debtors take advantage of the Section 382(l)(6) Exception or the Section 382(l)(5) Exception, the Reorganized Debtors’ use of their Pre-Change

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Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the Tax Code were to occur after the Effective Date.

4.	Alternative Minimum Tax
In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income at a 20 percent rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carry forwards, only 90 percent of a corporation’s taxable income for AMT purposes may be offset by available NOL carry forwards (as computed for AMT purposes).
In addition, if a corporation undergoes an ownership change (within the meaning of Tax Code Section 382) and has a net unrealized built-in loss (as determined for AMT purposes) on the date of the ownership change, the corporation’s aggregate tax basis in its assets would be adjusted for certain AMT purposes to reflect the fair market value of such assets as of the change date the effect of which may increase the amount of AMT owed by the Reorganized Debtors.

G.	GENERAL DISCLAIMER
THE FOREGOING U.S. FEDERAL INCOME TAX SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.
ARTICLE VIII.
RECOMMENDATION

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In the opinion of the Debtors, the Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to the Debtors’ creditors and interest holders than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims than that which is proposed under the Plan. Accordingly, the Debtors recommend that all Holders of Senior Unsecured Notes Claims support confirmation of the Plan and vote to accept the Plan.
Holders of approximately 65.40% in outstanding principal amount of the Senior Unsecured Notes entitled to vote on the Plan have already agreed, subject to the terms and conditions of the Restructuring Support Agreement, to vote in favor of the Plan.

[Remainder of Page Intentionally Blank]

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Dated: December 21, 2016
Respectfully submitted,

___________/s/ L. Melvin Cooper____________
L. Melvin Cooper
Senior Vice President and Chief Financial Officer
FORBES ENERGY SERVICES LTD., et al.

[Signature page to Disclosure Statement for
Debtors’ Prepackaged Joint Plan of Reorganization]

EXHIBIT A
PLAN OF REORGANIZATION

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION PRIOR TO THE COMMENCEMENT OF THE DEBTORS’ BANKRUPTCY CASES IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

In re: FORBES ENERGY SERVICES LTD., et al.,[1] Debtors.	§ § § § § §	Chapter 11 Case No. 17-_____ (___) Joint Administration Requested

DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION

Dated: December 21, 2016
SNOW SPENCE GREEN LLP
Phil Snow (TX Bar No. 18812600)
Kenneth Green (TX Bar No. 24036677)
2929 Allen Parkway, Ste. 2800
Houston, TX 77019
Telephone: 713/335-4800
Facsimile: 713/335-4902
Email: philsnow@snowspencelaw.com
   kgreen@snowspencelaw.com

-and-

PACHULSKI STANG ZIEHL & JONES LLP
Richard M. Pachulski (CA Bar No. 90073)
Ira D. Kharasch (CA Bar No. 109084)
Maxim B. Litvak (TX Bar No. 24002482)
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA 90067
Telephone: 310/277-6910
Facsimile: 310/201-0760
E-mail: rpachulski@pszjlaw.com
    ikharasch@pszjlaw.com
    mlitvak@pszjlaw.com

Proposed Counsel for the Debtors

Page

ARTICLE I. RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW AND DEFINED TERMS		2
A.	Rules of Interpretation, Computation of Time and Governing Law	2
B.	Defined Terms	2
ARTICLE II. administrative and priority tax claims		18
A.	Administrative Expense Claims	18
B.	Priority Tax Claims	19
ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS		19
A.	Summary	19
B.	Separate Classification of Other Secured Debt Claims	20
C.	Elimination of Vacant Classes	20
D.	Voting; Presumptions; Solicitation in Good Faith	20
E.	Cramdown	21
F.	Classification and Treatment of Claims and Equity Interests	21
G.	Special Provision Governing Unimpaired Claims	26
H.	Discharge of Claims	26
I.	Subordinated Claims	27
ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN		27
A.	Presumed Acceptance of Plan	27
B.	Presumed Rejection of Plan	27
C.	Voting Class	27
D.	Acceptance by Impaired Classes of Claims	27
E.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	27
ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN		28
A.	General Settlement of Claims	28
B.	Corporate Existence	28
C.	Vesting of Assets in the Reorganized Debtors	28
D.	Exit Facility and Sources of Cash for Plan Distributions	29
E.	Treatment of Vacant Classes	31
F.	Management Incentive Plan / Management Employment Agreements	31
G.	Issuance of New Common Stock and Related Documentation	32
H.	Substantive Consolidation for Plan Purposes	33
I.	Release of Liens, Claims and Equity Interests	34
J.	Certificate of Incorporation and Bylaws	34
K.	Directors and Officers of Reorganized Parent	34
L.	Corporate Action	35
M.	Cancellation of Notes, Certificates and Instruments	36
N.	Cancellation of Existing Instruments Governing Security Interests	37
O.	Equity Interests in Subsidiaries; Corporate Reorganization	37
P.	Restructuring Transactions	37
Q.	Plan Supplement, Other Documents and Orders and Consents Required Under the Restructuring Support Agreement	37
R.	Release of Termination Provisions	38

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Page

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		38
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	38
B.	Assignment of Executory Contracts or Unexpired Leases	39
C.	Rejection of Executory Contracts or Unexpired Leases	39
D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	40
E.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	40
F.	Assumption of Director and Officer Insurance Policies	41
G.	Indemnification Provisions	41
H.	Compensation and Benefit Programs	41
I.	Workers’ Compensation Benefits	42
J.	Insurance Policies	42
ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		42
A.	Dates of Distributions	42
B.	Distribution Agent	43
C.	Cash Distributions	43
D.	Rounding of Payments	44
E.	Distributions on Account of Claims Allowed After the Effective Date	44
F.	General Distribution Procedures	44
G.	Address for Delivery of Distributions	44
H.	Undeliverable Distributions and Unclaimed Property	45
I.	Withholding Taxes	45
J.	Setoffs	45
K.	Surrender of Cancelled Instruments or Securities	46
L.	Lost, Stolen, Mutilated or Destroyed Securities	46
ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS		47
A.	No Filing of Proofs of Claim Except for Rejection Claims	47
B.	Disputed Claims	47
C.	Procedures Regarding Disputed Claims	47
D.	Allowance of Claims	48
ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		49
A.	Conditions Precedent to Consummation	49
B.	Waiver of Conditions	51
C.	Effect of Non-Occurrence of Conditions to Consummation	52
ARTICLE X. DEBTORS’ RELEASES		52
ARTICLE XI. RELEASE, INJUNCTION AND RELATED PROVISIONS		52
A.	General	52
B.	Release	52
ARTICLE XII. Third Party Release BY HOLDERS OF CLAIMS		54
A.	Discharge of Claims	55
B.	Exculpation	56
C.	Preservation of Rights of Action	56
D.	Injunction	57

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Page

ARTICLE XIII. BINDING NATURE OF PLAN		58
ARTICLE XIV. RETENTION OF JURISDICTION		58
ARTICLE XV. MISCELLANEOUS PROVISIONS		60
A.	Dissolution of the Committee	60
B.	Payment of Statutory Fees	60
C.	Payment of Fees and Expenses of Senior Unsecured Notes Trustee	60
D.	Modification of Plan	60
E.	Revocation of Plan	61
F.	Entire Agreement	61
G.	Closing of Chapter 11 Cases	61
H.	Successors and Assigns	61
I.	Reservation of Rights	61
J.	Further Assurances	62
K.	Severability	62
L.	Service of Documents	63
M.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	63
N.	Governing Law	63
O.	Tax Reporting and Compliance	64
P.	Schedules	64
Q.	No Strict Construction	64
R.	Conflicts	64
S.	Controlling Document	64
T.	Confirmation Request	65

- iv -

DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION
Forbes Energy Services Ltd. and its debtor subsidiaries, as debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”), propose the following prepackaged joint plan of reorganization (the “Plan”) for, among other things, the resolution of the outstanding Claims against, and Equity Interests in, the Debtors. Unless otherwise noted, capitalized terms used in this Plan have the meanings set forth in Article I of the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtors’ history, business, results of operations, historical financial information, accomplishments leading up to Solicitation of the Plan, projections and properties, and for a summary and analysis of this Plan and the treatment provided for herein. There also are other agreements and documents that will be Filed with the Bankruptcy Court that are referenced in this Plan, the Plan Supplement or the Disclosure Statement as Exhibits and Plan Schedules. All such Exhibits and Plan Schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions set forth in the Restructuring Support Agreement, and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its Consummation.
The Plan contemplates deemed substantive consolidation of the Debtors for voting and Plan Distribution purposes only with respect to the Claims. If, however, the Plan cannot be confirmed as to some or all of the Debtors, then, in the Debtors’ sole discretion, but without prejudice to the respective parties’ rights under the Restructuring Support Agreement and subject to the terms set forth herein, (a) the Plan may be revoked as to all of the Debtors, or (b) the Debtors may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted to a chapter 7 liquidation, continued or dismissed in the Debtors’ sole discretion) and confirm the Plan as to the remaining Debtors to the extent required. The Debtors reserve the right to seek confirmation of the Plan pursuant to the “cram down” provisions contained in section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class of Claims as set forth in Article III hereof.
Notwithstanding any rights of approval that may exist pursuant to the Restructuring Support Agreement or otherwise as to the form or substance of the Disclosure Statement, the Plan or any other document relating to the transactions contemplated hereunder or thereunder, neither the Senior Secured Lenders, the Senior Secured Agent, the Supporting Noteholders, the Senior Unsecured Notes Trustee, nor their respective representatives, members, financial or legal advisors, or agents, has independently verified the information contained herein or takes any responsibility therefor and none of the foregoing entities or persons makes any representations or warranties whatsoever concerning the information contained herein.

ARTICLE I.
RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.	Rules of Interpretation, Computation of Time and Governing Law
For purposes hereof: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document, as previously amended, modified or supplemented, if applicable, shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles,” “Sections,” “Exhibits” and “Plan Schedules” are references to Articles, Sections, Exhibits and Plan Schedules hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors and assigns; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (j) “$” or “dollars” means Dollars in lawful currency of the United States of America. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

B.	Defined Terms
Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:
1.    “Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Expense Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date (including, without limitation, expenses of the members of any Committee incurred as members thereof in discharge of their duties as such).
2.    “Administrative Expense Claim” means any Claim for costs and expenses of administration of the Chapter 11 Cases that is Allowed pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) the Accrued Professional Compensation; (c) the Senior Unsecured Notes Trustee Fees; (d) the

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Restructuring Expenses; and (e) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.
3.     “Administrative Expense Claims Bar Date” means the Business Day which is sixty (60) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.
4.    “Affiliate” means an “affiliate” as defined in section 101(2) of the Bankruptcy Code.
5.    “Aggregate Equity” means the sum of (i) the number of shares of the New Common Stock issued to the Holders of Allowed Senior Unsecured Notes Claims and (ii) the number of shares of New Common Stock issued or available for issuance under the Management Incentive Plan.
6.    “Allowed” means, with respect to any Claim, except as otherwise provided herein: (a) a Claim that has been allowed by a Final Order; (b) a Claim that is allowed: (i) in any stipulation of amount and nature of Claim executed by the Debtors prior to the Effective Date and approved by the Bankruptcy Court; (ii) in any stipulation of amount and nature of Claim executed by the Reorganized Debtors on or after the Effective Date; (iii) in accordance with the applicable Debtor’s books and records or as set forth in the Schedules, to the extent Filed, subject to any limitations on allowance imposed by section 502 of the Bankruptcy Code; (c) a Claim relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been timely Filed by the Claimant before the applicable bar date for such claim or has otherwise been deemed timely Filed under applicable law; or (d) a Claim that is Allowed pursuant to the terms of this Plan. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, there shall be no requirement that the Senior Unsecured Notes Trustee or the Senior Secured Agent file a Proof of Claim on behalf of the Holders of the Senior Unsecured Notes Claims or the Senior Secured Lenders, as the case may be in respect of the Senior Unsecured Notes Claims or Senior Secured Debt Claims; provided, that the Senior Unsecured Notes Trustee and the Senior Secured Agent are each authorized, but not directed, to file in the Chapter 11 Cases, a single master proof of claim on behalf of itself and the Holders of the Senior Unsecured Notes Claims or Senior Secured Debt Claims, as applicable, on account of any and all of their respective Claims arising under the Senior Unsecured Notes Indenture and the Senior Secured Loan Agreement.
7.    “Allowed Claim or Equity Interest” means a Claim or an Equity Interest of the type that has been Allowed.
8.    “Amended Organizational Documents” means the amended and restated certificate of incorporation and by-laws or other applicable organizational documents of Reorganized Parent to be Filed with the Plan Supplement.
9.    “Ascribe” means certain funds or accounts advised or sub-advised by Ascribe Capital LLC.

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10.    “Assets” means all of the right, title, and interest of a Debtor in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).
11.    “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable nonbankruptcy law, including, without limitation, actions or remedies arising under sections 502, 510 or 542-553 of the Bankruptcy Code.
12.    “Backstop Agreement” means that certain Backstop Agreement dated December 21, 2016 entered into by the Backstop Lenders in the form attached to the Restructuring Support Agreement as Exhibit C thereof with such amendments and modifications as are permitted thereunder.
13.    “Backstop Put Premium” means the Backstop Put Premium (as defined in the Backstop Agreement) to be paid to the Backstop Lenders on the Effective Date in cash pursuant to the Backstop Agreement.
14.    “Backstop Lenders” means certain funds and accounts advised or sub-advised by Ascribe, Courage Capital Management, LLC, Pacific Investment Management Company LLC, Phoenix Investment Adviser LLC, and Solace.
15.    “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of this Plan, which includes the Master Ballots and Beneficial Holder Ballots.
16.    “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.
17.    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, or any other court having jurisdiction over the Chapter 11 Cases.
18.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.
19.    “Beneficial Holder” means, as of the applicable date of determination, “Lenders” under the Senior Secured Loan Agreement, a beneficial owner of the Senior Unsecured Notes as reflected in the records maintained by the Registered Record Owner, or Intermediary Record Owner, as applicable.
20.    “Beneficial Holder Ballots” means the ballots accompanying the Disclosure Statement upon which Beneficial Holders of Senior Unsecured Notes Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

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21.    “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
22.    “Cash” means the legal tender of the United States of America or the equivalent thereof.
23.    “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, debt, damage, judgment, account, defense, remedy, offset, power, privilege, license and franchise of any kind or character whatsoever, in each case whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state or foreign law, including, without limitation, any fraudulent transfer or similar claims.
24.    “Chapter 11 Cases” means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code, and styled In re Forbes Energy Services Ltd., et al., Case No. 17-__________ (___).
25.    “Chapter 11 Transaction Expenses” means the aggregate amount of reasonable fees and expenses payable by the Debtors in connection with the Chapter 11 Cases, including the fees and expenses payable to the Senior Secured Agent, the Restructuring Expenses, and the Senior Unsecured Notes Trustee Fees (whether accrued prepetition or postpetition).
26.    “Claim” means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code.
27.    “Claims Register” means the official register of Claims maintained by the Voting Agent.
28.    “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.
29.    “Collateral” means any property or interest in property of any Debtor’s Estate that is subject to a valid and enforceable Lien to secure a Claim.

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30.    “Committee” means any committee of unsecured creditors in the Chapter 11 Cases appointed pursuant to section 1102 of the Bankruptcy Code.
31.    “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.
32.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.
33.    “Confirmation Order” means the order of the Bankruptcy Court both confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement.
34.    “Consummation” means the occurrence of the Effective Date.
35.    “Debtor(s)” means, individually, Forbes Energy Services Ltd., and each of its direct and indirect subsidiaries, Forbes Energy Services LLC; C.C. Forbes, LLC; TX Energy Services, LLC; and Forbes Energy International, LLC, in each case, in their capacities as debtors in the Chapter 11 Cases.
36.    “Debtor(s) in Possession” means, individually, each Debtor, as debtor in possession in their Chapter 11 Cases as of the Petition Date and, collectively, all Debtors, as debtors in possession in the Chapter 11 Cases.
37.    “Disallowed” means any Claim that is not Allowed.
38.    “Disclosure Statement” means that certain Disclosure Statement for Debtors’ Prepackaged Joint Plan of Reorganization, as amended, supplemented, or modified from time to time and describes this Plan, including all exhibits and schedules thereto and references therein that relate to this Plan.
39.    “Disputed” means, with respect to a Claim, (a) any Claim, which Claim is disputed under Article VIII of this Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (b) any Claim, proof of which was required to be Filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly Filed; (c) any Claim that is listed in the Schedules, if any are Filed, as unliquidated, contingent or disputed, and as to which no request for payment or proof of claim has been Filed; or (d) any Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order. To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.
40.    “Distribution Agent” means Reorganized Parent or any party designated by Reorganized Parent to serve as distribution agent under this Plan. For purposes of

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distributions under this Plan to the Holders of Allowed Senior Secured Debt Claims, the Senior Secured Agent will be and shall act as the Distribution Agent.
41.    “Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions hereunder, as such date shall be fixed by order of the Bankruptcy Court.
42.    “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors as of the Petition Date, including tail coverage with a term of at least six (6) years from and after the termination of any such policies and containing the same coverage that exists under such policies as of the Effective Date.
43.    “DTC” means the Depository Trust Company.
44.    “Effective Date” means the Business Day that this Plan becomes effective as provided in Article IX hereof.
45.     “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.
46.    “Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock or limited company interests, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to such Debtor, and all rights arising with respect thereto and (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights. The term “Equity Interest” also includes any Claim that has been subordinated to the status of an Equity Security.
47.    “Equity Interests in Parent” means all Equity Interests in Forbes Energy Services Ltd., including the Existing Preferred Stock.
48.    “Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.
49.    “Estates” means the bankruptcy estates of the Debtors created by virtue of section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
50.    “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.
51.    “Exculpated Parties” means, collectively: (a) the Debtors, (b) the Reorganized Debtors, (c) the Supporting Noteholders, (d) the Backstop Lenders, (e) the lenders under the Exit Facility and the respective Related Persons of each of the foregoing Entities.

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52.    “Exculpation” means the exculpation provision set forth in Article XII, Section B hereof.
53.    “Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
54.    “Exhibit” means an exhibit annexed hereto, to the Plan Supplement or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time), which are incorporated by reference herein.
55.    “Existing Preferred Stock” means the Series B Preferred Stock issued pursuant to the Certificate of Designation of Series B Senior Convertible Preferred Stock of Forbes Energy Services Ltd.
56.    “Exit Facility” means a new first lien term loan facility of no less than $50,000,000 to be provided to the Reorganized Debtors by certain holders of the Senior Unsecured Notes Claims pursuant to the Exit Facility Documents.
57.    “Exit Facility Documents” means the loan agreement governing the Exit Facility and the related notes, guarantees, security documents, and intercreditor agreement, as the case may be, which shall be included in the Plan Supplement.
58.    “FES LLC” means Forbes Energy Services LLC, a Debtor in the Chapter 11 Cases.
59.    “FES Ltd.” means Forbes Energy Services Ltd., a Debtor in the Chapter 11 Cases.
60.    “File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
61.    “Final Order” means an order of the Bankruptcy Court, which is in full force and effect, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors and the Supporting Noteholders, or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, no stay pending appeal has been granted or such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, new trial, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order shall not preclude such order from being a Final Order.

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62.    “General Unsecured Claim” means any Claim against any Debtor that is not a/an: (a) Administrative Expense Claim; (b) Priority Tax Claim; (c) Other Priority Claim; (d) Other Secured Debt Claim; (e) Senior Secured Debt Claim; (f) Senior Unsecured Notes Claim; (g) Intercompany Claim; or (h) Equity Interest.
63.    “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.
64.    “Holder” means an Entity holding a Claim against, or Equity Interest in, any Debtor and, with respect to the Senior Unsecured Notes Claims, the Beneficial Holder thereof as of the applicable date of determination or any authorized agent of such Entity who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions that are attached to the Ballot or Master Ballot, as applicable.
65.    “Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
66.    “Indemnification Provision” means each of the indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, board resolutions, employment contracts or otherwise) for the current and former directors, officers, employees, attorneys, other professionals and agents of the Debtors who served in such capacity on or any time after the Petition Date.
67.     “Initial Distribution Date” means, subject to the “Treatment” sections in Article III hereof, the date that is as soon as reasonably practicable after the Effective Date, when distributions under this Plan shall commence to Holders of Allowed Claims.
68.    “Intercompany Claims” means any Claims of a Debtor against any other Debtor.
69.    “Intermediary Record Owners” means, as of the applicable date of determination, the banks, brokerage firms, or the agents thereof as the Entity through which the Beneficial Holders hold Senior Unsecured Notes.
70.    “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.
71.    “Litigation Claims” means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any Entity, including, without limitation, the Causes of Action of the Debtors.

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72.    “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Texas.
73.    “Management Employment Agreements” means the new employment agreements of John E. Crisp, Charles C. Forbes, L. Melvin Cooper as key employees of Reorganized FES LLC and Steve Macek as a key employee of C.C. Forbes, LLC, in a form to be Filed with the Plan Supplement, in each case guaranteed by Reorganized FES Ltd.
74.    “Management Incentive Plan” means a post-Effective Date employee management incentive plan in a form to be Filed with the Plan Supplement that will provide for the issuance, from time to time, of shares of the New Common Stock of Parent to certain officers and other key employees of Debtors.
75.    “Master Ballots” means the ballot distributed to the Registered Record Owners or Intermediary Record Owners, as applicable, of the Senior Unsecured Notes to record the votes of the Beneficial Holders of the Senior Unsecured Notes as of the Voting Record Date applicable to Senior Unsecured Notes Claims.
76.    “New Board” means the initial board of directors of Reorganized Parent.
77.    “New Common Stock” means the shares of new Common Stock, par value $0.001 per share, of Reorganized Parent to be issued (i) on the Effective Date, (ii) upon implementation of the Management Incentive Plan, or (iii) as otherwise permitted pursuant to the Amended Organizational Documents of Reorganized Parent.
78.     “Ordinary Course Professionals Order” means any Order approving the motion to employ ordinary course professionals to be Filed on or after the Petition Date in the Chapter 11 Cases.
79.    “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.
80.    “Other Secured Debt Claim” means any Secured Claim other than an Administrative Expense Claim or Senior Secured Debt Claim.
81.    “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.
82.    “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases.
83.    “Plan” means this Debtors’ Prepackaged Joint Plan of Reorganization, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules

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thereto, either in its present form or as the same may be altered, amended, modified or otherwise supplemented from time to time.
84.    “Plan Distribution” means the payment or distribution of consideration to holders of Allowed Claims and Equity Interests under this Plan.
85.    “Plan Documents” means any of the documents, other than this Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including, without limitation, the documents to be included in the Plan Supplement, the Shareholders Agreement, Registration Rights Agreement, the Exit Facility Documents, and the Management Incentive Plan, subject to the consent rights set forth in the Restructuring Support Agreement and as may be modified consistent with the Restructuring Support Agreement.
86.    “Plan Schedule” means a schedule annexed to either the Plan Supplement or as an appendix to the Disclosure Statement (as amended, modified or otherwise supplemented from time to time), or Filed as part of the Plan Supplement.
87.    “Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits and Plan Schedules, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, which shall be Filed with the Bankruptcy Court on or before five (5) Business Days prior to the Confirmation Hearing.
88.     “Postpetition” means the time period beginning immediately upon the filing of the Chapter 11 Cases and ending on the Effective Date.
89.    “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
90.    “Pro Rata” means the proportion that (a) the Allowed amount of a Claim in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims in such Class (or several Classes taken as a whole), unless this Plan provides otherwise.
91.    “Professional” means (a) any Entity employed in the Chapter 11 Cases pursuant to section 327, 363 or 1103 of the Bankruptcy Code or otherwise and (b) any Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
92.    “Professional Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for Accrued Professional Compensation.

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93.    “Professional Fees Bar Date” means the Business Day that is sixty (60) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.
94.    “Proof of Claim” means a proof of Claim or Equity Interest Filed against any Debtor in the Chapter 11 Cases.
95.    “Regions” means Regions Bank, and its successors.
96.    “Regions Letter of Credit Agreement” means an agreement for issuance of letters of credit and cash collateral to be executed by the Reorganized Debtors and Regions, which shall be in form and substance satisfactory to Regions in all respects, pursuant to which (a) the Debtors will deposit cash to be held as cash collateral (not subject to any liens other than those of Regions in such cash collateral) in an amount sufficient to (i) cash collateralize all outstanding letters of credit, together with related fees, expenses and liabilities, issued by Regions on behalf of any Debtor plus (ii) cash collateralize all Bank Product Obligations (as defined in the Senior Secured Loan Agreement), together with related fees, expenses and liabilities, and (b) Regions and the Debtors will agree on terms and conditions under which Regions may issue letters of credit on behalf of any Debtor after the Effective Date (but without a commitment to issue on the part of Regions).
97.    “Registered Record Owners” means, as of the applicable date of determination, the Holders of Senior Unsecured Notes on the books and records of DTC.
98.    “Registration Rights Agreement” means that certain registration rights agreement to be entered into by Reorganized Parent and the holders of New Common Stock on the Effective Date.
99.    “Reinstated” means, with respect to any Claim, (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with Section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than any Debtor or an insider of any Debtor) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

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100.    “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members), general partners, limited partners, agents, managers, managing members, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity on or any time after the Petition Date, and any Person claiming by or through any of them.
101.    “Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article XI, Section B hereof.
102.    “Released Party” means, collectively, each in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Senior Secured Agent; (d) the Senior Secured Lenders; (e) the Senior Unsecured Notes Trustee; (f) the Supporting Noteholders; (g) the Backstop Lenders; (h) the Holders of the Senior Unsecured Notes Claims who vote in favor of the Plan; (i) each lender under the Exit Facility; (j) the Subscription Agent; and/or (k) the Related Persons of each of (a) through (j) of the foregoing.
103.    “Releasing Party” has the meaning set forth in Article XI, Section B hereof.
104.    “Reorganized Debtors” means (i) Reorganized Parent and (ii) each other Debtor, as reorganized pursuant to this Plan on or after the Effective Date.
105.    “Reorganized Parent” means FES Ltd., as reorganized pursuant to this Plan on or after the Effective Date.
106.    “Required Backstop Lenders” means those Backstop Lenders holding a majority of the commitments under the Backstop Agreement (as set forth on Exhibit A of the Backstop Agreement) held by all Backstop Lenders.
107.    “Required Supporting Noteholders” means the Supporting Noteholders that beneficially own, in the aggregate, no less than $135,000,000 of the outstanding principal amount of the Senior Unsecured Notes.
108.    “Restructuring” means the financial restructuring of the Debtors, the principal terms of which are set forth in this Plan, the Disclosure Statement, and the Plan Supplement.
109.    “Restructuring Expenses” means the documented reasonable fees and expenses incurred by the Supporting Noteholders and the Backstop Lenders in connection with the Restructuring, as provided in the Restructuring Support Agreement, the Backstop Agreement, the Supporting Noteholders Professional Engagement Letters, and any documentation relating thereto, including, without limitation, the fees and expenses of (a) Fried, Frank, Harris, Shriver & Jacobson LLP; (b) FTI Consulting, Inc.; and (c) McKool Smith PC (in each case, as counsel or

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financial advisor to certain of the Supporting Noteholders and the Backstop Lenders), payable without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, which shall be Allowed in full as Administrative Expense Claims upon incurrence and shall not be subject to any offset, defense, counterclaim, reduction, or credit.
110.    “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of December 21, 2016, by and among the Debtors and the Supporting Noteholders.
111.    “Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the consummation of the transactions provided for under or contemplated by the Restructuring Support Agreement; (b) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of this Plan and the Restructuring Support Agreement and that satisfy the requirements of applicable law; (c) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan, the Plan Documents, and the Restructuring Support Agreement; and (d) all other actions that the Debtors or Reorganized Debtors, as applicable, determine are necessary or appropriate and consistent with the Plan, the Plan Documents, and the Restructuring Support Agreement.
112.    “Schedules” means the schedules of Assets and liabilities, statements of financial affairs, lists of holders of Claims and Equity Interests and all amendments or supplements thereto Filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.
113.    “SEC” means the Securities and Exchange Commission, or any successor agency.
114.    “Secured Claim” means a Claim that is secured by a Lien on property in which any Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.
115.    “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder, and any similar federal, state or local law.
116.    “Security” or “security” means any security as such term is defined in section 101(49) of the Bankruptcy Code.

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117.    “Senior Secured Agent” means Regions Bank, in its capacity as agent under the Senior Secured Loan Agreement, and its successors.
118.    “Senior Secured Debt Claims” means any Claim arising under the Senior Secured Loan Agreement and the “Other Documents” as defined therein.
119.    “Senior Secured Lenders” means the banks, financial institutions and other parties identified as “Lenders” and all “Secured Parties” under, and as defined in, the Senior Secured Loan Agreement from time to time.
120.    “Senior Secured Loan Agreement” means the Loan and Security Agreement dated September 9, 2011, by and among the Subsidiaries, as borrowers, FES Ltd. as guarantor, the Senior Secured Agent, and the Senior Secured Lenders (as amended, waived, supplemented, refinanced or as otherwise modified from time to time).
121.    “Senior Secured Obligations Cash Collateral” means all Cash now or hereafter held by the Senior Secured Agent or Regions, either pursuant to the Senior Secured Loan Agreement (or documents executed in connection therewith) or the Regions Letter of Credit Agreement, to secure all obligations of the Debtors to the Senior Secured Agent or Regions with respect to outstanding Revolving Advances (as defined in the Senior Secured Loan Agreement), outstanding letters of credit issued under or in connection with the Senior Secured Loan Agreement, and Bank Product Obligations and other Obligations, in each case under (and as defined in) the Senior Secured Loan Agreement.
122.    “Senior Secured Obligations Cash Collateral Account” means one or more deposit accounts in the name of one or more of the Debtors including, without limitation, the deposit account of FES LLC, bearing account number ****6789, in each case maintained with Regions, as depository bank, in which the existing Senior Secured Obligations Cash Collateral is maintained.
123.    “Senior Unsecured Notes” means, collectively, the 9% Senior Unsecured Notes due 2019 issued by FES Ltd. pursuant to the Senior Unsecured Notes Indenture.
124.    “Senior Unsecured Notes Claims” means all claims (as that term is defined in section 101(5) of the Bankruptcy Code) arising under or relating to (a) the Senior Unsecured Notes and/or the Senior Unsecured Notes Indenture, and (b) all agreements and instruments relating to the foregoing (including, but not limited to, any guarantees with respect thereto) that remain unpaid and outstanding as of the Effective Date.
125.    “Senior Unsecured Notes Indenture” means the Indenture dated as of June 7, 2011, pursuant to which the Senior Unsecured Notes were issued, as amended, waived, supplemented, refinanced or as otherwise modified from time to time, between FES Ltd., as issuer, certain guarantors, and the Senior Unsecured Notes Trustee.

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126.    “Senior Unsecured Notes Trustee” means Wells Fargo Bank, National Association, in its capacity as indenture trustee under the Senior Unsecured Notes Indenture, or any successor trustee.
127.    “Senior Unsecured Notes Trustee Charging Lien” means any Lien or other priority in payment to which the Senior Unsecured Notes Trustee is entitled under the terms of the Senior Unsecured Notes Indenture to assert against distributions to be made to Beneficial Holders under such Senior Unsecured Notes Indenture.
128.    “Senior Unsecured Notes Trustee Fees” means the reasonable fees and unpaid out-of-pocket costs and expenses incurred by the Senior Unsecured Notes Trustee through the Effective Date in accordance with the Senior Unsecured Notes Indenture, payable without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, which shall be Allowed in full as Administrative Expense Claims upon incurrence and shall not be subject to any offset, defense, counterclaim, reduction, or credit.
129.    “Shareholders Agreement” means that certain shareholders agreement to be entered into by the holders of New Common Stock, which shall be included in the Plan Supplement.
130.    “Solace” means certain funds or accounts advised or sub-advised by Solace Capital Partners, L.P.
131.    “Solicitation” means the solicitation of votes of those parties entitled to vote to accept or reject the Plan.
132.    “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.
133.    “Subscription Agent” means Wilmington Trust, National Association, and its successors.
134.    “Subsidiaries” means the Debtors other than FES Ltd.
135.    “Supporting Noteholders” means those Holders of the Senior Unsecured Notes who are signatories to the Restructuring Support Agreement.
136.    “Supporting Noteholders Professional Engagement Letters” means that certain agreement dated as of June 8, 2016, as amended and supplemented, by and between the Supporting Noteholders and Fried, Frank, Harris, Shriver, & Jacobson, LLP; that certain agreement dated as of July 18, 2016, by and between Fried, Frank, Harris, Shriver & Jacobson,

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LLP and FTI Consulting, Inc.; and that certain agreement dated as of October 20, 2016, by and between the Supporting Noteholders and McKool Smith PC.
137.    “Supporting Noteholders Professionals” means, collectively, (a) Fried, Frank, Harris, Shriver & Jacobson LLP; (b) FTI Consulting, Inc.; (c) McKool Smith PC; and (d) any successor law firm or financial advisor to any of the foregoing entities or individuals.
138.    “Transfer” means, with respect to any security or the right to receive a security or to participate in any offering of any security, (i) the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in, or other disposition of such security or right or the beneficial ownership thereof, (ii) the offer to make such a sale, transfer, constructive sale, or other disposition, and (iii) each option, agreement, arrangement, or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means (i) a short sale with respect to such security or right, (ii) entering into or acquiring an offsetting derivative contract with respect to such security or right, (iii) entering into or acquiring a futures or forward contract to deliver such security or right, or (iv) entering into any transaction that has substantially the same effect as any of the foregoing. The term “beneficially owned” or “beneficial ownership” as used in this definition shall include, with respect to any security or right, the beneficial ownership of such security or right by a Person and by any direct or indirect subsidiary of such Person.
139.    “Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
140.    “Unimpaired” means, with respect to a Class of Claims or Equity Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
141.    “Voting Agent” means Kurtzman Carson Consultants LLC and any successor.
142.    “Voting Class” means Class 4 under this Plan.
143.    “Voting Deadline” means the date and time by which all Ballots must be received by the Voting Agent, which date is January 18, 2017, for all Holders of Claims in the Voting Class.
144.    “Voting Record Date” means the date for determining which Holders of Claims are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, which date is December 19, 2016, for all Holders of Claims.

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ARTICLE II.
ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.	Administrative Expense Claims
On the later of the Effective Date or the date on which an Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Expense Claim will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash for the unpaid portion of such Allowed Administrative Expense Claim; or (ii) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder; provided, however, that Administrative Expense Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in the discretion of the Debtors or Reorganized Debtors in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court. All statutory fees payable under 28 U.S.C. § 1930(a) shall be paid as such fees become due.
Professional Fee Claims. Professionals or other Entities asserting a Professional Fee Claim for services rendered through the Effective Date must File, within sixty (60) days after the Effective Date, and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claim; provided that the Reorganized Debtors will pay Professionals in the ordinary course of business, for any work performed after the Effective Date, including those fees and expenses incurred by Professionals in connection with the implementation and consummation of the Plan, in each case without further application or notice to or order of the Bankruptcy Court in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order(s) relating to or allowing any such Fee Claim; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order.
Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) ninety (90) days after the Effective Date and (b) thirty (30) days after the Filing of the applicable request for payment of the Professional Fee Claim. Each Holder of an Allowed Professional Fee Claim will be paid by the Reorganized Debtors in Cash within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim.
Restructuring Expenses, Secured Lenders’ Fees and Expenses, and Senior Unsecured Notes Trustee’s Fees and Expenses. The fees and expenses incurred by the Supporting Noteholder Professionals, the Senior Secured Agent’s professionals, and the Senior Unsecured Notes Trustee and its professionals will be paid in connection with this Plan or any applicable orders entered by the Bankruptcy Court on the Effective Date or as soon as reasonably practicable thereafter. Nothing herein shall require such professionals (or the Senior Unsecured

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Notes Trustee) to file applications with, or otherwise seek approval of, the Bankruptcy Court as a condition to the payment of such fees and expenses.

B.	Priority Tax Claims
On or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or Reorganized Debtors: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; or (b) such other less favorable treatment as agreed to in writing by the Debtors or Reorganized Debtors, as applicable, and such Holder. Payment of statutory fees due pursuant to 28 U.S.C. § 1930(a)(6) will be made at all appropriate times until the entry of a final decree or order converting or dismissing the Chapter 11 Cases provided, however, that the Debtors may prepay any or all such Claims at any time, without premium or penalty.
ARTICLE III.
CLASSIFICATION AND TREATMENT OF
CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary
All Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified as described in Article III, Section B of the Plan.
The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes including, without limitation, voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

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Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Debt Claims	Unimpaired	Deemed to Accept
3	Senior Secured Debt Claims	Unimpaired	Deemed to Accept
4	Senior Unsecured Notes Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Deemed to Accept
6	Intercompany Claims	Unimpaired	Deemed to Accept
7	Equity Interests in Parent	Impaired	Deemed to Reject
8	Equity Interests in Subsidiaries	Unimpaired	Deemed to Accept

B.	Separate Classification of Other Secured Debt Claims
Although all Other Secured Debt Claims have been placed in one Class for purposes of nomenclature within this Plan, each Other Secured Claim, to the extent secured by a Lien on Collateral different from the Collateral securing a different Other Secured Claim, shall be treated as being in a separate sub-Class for the purposes of voting to accept or reject this Plan and receiving Plan Distributions.

C.	Elimination of Vacant Classes
Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

D.	Voting; Presumptions; Solicitation in Good Faith
Only holders of Allowed Claims in Class 4 are entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. Holders of Claims in Class 4 will receive ballots containing detailed voting instructions.
The Debtors have, and upon the Effective Date the Reorganized Debtors shall be deemed to have, solicited votes on the Plan from the Voting Class in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Accordingly, the Debtors and the Reorganized Debtors and each of their respective Related Persons shall be entitled to, and upon the Confirmation Date are hereby granted, the protections of section 1125(e) of the Bankruptcy Code.

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E.	Cramdown
If any Class of Claims is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtors may (i) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code. If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

F.	Classification and Treatment of Claims and Equity Interests
1.    Class 1 – Other Priority Claims
Classification: Class 1 consists of the Other Priority Claims.
Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. With respect to each Allowed Class 1 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim on the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors or Reorganized Debtors: (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 1 Claim will have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code.
Impairment and Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 1 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.
2.    Class 2 – Other Secured Debt Claims
Classification: Each Class 2 Claim is an Other Secured Debt Claim against the applicable Debtors. With respect to each applicable Debtor, this Class will be further divided into subclasses designated by letters of the alphabet (Class 2A, Class 2B and so on), so that each holder of any Allowed Other Secured Debt Claim against such Debtor is in a Class by itself, except to the extent that

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there are Other Secured Debt Claims that are substantially similar to each other and may be included within a single Class.
Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by the Plan. With respect to each Allowed Class 2 Claim, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim on the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim will receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors or Reorganized Debtors: (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Class 2 Claim will have agreed upon in writing; (C) any defaults shall be cured and shall be paid or satisfied in accordance with and pursuant to the terms of the applicable agreement between the Debtors and the Holder of the Allowed Class 2 Claim; or (D) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code. Each Holder of an Allowed Other Secured Debt Claim will retain the Liens securing its Allowed Other Secured Debt Claim as of the Effective Date until full and final payment of such Allowed Other Secured Debt Claim is made as provided herein. On the full payment or other satisfaction of such obligations, the Liens securing such Allowed Other Secured Debt Claim will be deemed released, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.
Impairment and Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 2 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.
3.    Class 3 – Senior Secured Debt Claims
Classification: Class 3 consists of the Senior Secured Debt Claims.
Allowance: The Senior Secured Debt Claims will be deemed Allowed in an aggregate amount equal to: (a) $15,000,000 on account of the Revolving Advances (as defined in the Senior Secured Loan Agreement) as of the Effective Date, (b) $9,012,097 on account of

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outstanding letters of credit as of November 1, 2016, subject to adjustment as of the Effective Date, (c) any outstanding fees, interest, and Bank Product Obligations (as defined in the Senior Secured Loan Agreement), and (d) all other Obligations under (and as defined in) the Senior Secured Loan Agreement (including, without limitation, the reasonable fees and expenses of counsel for the Senior Secured Agent).
Treatment:

(i)
On the Effective Date, each holder of an Allowed Senior Secured Debt Claim will receive, as applicable, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, (a) Cash in an amount equal to the amount of such Allowed Class 3 Claim to satisfy all outstanding Obligations (as defined in the Senior Secured Loan Agreement) with respect to the Revolving Advances and all interest, fees, and other charges due and payable under the Senior Secured Loan Agreement relating to the Revolving Advances, and (b) as to the Issuer and Bank Product Provider (as each term is defined in the Senior Secured Loan Agreement), Cash (and a pledge thereof) in the amounts required under the Senior Secured Loan Agreement to cash collateralize all letters of credit and Bank Product Obligations. The Cash to be pledged to the Issuer and Bank Product Provider under clause (b) may be transferred from the Senior Secured Obligations Cash Collateral Account or, in the sole discretion of the Issuer and Bank Product Provider, be maintained in the same Senior Secured Obligations Cash Collateral Account, subject to the terms of, and security interests and liens granted under, the Senior Secured Obligations Cash Collateral Agreement.

(ii)
Further, on the Effective Date, the Debtors shall execute and deliver to Regions the Regions Letter of Credit Agreement and Regions shall deposit into the cash collateral account established thereunder the cash received under clause (b) above to be governed by such agreement.

(iii)
From and after the Effective Date and payment and deposit of the amounts set forth in subsections (i) and (ii) above, the outstanding letters of credit shall remain outstanding in accordance with their terms, except as may be modified pursuant to the Regions Letter of Credit Agreement.

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(iv)
The liens of the Senior Secured Agent in the cash collateral currently held by the Senior Secured Agent and to be deposited with and pledged to Regions under the Regions Letter of Credit Agreement shall continue in full force and effect and shall not be released or discharged hereunder.

(v)
Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be deemed to release, extinguish, or discharge any indemnity or other obligations of the Debtors that survive termination of the Senior Secured Loan Agreement pursuant to the terms thereof.

Impairment and Voting: Class 3 is an Unimpaired Class, and the Holders of Class 3 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 3 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.
4.    Class 4 – Senior Unsecured Notes Claims
Classification: Class 4 consists of the Senior Unsecured Notes Claims.
Allowance: Notwithstanding any provisions of Article VIII to the contrary, the Senior Unsecured Notes Claims will be deemed Allowed, without offset, counterclaim or defense of any kind, in the aggregate principal amount of $280,000,000, plus accrued interest as of the Petition Date.
Treatment: On the Effective Date, each and every Holder of an Allowed Senior Unsecured Notes Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, shall receive its Pro Rata share of (a) $20,000,000 in Cash, and (b) 100% of the New Common Stock of Reorganized Parent, subject to dilution only on account of shares issued or available for issuance under the Management Incentive Plan.
Impairment and Voting: Class 4 is an Impaired Class, and Holders of Class 4 Claims are entitled to vote to accept or reject the Plan.
5.    Class 5 – General Unsecured Claims
Classification: Class 5 consists of the General Unsecured Claims.
Treatment: Each holder of an Allowed Class 5 Claim, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim shall receive Cash in an amount equal to such Allowed

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Class 5 Claim on the later of: (a) the Effective Date, or as soon as practicable thereafter; or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Class 5 Claim. Notwithstanding anything to the contrary herein, after the Effective Date and subject to the other provisions of the Plan, the Reorganized Debtors will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtors had with respect to any General Unsecured Claim, except with respect to any General Unsecured Claim Allowed by orders of the Bankruptcy Court. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date, no General Unsecured Claim will become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest.
Impairment and Voting: Class 5 is an Unimpaired Class, and the Holders of Class 5 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 5 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.
6.    Class 6 – Intercompany Claims
Classification: Class 6 consists of the Intercompany Claims.
Treatment: On the Effective Date, all Class 6 Intercompany Claims will be Reinstated.
Impairment and Voting: Class 6 is an Unimpaired Class, and the Holders of Class 6 Claims will be conclusively deemed to have accepted the Plan. Therefore, Holders of Class 6 Claims will not be entitled to vote to accept or reject the Plan and will not be solicited.
7.    Class 7 – Equity Interests in Parent
Classification: Class 7 consists of the Equity Interests in Parent.
Treatment: All Class 7 Equity Interests in Parent will be deemed cancelled upon the Effective Date and will be of no further force and effect, whether surrendered for cancellation or otherwise. The Holders of Class 7 Equity Interests in Parent will receive no distributions under the Plan.

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Impairment and Voting: Class 7 is Impaired and the Holders of Class 7 Equity Interests in Parent are deemed to reject the Plan and will not be solicited.
8.    Class 8 – Equity Interests in Subsidiaries
Classification: Class 8 consists of the Equity Interests in Subsidiaries.
Treatment: On the Effective Date, Reorganized Parent will own 100% of the Equity Interests in Subsidiaries, directly or indirectly.
Impairment and Voting: Class 8 is an Unimpaired Class, and the Holders of Class 8 Equity Interests in Subsidiaries will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 8 Equity Interests in Subsidiaries are not entitled to vote to accept or reject the Plan and will not be solicited.

G.	Special Provision Governing Unimpaired Claims
Except as otherwise provided in the Plan, nothing under the Plan will affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims, including the right to cure any arrears or defaults that may exist with respect to contracts to be assumed under the Plan.

H.	Discharge of Claims
Except as otherwise provided in the Plan and effective as of the Effective Date: (i) the rights afforded herein and the treatment of all Claims and Equity Interests will be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including (except in the case of postpetition interest comprising part of the Senior Secured Debt Claim) any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their Assets, property, or Estates; (ii) the Plan will bind all Holders of Claims and Equity Interests, notwithstanding whether any such Holders abstained from voting to accept or reject the Plan or voted to reject the Plan; (iii) all Claims and Equity Interests will be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto will be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (iv) all Entities will be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, each of their successors and assigns, and each of their Assets and properties, any other Claims or Equity Interests based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

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I.	Subordinated Claims

The allowance, classification, and treatment of all Claims under the Plan shall take into account and conform to the contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors, with the consent of the Supporting Noteholders, reserve the right to re-classify, or to seek to subordinate, any Claim in accordance with any contractual, legal, or equitable subordination relating thereto, and the treatment afforded any Claim under the Plan that becomes a subordinated Claim at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, no distributions under the Plan shall be made on account of any subordinated Claim.
ARTICLE IV.
ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan
Classes 1, 2, 3, 5, 6, and 8 are Unimpaired under the Plan, and are, therefore, presumed to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

B.	Presumed Rejection of Plan
Class 7 is Impaired and Holders of Equity Interests in Parent shall receive no distribution under the Plan on account of such Equity Interests and are, therefore, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

C.	Voting Class
Each Holder of an Allowed Claim as of the applicable Voting Record Date in the Voting Class (Class 4) will be entitled to vote to accept or reject the Plan.

D.	Acceptance by Impaired Classes of Claims
Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

E.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
The Debtors request confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors (subject to any consents that may be required under the Restructuring Support Agreement) reserve the right to modify the Plan or any Exhibit thereto or Plan Schedule in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

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ARTICLE V.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan.

B.	Corporate Existence
The Debtors will continue to exist after the Effective Date as separate legal entities, with all of the powers of corporations, limited liability companies, memberships and partnerships pursuant to the applicable law in their states of incorporation or organization and, with respect to FES Ltd., pursuant to the Shareholders Agreement and the Amended Organizational Documents. On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and the Shareholders Agreement, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.
On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate this Plan, including, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of this Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

C.	Vesting of Assets in the Reorganized Debtors
Except as otherwise provided in the Plan or the Confirmation Order, on or after the Effective Date, all property and Assets of the Estates (including, without limitation, Causes of

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Action and, unless otherwise waived or released pursuant to an order of the Bankruptcy Court or the Plan, Avoidance Actions) and any property and Assets acquired by the Debtors pursuant to the Plan will vest in the Reorganized Debtors, free and clear of all Liens, Claims, charges or other encumbrances, except that the Senior Secured Obligations Cash Collateral shall remain subject to the valid, fully perfected, first priority security interest therein and lien thereupon in favor of the Senior Secured Agent and Regions. Except as may be otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors will pay the charges that they incur after the Effective Date for Professionals’ fees, disbursements, expenses or related support services (including reasonable fees relating to the preparation of Professional fee applications) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court.

D.	Exit Facility and Sources of Cash for Plan Distributions
On the Effective Date, Reorganized FES LLC, as borrower, and the remaining Debtors, as guarantors, will consummate the Exit Facility, which will consist of a first lien term loan in the aggregate principal amount of $50,000,000. The lenders under the Exit Facility will be participating Holders of the Senior Unsecured Notes.
The Exit Facility will have a four-year maturity date and will accrue interest at the rate of 5.00% per annum, which shall be payable in Cash, plus an additional 7.00% per annum, which shall be payable in Cash or in-kind at the election of Reorganized Parent, provided, that the latter rate of interest shall increase by 2% per annum every twelve (12) months. The Exit Facility shall have a first lien on all of the assets of the Debtors except (i) certain equity interests of any subsidiary of FES Ltd. that is a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) those assets leased pursuant to a capital lease or other similar leasing arrangement in which liens are placed to secure a portion of the purchase price or financing of such assets, (iii) real estate interests held in a leasehold estate, (iv) cash pledged to secure outstanding letters of credit or other bank product obligations (including, without limitation, the Senior Secured Obligations Cash Collateral, which shall be subject solely to the lien of Regions after the Effective Date), or (v) certain trademark applications. The Exit Facility documents shall contain provisions satisfactory to the Senior Secured Agent and Regions, or a separate writing from the Exit Facility lenders in form and substance satisfactory to the Senior Secured Agent and Regions, affirmatively disclaiming any lien, security interest or any other interest in or to the Senior Secured Obligations Cash Collateral and confirming and acknowledging that the Senior Secured Obligations Cash Collateral is and shall be subject solely to the lien of Regions from and after the Effective Date.
All Beneficial Holders of the Senior Unsecured Notes that are accredited investors and own, together with their Affiliates, in excess of $5,600,000 of the Senior Unsecured Notes (i.e., 2% of the Senior Unsecured Notes outstanding) (each, an “Eligible Offeree”) shall have the

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opportunity to subscribe for such holder’s Pro Rata portion of the Exit Facility (the “Subscription Option”). Each Eligible Offeree must subscribe for all, but not less than all, of such holder’s Pro Rata portion of the Exit Facility. The right to fund the Exit Facility will be nontransferable.
The Debtors will provide, or cause to be provided, to each Eligible Offeree a subscription form (the “Subscription Form”), whereby each Eligible Offeree may exercise its Subscription Option. The Subscription Option may be exercised during a specified period. In order to exercise the Subscription Option, each Eligible Offeree shall, prior to the designated expiration time, (i) return a duly executed Subscription Form (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable) to the Subscription Agent; (ii) return a duly executed signature page to the Exit Facility; (iii) return a duly completed and executed administrative agent questionnaire, (iv) such other documents as the Subscription Agent may reasonably require ((i)-(iv) collectively, together with the Subscription Form, referred to as the “Subscription Documents”); and (v) fund an amount equal to the portion of the Exit Facility elected to be funded by such Eligible Offeree pursuant to its Subscription Option (net of fees), by wire transfer of immediately available funds prior to the expiration time to an account established by the Subscription Agent. The portion of Exit Facility funded by an Eligible Offeree who elects to fund such Exit Facility shall be rounded down to the nearest ten thousand dollar increment.
If the Subscription Agent for any reason does not receive from an Eligible Offeree both timely and duly executed Subscription Documents and a timely payment for the Exit Facility being funded by such Eligible Offeree, unless otherwise approved by the Debtors and the Required Backstop Lenders, such Eligible Offeree shall be deemed to have relinquished and waived its right to participate in the Subscription Option.
On the Effective Date, the lenders under the Exit Facility will receive a fee, payable in Cash, of $3,000,000 (the “Funding Fee”). The Funding Fee shall be payable in Cash to each lender proportionally based on such lender’s Pro Rata portion of the funded Exit Facility.
The Backstop Lenders have executed the Backstop Agreement pursuant to which they agreed to backstop, subject to the terms thereof, the Exit Facility to ensure that the entire Exit Facility is funded. In consideration of such backstop commitment, on the Effective Date, the Backstop Lenders shall receive a nonrefundable premium, payable in Cash of $2,000,000 (the “Backstop Put Premium”). The Backstop Put Premium shall be payable to each Backstop Lender in Cash proportionally based on such Backstop Lender’s backstop commitment.
On the Effective Date, the applicable Reorganized Debtors will be authorized to execute and deliver the Exit Facility Documents, and any related loan documents, and will be authorized to execute, deliver, file, record and issue any other notes, guarantees, deeds of trust, security agreements, documents (including UCC financing statements), amendments to the foregoing, or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity, subject to the lien limitations set forth herein.
Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments required pursuant to the Plan will be obtained

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from the Exit Facility and the Reorganized Debtors’ Cash balances (which may include, with respect to the deposit of the Senior Secured Obligations Cash Collateral, cash collateral currently held by the Senior Secured Agent as cash collateral for the letters of credit and Bank Product Obligations), including Cash from operations. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.

E.	Treatment of Vacant Classes
Any Claim or Interest in a Class is considered vacant under Article III, Section C of this Plan shall receive no Plan Distribution.

F.	Management Incentive Plan / Management Employment Agreements
Upon the Effective Date, Reorganized Parent will adopt and implement the Management Incentive Plan, which will provide for the issuance of shares of the New Common Stock to the officers and other key employees of Reorganized Parent in an amount equal to 12.2% (increasing ratably after the first eighteen (18) months following the Effective Date up to 12.5% over the period that the Exit Facility is still outstanding) of the Aggregate Equity. The Management Incentive Plan will provide for grants of 8.5% of the Aggregate Equity in the form of restricted stock units on the Effective Date, the distribution of which shall be determined by the Chairman of the New Board (John E. Crisp) in consultation with the New Board, subject to the following: (i) 1% of the Aggregate Equity will vest upon the achievement of certain performance metrics as provided in the applicable award agreements, (ii) 7.2% of the Aggregate Equity will vest as follows: one-fifth shall vest on the Effective Date and one-fifth shall vest on each of the first, second, third, and fourth anniversaries of the Effective Date and (iii) if the Exit Facility has not been repaid or otherwise discharged within eighteen (18) months following the Effective Date, an additional number of shares shall be allocated, such number to be 0.3% of the Aggregate Equity determined ratably over the period that the Exit Facility remains outstanding after the first eighteen (18) months following the Effective Date and such allocated shares shall vest as follows: two-fifths on the first day following the date that is eighteen (18) months following the Effective Date and one-fifth on each of the second, third and fourth anniversaries of the Effective Date. The remaining pool (the “Remaining Pool”) of 4% of the Aggregate Equity under the Management Incentive Plan shall be reserved for distribution as determined by the New Board in consultation with the Chairman of the New Board (John E. Crisp); provided, however, that if a change of control of the Reorganized Parent should occur and any unallocated Aggregate Equity under the Management Incentive Plan shall not have been distributed prior to such change of control, then, if at the effective time of the change of control, the equity of Reorganized Parent (as defined in the Management Incentive Plan) is (i) $283,000,000 or more but less than $354,000,000, all of the remaining undistributed portion of the Remaining Pool (up to 2% of the Aggregate Equity) or (ii) $354,000,000 or more, all of the remaining undistributed portion of the Remaining Pool (or such 4% of the Aggregate Equity), shall in either such event be deemed to have been granted ratably to the persons who received a portion of the 7.2% of the Aggregate Equity contemplated in clause (ii) above immediately prior to such change of control and such Remaining Pool awards shall immediately vest prior to such change of control.

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Further, on the Effective Date, Reorganized FES LLC, as employer (and as to Steve Macek, Reorganized C.C. Forbes, LLC) and Reorganized FES Ltd., as guarantor, shall execute and implement the Management Employment Agreements; provided, that without in any way modifying the Debtors’ rights and remedies thereunder, the Debtors shall cause all existing employment agreements (collectively, the “Employment Agreements”) to be amended, in each case where applicable, to provide and clarify that the consummation of the Restructuring itself will not be treated as a “change in control.”

G.	Issuance of New Common Stock and Related Documentation
On the Effective Date, the Reorganized Debtors will be authorized to and will issue the New Common Stock without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. It is anticipated that, from and after the Effective Date, Reorganized Parent will cease to be a reporting company under the Securities Act. Reorganized Parent shall continue to prepare quarterly and annual financial reports as if the Reorganized Parent were a public filer and shall continue to receive an annual audit from a nationally recognized public accounting firm, BDO USA, LLP being acceptable.
The shares of New Common Stock of Reorganized Parent issued pursuant to the Plan and delivered to Holders of Senior Unsecured Notes Claims will be exempt from any registration requirements under any securities laws to the fullest extent permitted by section 3(a)(9) or section 4(a)(2) of the Securities Act and Section 1145 of the Bankruptcy Code. The shares of New Common Stock of Reorganized Parent issued to officers and other key employees of the Reorganized Debtors pursuant to the Management Incentive Plan shall be exempt from any registration requirements under any securities laws to the fullest extent permitted by section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and/or Rule 701 under the Securities Act. Without limiting the effects of section 3(a)(9) and section 4(a)(2) of the Securities Act, Rules 506 and 701 under the Securities Act and section 1145 of the Bankruptcy Code, all financing documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the Exit Facility Documents, the New Common Stock and any other agreement or document related to or entered into in connection with any of the foregoing, will become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
The New Common Stock of Reorganized Parent shall constitute a single class of Equity Security in Reorganized Parent and, other than as contemplated under the Management Incentive Plan, there shall exist no other Equity Securities, warrants, options, or other agreements to acquire any equity interest in Reorganized Parent. Upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of Reorganized Parent will be that number of shares of New Common Stock as may be designated in the Amended Organizational Documents. In connection with the distribution of New

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Common Stock to current or former employees of the Debtors, Reorganized Parent will take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including, when applicable, withholding from distributions a portion of the New Common Stock to satisfy tax withholding obligations including, without limitation, income, social security and Medicare taxes, and Reorganized Parent shall pay such withheld taxes to the appropriate Governmental Unit.
On the Effective Date, all holders of the New Common Stock and holders of awards under the Management Incentive Plan shall be deemed bound to (1) the Shareholders Agreement that will be filed with the Plan Supplement and that shall contain customary terms including transfer restrictions, preemptive rights, right of first offer, tag-along rights, drag-along rights, and certain information rights, including quarterly financial and operating reporting and (2) the Registration Rights Agreement that will be filed with the Plan Supplement and that shall contain customary terms including providing certain parties with certain demand registration rights and with piggyback registration rights.  The Shareholders Agreement and the Registration Rights Agreement shall be binding on Reorganized Parent and all parties receiving, and all holders of, the New Common Stock (whether received under the Plan or the Management Incentive Plan) regardless of whether such parties execute the Shareholders Agreement or the Registration Rights Agreement.

H.	Substantive Consolidation for Plan Purposes
The Plan serves as a motion by the Debtors seeking entry, pursuant to section 105 of the Bankruptcy Code, of an order authorizing, on the Effective Date, the substantive consolidation of the Estates of all of the Debtors for purposes of classifying and treating all Claims under the Plan, including for voting, confirmation, and distribution purposes only. Substantive consolidation will not (i) alter the state of incorporation of any Debtor for purposes of determining applicable law of any of the Causes of Action, (ii) alter or impair the legal and equitable rights of the Debtors to enforce any of the Causes of Action, or (iii) otherwise impair, release, discharge, extinguish or affect any of the Causes of Action or issues raised as a part thereof.
If substantive consolidation is ordered, then on and after the Effective Date, all Assets and liabilities of the Debtors shall be treated as though they were merged into a single estate for purposes of treatment of and distributions on Claims. All duplicative Claims (identical in both amount and subject matter) Filed against more than one of the Debtors shall automatically be expunged so that only one Claim survives against the consolidated Debtors. All guarantees by any Debtor of the obligations of any other Debtor shall be eliminated so that any Claim and any guarantee thereof by any other Debtor, as well as any joint and/or several liability of any Debtor with respect to any other Debtor, shall be treated as one collective obligation of the Debtors. Any alleged defaults under any applicable agreement with the Debtors arising from substantive consolidation under this Plan shall be deemed cured as of the Effective Date.

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I.	Release of Liens, Claims and Equity Interests
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, and excluding the security interests and liens of the Senior Secured Agent in and to Senior Secured Obligations Cash Collateral, which shall remain in full force and effect after the Effective Date, and will not be discharged, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Estates will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Any Entity holding such Liens or Interests will, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

J.	Certificate of Incorporation and Bylaws
The Amended Organizational Documents shall amend or succeed the certificates or articles of incorporation, by-laws and other organizational documents of Reorganized Parent to satisfy the provisions of the Plan and the Bankruptcy Code, and will (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; (ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan; (iii) to the extent necessary or appropriate, include restrictions on the Transfer of New Common Stock; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated herein. After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation and by-laws, and other applicable organizational documents, as permitted by applicable law.

K.	Directors and Officers of Reorganized Parent
The New Board will be comprised initially of five (5) directors, who will consist of: (i) John E. Crisp, the Chief Executive Officer of the Reorganized Debtors, as Chairman of the New Board, for so long as he shall remain the Chief Executive Officer; (ii) one member designated by Ascribe, for so long as Ascribe owns at least 10% of the New Common Stock, (iii) one member designated by Solace, for so long as Solace owns at least 10% of the New Common Stock; (iv) one member designated jointly by Ascribe and Solace so long as each of Ascribe and Solace own at least 10% of the New Common Stock; and (v) one director designated by the Supporting Noteholders. Ascribe, Solace and the remaining Supporting Noteholders shall take into consideration input from the Chairman of the New Board, which input the Supporting Noteholders will consider reasonably and in good faith.

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As of the Effective Date, the initial officers of the Reorganized Debtors will be the officers of the Debtors existing immediately prior to the Effective Date. As of the Effective Date, the Reorganized Parent shall be the sole member and manager of FES LLC, and FES LLC shall be the sole member and manager of the Reorganized Debtors, other than Reorganized Parent and FES LLC. Except as set forth in the Plan, any other directors or managers of the Debtors shall be deemed removed as of the Effective Date.
Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors or as an officer of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a director or officer, the nature of any compensation for such Person. Each such director and each officer will serve from and after the Effective Date pursuant to applicable law and the terms of the Amended Organizational Documents and the other constituent and organizational documents of the Reorganized Debtors. The existing board of directors of Parent will be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

L.	Corporate Action
Each of the Debtors and the Reorganized Debtors, as applicable, may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant hereto in the name of and on behalf of the Reorganized Debtors and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors and as applicable or by any other Person (except for those expressly required pursuant to the Plan).
Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the stockholders, directors, managers or members of any Debtor (as of prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or members of such Debtors, or the need for any approvals, authorizations, actions or consents of any Person.
All matters provided for in the Plan involving the legal or corporate structure of any Debtor or any Reorganized Debtor, as applicable, and any legal or corporate action required by any Debtor or any Reorganized Debtor as applicable, in connection with the Plan, will be deemed to have occurred and will be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the

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security holders, officers or directors of any Debtor or any Reorganized Debtor, as applicable, or by any other Person. On the Effective Date, the appropriate officers of each Debtor and each Reorganized Debtor, as applicable, are authorized to issue, execute, deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtor and each Reorganized Debtor, as applicable, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. The secretary and any assistant secretary of each Debtor and each Reorganized Debtor, as applicable, will be authorized to certify or attest to any of the foregoing actions.

M.	Cancellation of Notes, Certificates and Instruments
Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, on the Effective Date, all agreements, instruments, Securities and other documents evidencing any prepetition Claim or Interest and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect, including any relating to the Equity Interests in Parent. The holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan and the obligations of the Debtors thereunder or in any way related thereto will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person (except for the security interests and liens of the Senior Secured Agent in and to the Senior Secured Obligations Cash Collateral, which shall remain in full force and effect after the Effective Date, and will not be discharged). Notwithstanding such cancellation and discharge, each of the Senior Unsecured Notes Indenture and the Senior Secured Loan Agreement shall continue in effect to the extent necessary to: (1) allow holders of Claims under such agreements to receive Plan Distributions; (2) allow the Reorganized Debtors and Senior Secured Agent to make distributions pursuant to the Plan; (3) allow the Senior Unsecured Notes Trustee to receive distributions under the Plan on account of the Senior Unsecured Notes Claims for further distribution in accordance with the Senior Unsecured Notes Indenture; (4) allow the Senior Unsecured Notes Trustee and the Senior Secured Agent to seek compensation and/or reimbursement of fees and expenses in accordance with the Plan; and (5) preserve any rights of the Senior Unsecured Notes Trustee and the Senior Secured Agent to payment of fees, expenses, and indemnification obligations as against any parties other than the Debtors or the Reorganized Debtors, and any money or property distributable to the Beneficial Holders under the relevant instrument, including any rights to priority of payment or to exercise charging liens (including the Senior Unsecured Notes Charging Lien). Except as provided pursuant to this Plan, each of the Senior Unsecured Notes Trustee and the Senior Secured Agent, and their respective agents, successors, and assigns shall be discharged of all of their obligations associated with the Senior Unsecured Notes Indenture and the Senior Secured Loan Agreement, respectively. The commitments and obligations (if any) of the Senior Secured Lenders to extend

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any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the Senior Secured Loan Agreement shall fully terminate and be of no further force or effect on the Effective Date.

N.	Cancellation of Existing Instruments Governing Security Interests
Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents (except for the security interests and liens of the Senior Secured Agent in and to the Senior Secured Obligations Cash Collateral, which shall remain in full force and effect after the Effective Date, and will not be discharged).

O.	Equity Interests in Subsidiaries; Corporate Reorganization
On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Equity Interests in Subsidiaries shall be deemed to be in full force and effect.

P.	Restructuring Transactions
On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with this Plan and the Restructuring Support Agreement as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with this Plan.

Q.	Plan Supplement, Other Documents and Orders and Consents Required Under the Restructuring Support Agreement
So long as the Restructuring Support Agreement has not been terminated, the documents to be Filed as part of the Plan Supplement and the other documents and orders referenced herein, or otherwise to be executed in connection with the transactions contemplated hereunder, shall be subject to the consents and the approval rights, as applicable, of the Supporting Noteholders as set forth in the Restructuring Support Agreement. To the extent that there is any inconsistency between the Restructuring Support Agreement, on the one hand, and the Plan, on the other hand, as to such consents and the approval rights and the Restructuring Support Agreement has not been terminated, then the consents and the approval rights required in the Restructuring Support Agreement shall govern. For the avoidance of doubt, the consent rights of the Supporting Noteholders set forth in the Restructuring Support Agreement with respect to the form and substance of this Plan, the Plan Supplement, the other Plan Documents, and any other Definitive Documents (as defined in the Restructuring Support Agreement), including any amendments,

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restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein.

R.	Release of Termination Provisions
Prior to Consummation of the Plan, each of the Debtors shall have been released from, fully and finally waived from, and shall not owe any payment triggered by any “change of control,” acceleration payment provision, termination payment provision or like or similar payment provision or claim that may be asserted by any party, including, without limitation, any employee, officer, manager, director or any affiliate thereof, including any family member of any employee, officer, manager or director, in any such case arising as a result of the Restructuring Transactions under, arising from, in connection with, or related to any contract, lease or agreement, including without limitation, the Employment Agreements, to which any such person and any of the Debtors are a party.
ARTICLE VI.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases
On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts (including, without limitation, employment agreements) and Unexpired Leases that:
have previously expired or terminated pursuant to their own terms or by agreement of the parties thereto;
have been rejected by order of the Bankruptcy Court;
are the subject of a motion to reject pending on the Effective Date;
are identified in the Plan Supplement; or
are rejected pursuant to the terms of the Plan.
Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-debtor party

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thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract and Unexpired Lease assumed pursuant to this Article of the Plan will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

B.	Assignment of Executory Contracts or Unexpired Leases
In the event of an assignment of an Executory Contract or Unexpired Lease, at least ten (10) days prior to the Confirmation Hearing, the Debtors will serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption and assignment that will: (a) list the applicable cure amount, if any; (b) identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court; additionally, the Debtors will file with the Bankruptcy Court a list of such Executory Contracts and Unexpired Leases to be assigned and the proposed cure amounts. Any applicable cure amounts will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.
Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assignment or any related cure amount must be Filed, served and actually received by the Debtors at least three (3) Business Days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or cure amount will be deemed to have consented to such assignment of its Executory Contract or Unexpired Lease. The Confirmation Order will constitute an order of the Bankruptcy Court approving any proposed assignments of Executory Contracts or Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.
In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assigned or (c) any other matter pertaining to assignment, the applicable cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assignment. If an objection to assignment or cure amount is sustained by the Bankruptcy Court, the Reorganized Debtors, in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming and assigning it.

C.	Rejection of Executory Contracts or Unexpired Leases
All Executory Contracts and Unexpired Leases identified in the Plan Supplement as rejected contracts will be deemed rejected as of the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in the Plan

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Supplement and this Article of the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases
All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. The Debtor or Reorganized Debtor, as the case may be, will provide notice of such rejection and specify the appropriate deadline for the filing of such Proof of Claim.
Any Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so will be forever barred, estopped and enjoined from asserting such Claim, and such Claim will not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and property will be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims will, as of the Effective Date, be subject to the permanent injunction set forth in Article XII, Section D of the Plan. All claims arising from the rejection of any Executory Contract or Unexpired Lease shall be treated as General Unsecured Claims, subject to any applicable limitation or defense under the Bankruptcy Code and applicable law.

E.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof, by payment of the default amount in Cash as and when due in the ordinary course or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Following the Petition Date, the Debtors may serve a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with this Plan and setting forth the proposed Cure Amount (if any). If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable intend to assume does not receive such a notice, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).
Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption must be Filed, served and actually received by the Debtors at least five (5) Business Days prior to the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption will be deemed to have assented and will be deemed to have forever released and waived any objection to the proposed assumption other than with respect to any alleged cure amount, which may be asserted at any time. In the event of a dispute regarding (1) the amount of any payments to cure a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of

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future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. If an objection to cure is sustained by the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming it.

F.	Assumption of Director and Officer Insurance Policies
The Debtors and, upon the Effective Date, the Reorganized Debtors, will assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not discharge, impair or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under the D&O Liability Insurance Policies.
Further, the Reorganized Debtors shall be authorized and required to purchase tail coverage with a term of at least six (6) years from and after the termination of any existing director and officers’ liability insurance policies and containing the same coverage that exists under such policies as of the Effective Date.

G.	Indemnification Provisions
All Indemnification Provisions currently in place (whether in the by-laws, certificate of incorporation, board resolutions, contracts, or otherwise) for the following:  (i) Senior Secured Agent; (ii) Senior Secured Lenders; (iii) Senior Unsecured Notes Trustee; and (iv) directors, officers and employees of the Debtors who served in such capacity as of the Petition Date with respect to or based upon any act or omission taken or omitted in such capacities, for or on behalf of the Debtors, will be Reinstated (or assumed, as the case may be), and will survive effectiveness of the Plan.  No such Reinstatement or assumption shall in any way extend the scope or term of any Indemnification Provision beyond that contemplated in the underlying contract or document as applicable.

H.	Compensation and Benefit Programs
Except as otherwise provided in the Plan, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to its employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans,

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disability plans, severance benefit plans, incentive plans (other than equity incentive plans that will be replaced by the Management Incentive Plan), life, and accidental death and dismemberment insurance plans, are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Any payment obligations under any assumed employment contracts and benefit plans that have been or purport to have been accelerated as a result of the commencement of the Chapter 11 Cases or the consummation of any transactions contemplated by the Plan will be Reinstated and such acceleration will be rescinded and deemed not to have occurred.

I.	Workers’ Compensation Benefits
Except as otherwise provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors will continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, and any other policies, programs, and plans regarding or relating to workers’ compensation and workers’ compensation insurance. All such contracts and agreements are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under any such contracts, agreements, policies, programs or plans regarding or relating to workers’ compensation or workers’ compensation insurance.

J.	Insurance Policies
Other than the insurance policies otherwise discussed herein, all other insurance policies to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.
ARTICLE VII.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Dates of Distributions
Except as otherwise provided in the plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent there are Disputed

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Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions provided in the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for therein, regardless of whether distributions are delivered on or at any time after the Effective Date.
Upon the Effective Date, all Debts of the Debtors shall be deemed fixed and adjusted pursuant to the Plan and the Reorganized Debtors shall have no liability on account of any Claims or Interests except as set forth in the Plan and in the Confirmation Order. All payments and all distributions made by the Distribution Agent under the Plan shall be in full and final satisfaction, settlement and release of all Claims against the Reorganized Debtors.
At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Unsecured Notes shall be closed, and there shall be no further changes in the record holders of such indebtedness. The Reorganized Debtors, the Distribution Agent, the Senior Unsecured Notes Trustee, and each of their respective agents, successors, and assigns shall have no obligation to recognize the transfer of any Senior Unsecured Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

B.	Distribution Agent
Except as provided therein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent, or by such other Entity designated by the Debtors as a Distribution Agent on the Effective Date or thereafter. The Reorganized Debtors, or such other Entity designated by the Debtors to be the Distribution Agent, shall not be required to give any bond or surety or other security for the performance of such Distribution Agent’s duties unless otherwise ordered by the Bankruptcy Court.
The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

C.	Cash Distributions
Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

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D.	Rounding of Payments
Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar or zero if the amount is less than one dollar. To the extent that Cash or New Common Stock to be distributed under the Plan remains undistributed as a result of the rounding of such fraction to the nearest whole dollar, such Cash or stock shall be treated as “Unclaimed Property” under the Plan.
Whenever payment of a fraction of a dollar would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar. To the extent that Cash or New Common Stock to be distributed under the Plan remains undistributed as a result of the rounding of such fraction to the nearest whole dollar, such Cash or stock shall be treated as “Unclaimed Property” under the Plan.
No fractional shares shall be issued or distributed under the Plan. Each Person entitled to receive shares of New Common Stock shall receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of shares of New Common Stock, the actual distribution of shares of such stock shall be rounded to the next lower whole number.

E.	Distributions on Account of Claims Allowed After the Effective Date
Except as otherwise agreed by the Holder of a particular Claim or as provided in the Plan, all distributions shall be made pursuant to the terms of the Plan and the Confirmation Order. Distributions to any Holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, as determined for U.S. federal income tax purposes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising accrued but unpaid interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim). Whenever any payment of a fraction of a dollar would otherwise be called for, the actual distribution shall reflect a rounding of such fraction down to the nearest dollar.

F.	General Distribution Procedures
The Reorganized Debtors, or any other duly appointed Distribution Agent, shall make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise. All Cash and other property held by the Reorganized Debtors for distribution under the Plan shall not be subject to any claim by any Person, except as provided under the Plan.

G.	Address for Delivery of Distributions
Distributions to Holders of Allowed Claims, to the extent provided for under the Plan, shall be made (1) at the address set forth on any proofs of claim Filed by such Holders (to the extent such proofs of claim are Filed in the Chapter 11 Cases), (2) at the addresses set forth in any written notices of address change delivered to the Debtors, or (3) at the addresses in the Debtors’ books and records. Notwithstanding the foregoing, distributions to Beneficial Holders

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of Senior Unsecured Notes Claims shall be made to the Senior Unsecured Notes Trustee or its designee for further distribution in accordance with the Senior Unsecured Notes Indenture.

H.	Undeliverable Distributions and Unclaimed Property
If the distribution to the Holder of any Allowed Claim is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder, and the Reorganized Debtors shall have no obligation to make any further distribution to the Holder, unless and until the Reorganized Debtors is notified in writing of such Holder’s then current address.
Any Entity that fails to claim any Cash or New Common Stock within one year from the date upon which a distribution is first made to such entity shall forfeit all rights to any distribution under the Plan. Entities that fail to claim Cash shall forfeit their rights thereto and shall have no claim whatsoever against the Debtors or the Reorganized Debtors or against any Holder of an Allowed Claim to whom distributions are made by the Reorganized Debtors.

I.	Withholding Taxes
In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. The Reorganized Debtors shall be entitled to deduct any U.S. federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. As a condition to receiving any distribution under the Plan, the Reorganized Debtors may require that the Holder of an Allowed Claim entitled to receive a distribution pursuant to the Plan provide such Holder’s taxpayer identification number and such other information and certification as may be deemed necessary for the Reorganized Debtors to comply with applicable tax reporting and withholding laws. Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. In connection with the distribution of the New Common Stock to each Holder of an Allowed Claim, the Reorganized Debtors may take whatever actions are necessary to comply with applicable U.S. federal, state, local and non-U.S. tax withholding obligations, including, after consultation with each such Holder of an Allowed Claim, either withholding from distributions a portion of the New Common Stock and selling such securities or requiring such Holder of an Allowed Claim to contribute the necessary cash to satisfy the tax withholding obligations.

J.	Setoffs
The Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights and causes of action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with the Plan; provided, however, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the

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Reorganized Debtors of any such claims, rights and causes of action that the Reorganized Debtors possesses against such Holder.

K.	Surrender of Cancelled Instruments or Securities
As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities, notes, or other documentation canceled pursuant to Article V, Section M or Section N of the Plan, the Holder of such Claim will tender the applicable instruments, securities, notes or other documentation evidencing such Claim (or a sworn affidavit identifying the instruments, securities, notes or other documentation formerly held by such Holder and certifying that they have been lost), to Reorganized Parent or another applicable Distribution Agent unless waived in writing by the Debtors or the Reorganized Debtors, as applicable. The Senior Unsecured Notes Trustee will send such notices and take such other actions as are reasonably requested by the Debtors to effect the cancellation of the Senior Unsecured Notes held by Cede & Co.
Notwithstanding anything in this Plan to the contrary, in connection with any distribution under this Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors and the Reorganized Debtors, as applicable, will be entitled to recognize and deal for all purposes under this Plan with holders of New Common Stock in a manner consistent with the customary practices of DTC used in connection with such distributions. All New Common Stock to be distributed under this Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures; provided, that such New Common Stock is permitted to be held through DTC’s book-entry system; and provided, further, that to the extent the New Common Stock is not eligible for distribution in accordance with DTC’s customary practices, Reorganized Parent will take all such reasonable actions as may be required to cause distributions of the New Common Stock under this Plan.

L.	Lost, Stolen, Mutilated or Destroyed Securities
In addition to any requirements under any applicable agreement and applicable law, any Holder of a Claim or Equity Interest evidenced by a security or note that has been lost, stolen, mutilated, or destroyed will, in lieu of surrendering such security or note to the extent required by the Plan, deliver to Reorganized Parent and other applicable Distribution Agent: (x) evidence reasonably satisfactory to Reorganized Parent and other applicable Distribution Agent of such loss, theft, mutilation, or destruction; and (y) such security or indemnity as may be required by Reorganized Parent and other applicable Distribution Agent to hold such party harmless from any damages, liabilities, or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Equity Interest. Upon compliance with Article VII, Section K of the Plan as determined by the Debtors or Reorganized Debtors by a Holder of a Claim or Equity Interest evidenced by a security or note, such Holder will, for all purposes under the Plan, be deemed to have surrendered such security or note to Reorganized Parent and other applicable Distribution Agents.

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ARTICLE VIII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS

A.	No Filing of Proofs of Claim Except for Rejection Claims
Except as otherwise provided under the Plan, specifically with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, Holders of Claims shall not be required to file a Proof of Claim and no parties should file a Proof of Claim. Unless disputed by the Holder of a Claim, the amount set forth in the applicable Debtor’s books and records, subject to any limitations on allowance imposed by section 502 of the Bankruptcy Code, shall constitute the Allowed amount of such Holder’s Claim. If the Holder of a Claim disagrees with the Debtors’ books and records with respect to the Allowed Amount of such Holder’s Claim, such Holder must advise the Reorganized Debtors in writing, in which event the Claim will become a Disputed Claim. Except as otherwise provided herein, specifically with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B.	Disputed Claims
The Reorganized Debtors intend to attempt to resolve Disputed Claims consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Reorganized Debtors may, in their discretion, file with the Bankruptcy Court an objection to the allowance of any Disputed Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order, provided, however, that the Reorganized Debtors, may compromise, settle, withdraw or resolve any objections to Claims without further order of the Bankruptcy Court. Unless otherwise provided in the Confirmation Order, the Reorganized Debtors are authorized to settle, or withdraw any objections to, any Disputed Claim following the Effective Date without further notice to Creditors or authorization of the Bankruptcy Court, in which event such Claim shall be deemed to be an Allowed Claim in the amount compromised for purposes of the Plan. Under no circumstances will any distributions be made on account of Disallowed Claims.

C.	Procedures Regarding Disputed Claims
No payment or other distribution or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such Allowed Claim is determined by a Final Order or by stipulation between the Debtors and the Holder of the Claim. No distribution or other payment or treatment shall be made on account of a Disallowed Claim at any time.
The Debtors (prior to the Effective Date) or the Reorganized Debtors (after the Effective Date) may, at any time and from time to time, request that the Bankruptcy Court estimate any

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Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously Filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to such objection. Any Final Order of the Bankruptcy Court that estimates a Disputed Claim pursuant to the Plan shall irrevocably constitute and be a conclusive and final determination of the maximum allowable amount of Claim, should it become an Allowed Claim. Accordingly, the Holder of a Disputed Claim that is estimated by the Bankruptcy Court pursuant to the Plan will not be entitled to any subsequent reconsideration or upward adjustment of the maximum allowable amount of such Claim as a result of any subsequent adjudication or actual determination of the allowed amount of such Disputed Claim or otherwise, and the Holder of such Claim shall not have recourse to the Debtors or the Reorganized Debtors in the event the allowed amount of the Claim of such Holder is at any time later determined to exceed the estimated maximum allowable amount.

D.	Allowance of Claims
Following the date on which a Disputed Claim becomes an Allowed Claim after the Distribution Date, the Reorganized Debtors shall pay directly to the Holder of such Allowed Claim the amount provided for under the Plan, as applicable, and in accordance therewith.
1.    Allowance of Claims
Notwithstanding anything to the contrary herein, after the Effective Date and subject to the other provisions of the Plan, the Reorganized Debtors will have and will retain any and all rights and defenses under bankruptcy or nonbankruptcy law that the Debtors had with respect to any Claim or Equity Interest, except with respect to any Claim or Equity Interest deemed Allowed under the Plan or by orders of the Bankruptcy Court. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim or Equity Interest will become an Allowed Claim unless and until such Claim or Equity Interest is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Equity Interest.
2.    Prosecution of Objections to Claims and Equity Interests
After the Confirmation Date but before the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors, will have the exclusive authority to File objections to Claims and settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims or Equity Interests are in an Unimpaired Class or otherwise. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors will have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

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3.    Estimation
After the Confirmation Date but before the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim or Equity Interest pursuant to applicable law and (b) any contingent or unliquidated Claim or Equity Interest pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court will retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim or Equity Interest, contingent Claim or Equity Interest or unliquidated Claim or Equity Interest, including during the litigation concerning any objection to any Claim or Equity Interest or during the pendency of any appeal relating to any such objection. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. The rights and objections of all parties are reserved in connection with any such estimation proceeding.
ARTICLE IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Consummation
Consummation of the Plan will be conditioned upon the satisfaction or waiver pursuant to the provisions of Article IX, Section B of the Plan of the following:
The Bankruptcy Court will have entered a Final Order in form and in substance satisfactory to the Debtors and the Supporting Noteholders approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Confirming the Plan.

•	The Plan and Plan Supplement and all schedules, documents, supplements and exhibits to the Plan will have been Filed in form and substance acceptable to the Debtors and the Supporting Noteholders.
The proposed Confirmation Order will be in form and substance acceptable to the Debtors and the Supporting Noteholders.
The board of directors of Reorganized Parent will have been selected.
Any payment or claim triggered by any “change of control,” acceleration payment provision, termination payment provision or like or similar payment provision or claim, that may be asserted by any party, including, without limitation, any employee, officer, manager, director or any affiliate thereof, including any family member of any employee, officer, manager or director, in any such case arising as a result of the Restructuring Transactions under, arising from, in connection with, or related to any

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contract, lease or agreement, including without limitation, the Employment Agreements to which any such person and any Debtor is a party, shall have been released and fully and finally waived and shall not be due and owing by any of the Debtors.
The Confirmation Order shall have been entered and shall be a Final Order. The Confirmation Order will provide that, among other things, (a) the Debtors or the Reorganized Debtors, as appropriate, are authorized to take all actions necessary or appropriate to consummate the Plan and the Restructuring Transactions, including, without limitation, (i) entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in the Plan, (ii) distributing the New Common Stock pursuant to the exemptions from registration under section 3(a)(9) and/or section 4(a)(2) of the Securities Act, Rule 701 et seq. under the Securities Act or section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements, (iii) making all distributions and issuances as required under the Plan, including Cash and the New Common Stock; and (iv) entering into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the Exit Facility and the Management Incentive Plan and the awards contemplated thereunder; (b) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent; (c) the implementation of the Plan in accordance with its terms is authorized; and (d) pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of Assets contemplated under the Plan, shall not be subject to any Stamp or Similar Tax.
The Bankruptcy Court will have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated in the Plan and the Plan Supplement.
All documents and agreements necessary to implement the Plan, including without limitation, the Exit Facility Documents, and the New Common Stock, in each case in form and substance acceptable to the Debtors and the Supporting Noteholders, will have (a) been tendered for delivery, and (b) been effected by, executed by, or otherwise deemed binding upon, all Entities party thereto. All conditions precedent to such documents and agreements will have been satisfied or waived pursuant to the terms of such documents or agreements.

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All consents, actions, documents, certificates and agreements necessary to implement the Plan, including, without limitation, the Amended Organizational Documents, will have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.
The Agreement Termination Date has not occurred under the Restructuring Support Agreement and the Restructuring Support Agreement shall be in full force and effect.
The Confirmation Date will have occurred.
The Exit Facility Documents shall have been executed and delivered by all of the parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility, if applicable, shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility, if applicable, shall be deemed to occur concurrently with the occurrence of the Effective Date.
The Restructuring Expenses and the reasonable fees and expenses of the Senior Unsecured Notes Trustee (and its counsel) shall have been paid in full.
The Debtors shall have implemented the Restructuring Transactions in a manner consistent with the Restructuring Support Agreement and the Plan pursuant to the documentation acceptable to the Debtors and the Supporting Noteholders.

B.	Waiver of Conditions
The conditions to Consummation of the Plan set forth in this Article IX may be waived by the Debtors with the consent of the Required Supporting Noteholders without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.  To the extent that a condition to Consummation of the Plan requires the consent of the Required Supporting Noteholders, such conditions may only be waived by the Debtors with the consent of the Required Supporting Noteholders.  The failure to satisfy or waive a condition to Consummation may be asserted by the Debtors or the Reorganized Debtors or the Required Supporting Noteholders regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtors or Reorganized Debtors or the Required Supporting Noteholders to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each right will be deemed an ongoing right that may be asserted at any time.

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C.	Effect of Non-Occurrence of Conditions to Consummation
If the Consummation of the Plan does not occur, the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement will: (a) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (c) constitute an Allowance of any Claim or Equity Interest; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.
ARTICLE X.
DEBTORS’ RELEASES
Notwithstanding anything to the contrary in the Plan, the failure of the Bankruptcy Court to approve any or all of the provisions set forth in Article XI or Article XII of the Plan shall not constitute a failure of any condition to either confirmation or the effectiveness of the Plan, but shall be subject to the respective parties’ rights under the Restructuring Support Agreement.
ARTICLE XI.
RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	General
Notwithstanding anything contained in the Plan to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments under the Plan shall take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise.
In accordance with the provisions of the Plan and pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Claims against them and (2) the Reorganized Debtors may, in their sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.	Release
EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED AND CONFIRMED, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION (COLLECTIVELY, THE “RELEASING PARTIES”) WILL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER PROVIDED A FULL DISCHARGE, WAIVER AND RELEASE TO THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO

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RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THE PLAN OR THE SOLICITATION OF VOTES ON THE PLAN THAT SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS, THEIR ESTATES OR THE REORGANIZED DEBTORS (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN OR THE PLAN SUPPLEMENT; (II) ANY CAUSES OF ACTION ARISING FROM FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (III) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED PURSUANT TO THE PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT. THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON AND THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES RELEASED PURSUANT TO THIS RELEASE. NOTWITHSTANDING THE FOREGOING, THE DEBTORS ARE NOT RELEASING THE DEBTORS (BUT THEY ARE RELEASING THE RELATED PERSONS TO THE DEBTORS PURSUANT TO THIS PARAGRAPH).
The Debtors believe that the Releases by each of the Releasing Parties of each of the Released Parties as described above are integral to the Plan for the reasons set forth in Article XII below.

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ARTICLE XII.
THIRD PARTY RELEASE BY HOLDERS OF CLAIMS
AS OF AND SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS THAT REMAIN IN EFFECT FROM AND AFTER THE EFFECTIVE DATE TO ENFORCE THIS PLAN AND THE PLAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, CLAIMS AGAINST AND LIABILITIES OF THE DEBTORS RELATING TO OUTSTANDING LETTERS OF CREDIT AND BANK PRODUCT OBLIGATIONS ISSUED UNDER OR IN CONNECTION WITH THE SENIOR SECURED LOAN AGREEMENT OR THE REGIONS LETTER OF CREDIT AGREEMENT AND THE LIENS SECURING SUCH OBLIGATIONS), FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING, WITHOUT LIMITATION, THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING AND THE RESTRUCTURING TRANSACTIONS, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR IN THE CONFIRMATION ORDER, THE RELEASED PARTIES ARE DEEMED FOREVER RELEASED AND DISCHARGED BY THE (I) THE HOLDERS OF ALL CLAIMS WHO VOTE TO ACCEPT THIS PLAN, (II) HOLDERS OF CLAIMS THAT ARE UNIMPAIRED UNDER THIS PLAN, (III) HOLDERS OF CLAIMS WHOSE VOTE TO ACCEPT OR REJECT THIS PLAN IS SOLICITED BUT WHO DO NOT VOTE EITHER TO ACCEPT OR TO REJECT THIS PLAN, (IV) HOLDERS OF CLAIMS WHO VOTE TO REJECT THIS PLAN BUT DO NOT OPT OUT OF GRANTING THE RELEASES SET FORTH HEREIN, (V) THE SENIOR UNSECURED NOTES TRUSTEE, (VI) THE SENIOR SECURED AGENT AND (VII) THE SENIOR SECURED LENDERS FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION, LOSSES, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, THAT SUCH HOLDERS OR, EXCEPT IN THE CASE OF THE SENIOR SECURED AGENT OR THE HOLDERS OF THE SENIOR SECURED DEBT CLAIMS, THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE CHAPTER 11 CASES, THE PURCHASE, SALE, OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE RESTRUCTURING TRANSACTIONS, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THIS PLAN, THE EXIT FACILITY DOCUMENTS AND RELATED AGREEMENTS,

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INSTRUMENTS, AND OTHER DOCUMENTS (INCLUDING THE PLAN DOCUMENTS), THE SOLICITATION OF VOTES WITH RESPECT TO THIS PLAN, THE BACKSTOP AGREEMENT, OR THE SUBSCRIPTION OPTION, OR ANY OTHER ACT OR OMISSION, OTHER THAN CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATED TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT IS A CRIMINAL ACT OR CONSTITUTES INTENTIONAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.
The Debtors believe that the Releases by each of the Releasing Parties and by creditors of each of the Released Parties as described above are integral to the Plan. Moreover, the Debtors have received substantial contributions to the Plan from the Released Parties. The Released Parties have played a critical role in the formulation of the Plan and have expended a significant amount of time and resources analyzing and negotiating the complex issues presented by the Debtors’ capital structure. The Plan reflects the settlement and resolution of these complex issues.
Absent the tireless efforts of the various constituencies, including the Supporting Noteholders, who negotiated the terms of the Plan aimed at resolving the Chapter 11 Cases, the Debtors and their creditors would likely remain mired in complex and contentious litigation for years to come, threatening to materially delay and reduce distributions to all creditors. Further, the Supporting Noteholders are agreeing that the Debtors or Reorganized Debtors, as the case may be, may provide for certain consideration to Holders of General Unsecured Claims if the Plan is confirmed. Additionally, the Backstop Lenders are agreeing to provide financing to the Debtors. The willingness of these creditors to take such risks and provide such benefits to the Debtors and the other Holders of Claims against the Estates is a substantial contribution to the Plan and to the Chapter 11 Cases; absent such willingness, the Plan would not have been possible, and the Debtors may have been unable to reorganize. The substantial and extensive contributions by the Released Parties—both monetary and nonmonetary—further justify the non-Debtor releases set forth in the Plan.
Finally, an identity of interest may exist between the Debtors and certain non-Debtor Released Parties, such that the non-Debtor releases are appropriate in that they eliminate effectively additional unknown claims against the Estates. For example, the Debtors’ directors and officers are parties to and beneficiaries of certain Indemnification Provisions, whereby the Debtors are obligated to indemnify them. Under these agreements, any claim asserted against a Released Party whom the Debtors are obligated to indemnify may essentially be a claim against the Debtors. Any such claim, even if ultimately unsuccessful, could further deplete finite estate resources. As of the date hereof, and after due diligence, the Debtors are not aware of any claims or causes of action against, or that could be asserted against, a Released Party and do not believe any such claims or causes of action exist.

A.	Discharge of Claims
To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order (including, without limitation, claims against and liabilities of the Debtors

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relating to outstanding letters of credit and Bank Product Obligations issued under or in connection with the Senior Secured Loan Agreement or the Regions Letter of Credit Agreement and the liens securing such obligations), all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtors or any of their Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

B.	Exculpation
The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or confirmation or Consummation of the Plan; provided, however, that the foregoing provisions will have no effect on (a) any Allowed Class 3 Claim relating to letters of credit or Bank Product Obligations continuing in force after the Effective Date or any liabilities at any time outstanding under the Regions Letter of Credit Agreement, or (b) the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions will not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Plan or the Plan Supplement.

C.	Preservation of Rights of Action
1.    Maintenance of Causes of Action
Except as otherwise provided in Article XI or elsewhere in the Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors will retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, and will

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have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims without notice to or approval from the Bankruptcy Court.
2.    Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action or Litigation Claim against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Cause of Action or Litigation Claim for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or that may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such Causes of Action or Litigation Claims upon or after the confirmation of the Plan or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Causes of Action or Litigation Claims have been expressly released in the Plan (including, without limitation, and for the avoidance of doubt, the Release contained in Article XI of the Plan) or any other Final Order (including, without limitation, the Confirmation Order). In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor is a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

D.	Injunction
EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY SUIT, ACTION OR OTHER PROCEEDING, OR CREATING, PERFECTING OR ENFORCING ANY LIEN OF ANY KIND, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, EXCULPATED OR TO BE EXCULPATED, OR DISCHARGED OR TO BE DISCHARGED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER. BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THIS INJUNCTION. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, WILL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

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ARTICLE XIII.
BINDING NATURE OF PLAN
ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR AFFIRMATIVELY VOTED TO REJECT THE PLAN.
ARTICLE XIV.
RETENTION OF JURISDICTION
Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:
1.    allow, disallow, determine, liquidate, classify, estimate or establish the priority, secured, unsecured, or subordinated status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of any Claim or Equity Interest;
2.    grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Confirmation Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;
3.    resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor or Reorganized Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;
4.    resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

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5.    ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;
6.    decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;
7.    enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;
8.    resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; provided, however, that any dispute arising under or in connection with the Exit Facility Documents shall be dealt with in accordance with the provisions of the applicable document;
9.    hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;
10.    issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan, except as otherwise provided in this Plan;
11.    enforce the terms and condition of this Plan and the Confirmation Order;
12.    resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the Indemnification and other provisions contained in Article XI and XII hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;
13.    hear and determine the Litigation Claims by or on behalf of the Debtors or Reorganized Debtors;
14.    enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;
15.    resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with this Plan or the Disclosure Statement; provided, however, that any dispute arising under or in connection with the Exit

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Facility Documents shall be dealt with in accordance with the provisions of the applicable document; and
16.    enter an order concluding or closing the Chapter 11 Cases.
ARTICLE XV.
MISCELLANEOUS PROVISIONS

A.	Dissolution of the Committee
On the Effective Date, the Committee (if any) and any other statutory committee formed in connection with the Chapter 11 Cases shall dissolve automatically and all members thereof shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases.

B.	Payment of Statutory Fees
All outstanding fees payable pursuant to 28 U.S.C. § 1930 shall be paid on the Effective Date. All such fees payable after the Effective Date shall be paid prior to the closing of the Chapter 11 Case when due or as soon thereafter as practicable.

C.	Payment of Fees and Expenses of Senior Unsecured Notes Trustee
On the Effective Date or as soon as reasonably practicable thereafter (and, thereafter, upon request by the Senior Unsecured Notes Trustee with respect to fees and expenses of the Senior Unsecured Notes Trustee relating to post-Effective Date service under this Plan), the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses of the Senior Unsecured Notes Trustee and its counsel subject to the terms of the Senior Unsecured Notes Indenture. Nothing herein shall be deemed to limit the right of the Senior Unsecured Notes Trustee to exercise the Senior Unsecured Notes Trustee Charging Lien (including with respect to any Senior Unsecured Notes Trustee’s fees and expenses that are not paid by the Reorganized Debtors pursuant to this section).

D.	Modification of Plan
Effective as of the date hereof and subject to the limitations and rights contained in this Plan and in the Restructuring Support Agreement: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, after notice and hearing and entry of an order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan. A Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification

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does not materially and adversely change the treatment of such Claim or Equity Interest of such Holder.

E.	Revocation of Plan
The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent chapter 11 plans, but without prejudice to the respective parties’ rights under the Restructuring Support Agreement. If the Debtors revoke or withdraw this Plan, or if confirmation of this Plan or Consummation of this Plan does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

F.	Entire Agreement
Except as otherwise described herein, and without limiting the effectiveness of the Restructuring Support Agreement and any related agreements thereto, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

G.	Closing of Chapter 11 Cases
The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

H.	Successors and Assigns
This Plan shall be binding upon and inure to the benefit of the Debtors and their respective successors and assigns, including, without limitation, the Reorganized Debtors. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

I.	Reservation of Rights
Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is Consummated. Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to

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be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.
Neither the exclusion or inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, will constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.
Except as explicitly provided in this Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.
Nothing in this Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.
If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

J.	Further Assurances
The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims and Equity Interests receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order. On or before the Effective Date, the Debtors shall File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

K.	Severability
If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and

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provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

L.	Service of Documents
All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
Forbes Energy Services Ltd.
3000 South Business Highway 281
Alice, TX 78332
Attn: L. Melvin Cooper
with copies to:
Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Boulevard
13th Floor
Los Angeles, California 90067-4100
Attn: Richard M. Pachulski, Esq., Ira D. Kharasch, Esq., Maxim B. Litvak, Esq.

M.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code
To the extent permitted by applicable law, pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents or taxing authority to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of and the distributions to be made under this Plan, including the Exit Facility Documents; (ii) the issuance of New Common Stock; (iii) the maintenance or creation of security or any Lien as contemplated by the Exit Facility Documents; and (iv) assignments executed in connection with any transaction occurring under the Plan.

N.	Governing Law
Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

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O.	Tax Reporting and Compliance
The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors are for all taxable periods ending after the Petition Date through, and including, the Effective Date.

P.	Schedules
All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated and are a part of this Plan as if set forth in full herein.

Q.	No Strict Construction
This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Supporting Noteholders, and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, Exhibits and Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, Exhibits and Plan Schedules, and the documents ancillary and related thereto.

R.	Conflicts
In the event that a provision of the Disclosure Statement conflicts with a provision of this Plan, the terms of this Plan shall govern and control to the extent of such conflict.

S.	Controlling Document
In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, however, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

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T.	Confirmation Request
The Debtors request the Bankruptcy Court confirm the Plan and that it do so, if applicable, pursuant to section 1129(b) of the Bankruptcy Code notwithstanding any rejection of the Plan by an Impaired Class.

[Remainder of Page Intentionally Blank]

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Dated: December 21, 2016
Respectfully submitted,

_________/s/ L. Melvin Cooper______________
L. Melvin Cooper
Senior Vice President and Chief Financial Officer
FORBES ENERGY SERVICES LTD., et al.

[Signature Page to Debtors’ Prepackaged Joint Plan of Reorganization]

EXHIBIT B
RESTRUCTURING SUPPORT AGREEMENT
(without exhibits)

[Exhibits to the Restructuring Support Agreement may be obtained by: (i) accessing the Debtors’ restructuring website at http://www.kccllc.net/forbes; (ii) calling the Voting Agent at (877) 634-7165 (toll free) or +1 (424) 236-7221 (international); or (iii) emailing ForbesEnergyInfo@kccllc.com]

RESTRUCTURING SUPPORT AGREEMENT
This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 21, 2016, by and among (1) FORBES ENERGY SERVICES LTD., a Texas corporation (“FES”); FORBES ENERGY SERVICES LLC, a limited liability company formed under the laws of the State of Delaware, TX ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Delaware; C.C. FORBES, LLC, a limited liability company formed under the laws of the State of Delaware; and FORBES ENERGY INTERNATIONAL, LLC, a limited liability company formed under the laws of the State of Delaware (collectively, the “FES Parties”) and (2) the undersigned beneficial holders, or investment advisers or managers for the account of beneficial holders, of the 9% Senior Notes due 2019 (the “Notes”) issued pursuant to that certain indenture dated as of June 7, 2011 (the “Indenture”) by and among FES as Issuer, each of the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), together with their respective successors and permitted assigns that subsequently become party hereto in accordance with the terms hereof (each, a “Supporting Noteholder” and collectively, the “Supporting Noteholders”).
Each of the FES Parties, the Supporting Noteholders and any subsequent Person that becomes a party hereto in accordance with the terms hereof is referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined herein).
WHEREAS:
A.The Parties have negotiated in good faith at arm’s length and agreed to undertake a financial restructuring of the existing debt and equity interests of the FES Parties, to be implemented by each of the FES Parties commencing voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) through a pre-packaged chapter 11 plan of reorganization (including all exhibits thereto, the “Plan”), a copy of which is attached hereto as Exhibit A, all in accordance with the terms set forth in this Agreement and the Definitive Documents (as defined below) (the “Restructuring”).

B.As of the date hereof, the Supporting Noteholders, in the aggregate, beneficially own $183,107,000 (approximately 65.40%) of the aggregate outstanding principal amount of the Notes.

C.The FES Parties and the lenders (collectively, the “ABL Lenders”) party to that certain Loan and Security Agreement, dated September 9, 2011 (as amended, the “Loan Agreement”), have reached an agreement for the consensual use of “cash collateral” pursuant to the terms and conditions set forth in the interim and final orders approving, among other things, the FES Parties’ use of cash collateral to be entered by the Bankruptcy Court (each, a “Cash Collateral Order”) substantially in the form of the interim order attached hereto as Exhibit B or otherwise in form and substance mutually acceptable to the FES Parties, the ABL Lenders and the Required Supporting Noteholders (as defined below).

D.In connection with the Restructuring, the Company intends to enter into a credit agreement for a new first lien term loan (the “Term Loan”) in an aggregate principal amount of $50,000,000.

E.In connection with the Restructuring, certain Supporting Noteholders (collectively, the “Backstop Parties”) have agreed to backstop the funding of the Term Loan, subject to the terms and conditions set forth in a backstop agreement (the “Backstop Agreement”), a copy of which is attached hereto as Exhibit C.

F.In connection with the Restructuring, the Company intends to offer the opportunity to fund the Term Loan (the “Funding Option”) to certain holders of the Notes, subject to certain requirements, subject to the terms and conditions of the Backstop Agreement.

G.Subject to the terms and conditions set forth in this Agreement, the Supporting Noteholders have agreed to support (i) the commencement of the Chapter 11 Cases to implement this Agreement and the Restructuring and (ii) confirmation of the Plan by the Bankruptcy Court.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:
1.Definitions. The following terms used in this Agreement shall have the following definitions:
“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Confirmation Hearing” means the hearing before the Bankruptcy Court on confirmation of the Plan.
“Corporate Governance Documents” means the principal corporate governance documents of the reorganized FES Parties, as applicable, including the articles of incorporation or certificates of formation, by-laws, and/or company agreements.
“Court Date” means any Business Day on which the Bankruptcy Court is open.
“Disclosure Statement” means, in respect of the Plan, the disclosure statement and all exhibits, schedules, supplements, modifications and amendments thereto.
“Effective Date” means the date on which the Plan becomes effective.
“Outside Date” means March 24, 2017.

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“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.
“Petition Date” means the date the Chapter 11 Cases are commenced.
“Tax Authority” means the Internal Revenue Service and any state, local, or foreign government, agency or instrumentality, charged with the administration of any applicable law relating to Taxes.
“Tax” or “Taxes” means (a) all federal, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, escheat, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever imposed by a governmental authority; and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (a).
2.Exhibits Incorporated by Reference. Each of the exhibits attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits. Unless otherwise provided herein, in the event the terms and conditions set forth in the Plan and this Agreement are inconsistent, the terms and conditions contained in the Plan and the Definitive Documents shall govern.
3.Effectiveness. This Agreement shall become effective and binding upon each of the undersigned persons as of the date (the “Agreement Effective Date”) when (a) the Parties have executed and delivered signed copies of this Agreement and (b) the FES Parties have received executed versions of this Agreement from the Supporting Noteholders (or advisors, nominees or investment managers for beneficial holder(s)) which represent a majority in aggregate principal amount of the Notes.
4.Action, Consent or Approval of Supporting Noteholders. For purposes of this Agreement, unless otherwise specified, where this Agreement provides for the action, consent, approval or waiver of the Supporting Noteholders collectively, such action, consent, approval or waiver shall be upon the agreement of Supporting Noteholders which beneficially own, in the aggregate, no less than $135,000,000 of the outstanding principal amount of the Notes (the “Required Supporting Noteholders”). The Required Supporting Noteholders shall instruct Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), in its capacity as counsel to the Supporting Noteholders, to communicate in writing to the FES Parties whether the Required Supporting Noteholders have agreed to any such action, consent, approval or waiver.
5.Definitive Documents; Good Faith Cooperation; Further Assurances. The “Definitive Documents” shall include all (a) documents implementing, achieving, and relating to the Restructuring, including, without limitation, the Plan, the Disclosure Statement (a copy of which is attached as Exhibit D), the Cash Collateral Order, the Backstop Agreement, the plan supplement and its exhibits, ballots and other solicitation materials in respect of the Plan (the

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“Solicitation Materials”), commitment agreements, exit financing agreements (including the Exit Facility Documents), collateral or other related documents, the organizational documents (including, without limitation, any Corporate Governance Documents), shareholder and member related agreements, or other related transactional or corporate documents (including, without limitation, any agreements and documents described in the Plan and the exhibits thereto); (b) motions or pleadings seeking approval or confirmation of any of the foregoing transactional or corporate documents, including the motion or motions to approve the Disclosure Statement, confirm the Plan, approve the Cash Collateral Order and ratify the solicitation procedures, and the order or orders approving the Disclosure Statement, the Backstop Agreement, and the solicitation procedures and confirming the Plan (the “Confirmation Order”). The Definitive Documents, whether filed with the Bankruptcy Court or otherwise finalized, shall be consistent with this Agreement and the Plan and shall be acceptable to the FES Parties and the Required Supporting Noteholders, each acting reasonably; provided, that, the Plan, the Backstop Agreement, the Confirmation Order and the Disclosure Statement shall be in form and substance acceptable to the Required Supporting Noteholders in their sole discretion, it being understood that the form of the Plan, the Backstop Agreement, and the Disclosure Statement attached hereto as Exhibit A, Exhibit C and Exhibit D, respectively, are acceptable to the Required Supporting Noteholders. Any amendments, modifications or supplements to the Definitive Documents, whether filed with the Bankruptcy Court or otherwise finalized, shall be consistent with this Agreement and the Plan in all respects, and in form and substance acceptable to the Required Supporting Noteholders, in their sole discretion. Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to, the pursuit, approval, implementation and consummation of the Restructuring, as well as the negotiation, drafting, execution and delivery of the Definitive Documents, including the scheduling of necessary hearings with the Bankruptcy Court. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.
6.Commitment of Supporting Noteholders.
(a)    Voting, Support. So long as this Agreement has not been terminated with respect to such Supporting Noteholder in accordance with the terms hereof, each Supporting Noteholder agrees that it shall, subject to the terms and conditions hereof:
(i)    subject to the receipt by such Supporting Noteholder of the Disclosure Statement and Solicitation Materials, vote all of its Claims against the FES Parties (the “FES Claims”) (or for which such Supporting Noteholder now or hereafter has voting control over) to accept the Plan, by delivering its duly executed and completed ballots accepting the Plan on a timely basis following the commencement of the solicitation pursuant to the Solicitation Materials (the “Solicitation”) and to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, not “opt out” of any releases under the Plan by timely delivering its duly executed and completed ballot or ballots indicating such election;

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(ii)    not (A) direct any administrative agent, collateral agent or indenture trustee (as applicable) to take any action inconsistent with such Supporting Noteholder’s obligations under this Agreement and, if any applicable administrative agent, collateral agent or indenture trustee takes any action inconsistent with such Supporting Noteholder’s obligations under this Agreement, such Supporting Noteholder shall use its reasonable best efforts to request that such administrative agent, collateral agent or indenture trustee (as applicable) cease and refrain from taking any such action, (B) exercise any right or remedy for the enforcement, collection or recovery of any claim against the FES Parties except in a manner consistent with this Agreement, the Plan or the Definitive Documents, or (C) unless this Agreement, the Plan or the Definitive Documents have been amended in a manner adverse to a Supporting Noteholder without such Supporting Noteholders consent, amend, change or withdraw (or cause to be amended, changed or withdrawn) its vote to accept the Plan;
(iii)    not (A) object to, delay, impede or take any other action to interfere with, delay or postpone acceptance, confirmation or implementation of the Plan, (B) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets (including pursuant to section 363 of the Bankruptcy Code), merger, workout or plan of reorganization for any of the FES Parties other than the Plan or (C) otherwise take any action that would in any material respect interfere with, delay or postpone the consummation of the Restructuring;
(iv)    subject to Section 8(a)(i), waive (and does hereby waive) any default that exists or that might otherwise occur under the Indenture or the Notes by reason of any failure of the FES Parties to comply with the provisions of the Indenture or the Notes;
(v)    use good faith efforts to negotiate and document the Definitive Documents and take such actions it deems reasonable and appropriate to obtain Bankruptcy Court approval of the Restructuring; and
(vi)    execute and deliver any agreements reasonably required to effectuate and consummate the Restructuring.
(b)    Notwithstanding anything contained in this Agreement, neither a vote to accept the Plan by a Supporting Noteholder, nor the acceptance of the Plan by any class of creditors, shall in any way be deemed to impair or waive the rights of a Supporting Noteholder to assert or raise any objection otherwise permitted under Section 6(a) in connection with the Plan or the Chapter 11 Cases.
(c)    Transfers.
(i)    Each Supporting Noteholder agrees that, commencing on the Agreement Effective Date and ending on the Agreement Termination Date (as defined below), such Supporting Noteholder shall not (A) sell, transfer, assign, pledge, grant a participation interest in or otherwise dispose of, directly or indirectly, its right, title or interest in respect of any FES Claims, as applicable, in whole or in part, or (B) deposit any of such

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FES Claims against any FES Party, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such FES Claims (the actions described in clauses (A) and (B) are collectively referred to herein as a “Transfer” and the Supporting Noteholder making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Supporting Noteholder or the intended transferee (the “Transferee”) first agrees in writing to be bound by the terms of this Agreement applicable to Supporting Noteholders by executing a Transferee Joinder Agreement substantially in the form attached hereto as Exhibit E (the “Transferee Joinder Agreement”), and delivering an executed copy thereof within two (2) Business Days following such execution, to (1) Pachulski Stang Ziehl & Jones LLP, counsel to the FES Parties and (2) Fried Frank, counsel to the Supporting Noteholders. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of such transferred rights and obligations and the Transferor shall have no liability arising from or related to the failure of the Transferee to comply with the terms and conditions of this Agreement. Any Transfer made in violation of this Section 6(c)(i) shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the FES Parties and/or any Supporting Noteholder, and shall not create any obligation or liability of any FES Party or any other Supporting Noteholder to the purported Transferee. Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, if any Party executes and becomes bound by this Agreement solely as to a specific business unit or division, no affiliate of such Party or other business unit or division within any such Party shall be subject to this Agreement unless they separately execute this Agreement or a Transferee Joinder Agreement.
(ii)    Notwithstanding Section 6(c)(i), a Supporting Noteholder may Transfer any FES Claim to an entity that is acting in its capacity as a Qualified Marketmaker (as defined herein) (a “Qualified Transfer”) without the requirement that the Qualified Marketmaker be or become a Supporting Noteholder, provided that such Qualified Transfer shall only be valid if the Qualified Marketmaker subsequently Transfers all right, title and interest in such FES Claim to a Transferee that is a Supporting Noteholder (or becomes a Supporting Noteholder at the time of the Transfer pursuant to a Transferee Joinder Agreement). For purposes hereof, a “Qualified Marketmaker” shall mean an entity that (A) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers FES Claims (including debt securities or other debt) or enter with customers into long and short positions in Claims against the FES Parties (including debt securities or other debt), in its capacity as a dealer or market maker in such Claims and (B) is in fact regularly in the business of making a market in FES Claims against issuers or borrowers (including debt securities or other debt).
(d)    Additional Claims. This Agreement shall in no way be construed to preclude the Supporting Noteholders from acquiring additional FES Claims, and each Supporting Noteholder agrees that if any Supporting Noteholder acquires additional FES Claims then such

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Claims shall be subject to this Agreement (including the obligations of the Supporting Noteholders under this Section 6).
(e)    Several Not Joint. The agreements of the Supporting Noteholders in this Section 6 shall be solely on such Supporting Noteholder’s own behalf and not on behalf of any other Supporting Noteholders and shall be several and not joint.
7.Commitment of the FES Parties. For so long as this Agreement has not been terminated in accordance with the terms hereof, each FES Party, jointly and severally, agrees, that such FES Party shall:
(a)    take reasonably necessary and proper actions and use reasonable best efforts to: (i) obtain orders of the Bankruptcy Court in respect of the Restructuring, including obtaining entry of the Cash Collateral Order and Confirmation Order; (ii) timely file a formal written response in opposition to any objection filed with the Bankruptcy Court by any person with respect to entry of the Cash Collateral Order and Confirmation Order; (iii) support and consummate the Restructuring in accordance with this Agreement, including the good faith negotiation, preparation and filing within the time frame provided herein or in the Definitive Documents; (iv) execute and deliver any other required agreements to effectuate and consummate the Restructuring; and (v) operate its business in the ordinary course, taking into account the Restructuring;
(b)    provide reasonably prompt written notice (in accordance with Section 31 hereof) to the Supporting Noteholders between the Agreement Effective Date and the Effective Date of (i) the occurrence, or failure to occur, of any event of which the FES Parties has actual knowledge which occurrence or failure would be likely to cause (A) any covenant of any FES Party contained in this Agreement not to be satisfied in any material respect or (B) any condition precedent contained in the Plan not to timely occur or become impossible to satisfy, (ii) receipt of any notice from any third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring, (iii) receipt of any notice from any governmental unit with jurisdiction in connection with this Agreement or the transactions contemplated by the Restructuring, (iv) receipt of any notice of any proceeding commenced, or, to the actual knowledge of the FES Parties, threatened against the FES Parties, relating to or involving or otherwise affecting in any material respect the transactions contemplated by the Restructuring, and (v) any failure of the FES Parties to comply, in any material respect, with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;
(c)    act in good faith and use reasonable best efforts to support and complete successfully the Solicitation in accordance with the terms of this Agreement;
(d)    use reasonable best efforts to meet the milestones set forth in Section 8(a) of this Agreement;

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(e)    not amend or modify, or file a pleading seeking authority to amend or modify, the Definitive Documents or the Restructuring in a manner that is materially inconsistent with this Agreement;
(f)    timely file a formal objection to any motion filed with the Bankruptcy Court seeking the entry of an order modifying or terminating the FES Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, directing the appointment of an examiner with expanded powers or a trustee, converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, dismissing the Chapter 11 Cases or for relief that (i) is inconsistent with this Agreement in any material respect or (ii) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring;
(g)    use reasonable best efforts to obtain any and all required regulatory approvals and third-party approvals of the Restructuring;
(h)    not take any actions inconsistent with, or that are intended or reasonably likely to interfere with, this Agreement, the Plan and the Restructuring;
(i)    not directly or indirectly seek or solicit any discussions relating to, or enter into any agreements relating to, any alternative proposal other than the Restructuring, nor shall any FES Party solicit or direct any person or entity to undertake any of the foregoing;
(j)    provide draft copies of all material motions or applications and other documents (including among others all “first day” and “second day” motions and orders, the Plan, the Disclosure Statement, the Solicitation Materials and any proposed amended version of the Plan or the Disclosure Statement, the Confirmation Order that any FES Party intends to file with the Bankruptcy Court to the Supporting Noteholders and Fried Frank, at least five (5) Business Days prior to the date when the applicable FES Party intends to file any such pleading or other document (provided, that if delivery of such motions, orders or materials (other than the Plan, the Disclosure Statement, the Solicitation Materials and the Confirmation Order) at least five (5) Business Days in advance is not reasonably practicable, such motion, order or material shall be delivered as soon as reasonably practicable prior to filing, but in no event later than three (3) Business Days in advance of any filing thereof) and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;
(k)    support and take all actions that are necessary and appropriate to facilitate approval of the Disclosure Statement, confirmation of the Plan and consummation of the Restructuring in accordance with, and within the time frames contemplated by, this Agreement (including within the deadlines set forth in Section 8(a));
(l)    pay the reasonable and documented fees and expenses of the Backstop Parties in the manner, and to the extent, provided for in the Backstop Agreement;

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(m)    use good faith efforts to negotiate and document the Definitive Documents and take such actions it deems reasonable and appropriate to obtain Bankruptcy Court approval of the Restructuring; and
(n)    execute and deliver any agreements reasonably required to effectuate and consummate the Restructuring.
8.Termination.
(a)    Supporting Noteholder Termination. This Agreement shall automatically terminate one (1) Business Day following the delivery of written notice from the Required Supporting Noteholders to the other Parties (in accordance with Section 31), at any time after and during the continuance of any of the following:
(i)    Notwithstanding Section 6(a)(iv), the occurrence of any default or event of default under the Indenture (other than under sections 4.23(d), 6.01(1), 6.01(8) or 6.01(9) of the Indenture, and any default or event of default resulting from the delay in the delivery of the officer’s certificate required under section 4.06(b) of the Indenture for any default or event of default under sections 4.23(d), 6.01(1), 6.01(8) or 6.01(9) of the Indenture) or the Loan Agreement (other than any default or event of default under sections 10.6 and 10.8 of the Loan Agreement);
(ii)    the FES Parties shall have failed to commence the Solicitation on or before December 22, 2016;
(iii)    the Petition Date shall not have occurred on or before January 23, 2017;
(iv)    the FES Parties shall have failed to file the Plan and the Disclosure Statement on the Petition Date or within one (1) Business Day thereafter;
(v)    the Bankruptcy Court declines to approve the Restructuring Support Agreement and/or the Backstop Agreement at or before the time of entry of the Confirmation Order;
(vi)    the Disclosure Statement shall not have been approved by the Bankruptcy Court and the Confirmation Order shall not been entered by the Bankruptcy Court on or before March 9, 2017;
(vii)    the Definitive Documents are not in form and substance reasonably acceptable to the Required Supporting Noteholders on or prior to the commencement of the Confirmation Hearing;
(viii)    the FES Parties shall have withdrawn the Plan without the consent of the Required Supporting Noteholders;
(ix)    the FES Parties file, propound or otherwise support any plan of reorganization or restructuring transaction other than the Plan;

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(x)    any FES Party files any motion or application seeking authority to sell all or a material portion of its assets;
(xi)    the termination of the consensual use of cash collateral as provided in the Cash Collateral Order;
(xii)    termination of the Backstop Agreement;
(xiii)    the amendment, modification of, or the filing of a pleading seeking to amend or modify, the Plan, the Disclosure Statement or any Definitive Documents, by the FES Parties, which amendment, modification or filing is materially inconsistent with this Agreement or the Definitive Documents in a manner that is not reasonably acceptable to the Required Supporting Noteholders, provided, that amendments or modifications to the Plan, the Disclosure Statement and the Confirmation Order must be acceptable to the Required Supporting Noteholders in their sole discretion;
(xiv)    the filing by the FES Parties of any motion or other request for relief seeking (A) voluntary dismissal of any of the Chapter 11 Cases, (B) conversion of any of the Chapter 11 Cases to chapter 7 of the Bankruptcy Code, or (C) appointment of a trustee or an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases;
(xv)    the entry of an order by the Bankruptcy Court or any other court with appropriate jurisdiction (A) dismissing any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (C) appointing a trustee or an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code with respect to any of the Chapter 11 Cases, (D) making a finding of fraud, dishonesty, or material misconduct by any officer or director of the FES Parties or (E) that would have the effect of prohibiting consummation of the Restructuring;
(xvi)    the Bankruptcy Court entering an order avoiding, disallowing, subordinating or recharacterizing any Claim, lien, or interest held by any Supporting Noteholder arising under the Indenture;
(xvii)    a material breach by any of the FES Parties of any of the commitments, representations, warranties, or covenants of the FES Parties under this Agreement or the Definitive Documents, and any such breach by the FES Parties is not cured within five (5) Business Days after receipt of written notice and opportunity to cure, if such breach is curable, from the Required Supporting Noteholders;
(xviii)    any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, or prohibiting the Restructuring in a manner that cannot be reasonably remedied by the FES Parties or the Supporting Noteholders;
(xix)    the Effective Date shall not have occurred by the Outside Date;

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(xx)    the exclusive right of the FES Parties to file and solicit a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code shall have terminated; or
(xxi)    the filing of any motion or pleading by any of the FES Parties in the Chapter 11 Cases that is materially inconsistent with the terms and conditions of this Agreement or the Definitive Documents in a manner that is not reasonably acceptable to the Required Supporting Noteholders.
(b)    FES Parties Termination. This Agreement shall automatically terminate one (1) Business Day following the delivery of written notice from the FES Parties to the other Parties (in accordance with Section 31), at any time after and during the continuance of any of the following:
(i)    a material breach by any of the Supporting Noteholders of their obligations under this Agreement or the Definitive Documents, and any such breach by the Supporting Noteholders is not cured within five (5) Business Days after receipt of written notice and opportunity to cure, if such breach is curable, from the FES Parties, but only if the non-breaching Supporting Noteholders own less than 66.67% of the outstanding principal amount of the Notes;
(ii)    any court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, or prohibiting the Restructuring in a manner that cannot be reasonably remedied by the FES Parties or the Supporting Noteholders;
(iii)    the Effective Date shall not have occurred by the Outside Date; or
(iv)    the filing of any motion or pleading by any of the Supporting Noteholders in the Chapter 11 Cases that is materially inconsistent with the terms and conditions of this Agreement or the Definitive Documents in a manner that is not reasonably acceptable to the FES Parties.
(c)    Mutual Termination. This Agreement may be terminated by mutual written agreement of the FES Parties and the Required Supporting Noteholders upon the receipt of written notice delivered in accordance with Section 31.
(d)    Individual Supporting Noteholder Termination. At 11:59 p.m. prevailing Eastern Time on the date that is 365 days after the Agreement Effective Date, each Supporting Noteholder may terminate this Agreement, solely as to such terminating Supporting Noteholder, by written notice to the FES Parties.
(e)    Termination Upon Completion of the Restructuring. This Agreement shall terminate automatically upon the Effective Date.
(f)    Effect of Termination. No Party may terminate this Agreement if such Party failed to perform or comply in all material respects with the terms and conditions of this

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Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of one or more acts that would otherwise permit termination by such Party as are specified herein. The date on which termination of this Agreement as to a Party is effective in accordance with Section 8 shall be referred to as an “Agreement Termination Date.” Other than Section 16, Section 20, Section 24, Section 26, Section 27, Section 28, Section 29, Section 30, Section 33 and Section 36, which shall survive termination of this Agreement, upon the termination of this Agreement in accordance with this Section 8, this Agreement shall become void and of no further force or effect with respect to any Party, and (i) except as otherwise provided in this Agreement, each Party shall be (A) immediately released from its respective liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement, (B) have no further rights, benefits or privileges hereunder, and (C) have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination, and (ii) the FES Parties shall immediately and without further notice withdraw the Plan and the Plan shall automatically be withdrawn and of no further force and effect. Upon any such termination of this Agreement, any and all consents and ballots tendered by the Supporting Noteholders prior to such termination shall be deemed, for all purposes, automatically null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Plan, this Agreement or otherwise, and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the FES Parties allowing such change or resubmission), and the FES Parties shall not oppose any such change or resubmission.
9.Ownership of Claims. Each of the Supporting Noteholders represents and warrants (severally and not jointly) that:
(a)    as of the date of this Agreement, it is the beneficial owner of the principal amount of the FES Claims in connection with the Indenture, or is the nominee, investment manager or advisor for beneficial holders of such FES Claims, on such Supporting Noteholder’s signature page to this Agreement (collectively, the “Noteholder Claims”); provided, that, such signature pages to this Agreement shall be disclosed only to the FES Parties and their legal counsel and financial advisors and the FES Parties agree (and agree to cause their legal counsel and financial advisors to maintain the confidentiality of such information) that, except for such disclosure as may be required by an order of the Bankruptcy Court in connection with the Chapter 11 Cases, such information shall be kept confidential in accordance with Section 33, and without limiting the foregoing, only redacted signature pages shall be filed with the Bankruptcy Court;
(b)    each nominee, investment manager or advisor acting on behalf of beneficial holders of the Notes represents and warrants to the FES Parties and the other Supporting Noteholders that it has the legal authority to so act and to bind the applicable beneficial holder; and

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(c)    other than pursuant to this Agreement, such Noteholder Claims are free and clear of any equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind, that might adversely affect in any way such Supporting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed.
10.Claim Resolution Matters. Prior to the entry of the Confirmation Order, the FES Parties may enter into agreements with holders of Claims against the FES Parties (other than the Supporting Noteholders) relating to the allowance, estimation, validity, extent or priority of such claims, or the treatment and classification of such claims under the Plan with the consent of the Required Supporting Noteholders. Notwithstanding the foregoing, the FES Parties shall not be required to obtain the consent of the Required Consenting Holders with respect to payment of (a) any trade payables and employee benefits and obligations which arise in the ordinary course of the FES Parties’ business, (b) individual claims asserted in a liquidated amount of $100,000 or less, provided, that, payment of claims in excess of $2 million in the aggregate shall require the consent of the Required Supporting Noteholders, and (c) claims which the FES Parties are authorized to resolve or pay pursuant to the terms of any applicable first day order and such resolution or payment complies with the terms and limitations, if any, imposed on the FES Parties by such applicable order, provided, that in all cases, the FES Parties shall be required to obtain the consent of the Required Supporting Noteholders with regards to any settlement of claims with an affiliate of the FES Parties, the executive officers or directors of the FES Parties, or an affiliate of the executive officers or directors of the FES Parties.
11.Business Continuance; Access.
(a)    Except as contemplated by this Agreement or with the prior written consent of the Required Supporting Noteholders, the FES Parties covenant and agree that, between the Agreement Effective Date and the Effective Date, the FES Parties shall operate their businesses in the ordinary course in a manner consistent with past practice in all material respects (other than any changes in operations (i) resulting from or relating to the filing or prosecution of the Chapter 11 Cases or (ii) imposed by the Bankruptcy Court). Further, except as expressly contemplated by this Agreement and except for changes resulting from or relating to the filing and prosecution of the Chapter 11 Cases or imposed by the Bankruptcy Court, the FES Parties will continue (A) using commercially reasonable efforts to preserve the relationships with current customers, distributors, suppliers, vendors and others having business dealings with the FES Parties, including but not limited to the performance of all material obligations under any executory contracts which have not been rejected and compliance with historical billing practices, (B) maintaining and insuring their physical assets, properties and facilities in the current working order, condition and repair as of the date hereof (ordinary wear and tear excepted) and maintaining all existing insurance on the foregoing consistent with past practices, (C) not taking any action, or omitting to take any action, the intent of which is to cause the termination of their current executive officers (other than for cause) and (D) maintaining the FES Parties’ books and records on a basis consistent with prior practice, including prior billing and collection practices.

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(b)    Subject to the entry by any Supporting Noteholder and its advisors (each, a “Representative”) into a confidentiality agreement reasonably acceptable to the FES Parties (provided, that, the FES Parties acknowledge and agree that the existing confidentiality agreements between the Supporting Noteholders, its advisors and the FES Parties are acceptable), at the reasonable request and upon reasonable notice of one or more such Supporting Noteholders or advisors, the FES Parties agree to respond to reasonable information requests from such Supporting Noteholders and their Representatives (each of whom shall be bound by a confidentiality agreement in favor of the FES Parties), and provide reasonable access to the FES Parties’ senior management personnel regarding the FES Parties’ business, the Chapter 11 Cases, and the general status of ongoing operations, during normal business hours and at other reasonable times in a manner that does not unreasonably interfere with the normal business operations of the FES Parties.
12.Representations.
(a)    Each Party represents to each other Party that, as of the date of this Agreement:
(i)    such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;
(ii)    the execution, delivery and performance of this Agreement by such Party does not and shall not (A) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries (B) conflict with its organizational documents or (C) except for typical bankruptcy and reorganization-type default and notice provisions, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its subsidiaries is a party;
(iii)    the execution, delivery and performance by it of this Agreement, or effectuation of the Restructuring, does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filing as may be necessary and/or required for disclosure by the Securities and Exchange Commission or pursuant to state securities or “blue sky” laws, and the approval, if necessary, by the Bankruptcy Court of the FES Parties’ authority to enter into and implement this Agreement; and
(iv)    subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance,

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fraudulent transfer or other similar laws, both foreign and domestic, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
13.Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring.
14.Complete Agreement. The Agreement (including any exhibits or schedules hereto including as actually executed) and the other agreements named herein constitute the entire agreement of the Parties with respect to the subject matter hereof, and cancel, merge and supersede all other prior or contemporaneous oral or written agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. Each Party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Parties make any other representations or warranties, and each Party hereby disclaims any other representation or warranties, express or implied, or as to the accuracy or completeness of any information, made by, or made available by, itself or any of its representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.
15.Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning the Restructuring and in contemplation of possible Chapter 11 Cases to be filed by the FES Parties.
16.Federal Rule of Evidence 408. This Agreement and the Plan are part of a proposed settlement of a dispute among the Parties. Regardless of whether or not the transactions contemplated herein are consummated, or whether or not an Agreement Termination Date has occurred, if applicable, subject to Section 6(a)(iv), which shall not survive the Agreement Termination Date, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights or remedies and the Parties expressly reserve any and all of their respective rights and remedies. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
17.Impact of Appointment of Official Committee of Unsecured Creditors in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Supporting Noteholder is appointed to, and serves on, an official committee of unsecured creditors in the Chapter 11 Cases, then the terms of this Agreement shall not be construed to limit such Supporting Noteholder’s exercise (in its discretion) of its fiduciary duties to any person arising from its service as a member of such committee, and any such exercise (in the sole discretion of such Supporting Noteholder) of such fiduciary duties, each in a manner consistent with this Agreement in all material respects, shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that, appointment of a Supporting Noteholder as a member of

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any such committee shall not relieve such Supporting Noteholder of its individual obligations to affirmatively support, and vote for, the Plan, on the terms and conditions set forth herein.
18.FES Party Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the FES Parties or any of their respective directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s fiduciary obligations under applicable law.
19.Representation by Counsel. Each Party hereto acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties hereto. None of the Parties hereto shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.
20.Independent Due Diligence and Decision-Making. Each Supporting Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the FES Parties.
21.Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).
22.Amendments. Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented in any manner except in writing signed by (i) the FES Parties and (ii) the Required Supporting Noteholders; provided, that this Section 22 and Section 26 shall not be modified, amended or supplemented without the prior written consent of each Party; provided, further that any modification, amendment, or modification that is materially adverse to any Supporting Noteholder shall require the prior written consent of each Supporting Noteholder.
23.Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
24.Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Supporting Noteholders under this Agreement shall be several, not joint. It is understood and agreed that any Supporting Noteholder may trade in the debt or equity securities of the FES Parties without the consent of the FES Parties or any Supporting Noteholder to the extent permitted by the applicable confidentiality agreement entered into by such Supporting Noteholder, subject to Section 6(c) of this Agreement. No Party hereto shall have any responsibility for any such trading by any other entity by virtue of this Agreement. No

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prior history, pattern or practice of sharing confidences among or between the Parties hereto shall in any way affect or negate this understanding and agreement.
25.Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder; provided, however, that, each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.
26.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced by the FES Parties, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.
27.WAIVER OF TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 27.
28.Interpretation and Rules of Construction. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be

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interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Parties were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel. In addition, this Agreement shall be interpreted in accordance with section 102 of the Bankruptcy Code.
29.Tax Matters. The FES Parties shall not, without the prior written consent of the Supporting Noteholders, take or fail to take any action, the taking or failure to take of which has or will have material adverse tax consequences for the FES Parties or holders of Noteholder Claims; the foregoing such actions include, without limitation, (a) making any Tax election; (b) entering into any contract with respect to Taxes; (c) extending the statute of limitations in respect of any Taxes; or (d) settling any Tax claim or assessment.
30.Indemnification.
(a)    Whether or not the Restructuring is consummated or this Agreement is terminated for any reason, the FES Parties (each individually, in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Supporting Noteholders and their successors and assigns, their respective affiliates and their affiliates’ respective officers, directors, managing directors, employees, agents, members, partners, managers, advisors, controlling persons, attorneys, investment bankers and financial advisors (each acting in such capacity, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of or in connection with (i) any third party claim, challenge, litigation, investigation or proceeding with respect to this Agreement, the Chapter 11 Cases, the Restructuring or the transactions contemplated hereby or thereby, or (ii) any breach by the FES Parties of this Agreement and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out of pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing (subject to the limitation in the parenthetical proviso in the second sentence of Section 30(b)); provided, that, the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from any breach of this Agreement by such Indemnified Person or bad faith, gross negligence or willful misconduct on the part of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations.
(b)    Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to this Agreement,

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the Chapter 11 Cases, the Restructuring or any of the transactions contemplated hereby or thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that, the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings (provided, that, the FES Parties shall not be responsible for any legal fees or expenses related to more than one such separate counsel) on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
(c)    The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 30. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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31.Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by email, courier, by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses, emails or facsimile numbers:
If to the FES Parties:
Forbes Energy Services Ltd.
3000 South Business Highway 28
Alice, TX 78333
Telephone: (361) 664-0549
Facsimile: (361) 664-0599
Attention: L. Melvin Cooper
with a copy to (which shall not constitute notice):
Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Boulevard, 13th Floor
Los Angeles, California 90067-4100
Telephone: (310) 277-6910
Facsimile: (310) 201-0760
Attention: Richard M. Pachulski, Esq.
     Ira D. Kharasch, Esq.
If to the Supporting Noteholders:
To each Supporting Noteholder at the address identified on the respective signature page hereto with a copy to (which shall not constitute notice):
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Telephone: (212) 859-8000
Facsimile: (212) 859-4000
Attention: Brad Eric Scheler, Esq.
     Matthew Roose, Esq.
All notices, requests and other communications required or permitted to be given under the provisions of this Agreement shall be deemed to have been given on the earlier of (i) the date sent by facsimile or electronic mail if sent on a Business Day before 5:00 p.m. local time of the recipient, and if not then on the next Business Day immediately thereafter, (ii) the date of personal delivery, (iii) at the close of business on the third Business Day following the day when placed in the mail, or (iv) the date set forth in the records of the commercial delivery service or on the return receipt.

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32.No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.
33.Public Disclosure. The FES Parties shall not (and shall cause each of its legal and financial advisors to not) (a) use the name of any Supporting Noteholder in any press release without such Supporting Noteholder’s prior written consent or (b) disclose to any Person other than legal and financial advisors to the FES Parties (i) the principal amount or percentage of any Noteholder Claims held by any Supporting Noteholder or file such information with the Bankruptcy Court or any court of competent jurisdiction or (ii) the identity of any Supporting Noteholder without such Supporting Noteholder’s prior written consent except as required by Bankruptcy Court order or other applicable law; provided, however, that, the FES Parties shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of Noteholder Claims held by Supporting Noteholders and the contents of this Agreement, but not the principal amount of any Noteholder Claims held by any Supporting Noteholder in the Plan, the Disclosure Statement, the Definitive Documents and any filings by the FES Parties with the Bankruptcy Court or the Securities and Exchange Commission or as required by law or regulation.
34.No Waiver of Participation and Preservation of Rights. This Agreement and the Plan are part of a proposed settlement of disputes among the Parties. Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Plan are not consummated as provided herein, (a) if an Agreement Termination Date occurs, or (b) if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies, claims and interests.
35.[Reserved].
36.Transaction Expenses.
(a)    Subject to the professionals identified in Section 36(b) below providing invoices (without limiting the right of such professionals to redact privileged, confidential or sensitive information) to the FES Parties, whether or not the Restructuring or any of the transactions contemplated hereby are consummated, the FES Parties will reimburse or pay, as the case may be, all reasonable and documented fees and out of pocket expenses of the Supporting Noteholders and their professionals identified in Section 36(b) (i) incurred in connection with this Agreement and the Restructuring and their participation in the Chapter 11 Cases through the earlier to occur of (A) an Agreement Termination Date and (B) the Effective Date, and (ii) incurred in connection with the enforcement of any rights of any Supporting Noteholder under this Agreement and any document or instrument entered into in connection with this Agreement or the Restructuring (such fees and expenses, collectively, “Transaction Expenses”).
(b)    The professionals for the Supporting Noteholders are (i) FTI Consulting, Inc., financial advisor to the Supporting Noteholders and (ii) Fried Frank and McKool Smith PC, the legal advisors to the Supporting Noteholders.

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(c)    The obligations of the FES Parties under this Section 36 are in addition to, and do not limit, their obligations to provide indemnification to each Indemnified Person pursuant to Section 30.
(d)    The FES Parties’ agreement to reimburse or pay, as the case may be, the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and, without such agreement, the Supporting Noteholders would not have entered into this Agreement, and upon entry of the Confirmation Order, the Transaction Expenses shall constitute an administrative expense of the FES Parties under sections 503(b) and 507 of the Bankruptcy Code.
37.No Solicitation. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not (a) an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act and the Securities Exchange Act of 1934, or (b) a solicitation of votes for the acceptance of a chapter 11 plan of reorganization (including the Plan) for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Solicitation of acceptance of the Restructuring will not be solicited from any holder of Notes until such holder has received the disclosures required under or otherwise in compliance with applicable law.
38.Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered on the date first written above.

ISSUER:
FORBES ENERGY SERVICES LTD.
By:    ____/s/ L. Melvin Cooper________
Name: L. Melvin Cooper
Title: SVP & CFO

GUARANTORS:
FORBES ENERGY SERVICES LLC
By:    ____/s/ L. Melvin Cooper________
Name: L. Melvin Cooper
Title: SVP & CFO
TX ENERGY SERVICES, LLC
By:    ____/s/ L. Melvin Cooper________
Name: L. Melvin Cooper
Title: SVP & CFO
C.C. FORBES, LLC
By:    ____/s/ L. Melvin Cooper________
Name: L. Melvin Cooper
Title: SVP & CFO
FORBES ENERGY INTERNATIONAL, LLC
By:    ____/s/ L. Melvin Cooper________
Name: L. Melvin Cooper
Title: SVP & CFO

[Signature Page to Restructuring Support Agreement (Forbes Energy Services)]

SUPPORTING NOTEHOLDERS:
ASCRIBE III INVESTMENTS LLC
(on behalf of itself and certain funds)
By:    ____/s/ Lawrence First___________
Name: Lawrence First
Title: Chief Investment Officer
Aggregate Principal Amount of Notes Beneficially Owned:
ASCRIBE II INVESTMENTS LLC
(on behalf of itself and certain funds)
By:    ____/s/ Lawrence First___________
Name: Lawrence First
Title: Chief Investment Officer
Aggregate Principal Amount of Notes Beneficially Owned:
GATEWAY SECURITIES HOLDINGS, LLC
By: Solace Capital Partners, L.P., its Manager
By:    ____/s/ Naeem Arastu____________
Name: Naeem Arastu
Title: Senior Vice President
Aggregate Principal Amount of Notes Beneficially Owned:
COURAGE CREDIT OPPORTUNITIES OFFSHORE MASTER FUND III, L.P.
By:    ____/s/ Thomas G. Milne__________
Name: Thomas G. Milne
Title: President, Courage Capital Management, LLC
Aggregate Principal Amount of Notes Beneficially Owned:
COURAGE CREDIT OPPORTUNITIES ONSHORE FUND III, L.P.
By:    ____/s/ Thomas G. Milne__________

[Signature Page to Restructuring Support Agreement (Forbes Energy Services)]

Name: Thomas G. Milne
Title: President, Courage Capital Management, LLC
Aggregate Principal Amount of Notes Beneficially Owned:
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, as investment manager for various funds and accounts
By:    ____/s/ Alfred Murata____________
Name: Alfred Murata
Title: Managing Director
Aggregate Principal Amount of Notes Beneficially Owned:
JLP CREDIT OPPORTUNITY MASTER FUND LTD
By:    ____/s/ Jeffrey Peskind___________
Name: Jeffrey Peskind
Title: CEO, Phoenix Investment Adviser LLC, Investment Manager
Aggregate Principal Amount of Notes Beneficially Owned:

[Signature Page to Restructuring Support Agreement (Forbes Energy Services)]

JLP CREDIT OPPORTUNITY IDF SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
By:    ____/s/ Jeffrey Peskind___________
Name: Jeffrey Peskind
Title: CEO, Phoenix Investment Adviser LLC, Investment Subadviser
Aggregate Principal Amount of Notes Beneficially Owned:
MERCER QIF FUND PLC - MERCER INVESTMENT FUND 1
By:    ____/s/ Jeffrey Peskind___________
Name: Jeffrey Peskind
Title: CEO, Phoenix Investment Adviser LLC, Investment Sub-Investment Manager
Aggregate Principal Amount of Notes Beneficially Owned:

[Signature Page to Restructuring Support Agreement (Forbes Energy Services)]

EXHIBIT A
The Plan

EXHIBIT B
Cash Collateral Order

(without exhibits)

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

In re: FORBES ENERGY SERVICES LTD., et al.,[1] Debtors.	§ § § § § §	Chapter 11 Case No. 17-_____ (___) Jointly Administered

INTERIM ORDER ON DEBTORS' MOTION FOR ORDER
AUTHORIZING USE OF CASH COLLATERAL
AND NOTICE OF FURTHER HEARING

This matter came before the Court for hearings on _____________, 2017 (the "Hearing"), on Debtors' Expedited Motion for Authority to Use Cash Collateral, Granting Adequate Protection to the Pre-Petition Agent, and Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001 [Docket No. __] (the "Cash Collateral Motion") filed on ______________, 2017, by the Debtors, requesting authority to use Cash Collateral (as defined below) pursuant to section 363 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code") and Rules 4001(b) and (d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), and to provide adequate protection to Regions Bank ("Regions"), in its capacity as agent (in such capacity, together with its successors in such capacity, the "Agent") for itself and certain other financial institutions (collectively, with their respective successors and assigns, "Secured Parties"), under that certain Loan and Security Agreement dated September 9, 2011, among the Debtors, Agent, the lenders party thereto from time to time and certain other Secured Parties (as at any time amended or modified, and together with all exhibits, schedules and joinders thereto, the "Loan Agreement"). For the avoidance of doubt, Secured Parties shall include all “Secured Parties” (as such term is defined in

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the Loan Agreement), including Regions in its capacity as a Bank Product Provider and as an Issuer (as such terms are defined in the Loan Agreement).
Based upon the Court's consideration of the Cash Collateral Motion and all matters brought to the Court's attention at the hearings thereon, and after due deliberation and consideration, the Court makes the following findings of fact and conclusions of law applicable to the Debtors' use of Cash Collateral (to the extent any findings of fact constitute conclusions of law, they are adopted as such, and vice versa):
A.    Petition Date. On [_____________], 2017 (the "Petition Date"), each Debtor filed with the Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code, thereby commencing with respect to such Debtor a chapter 11 case (each, a "Case," and collectively, the "Cases"). Each Debtor is continuing to manage its properties and to operate its business as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed. The Cases have been consolidated for procedural purposes only and are being jointly administered.
B.    Pre-Petition Debt and Liens. Subject to Paragraph 7 of this Order, each Debtor agrees and stipulates as follows:
(i)    Loan Documents. Pursuant to the Loan Agreement, the applicable Secured Parties established a revolving credit and letter of credit facility in favor of the Debtors. The Loan Agreement, together with each agreement, note, instrument, guaranty, mortgage, fixture filing, deed of trust, financing statement, pledge, assignment, and other document executed at any time in connection therewith, in each case as the same has been amended or modified from time to time, are hereinafter collectively referred to as the "Loan Documents."

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(ii)    Collateral. Pursuant to the Loan Documents, each Debtor granted to Agent security interests in and liens upon (the "Pre-Petition Liens") all of each Debtor's (a) accounts, payment intangibles, instruments and other rights to receive payments of any Debtor (including without limitation the accounts), whether now existing or hereafter arising or acquired, (b) related general intangibles (including without limitation, contract rights and intellectual property), chattel paper, documents, supporting obligations, letter-of-credit rights, commercial tort claims set forth on Schedule 5.8(b) to the Loan Agreement, remedies, guarantees and collateral evidencing, securing or otherwise relating to or associated with the property in subpart (a) above, including without limitation all rights of enforcement and collection, (c) commercial lockboxes, government lockboxes and collection accounts, (d) funds received thereby or deposited therein, and any checks or instruments from time to time representing or evidencing the same, (e) deposit accounts, (f) documents, (g) equipment and furniture, (h) fixtures, (i) general intangibles, (j) instruments, (k) inventory, (l) investment property, (m) goods, (n) pledged equity interests, (o) books and records of Debtors evidencing or relating to or associated with any of the foregoing, (p) information and data compiled or derived by any Debtor with respect to any of the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality), (q) all collections, accessions, receipts and all proceeds of any and all of the foregoing and (r) the Pledged Cash Collateral (as defined below) (all of the foregoing types and items of personal property described in clauses (a) through (r) above being collectively referred to as the "Pre-Petition Collateral"). In addition to, and without limiting, the foregoing, pursuant to, among things, a second amended and restated cash collateral letter agreement dated December [___], 2016, by and among Debtors, Agent and Regions in its capacity as depository bank (as at any time amended or modified, the “Cash Collateral Agreement”), Debtors granted to Agent security interests in and liens upon all of the

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following (collectively, the “Pledged Cash Collateral”): (I) the deposit account of Forbes Energy Services LLC, one of the Debtors, bearing an account number ending in 6789 maintained with Regions (the “Pledged Cash Collateral Account”), (II) all deposits or other remittances at any time made to and balances in the Pledged Cash Collateral Account at any time, together with all cash, deposits, credits, money orders, checks, drafts, wire transfer funds and sums from time to time credited to or deposited or held in the Pledged Cash Collateral Account, (III) any and all investments made at any time of any balances in the Pledged Cash Collateral Account, whether made in other deposit accounts, time deposits or otherwise, and (IV) any and all proceeds of any of the foregoing, in each case whether now or hereafter existing or arising, including any distributions from the foregoing and all interest earned in connection with the Pledged Cash Collateral Account. The Debtors further stipulate that the Pre-Petition Liens are properly perfected, unavoidable liens and security interests. As of the Petition Date, the balance in the Pledged Cash Collateral Account is [$27,562,702.56].
(iii)    Pre-Petition Debt. As of the Petition Date, the Debtors were jointly and severally indebted and liable under the Loan Documents to the Secured Parties for (a) outstanding revolver loans in the principal amount of $15,000,000, (b) certain Bank Product Obligations (as such term is defined in the Loan Agreement), including in connection with a purchasing card arrangement extended by Regions to one or more Debtors, (c) reimbursement obligations in respect of letters of credit issued by Regions in its capacity as “Issuer” under the Loan Agreement with respect to letters of credit (which letters of credit were, as of December 5, 2016, issued in an aggregate face amount of $9,012,097.68), together with certain fees, expenses and other obligations due in connection therewith pursuant to the Loan Documents, and (d) fees, expenses, and other costs, reasonable attorneys' fees and charges, and all other Obligations (as defined in the Loan Agreement)

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for which the Debtors are liable under the Loan Agreement (all of the foregoing, together with all other Obligations at any time outstanding, being collectively referred to as the "Pre-Petition Debt"). Each Debtor acknowledges and stipulates that the Pre-Petition Debt is due and owing to the Secured Parties; the Pre-Petition Debt constitutes the legal, valid and binding obligation of each Debtor, enforceable in accordance with its terms; and none of the Pre-Petition Debt or any payments made to any Secured Party or applied to the Pre-Petition Debt on or before the Petition Date is subject to avoidance, subordination, recharacterization, recovery, attack, offset, recoupment, counterclaim, or defense of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law.
(iv)    Cash Collateral. Agent, for itself and on behalf of the other Secured Parties, is entitled to adequate protection within the meaning of, and pursuant to, sections 361 and 363 of the Bankruptcy Code as a condition to any Debtor's use, sale, or other disposition of any Pre-Petition Collateral or any Replacement Collateral (as defined below) or the cash proceeds of either (such proceeds being collectively called "Cash Collateral"), regardless of whether such cash proceeds were in existence on the Petition Date or were created, acquired, or arose thereafter. Subject to the entry of this Order, Agent consents to the Debtors' use of Cash Collateral on the terms and conditions set forth in this Order.
(v)    Value. The Debtors acknowledge and stipulate that, as of the Petition Date, the value of the collateral (whether valued using orderly liquidation or going concern methodologies) granted in favor of Agent pursuant to the Loan Documents, including Cash Collateral, exceeds the aggregate outstanding amount of principal, interest, fees, and other charges (including letters of credit and contingent obligations) comprising the Pre-Petition Debt.
C.    Need for Use of Cash Collateral. The Debtors assert that they require the use of Cash Collateral to continue operating their businesses, including to make payroll and to pay vendors

6

and suppliers and other ordinary working capital expenses. The Debtors have represented that serious and potentially irreparable harm to the Debtors, their creditors, and their respective estates may occur absent authorization for the use of the Cash Collateral.
D.    Service of Motion. The Debtors have certified that copies of the Motion and notice of the Hearings have been served by electronic mail, telecopy transmission, hand delivery, overnight courier or first class United States mail upon the Office of the United States Trustee (the "United States Trustee"), counsel for Agent, and the Debtors' thirty (30) largest unsecured creditors. The Court finds that notice of the Motion, as it relates to this Order, is sufficient for all purposes under the Bankruptcy Code and the Bankruptcy Rules, including, without limitation, sections 102(1) and 363 of the Bankruptcy Code and Bankruptcy Rule 4001(b) and (d).
E.    Finding Cause. Good cause has been shown for the entry of this Order, the granting of adequate protection as set forth herein and authorization for the Debtors to use Cash Collateral during the Interim Period (as defined below). The Debtors' need for use of Cash Collateral is ongoing, immediate and critical. Entry of this Order will preserve the assets of the Debtors' estates and their value and is in the best interests of the Debtors, their creditors and the Debtors' estates.
F.    Jurisdiction; Core Proceeding; Venue. This Court has jurisdiction to enter this Order pursuant to 28 U.S.C. §§ 157(b) and 1334. Consideration of the Motion constitutes a core proceeding, as defined in 28 U.S.C. § 157(b)(2). Venue for this chapter 11 case and proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.
G.    Adequate Protection. Agent, for itself and on behalf of the other Secured Parties, has requested and is entitled to adequate protection of its interests in the Pre-Petition Collateral under 11 U.S.C. §§ 361 and 363, as a condition to use of any Cash Collateral.

7

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, as follows:
1.    Grant of Motion; Authority to Use Cash Collateral.
(a)    Subject to all of the terms, conditions and limitations of this Order, the Debtors shall be authorized to use Cash Collateral consisting of cash proceeds of Collateral (but excluding any Pledged Cash Collateral) for Permitted Purposes (as defined below) during the period (the "Interim Period") commencing on the Petition Date, and ending on [__________ ___], 2017, unless and to the extent extended by written agreement of the Debtors and Agent. Neither Agent’s consent to use of Cash Collateral nor any Debtor's use of Cash Collateral shall release, limit, impair or provide any defense to enforcement of any non-Debtor's guaranty of payment or performance of any of the Pre-Petition Debt, and all such guaranties shall remain in full force and effect and enforceable according to their terms.
(b)    The term "Permitted Purposes" shall mean, with respect to any Debtor, such Debtor's use of Cash Collateral owned by it in the ordinary course of such Debtor's business solely for the purposes of supporting such Debtor's ongoing working capital needs and in order to satisfy administrative expenses incurred as part of the administration of the Cases, in each case to the extent, and only for the specific purposes, and up to the amounts set forth in the budget attached hereto as Exhibit A (as such budget may be amended or extended with the written approval of Agent, the "Budget"); provided, however, that (A) the Debtors may use Cash Collateral for disbursements totaling up to 115% of the aggregate amount shown in the Budget tested on a cumulative basis during the term of the Budget without violating the terms of this Order; (B) in no event shall any Cash Collateral be used to pay (i) any pre-petition claim against the Debtors other

8

than amounts specifically approved by the Court after notice and hearing, including payroll, payroll related taxes, employee benefits and “trust fund” sales and use taxes to the extent of applicable line items in the Budget, and adequate protection payments to Agent as authorized by the Court, or (ii) any professional fees or expenses of any professionals retained by any Debtor, any official committee of unsecured creditors appointed in the Cases (the "Committee") or any other fiduciary appointed in the Cases to the extent such fees or expenses are incurred in (x) objecting to or challenging the validity, extent or priority of any of the Pre-Petition Liens, the amount or the validity or allowance of any of the Pre-Petition Debt, or the validity or enforceability of any of the Loan Documents, (y) challenging or appealing any aspect of this Order or any final order entered on the Cash Collateral Motion (the "Final Cash Collateral Order"), or (z) asserting any claim against any Secured Party, including any claim under chapter 5 of the Bankruptcy Code; and (C) in no event shall any Pledged Cash Collateral (which shall continue to be controlled by Agent pursuant to the Cash Collateral Agreement) be used by Debtors, except pursuant to the terms of the Cash Collateral Agreement.
2.    Collection of Accounts Receivable. The Debtors shall diligently attempt to collect all of their pre-petition and post-petition accounts receivable and all other rights to the payment of money and shall cause all such collections remitted by its customers and other account obligors to be promptly deposited into the Debtors' collection accounts. Nothing in this Order shall be construed to require any Secured Party to extend credit or make available to the Debtors any funds received by any Secured Party that are not good, collected funds at such time. Regions shall be authorized to deduct from Cash Collateral amounts sufficient to pay and to be used to pay reasonable and customary fees and expenses associated with the wiring or other transfer of such funds. Until

9

expended by the Debtors, all Cash Collateral shall remain subject to the liens and claims of Agent under the Loan Documents and this Order.
3.    Suspension and Termination of Authority to Use Cash Collateral.
(a)    Suspension. The Debtors' authority to use Cash Collateral shall be suspended (and the Debtors shall therefore not be authorized to use such Cash Collateral for any purpose other than paying the Pre-Petition Debt) for so long as any one or more of the following conditions exists: (i) any Debtor has failed to discharge any duty or other obligation imposed upon it in this Order or has otherwise violated any requirement or condition to the use of Cash Collateral provided in this Order and such failure has not been cured or otherwise remedied; (ii) there is pending any motion by any Debtor to dismiss or convert any of the Cases to a case under chapter 7; (iii) that certain Restructuring Support Agreement with certain noteholders dated December 21, 2016 (as amended or modified on reasonable prior written notice to Agent, the “RSA”) is terminated with respect to any party thereto; or (iv) any Debtor has failed to discharge any duty or other obligation imposed upon it in the Cash Collateral Agreement.
(b)    Disputes. On any date that Agent determines that the Debtors' authority to use Cash Collateral has been suspended pursuant to subparagraph (a) above, Agent or its counsel may file (using the Court’s CM/ECF filing system) a "Notice of Suspension," in which the condition or conditions resulting in the suspension of authority to use Cash Collateral shall be specified, and the Debtors shall not be authorized to issue any checks, make any ACH transfers or otherwise withdraw funds drawn on any depository account that contains any Cash Collateral, but shall forthwith transfer funds in such accounts to Agent or to an account under the control of Agent; provided, however, that if the Debtors in good faith dispute that their authority to use Cash Collateral has been properly suspended, the Debtors may file within three (3) business days after the filing of a Notice of

10

Suspension a notice of such dispute in which they must set forth the basis for such dispute, any such dispute shall be resolved by the Court, and the Debtors shall be authorized to continue to use Cash Collateral (but not any Pledged Cash Collateral) until the Court resolves the dispute; provided, further, that if Debtors do not file a notice of dispute within such period of three (3) business days after the filing of a Notice of Suspension, Agent shall be automatically permitted (and the automatic stay shall be deemed automatically, and without further order of the Court, lifted and terminated to the extent necessary to allow Agent) to setoff against any cash maintained at bank accounts with Regions and apply the proceeds thereof to the Pre-Petition Debt.
(c)    Termination. The Debtors' authority to use Cash Collateral shall automatically terminate for all purposes (except to pay the Pre-Petition Debt) upon the soonest to occur of the following events or conditions: (i) the Interim Period expires without the Final Cash Collateral Order having been entered in form and content acceptable to Agent; (ii) a chapter 11 trustee or examiner with expanded powers is appointed in any Case; (iii) any Case is converted to a chapter 7 case or is dismissed; (iv) the Court enters an order granting Agent relief from the automatic stay or prohibiting the use of Cash Collateral by the Debtors; (v) the RSA terminates with respect to any party thereto; (vi) any Debtor has failed to discharge any duty or other obligation imposed upon it in the Cash Collateral Agreement; or (vii) this Order is amended, vacated, stayed, reversed or otherwise modified without the prior written consent of Agent.
4.    Adequate Protection Granted to Agent.
(a)    Adequate Protection Liens. As adequate protection for any diminution in the value of Agent's interests in the Pre-Petition Collateral, including, without limitation, any diminution resulting from the use of Cash Collateral on or after the Petition Date, Agent is hereby granted, pursuant to sections 361, 362 and 363 of the Bankruptcy Code, valid, binding, enforceable and

11

automatically perfected liens on and security interests in (collectively, the “Adequate Protection Liens”) all personal property of each Debtor that is the same type or nature as the Pre-Petition Collateral whether acquired, created, or existing prior to, on or after the Petition Date, and all cash and non-cash proceeds of the foregoing (all such personal property being collectively referred to as the "Replacement Collateral"; and together with the Pre-Petition Collateral, the "Collateral"). For the avoidance of doubt, the Adequate Protection Liens include the Agent's security interest in and liens upon the Pledged Cash Collateral in the Pledged Cash Collateral Account. Notwithstanding the foregoing, the Replacement Collateral shall not include any claims or causes of action of the Debtors under 11 U.S.C. §§ 544, 547, 548 or 550 ("Avoidance Actions") or any proceeds of any of such claims or causes of action ("Avoidance Proceeds"), unless any Debtor shall grant a lien upon Avoidance Actions or Avoidance Proceeds to any other person or entity, in which event Agent shall be deemed to have been granted such a lien under this Order on a pari passu basis with such other lien.
(b)    Priority of Adequate Protection Liens. The Adequate Protection Liens shall be junior in priority only to (i) the Pre-Petition Liens and (ii) any other valid, enforceable, perfected and nonavoidable liens and security interests on assets of a Debtor that existed on the Petition Date and are superior in priority to the Pre-Petition Liens as of the Petition Date, after giving effect to any subordination or intercreditor arrangement.
(c)    Perfection of Adequate Protection Liens. The Adequate Protection Liens and all claims, rights, interests, administrative claims and other protections granted to or for the benefit of Agent pursuant to this Order and the Bankruptcy Code shall constitute valid, enforceable, non-avoidable and duly perfected security interests and liens. No Secured Party shall be required to file or serve financing statements, mortgages, deeds to secure debt or similar instruments which

12

otherwise may be required under federal or state law in any jurisdiction, or take any action, including taking possession, to validate and perfect such security interests and liens, but upon request by Agent, the Debtors are hereby authorized to execute and deliver any such financing statements, mortgages, deeds to secure debt or similar instruments. The failure by Agent to request, or the failure or refusal of any Debtor to execute or deliver, any documentation relating to the Adequate Protection Liens shall in no way affect the validity, perfection or priority of such Adequate Protection Liens.
(d)    Interest and Fees; Professional Fees. By no later than the first calendar day of each calendar month, the Debtors shall pay to Agent, in cash, interest and fees that have accrued in respect of the Pre-Petition Debt at the rates specified in the Loan Agreement and the other Loan Documents (which, as of July 18, 2016, have been accruing, and shall continue to accrue at the default rates applicable thereto). As additional adequate protection, the Debtors shall pay to Agent, in cash, the reasonable and documented out-of-pocket expenses incurred by Agent, whether arising prior to, on, or after the Petition Date, and payable or reimbursable to it under any of the Loan Documents, including, but not limited to, fees and disbursements of counsel (including local bankruptcy counsel). The Debtors shall make each such payment to Agent, without the necessity of Agent's filing formal fee applications, no later than five (5) business days following the conclusion of a Review Period (defined below). Agent may send by electronic mail each month to counsel for the Debtors, counsel for any Committee, and the United States Trustee, a copy of invoices for such fees and expenses (the "Invoiced Fees") (subject in all respects to redaction for, and without waiving, any applicable privilege or work product doctrine), and each such noticed party shall have five (5) business days from the date of its receipt of such copy from Agent (the "Review Period") to serve on counsel for Agent a written objection to the payment of any of such fees and expenses. Within five (5) business

13

days after expiration of the Review Period, the Debtors shall pay any portion of such Invoiced Fees as to which a timely objection is not made and the Court shall decide any timely objection unless otherwise resolved by agreement of Agent and the objecting party.
5.    Access to Premises and Records; Reporting.
(a)    Agent and its respective representatives and agents (including, without limitation, employees, officers, legal counsel, appraisers, auditors, accountants, and consultants) shall be authorized, during normal business hours upon reasonable notice, to conduct on-site field examinations in order to inspect and evaluate the Debtors' property and financial records.
(b)    No later than 5:00 p.m. Central time on each Wednesday, the Debtors shall deliver to Agent the following written reports or data in form and substance satisfactory to Agent:
1.    A report showing the cash collections (regardless of how delivered, and including payments delivered or deposited into any bank account used by any Debtor) of each Debtor on each business day of the prior week;
2.    A report showing the cash ledger balances available to each Debtor as of the close of business on the previous Friday;
3.    A report showing the expenditures made by each Debtor during the preceding calendar week; and
4.    A report as of the preceding Friday comparing the Debtors' actual performance to the Debtors' performance projected in the Budget for the applicable period.
(c)    On or before the tenth (10th) day of each calendar month, the Debtors shall deliver to Agent (current of the last day of the prior calendar month) updated lists and reports of accounts receivable agings, and other data, documents and files that were being delivered to Agent prior to the Petition Date under the Loan Agreement, if any.

14

(d)    The Debtors shall continue to comply with Sections 9.2, 9.7, 9.9 and 9.17 of the Loan Agreement during the Interim Period.
6.    Superpriority Claim. Agent shall be entitled to an administrative priority claim under section 507(b) of the Bankruptcy Code in the amount, if any, by which the protections afforded herein for the Debtors' use, sale, consumption or disposition of any Pre-Petition Collateral (including, without limitation, Cash Collateral) prove to be inadequate.
7.    Deadline for Challenge to Pre-Petition Claims and Liens.
(a)    Each Debtor’s admissions, stipulations, agreements and releases contained in this Order, including, without limitation, those contained in Paragraph B of this Order, shall be binding upon such Debtor and any successor thereto (including any Chapter 7 trustee or Chapter 11 trustee or examiner appointed or elected for such Debtor) under all circumstances and for all purposes.
(b)    Each Debtor’s admissions, stipulations, agreements and releases contained in this Order, including, without limitation, those contained in Paragraph B of this Order shall be binding upon all other parties in interest (including, without limitation, any Committee) under all circumstances and for all purposes unless and to the extent that the Committee or any other party in interest having requisite standing has timely and properly filed, in accordance with this Paragraph 7, an appropriate adversary proceeding or contested matter (i) objecting to the validity or amount of the Pre-Petition Debt, or the validity, extent, perfection, priority or non-avoidability of the Pre-Petition Liens in the Pre-Petition Collateral, (ii) seeking disgorgement of all or any part of the payment of the Pre-Petition Debt, or (iii) asserting against Agent any lender liability, breach of contract or other claim or cause of action that such party believes has merit and that arises out of or relates to any of the Loan Documents or any act, inaction, or transaction thereunder, which adversary proceeding or contested matter is required to be filed no later than the earlier to occur of

15

(i) five (5) business days prior to the first deadline set by the Court for filing of objections to confirmation of the Plan (as defined in the RSA), and (ii) ninety (90) days after the Petition Date (the "Challenge Deadline"). To the extent the Challenge Deadline expires without an adversary proceeding or contested matter being filed, (i) the liens and security interests of Agent in the Collateral are deemed legal, valid, binding, enforceable, perfected and unavoidable, (ii) all of the Pre-Petition Debt is allowed, conclusive and binding upon the Debtors and all other parties in interest in each Case and in any superseding chapter 7 case, including any subsequently appointed trustee, as a legal, valid, binding, enforceable fully secured claim that is not subject to offset, counterclaim, equitable subordination, recharacterization, or other defense or claim, and (iii) any claims or causes of action that any Debtor or its estate may have against Agent are deemed to have been released and discharged.
8.    Surcharge Waiver. Subject to entry of the Final Cash Collateral Order, in no event shall any costs or expenses of administration in any Case be imposed upon Agent or any Collateral pursuant to section 506(c) of the Bankruptcy Code or otherwise. Agent has not consented to any surcharge under section 506(c) of the Bankruptcy Code, and no such consent may be implied from any action, inaction or acquiescence of Agent.
9.    Reservation of Rights. Nothing in this Order shall constitute or be construed to (1) be an admission by Agent as to the adequacy of the protection provided herein; (2) release, impair or alter in any way the obligations and liability of any guarantor of the Pre-Petition Debt or any subordination of other obligations of the Debtors in favor of prior payment of the Pre-Petition Debt; (3) prohibit Agent from seeking any further relief in these Cases, including, without limitation, additional adequate protection, dismissal or conversion, relief from the automatic stay under section 362(d) of the Bankruptcy Code, the appointment of a trustee or examiner, or the taking of any

16

Bankruptcy Rule 2004 examinations; or (4) constitute a waiver by the Debtors or Agent of the right to request in a further interim or final order on Cash Collateral provisions which may be different from or in addition to any of the provisions contained in this Order.
10.    Survival of Provisions of This Order. The provisions of this Order and any action taken pursuant to the terms hereof shall survive the entry of any order dismissing any of the Cases or converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, and all of the terms and conditions of this Order as well as the liens and security interests granted pursuant hereto shall continue in this or in any superseding case under the Bankruptcy Code, and such liens and security interests shall retain their priorities provided by this Order until satisfied and discharged.
11.    Use of Pledged Cash Collateral by Agent; Depository Liens; Setoff for Amounts Owing. Nothing contained in this Order shall amend, modify or otherwise limit the rights of Agent arising under the Cash Collateral Agreement, and the automatic stay imposed under Section 362 of the Bankruptcy Code is hereby modified and lifted to the extent necessary to permit Agent to exercise all of its rights and remedies under the Cash Collateral Agreement and otherwise to give effect to the provisions of this Paragraph 11. Agent is hereby expressly permitted to exercise all rights and remedies arising in favor of Agent pursuant to the Cash Collateral Agreement, including, without limitation, the right to apply the Pledged Cash Collateral to the satisfaction of the Pre-Petition Debt and to require and receive additional cash collateral, in each case on the terms set forth therein, as if these chapter 11 cases had not been commenced. In addition, Regions is hereby expressly permitted to exercise all rights and remedies arising in favor of Regions pursuant to any Bank Product Agreements (as defined in the Loan Agreement) or applicable law, including set off rights in connection with any statutory or common law depository bank liens, including any security interest of a collecting bank under Section 4-210 of the Uniform Commercial Code of any applicable

17

jurisdiction, or any other rights of Regions, in its capacity as depository bank, pursuant to any blocked account, lockbox or other deposit account control agreement or any depository agreement with any Debtor. Without limiting the Debtors’ obligations under Paragraph 4 or this Paragraph 11, Agent is also hereby expressly authorized to setoff, against the deposit accounts of Debtors maintained with Regions Bank, all interest (including any additional default rate of interest), fees, and expenses payable pursuant to Paragraph 4(d) of this Order and remit the proceeds thereof to the applicable payee.
12.    Order Immediately Effective. Notwithstanding anything to the contrary in the Bankruptcy Rules or otherwise, the effectiveness of this Order shall not be stayed, and this Order shall be immediately effective upon its entry.
13.    Binding Effect; Successors and Assigns. The provisions of this Order shall be binding upon all parties in interest in these Cases, including, without limitation, Debtors and their respective successors and assigns (including any Chapter 11 trustee hereafter appointed for the estate of any Debtor, any Chapter 7 trustee appointed or elected in a superseding Chapter 7 case, any examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of any Debtor or with respect to any property of the estate of any Debtor), and shall inure to the benefit of the Secured Parties and their respective successors and assigns. In no event shall any Secured Party have any obligation to permit the use of the Collateral (including Cash Collateral) by, any Chapter 7 trustee, Chapter 11 trustee or similar responsible person appointed or elected for the estate of any Debtor.
14.    Objections Overruled. Any and all objections to the relief requested in the Cash Collateral Motion, to the extent not otherwise withdrawn, waived, or resolved by consent at or

18

before the Hearing, and all reservations of rights included therein, are hereby OVERRULED and DENIED.
15.     Objection Deadline. If any party in interest shall have an objection to any of the provisions of this Order, such party may assert such objection at the Final Hearing, if a written statement setting forth the basis for such objection is filed with the Court and concurrently served upon (a) the Office of the United States Trustee, 606 N. Carancahua St., Suite 1107, Corpus Christi, TX 78401; (b) counsel for the Debtors, Pachulski Stang Ziehl & Jones LLP, 10100 Santa Monica Blvd., 13th Floor, Los Angeles, CA 90067, Attention: Richard M. Pachulski, Ira D. Kharasch, and Maxim B. Litvak, and Snow Spence Green LLP, 2929 Allen Parkway, Suite 2800, Houston, TX 77019, Attention: Phil Snow and Kenneth Green; (c) counsel for Agent, Parker Hudson Rainer & Dobbs LLP, 303 Peachtree Street NE, Suite 3600, Atlanta, GA 30308, Attention: Eric W. Anderson, and Norton Rose Fulbright US LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Attention: William Greendyke; and (d) counsel for certain noteholders, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Brad Eric Scheler and Matthew Roose, and McKool Smith, PC, 600 Travis St., Suite 700, Houston, TX 77002, Attention: Hugh M. Ray and Christopher Johnson (so that such objections and responses are filed on or before [__:00 _.m.], prevailing Central time on [_____________________], 2017). If an objecting party shall fail to appear at the Final Hearing and assert the basis for such objection before the Court, such objection shall be deemed to have been waived and abandoned by such objecting party
16.    Notice of Final Hearing; Service of Interim Order. A final hearing on the Cash Collateral Motion will be held at [__:__ __.m. on _______ __], 2017, at Courtroom No. [__], 515 Rusk Ave., Houston, Texas (the "Final Hearing"). Promptly after the entry of this Order, the

19

Debtors shall mail, by first class mail, a copy of this Order and notice of the Final Hearing to counsel for Agent, the United States Trustee, any Committee, any creditors holding liens on any of the Collateral, the Internal Revenue Service, and all parties who have filed requests for notices under Rule 2002 of the Bankruptcy Rules, and shall file a certificate of service regarding same with the Clerk of the Court. Such service shall constitute good and sufficient notice of the Final Hearing.
* * *

APPROVED FOR ENTRY

/s/ William R. Greendyke
William R. Greendyke (TX Bar No. 08390450)

Norton Rose Fulbright US LLP
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
Telephone No.: 713.651.5193
E-mail: william.greendyke@nortonrosefulbright.com

and

/s/ Eric W. Anderson
Eric W. Anderson (Georgia Bar No. 016810)

Parker, Hudson, Rainer & Dobbs, LLP
303 Peachtree Street NW
Suite 3600
Atlanta, Georgia 30308
Telephone No.: 404.420.4331
E-mail: eanderson@phrd.com
Attorneys for Agent

/s/ Phil Snow
Phil Snow (TX Bar No. 18812600)
Snow Spence Green LLP
2929 Allen Parkway, Ste. 2800
Houston, TX 77019
Telephone: 713/335-4800
Email:    philsnow@snowspencelaw.com
and

20

/s/ Richard M. Pachulski
Richard M. Pachulski (CA Bar No. 90073)
Pachulski Stang Ziehl & Jones LLP
10100 Santa Monica Blvd., 13th Floor
Los Angeles, CA 90067
Telephone: 310/277-6910
E-mail:     rpachulski@pszjlaw.com
Attorneys for Debtors

21

Exhibit A

Budget

(to be attached)

EXHIBIT C
ORGANIZATIONAL CHART OF THE DEBTORS

ORGANIZATIONAL STRUCTURE OF THE DEBTORS

Forbes Energy Services Ltd.
(Texas)
Forbes Energy Services LLC
(Delaware)
C.C. Forbes, LLC
(Delaware)
TX Energy Services, LLC
(Delaware)
Forbes Energy
International, LLC
(Delaware)

ii

EXHIBIT D
LIQUIDATION ANALYSIS

0

LIQUIDATION ANALYSIS

Projected as of February 28, 2017

NOTHING CONTAINED IN THE FOLLOWING LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ESTIMATED AMOUNT OF ALLOWED CLAIMS SET FORTH HEREIN SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING ANY DETERMINATION OF THE VALUE OF ANY DISTRIBUTION TO BE MADE ON ACCOUNT OF ALLOWED CLAIMS UNDER THE PLAN. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THESE CHAPTER 11 CASES COULD DIFFER MATERIALLY FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

Introduction

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each holder of a Claim or Interest in each Impaired Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To make these findings, the Bankruptcy Court must: (1) estimate the cash proceeds (the “Net Estimated Liquidation Proceeds”) that a chapter 7 trustee would generate if each Debtor’s Chapter 11 Case were converted to a chapter 7 case on the Effective Date and the assets of such Debtor’s estate were liquidated; (2) determine the distribution (the “Estimated Recovery Under Liquidation”) that each non-accepting holder of a Claim or Interest would receive from the Net Estimated Liquidation Proceeds under the priority scheme dictated in chapter 7; and (3) compare each holder’s Estimated Recovery Under Liquidation to the distribution under the Plan (the “Plan Recovery”) that such Holder would receive if the Plan were confirmed and consummated.

Based on the following hypothetical Liquidation Analysis, the Debtors believe that the Plan satisfies the best interests test and that each holder of an Impaired Claim or Equity Interest will receive value under the Plan on the Effective Date that is not less than the value such holder would receive if the Debtors liquidated under chapter 7 of the Bankruptcy Code. The Debtors believe that the Liquidation Analysis and conclusions set forth herein are fair and represent management’s best judgment regarding the results of a liquidation of the Debtors under chapter 7 of the Bankruptcy Code taking into account various factors including the absence of a robust market for the sale of the Debtors’ assets and the negative impact on values arising from a liquidation sale of the Debtors’ assets under current market conditions. The Liquidation Analysis was prepared for the sole purpose of assisting the Bankruptcy Court and holders of Impaired Claims or Equity Interests in making this determination, and should not be used for any other purpose. Nothing contained in this Liquidation Analysis is intended as or constitutes a concession or admission for any purpose other than the presentation of a hypothetical Liquidation Analysis for purposes of the best interests test. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon certain assumptions discussed herein and in the Disclosure Statement.

Significant Assumptions

This Liquidation Analysis was prepared by Alvarez & Marsal North America, LLC (“A&M”) in connection with A&M’s representation of the Debtors in these chapter 11 cases and for use in this Disclosure Statement.

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The Liquidation Analysis assumes that the Debtors’ liquidation would commence on or about February 28, 2017 (the “Conversion Date”) under the direction of a chapter 7 trustee and would continue for a period of approximately four to seven months, during which time the Debtors’ assets would be sold and the cash proceeds (net of liquidation-related costs), together with the cash on hand, would then be distributed to creditors in accordance with the priority scheme established under the Bankruptcy Code. The Debtors would expect the chapter 7 trustee to retain professionals to assist in the liquidation of the estates. It is assumed that the Debtors would cease all operations as soon as possible after the Conversion Date. All other operations, management, and corporate functions are assumed to cease as well in order to minimize costs associated with the chapter 7 liquidation. For the purposes of the Liquidation Analysis, the Debtors and their advisors have attempted to ascribe value to the assets based on general classes by estimating the percentage recoveries that a trustee might achieve through an orderly disposition. Where applicable, asset recoveries below are shown net of the costs to achieve those recoveries.

Because each of the Debtors is an obligor with respect to the Senior Unsecured Notes Claims, this Liquidation Analysis was prepared on a consolidated basis for all Debtors. The Liquidation Analysis assumes that no value will be available from non-Debtor subsidiary, Forbes Energy Services Mexico, S. De R.L. de C.V. The liquidation of the Debtors’ assets is based on book values as of October 31, 2016, unless noted otherwise, which book values are assumed to be representative of the Debtors’ assets as of or on the Conversion Date.

The statements in the Liquidation Analysis, including estimates of Allowed Claims, were prepared solely to assist the Bankruptcy Court in making the findings required under section 1129(a)(7) of the Bankruptcy Code and they may not be used or relied upon for any other purpose.

THE DEBTORS BELIEVE THAT ANY ANALYSIS OF A HYPOTHETICAL LIQUIDATION IS NECESSARILY SPECULATIVE. THERE ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS UNDERLYING THE LIQUIDATION ANALYSIS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR A CHAPTER 7 TRUSTEE. NEITHER THE LIQUIDATION ANALYSIS, NOR THE FINANCIAL INFORMATION ON WHICH IT IS BASED, HAS BEEN EXAMINED OR REVIEWED BY INDEPENDENT ACCOUNTANTS IN ACCORDANCE WITH STANDARDS PROMULGATED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT VARY MATERIALLY FROM THE HYPOTHETICAL RESULTS PRESENTED IN THE LIQUIDATION ANALYSIS.

Summary Notes to Liquidation Analysis

1.
Dependence on assumptions. The Liquidation Analysis is based on a number of estimates and assumptions that, although developed and considered reasonable by management and the Debtors’ advisors, are inherently subject to significant economic, business, regulatory and competitive uncertainties and contingencies beyond the control of the Debtors. Accordingly, there can be no assurance that the values reflected in this Liquidation Analysis would be realized if the Debtors were, in fact, to undergo such liquidation and actual results could vary materially and adversely from those contained herein.

2.
Additional claims in a liquidation. The liquidation itself may trigger certain obligations and priority payments that otherwise would not be due in the ordinary course of business or would otherwise not exist under a chapter 11 plan. These priority payments would be made in full before any distribution of proceeds to holders of General Unsecured Claims or Equity Interests. The liquidation would likely

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prompt certain other events to occur, including the rejection of executory contracts and unexpired leases, defaults under agreements with suppliers, and acceleration of severance obligations. Such events, if triggered, would likely subject the chapter 7 estates to additional claims.

3.
Litigation claims. The Liquidation Analysis does not assess any value to potential litigation claims that may belong to the Debtors’ estates, including claims to recover potentially avoidable preferential and/or fraudulent transfers.

4.
Dependence on a forecasted balance sheet. This Liquidation Analysis is dependent on a forecasted balance sheet and the Debtors’ current best estimates with respect to forecasted balances based on the Debtors’ current legal and financial review. Forecasted balances could vary from the Debtors’ estimates and additional legal or financial analysis could cause the Debtors’ estimates to change.

5.
Chapter 7 liquidation costs. It is assumed that a period of four to seven months would be required to complete the liquidation of the Debtors’ estates. The fees and operating expenses incurred during the Chapter 7 process are included in the estimate of Chapter 7 Administrative Expense Claims. In addition, there are liquidation costs associated with most of the Debtors’ assets. Asset recoveries are shown in the Liquidation Analysis net of such liquidation costs.

6.	Claim estimates. Claims are estimated at the Conversion Date based on management’s current projections. When claims could not be projected, liabilities as of October 31, 2016 were used.

7.
Consolidated claims. The Senior Unsecured Notes Claims are joint and several obligations of each of the Debtors. As such, the Senior Unsecured Notes Claims, together with Chapter 7 and Chapter 11 Administrative Expense Claims, are treated as claims against all Debtor entities. In a Chapter 7, the Senior Unsecured Notes Claims would share pro rata with Allowed General Unsecured Claims in any distribution of liquidation proceeds at each Debtor. Because the Liquidation Analysis is performed on a consolidated basis, the consolidated net liquidation proceeds are attributed evenly across the Senior Unsecured Notes Claims and consolidated General Unsecured Claims.

Conclusion: The Debtors have determined, as summarized in the following analysis, that confirmation of the Plan will provide all impaired creditors and equity holders with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

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Detailed Assumptions

Asset Recovery Estimates

($ in Millions)

		NBV	Estimated Recovery ($) Low	Estimated Recovery ($) High	Estimated Recovery (%) Low	Estimated Recovery (%) High
(a)	Cash	$ 38.7	$ 38.7	$ 38.7	100%	100%
(b)	Restricted Cash	9.5	-	-	0%	0%
(c)	Accounts Receivable - Trade	17.1	12.8	16.2	75%	95%
(d)	Accounts Receivable - Other	0.9	-	-	0%	0%
(e)	Inventory	1.1	0.1	0.3	10%	25%
(f)	Other Current Assets	5.5	-	-	0%	0%
	Total Current Assets	72.9	51.6	55.2	71%	76%
(g)	Property, Plant & Equipment	240.89	41.1	63.9	17%	27%
(h)	Other Assets	7.2	-	-	0%	0%
	Total	$ 320.9	$ 92.7	$ 119.1	29%	37%
	Gross Liquidation Proceeds Available for Distribution		**$ 92.7**	**$ 119.1**		

		Amount/NBV	Estimated Recovery ($) Low	Estimated Recovery ($) High	Estimated Recovery (%) Low	Estimated Recovery (%) High	Ch. 11 Plan
	Gross Liquidation Proceeds Available for Distribution		**$ 92.7**	**$ 119.1**			
(i)	Senior Secured Debt	15.0	15.0	15.0	100%	100%	100%
(j)	Other Secured Claims	1.3	1.3	1.3	100%	100%	100%
(k)	Chapter 11 Administrative Expenses	5.0	5.0	5.0	100%	100%	N/A
(l)	Chapter 7 Administrative/Priority Claims						
	(i) Operating Expenses		13.7	11.3	N/A	N/A	N/A
	(ii) Professional Fees		1.8	1.0	N/A	N/A	N/A
	(iii) Trustee Fees		3.6	2.8	N/A	N/A	N/A
	(iv) Priority Tax Claims	1.0	1.0	1.0	100%	100%	100%
	(v) Other Priority Claims	-	-	-	N/A	N/A	100%
	Total Chapter 7 Administrative and Priority Claims		**20.1**	**16.1**			
(m)	Class 4 - Senior Unsecured Note Claims	312.3	50.1	79.8	16%	26%	48%
(n)	Class 5 - General Unsecured Claims	8.0	1.3	2.0	16%	26%	100%
(o)	Class 6 - Intercompany Claims	N/A	-	-	0%	0%	0%
(p)	Class 7 - Equity Interest in Parent	N/A	-	-	0%	0%	0%
(q)	Class 8 - Equity Interests in Subsidiaries	N/A	-	-	0%	0%	0%
	Total Recovery to Unsecured Claims		**51.4**	**81.8**

Asset recovery estimates presented in this Liquidation Analysis are based on the Debtors’ projected consolidated balance sheet for February 28, 2017.  When asset values could not be projected, balances as of October 31, 2016 were used and noted.

(a)
Cash: The Liquidation Analysis assumes current operations continue and ongoing expenses are incurred until the Conversion Date. The book cash balance at February 28, 2017 is based on the Debtors’ projections.  The Debtors estimate 100% recovery on non-restricted Cash.

(b)
Restricted Cash: The Debtors have pledged certain cash collateral to Regions Bank to secure outstanding letters of credit issued in favor of third parties in the ordinary course of business. In the event of a conversion to chapter 7, it is anticipated that the letters of credit would be fully drawn and that the pledged cash would be applied by Regions Bank to satisfy the Debtors’ reimbursement obligations relating thereto. Therefore, the recovery on restricted cash is assumed at 0%.

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(c)
Accounts Receivable - Trade: The Debtors’ accounts receivable balance is forecasted as of February 28, 2017. It is assumed that, in a Chapter 7 case, the trustee would incur costs for certain personnel to lead a collection effort for outstanding Accounts Receivable. These costs are included in the Chapter 7 operating expenses. The Debtors estimate a 75% - 95% recovery rate on accounts receivable.

(d)
Accounts Receivable - Other: This category consists primarily of credits, reimbursements and refunds. The Debtors estimate no recovery for these receivables due to the fact that a majority of these balances will be subject to netting.

(e)
Inventory: Inventory predominantly consists of fuel, tires, pipe salvage and other oilfield specific inventory which are assumed to have 10% - 25% recovery value in a liquidation. The Liquidation Analysis uses the book value as of October 31, 2016 for inventory amounts, which does not have a meaningful impact on recovery.

(f)
Other Current Assets: Amounts in this category predominantly consist of prepaid expenses, prepaid insurance, and deferred tax assets all of which are assumed to have no recovery in a liquidation. The Liquidation Analysis uses book value as of October 31, 2016 for such amounts, which does not have a meaningful impact on recovery.

(g)
Property, Plant & Equipment: Fixed assets primarily include 1) well servicing equipment, 2) autos and trucks, 3) wells (“saltwater disposal wells” or “SWDs”), and 4) real estate. The assets were grouped into asset classes and discounted from their appraised value or net book value based on current market conditions, market demand for the respective asset class, and current physical condition of the equipment.

1)
Well Servicing Equipment: Well servicing equipment consists primarily of workover rigs, coiled tubing units, frac tanks, and support equipment. The Debtors believe that rigs and coiled tubing units are becoming increasingly difficult to sell in an oversaturated market with decreasing demand. Additionally, the current market value of frac tanks due to oversupply is essentially scrap value. The resulting range of recoveries for total Well Servicing Equipment is $25.9 - $38.9 million.

2)
Autos and Trucks: Autos and trucks consist of vacuum trucks and trailers, heavy trucks and trailers, and pickup trucks. The Debtors believe that there are few, if any, potential buyers currently in the market for oilfield specific trailers and used pickup trucks. However, vacuum trucks are more marketable due to their uses for non-oilfield related work and these were ascribed a higher value. The resulting range of recoveries for total Autos and Trucks is $11.0 - $19.0 million.

3)
Wells: The Debtors own 19 SWDs, which are evaluated as marketable or non-marketable wells, and various types of support equipment and other improvements. The Debtors believe that five (5) of the SWDs are significantly more marketable due to their location within lower cost, active oilfield basins where production is still occurring. The Debtors’ view is that marketable wells have an estimated value of between $500,000 - $750,000, resulting in an estimated recovery range of $2.5 million - $3.8 million. The Debtors believe that there are few, if any, potential

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buyers currently in the market for SWDs that are outside of active basins. The market value of these wells is primarily related to the surface equipment only. In addition, these wells have potential associated plugging and abandonment liabilities. For these reasons, the Debtors estimate a per well value of $0 - $50,000 for the remaining fourteen (14) SWDs resulting in an estimated recovery range of $0 - $700,000.

4)	Real Estate: The Debtors’ estimates for land and buildings total $2.7 million - $3.3 million based on current market conditions.

It is assumed that the Chapter 7 trustee would retain a broker to sell the Property, Plant and Equipment referenced above, and therefore a market-standard brokerage fee of 2.5% was applied.

Given the oversaturated nature of the market and the shortage of willing buyers for oilfield specific equipment under present conditions, and the likelihood that a sale of the Debtors’ assets would further reduce already depressed liquidation values, the range of potential recovery on the Debtors’ Property, Plant & Equipment is projected at $41.1 million - $63.9 million.

(h)
Other Assets: Other Assets consist of intangible assets, deferred financing costs, deferred tax assets and deposits, which are expected to have no value in the context of a liquidation. The Debtors assume that deposits would be netted against outstanding liabilities resulting in no recovery.

Claims

(i)
Senior Secured Debt: These claims consist of the outstanding $15 million principal balance under the revolving credit facility with Regions Bank, as agent, which is fully secured and will receive a 100% recovery.

(j)
Other Secured Claims: These claims consist of $1.0 - $1.5 million of capital lease obligations estimated as of February 28, 2017. It is assumed that the proceeds from sales of equipment that secure the capital lease obligations will total in excess of the outstanding debt and therefore these claims are fully secured and will receive 100% recovery.

(k)
Chapter 11 Administrative Claims: These claims represent post-petition accounts payable as of the Conversion Date estimated at $5.0 million, inclusive of accrued but unpaid payroll obligations and bankruptcy professional fees associated with the chapter 11 case.

(l)
Chapter 7 Administrative Claims: These claims represent the estimated chapter 7 administrative expenses, costs of the trustee’s professionals, chapter 7 trustee costs, priority tax claims, and other priority claims not captured elsewhere in the analysis.

1.
Operating Expenses: Operating costs incurred during the liquidation period were estimated for the four to seven months following the Conversion Date. In the first month, it is projected that the chapter 7 trustee would incur costs related to stacking and staging equipment. After the first month, cost will be incurred to aid in collecting outstanding receivables and selling equipment. These expenses are projected to decrease through the remainder of the liquidation process as the trustee will require fewer personnel for these purposes.

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2.	Professional Fees: Legal and financial professionals assisting the trustee are estimated to cost in the amount of $250,000 per month.

3.	Trustee Fees: The Liquidation Analysis assumes that the chapter 7 trustee would be compensated in accordance with the guidelines of section 326 of the Bankruptcy Code.

4.	Priority Tax Claims: Reflects estimated unpaid tax claims as of the Conversion Date, primarily consisting of sales and property taxes.

5.
Other Priority Claims:  Reflects all other potential priority claims not captured elsewhere in the analysis, such as employee claims. For purposes of the Liquidation Analysis, Other Priority Claims are estimated at zero. Such amount is an estimate and the actual claims could be higher than this estimate.

(m)
Senior Unsecured Notes Claims: These claims are estimated at $312 million, consisting of $280.0 million principal plus $32 million of accrued interest, the approximate outstanding principal and interest balances of the Senior Unsecured Notes Claims as of the bankruptcy filing.

(n)
General Unsecured Claims:  Includes projected trade claims, rejection damages, litigation claims and other accrued liabilities. For purposes of this Liquidation Analysis, General Unsecured Claims are estimated to total $4.0 million - $8.0 million, which amount is an estimate only. Actual claims could be materially higher or lower than this estimate.

(o)	Intercompany Claims: Represents intercompany payables between the Debtors.

(p)	Equity Interest in Parent: Represents the outstanding equity interests in Forbes Energy Services Ltd. No recovery is projected for such holders.

(q)	Equity Interest in Subsidiaries: Represents the outstanding equity interest in the subsidiaries of Forbes Energy Services, Ltd. No recovery is projected on account of such equity interests.

Conclusion

Based on the recovery assumptions outlined above, the Debtors project $92.7 million to $119.1 million in liquidation proceeds from their assets, representing a 63% - 71% discount to book value. After estimated Chapter 11 and Chapter 7 Administrative/Priority Claims and Other Secured Claims are paid, the remaining estimated recovery to (a) holders of Senior Unsecured Notes Claims is $50.1 million - $79.8 million or 16% - 26% and (b) to holders of General Unsecured Claims is $1.3 million - $2.0 million or 16% - 26%. By comparison, holders of General Unsecured Claims will receive full payment under the proposed Plan.

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EXHIBIT E
FINANCIAL PROJECTIONS

0

REORGANIZED DEBTORS’ FINANCIAL PROJECTIONS

General Assumptions

A. Emergence Date

The Projections were finalized on December 8, 2016 and assume that the Effective Date of the Plan will occur on February 28, 2017.

B. Methodology

The Projections cover the fiscal years ending December 31, 2017 through December 31, 2021. The Projections were prepared by Debtors’ management, with the assistance of Alvarez & Marsal North America, LLC. During the forecasting process, the Debtors reviewed current business performance and established reasonable assumptions relating to utilization and pricing of company products and services, while also considering direct and indirect costs associated with the company’s business. The projections do not take into account any tax impacts associated with consummation of the Plan.

The Debtors operate their business through two operating segments: (1) Well Servicing, which includes coil tubing; and (2) Fluid Logistics, which includes fluids hauling and disposal.

C. Revenue

Well Servicing and Coil Tubing: The Well Servicing segment is comprised primarily of production maintenance work on producing wells using workover rigs. The Coil Tubing segment is comprised primarily of completion work on drilled but uncompleted wells using coil tubing units. Well Servicing and Coil Tubing revenues are forecasted based on expected working units, hours, and revenue per hour.

Fluid Logistics: The Fluid Logistics segment is comprised primarily of sourcing, hauling, storing, and disposing of fluids used in the drilling, completion, or production phases of the well lifecycle. Fluid Logistics revenues are forecasted based on expected working units, hours or days, and revenue per hour or days, as well as barrels disposed and revenue per barrel.

Revenues in the Well Servicing and Fluid Logistics segments are expected to decline through the end of 2017, but to improve thereafter in response to assumed increases in oil and natural gas prices and higher expected customer exploration and production budgets.

D. Direct Costs

The direct cost forecast is based on a review of historical operating results, discussions with field personnel regarding planned utilization levels and associated cost impact and an evaluation of existing cost reduction efforts, plus opportunities to further reduce costs. Direct costs consist primarily of labor costs, fuel, routine repair and maintenance costs, and other direct costs incurred in the normal course of business. Direct costs are expected to increase throughout the forecast period due to an anticipated increase in utilization and overall activity levels.

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E. Selling, General & Administrative

Selling, general and administrative costs (“SG&A”) are comprised primarily of indirect labor costs and other expenses associated with corporate overhead. The amount of SG&A is based on historical SG&A cost trends adjusted for cost reduction efforts.

F. Depreciation and Amortization (“DD&A”)

Depreciation and amortization reflects the anticipated depreciation and amortization of the Debtors’ net property, plant & equipment and intangible assets based on book values. No adjustment has been made for asset value adjustments resulting from the application of “fresh start” reporting as required by Topic 852, Reorganizations, of the Financial Accounting Standards Board Accounting Standards Codification.

G. Restructuring Expense

Restructuring Expense includes costs related to the restructuring process, including professional fees, claims administration and other items.

H. Interest Expense

Forecasted interest payments are primarily related to capital leases and cash interest obligations under the Exit Facility. Interest expense also includes payable-in-kind, non-cash interest expense.

I. Taxes

The Projections assume an effective federal income tax rate at a flat 35%.

J. Capital Expenditures

Capital expenditures primarily relate to maintenance-oriented capital necessary to maintain the service capability of the Debtors’ existing assets in the ordinary course. In addition, the Projections include capital associated with the addition of disposal assets necessary to improve operating results with respect to the Fluid Logistics business segment.

K. Net Working Capital

Net Working Capital assumptions are based on historical days’ sales outstanding, historical days’ payables outstanding and historical levels of prepaid and other current assets and current liabilities.

L. Exit Facility

The Projections assume that the Exit Facility has been consummated.

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EXHIBIT F
VALUATION ANALYSIS

0

VALUATION ANALYSIS

Estimated Enterprise Valuation of the Reorganized Debtors

THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS.
Solely for purposes of the Debtors’ Prepackaged Joint Plan of Reorganization (the "Plan") and the Disclosure Statement in support of the Plan (the "Disclosure Statement"), Jefferies LLC ("Jefferies"), as investment banker and financial advisor to the Debtors, has estimated the total enterprise value (the "Total Enterprise Value") and implied equity value (the "Equity Value") of the Reorganized Debtors on a going concern basis and pro forma for the transactions contemplated by the Plan.
In preparing the estimates set forth below, Jefferies has relied upon the accuracy, completeness, and fairness of financial and other information furnished by the Debtors. Jefferies did not attempt to independently audit or verify such information, nor did it perform an independent appraisal of the assets or liabilities of the Reorganized Debtors.
The valuation information set forth in this section represents a valuation of the Reorganized Debtors based on the application of standard valuation techniques. The estimated values set forth in this section:
(a) do not purport to constitute an appraisal of the assets of the Reorganized Debtors;
(b) do not constitute an opinion on the terms and provisions or fairness from a financial point of view to any person of the consideration to be received by such person under the Plan;
(c) do not constitute a recommendation to any Holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan; and

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(d) do not necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors.
In estimating the Total Enterprise Value of the Debtors, Jefferies consulted with the Debtors’ senior management team to discuss the Debtors’ operations and future prospects, reviewed the Debtors’ historical financial information, reviewed certain of the Debtors’ internal financial and operating data, as well as the Debtors’ financial projections.
The Debtors’ financial projections for the Reorganized Debtors are attached as Exhibit E to the Disclosure Statement (the "Financial Projections"). The estimated values set forth herein assume that the Reorganized Debtors will achieve their Financial Projections in all material respects. Jefferies has relied on the Debtors’ representation and warranty that the Financial Projections (a) have been prepared in good faith; (b) are based on fully disclosed assumptions, which, in light of the circumstances under which they were made, are reasonable; (c) reflect the Debtors’ best currently available estimates; and (d) reflect the good faith judgments of the Debtors. Jefferies does not offer an opinion as to the attainability of the Financial Projections. As disclosed in the Disclosure Statement, the future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and Jefferies, and consequently are inherently difficult to project.
This report contemplates facts and conditions known and existing as of December 1, 2016. Events and conditions subsequent to this date, including updated projections, as well as other factors, could have a substantial effect upon the Total Enterprise Value. Among other things, failure to consummate the Plan in a timely manner may have a materially negative effect on the Total Enterprise Value. For purposes of this valuation, Jefferies has assumed that no material changes that would affect value will occur between December 1, 2016 through February 28, 2017.
The following is a summary of analyses performed by Jefferies to arrive at its recommended range of estimates Total Enterprise Value of the Reorganized Debtors.

1.	Comparable Company Analysis
The comparable company analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, the enterprise value for each selected public company is determined by examining the trading prices for the equity securities of such company in the public markets and adding the outstanding net debt for such company. Such enterprise values are commonly expressed as multiples of various measures of financial and operating statistics, most commonly EBITDA. The Total Enterprise Value is then calculated by applying these multiples to the Reorganized Debtors’ projected financial metrics. The selection of public comparable companies for this purpose was based upon the assets, size and other characteristics of the comparable companies that were deemed relevant.

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2.	Discounted Cash Flow Analysis
The discounted cash flow analysis relates the value of an asset or business to the present value of expected future cash flows generated by that asset or business. The discounted cash flow analysis discounts the expected future cash flows by a theoretical or observed discount rate, in this case determined by estimating the weighted average cost of capital for the subject company based upon analysis of similar publicly traded companies. This approach has two components: (i) calculating the present value of the projected unlevered after-tax free cash flows for a determined period and (ii) adding the present value of the terminal value of cash flows for the business. The terminal value represents the portion of enterprise value that lies beyond the time horizon of the available projections. In performing the discounted cash flow analysis, Jefferies made assumptions for (i) the weighted average cost of capital (the “Discount Rate”), which is used to calculate the present value of future cash flows; and (ii) the terminal EBITDA multiple for the business, which was used to determine the terminal value of the Debtors. Jefferies used a range of Discount Rates for the Debtors, which reflects a number of company and market-specific factors, and is calculated based on the cost of capital for companies that Jefferies deemed similar. The terminal value is calculated using a range of estimated earnings before interest, taxes and depreciation and amortization expense (“EBITDA”) multiples.
Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, which in turn affect cost of capital and terminal multiples.
Jefferies considered a precedent transactions analysis, another commonly used valuation technique, but determined that the number of recent, comparable transactions was insufficient to support the inclusion of this approach.
Total Enterprise Value and Implied Equity Value
As a result of the analysis described herein, Jefferies estimated the Total Enterprise Value of the Reorganized Debtors to be approximately $149 million to $173 million, with a mid-point of $161 million. Based on assumed pro forma total debt of $57 million and excess available cash (net of transaction costs) of $36 million as of an assumed Effective Date, the Total Enterprise Value implies an Equity Value range of $129 million to $153 million, with a midpoint of $141 million. Based on the foregoing, Holders of Senior Unsecured Notes Claims are projected to recover (i) a cash distribution of $20 million and (ii) an implied equity value of $118 million to $140 million after taking into account the dilutive effect of the Management Incentive Plan.
Based on the Debtors’ and their tax professionals’ tax analysis, the Reorganized Debtors do not expect to have significant tax attributes following the reorganization. Jefferies did not estimate the value of any tax attributes nor did it estimate the impact of any cancellation of

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indebtedness income on the Reorganized Debtors’ projections. Any changes to the assumptions on the availability of tax attributes or the impact of cancellation of indebtedness income on the Reorganized Debtors’ projections could materially impact Jefferies’ valuation analysis.
The estimate of Total Enterprise Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein depending on the results of the Debtors’ operations or changes in the financial markets. Additionally, these estimates of value represent hypothetical enterprise and equity values of the Reorganized Debtors as the continuing operator of their businesses and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder. The value of an operating business such as the Debtors’ businesses is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such businesses.
Jefferies’ estimated valuation range of the Reorganized Debtors does not constitute a recommendation to any holder of Allowed Claims or Interests as to how such person should vote or otherwise act with respect to the Plan. The estimated value of the Reorganized Debtors set forth herein does not constitute an opinion as to the fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Because valuation estimates are inherently subject to uncertainties, none of the Debtors, Jefferies or any other person assumes responsibility for their accuracy or any differences between the estimated valuation ranges herein and any actual outcome.

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